As filed with the Securities and Exchange Commission on October 20, 2016

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	6021	45-5055422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

HomeTrust Bancshares, Inc. 10 Woodfin Street Asheville, North Carolina 28801	DANA L. STONESTREET Chairman, President and Chief Executive Officer HomeTrust Bancshares, Inc. 10 Woodfin Street Asheville, North Carolina 28801
(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

COPIES TO:

DAVE M. MUCHNIKOFF, P.C. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W., Suite 100 Washington, D.C. 20007 Telephone: (202) 295-4500	ADAM G. SMITH Butler Snow LLP 150 3rd Avenue South, Suite 1600 Nashville, TN 37201 Telephone: (615) 651-6700

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement and upon completion of the merger described in this Registration Statement.

If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $.01 par value	944,566 shares	N/A	$14,151,886	$1,641

(1)	Represents the maximum number of shares of common stock of HomeTrust Bancshares, Inc. (“HomeTrust”) estimated to be issuable upon completion of the merger described herein in exchange for shares of the common stock and Series A preferred stock of TriSummit Bancorp, Inc. (“TriSummit”) that are currently outstanding and shares of TriSummit common stock and Series A preferred stock that may be issued upon exercise of TriSummit stock options and warrants that are currently outstanding. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional securities of HomeTrust as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Each share is accompanied by a preferred share purchase right in accordance with the HomeTrust Bancshares, Inc. Tax Benefits Preservation Plan.

(3)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum aggregate offering price of the shares of HomeTrust common stock registered hereby is equal to the sum of (A) (i) the product of (1) $7.43, which is the book value per share of TriSummit common stock and Series A preferred stock as of September 30, 2016, the latest practicable date prior to the filing of this registration statement, and (2) 4,089,107, the maximum number of shares of TriSummit's common stock to be acquired by the registrant in the merger described herein, including any shares of TriSummit common stock and Series A preferred stock underlying TriSummit’s stock options and warrants and any shares of TriSummit common stock issued in connection with the conversion of all of TriSummit's outstanding Series A preferred stock, less $16.2 million, which is the total amount to be paid by HomeTrust as cash consideration in the merger.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this proxy statement/prospectus is not complete and may be changed. A registration statement relating to the shares of HomeTrust stock to be issued in the merger has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
DATED _________, 2016, SUBJECT TO COMPLETION

[TRISUMMITT BANCORP, INC. LOGO]	[HOMETRUST BANCSHARES, INC. LOGO]

MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

The boards of directors of HomeTrust Bancshares, Inc., or HomeTrust, and TriSummit Bancorp, Inc., or TriSummit, have each approved a merger of our two companies. Under the merger agreement, TriSummit will merge with and into HomeTrust, with HomeTrust being the surviving corporation. Immediately following completion of the merger, TriSummit’s wholly owned bank subsidiary, TriSummit Bank, will merge with and into HomeTrust’s wholly owned bank subsidiary, HomeTrust Bank. Each outstanding share of TriSummit common stock, other than dissenting shares, will be converted into the right to receive, promptly following the completion of the merger, merger consideration with a value of $8.80, consisting of $4.40 in cash plus a number of shares of HomeTrust common stock having a value of $4.40, based on the volume weighted average closing price of HomeTrust common stock on the NASDAQ Global Market, or NASDAQ, for the 20 trading day period ending on and including the fifth trading day before the day of completion of the merger (the “average HomeTrust common stock price”), subject to adjustment as described in the merger agreement and this document. In connection with the merger, each outstanding share of TriSummit Series A preferred stock, which we refer to as “Series A preferred stock,” will automatically convert to one share of TriSummit common stock at the effective time of the merger and holders thereof will receive the same merger consideration as the other TriSummit common shareholders.

The number of HomeTrust shares holders of TriSummit common stock and Series A preferred stock will receive in the merger will fluctuate with the market price of HomeTrust common stock and will not be known at the time TriSummit shareholders vote on the merger agreement. If the average HomeTrust common stock price is equal to or less than $19.05 per share or equal to or greater than $20.96 per share, then the exchange ratio will be fixed at .2310 shares or .2099 shares, respectively, of HomeTrust common stock per share of TriSummit common stock and TriSummit Series A preferred stock. On September 20, 2016, the closing price of HomeTrust’s common stock immediately prior to the public announcement of the merger agreement was $18.97, and on _______, 2016, the most recent trading day practicable before the printing of this proxy statement/prospectus, the closing price of HomeTrust common stock was $____. If $18.97 were the volume weighted average closing price, holders of TriSummit common stock and Series A preferred stock would receive per share merger consideration consisting of $4.40 in cash and .2310 of a share of HomeTrust common stock, and if $____ were the volume weighted average closing price, holders of TriSummit common stock and Series A preferred stock would receive per share merger consideration consisting of $4.40 in cash and ____ of a share of HomeTrust common stock. In addition, pursuant to the merger agreement, the stock portion of the merger consideration may be increased and the cash portion of the merger consideration correspondingly decreased to assure that the value of the stock portion of the aggregate merger consideration at the effective time of the merger is equal to 42% of the total value of the consideration being paid to TriSummit shareholders in the transaction, taking into account dissenting shares and the intended redemption of the outstanding TriSummit Series B preferred stock, Series C preferred stock, and Series D preferred stock, in order to ensure the merger qualifies as a tax-deferred reorganization for U.S. federal income tax purposes. Under the terms of the merger agreement, in the event the volume weighted average closing price of HomeTrust common stock is less than $15.24 per share and the volume weighted average closing price of HomeTrust common stock divided by $19.05 is less than 80% of the Nasdaq Bank Index on the fifth trading day before the day of completion of the merger divided by the closing price of the Nasdaq Bank Index on September 20, 2016, the date of entry into the merger agreement, TriSummit has the right to terminate the merger agreement; provided, however, HomeTrust has the option to adjust the exchange ratio to prevent the termination of the merger agreement.

You should obtain current stock price quotations for HomeTrust common stock. HomeTrust common stock is listed on NASDAQ under the symbol “HTBI” and TriSummit common stock is not listed or traded on any established securities exchange or quotation system. Based on the number of shares of TriSummit common and Series A preferred stock currently outstanding, the maximum number of shares of HomeTrust common stock issuable in the merger is expected to be 834,247.

TriSummit will hold a special meeting of its shareholders in connection with the merger. TriSummit shareholders will be asked to vote to approve the merger agreement and related matters as described in the attached proxy statement/prospectus. Approval of the merger agreement by TriSummit shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of TriSummit common stock and Series A preferred stock voting together as a single class. A failure to vote will have the same effect as voting against the merger agreement.

The TriSummit board of directors has carefully considered the merger and the terms of the merger agreement and believes that the completion of the merger on the terms set forth in the merger agreement is in the best interest of TriSummit and its shareholders. Accordingly, the TriSummit board of directors recommends that holders of TriSummit common stock and Series A preferred stock vote “FOR” approval of the merger proposal and that holders of TriSummit common stock vote “FOR” the adjournment proposal. In considering the recommendations of the board of directors of TriSummit, you should be aware that the directors and executive officers of TriSummit have interests in the merger that are different from, or in addition to, the interests of TriSummit shareholders generally. See the section entitled “The Merger—Interests of TriSummit’s Directors and Executive Officers in the Merger” beginning on page  of this proxy statement/prospectus.

This proxy statement/prospectus describes the special meeting, the documents related to the merger and other matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page  of this proxy statement/prospectus, for a discussion of the risks relating to the proposed merger. You also can obtain information about HomeTrust from documents that it has filed with the Securities and Exchange Commission.

R. Lynn Shipley, Jr.
President and Chief Executive Officer
TriSummit Bancorp, Inc.

Neither the Securities and Exchange Commission nor any state securities commission or any bank regulatory agency has approved or disapproved the shares of HomeTrust stock to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of HomeTrust or TriSummit, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is _____ __, 2016, and is first being mailed or otherwise delivered to the shareholders of TriSummit on or about ______, 2016.

TriSummit Bancorp, Inc.

422 Broad Street

Kingsport, Tennessee 37660

(423) 246-2265

Notice of Special Meeting of TriSummit Bancorp, Inc. Shareholders

Date:	, 2016
Time:	[___], local time
Place:	MeadowView Conference Resort & Convention Center
1901 Meadowview Parkway
Kingsport, Tennessee 37660

To TriSummit Bancorp, Inc. Shareholders:

We are pleased to notify you of and invite you to a special meeting of shareholders of TriSummit Bancorp, Inc. (which we refer to as the “TriSummit special meeting”). At the TriSummit special meeting, TriSummit shareholders will be asked to vote on the following matters:

•	Holders of TriSummit common stock and Series A preferred stock will be asked to vote on a proposal to approve the Agreement and Plan of Merger, dated as of September 20, 2016, by and between HomeTrust Bancshares, Inc. and TriSummit Bancorp, Inc., pursuant to which TriSummit will merge with and into HomeTrust; and

•	Holders of TriSummit common stock will be asked to vote on a proposal to adjourn the TriSummit special meeting, if necessary or appropriate to solicit additional proxies in favor of the TriSummit merger proposal.

Only holders of record of TriSummit common stock and TriSummit Series A preferred stock as of the close of business on [record date], 2016 are entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Holders of TriSummit Series B, C, and D preferred stock are not entitled to, and are not being requested to, vote at the special meeting. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of TriSummit common stock and TriSummit Series A preferred stock, voting together as a single class. The adjournment proposal will be approved if the votes cast in favor of the proposal to adjourn exceed the votes cast opposing the proposal to adjourn. Each share of TriSummit common stock entitles its holder to one vote, and each share of TriSummit Series A preferred stock entitles its holder to one vote.

TriSummit’s board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of TriSummit and its shareholders, and unanimously recommends that holders of TriSummit common stock and Series A preferred stock vote “FOR” approval of the TriSummit merger proposal and that holders of TriSummit common stock vote “FOR” the adjournment proposal.

Your vote is very important. We cannot complete the merger unless TriSummit’s shareholders approve the TriSummit merger proposal.

To ensure your representation at the TriSummit special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or via the internet. Whether or not you expect to attend the TriSummit special meeting in person, please vote promptly.

TriSummit has concluded that, in connection with the merger, holders of TriSummit common stock and Series A preferred stock have the right to exercise dissenters’ rights under Chapter 23 of the Tennessee Business Corporation Act and obtain payment of the “fair value” of their shares of TriSummit common stock and Series A preferred stock, in lieu of the merger consideration that holders of TriSummit common stock and Series A preferred stock would otherwise receive pursuant to the merger agreement. This right to dissent is summarized in the

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accompanying proxy statement/prospectus on page ___, and a copy of the pertinent state law is reprinted in full as Appendix B to the accompanying proxy statement/prospectus.

The enclosed proxy statement/prospectus provides a detailed description of the TriSummit special meeting, the TriSummit merger proposal, the documents related to the TriSummit merger proposal and other related matters. We urge you to read the proxy statement/prospectus, including the documents incorporated in the proxy statement/prospectus by reference, and its appendices carefully and in their entirety.

We look forward to hearing from you.

By Order of the Board of Directors

Charley Mack Patton, M.D.
Chairman of the Board of Directors
TriSummit Bancorp, Inc.

_________________, 2016

Kingsport, Tennessee

YOUR VOTE IS VERY IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE PROMPTLY BY RETURNING THE ENCLOSED PROXY CARD OR BY VOTING BY TELEPHONE OR VIA THE INTERNET.

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REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about HomeTrust from documents filed with the Securities and Exchange Commission, or the SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by HomeTrust at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting Teresa White, Executive Vice President, Chief Administrative Officer and Corporate Secretary at HomeTrust Bancshares, Inc., 10 Woodfin Street, Asheville, North Carolina, 28801, and by telephone at (828) 350-4808.

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of TriSummit’s special meeting. This means that TriSummit shareholders requesting documents must do so by _______, 2016, in order to receive them before the TriSummit special meeting.

In addition, if you have questions about the merger or the special meeting, need additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact R. Lynn Shipley, Jr., TriSummit’s President and Chief Executive Officer, at the following address and telephone number:

TRISUMMIT BANCORP, INC.

Attention: R. Lynn Shipley, Jr.

President and Chief Executive Officer

Post Office Box 628

Kingsport, Tennessee 37662

(423) 857-2563

TriSummit does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and accordingly does not file documents or reports with the SEC.

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated _______, 2016, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of the document that includes such information. Neither the mailing of this document to TriSummit shareholders nor the issuance by HomeTrust of shares of HomeTrust stock in connection with the merger will create any implication to the contrary.

HomeTrust supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to HomeTrust and TriSummit supplied all information contained in this proxy statement/prospectus relating to TriSummit. Information on the websites of HomeTrust and TriSummit, or any subsidiary of HomeTrust or TriSummit, is not part of this document or incorporated by reference herein. You should not rely on that information in deciding how to vote.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

See “Where You Can Find More Information” on page ___ for more details relating to HomeTrust and “The Companies—TriSummit” on page ___ for more details relating to TriSummit.

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APPENDICES
A	Agreement and Plan of Merger, dated as of September 20, 2016, by and between HomeTrust Bancshares, Inc. and TriSummit Bancorp, Inc.
B	Tennessee Statutes for Dissenters’ Rights
C	Opinion of BSP Securities, LLC

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE TRISUMMIT SPECIAL MEETING

The following are some questions that you may have about the merger and the TriSummit special meeting, and brief answers to those questions. We urge you to read carefully the entire proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Unless the context otherwise requires, throughout this document, “HomeTrust” refers to HomeTrust Bancshares, Inc., “TriSummit” refers to TriSummit Bancorp, Inc. and “we,” “us” and “our” refers collectively to HomeTrust and TriSummit.

Q:	What is the merger?

A:	HomeTrust and TriSummit have entered into an Agreement and Plan of Merger, dated as of September 20, 2016 (which we refer to as the “merger agreement”), pursuant to which TriSummit will be merged with and into HomeTrust, with HomeTrust continuing as the surviving corporation (we refer to this transaction as the “merger”). Immediately following the merger, TriSummit’s wholly owned subsidiary bank, TriSummit Bank, will merge with HomeTrust’s wholly owned subsidiary bank, HomeTrust Bank (we refer to this transaction as the “bank merger”). A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A.

Q:	Why am I receiving this proxy statement/prospectus?

A:

We are delivering this document to you because you are a shareholder of TriSummit and this document is a proxy statement being used by TriSummit’s board of directors to solicit proxies of its shareholders in connection with approval of the merger agreement and related matters. This document is also a prospectus that is being delivered to TriSummit shareholders because HomeTrust is offering shares of its stock to TriSummit shareholders in connection with the merger.

The merger cannot be completed unless the holders of TriSummit common stock and Series A preferred stock (voting together as a single class) approve the merger agreement (which we refer to as the “TriSummit merger proposal”).

Q:	In addition to the TriSummit merger proposal, what else are TriSummit shareholders being asked to vote on?

A:	TriSummit is soliciting proxies from holders of its common stock with respect to one additional proposal. This additional proposal is a proposal to adjourn the TriSummit special meeting, if necessary or appropriate to solicit additional proxies in favor of the TriSummit merger proposal (which we refer to as the “TriSummit adjournment proposal”). Completion of the merger is not conditioned upon approval of the TriSummit adjournment proposal.

Q:	What will TriSummit shareholders receive in the merger?

A:	Each outstanding share of TriSummit common stock and TriSummit Series A preferred stock (except for dissenting shares) will be converted into the right to receive, promptly following the completion of the merger, $4.40 in cash plus a number of shares of HomeTrust common stock having a value of $4.40, based on the volume weighted average closing price (rounded to the nearest one ten thousandth) of HomeTrust common stock on NASDAQ for the 20 trading day period ending on and including the fifth trading day before the date of completion of the merger (which we refer to as the “average HomeTrust common stock price”), subject to adjustment as described in the merger agreement and this document (which we refer to as the “merger consideration”). HomeTrust will not issue any fractional shares of HomeTrust common stock in the merger. TriSummit shareholders who would otherwise be entitled to a fractional share of HomeTrust common stock upon completion of the merger

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will instead receive an amount in cash equal to the fractional share interest multiplied by the average HomeTrust common stock price (subject, however, to a floor of $19.05 and a cap of $20.96).

The number of shares of HomeTrust common stock that holders of TriSummit common stock and Series A Preferred Stock will receive in the merger will fluctuate with the market price of HomeTrust common stock and will not be known at the time TriSummit shareholders vote on the merger agreement. In addition, pursuant to the merger agreement, the stock portion of the merger consideration may be increased and the cash portion of the merger consideration correspondingly decreased to assure that the value of the stock portion of the aggregate merger consideration at the effective time of the merger is equal to 42% of the total value of the consideration being paid to TriSummit shareholders in the transaction, including dissenting shares and the intended redemption of the outstanding TriSummit Series B preferred stock, Series C preferred stock, and Series D preferred stock, in order to ensure the merger qualifies as a tax-deferred reorganization for U.S. federal income tax purposes. For further information, see “Summary – In the Merger, Holders of TriSummit Common Stock Will Receive Shares of HomeTrust Common Stock and Cash” and “Material U.S. Federal Income Tax Consequences of the Merger—Treatment of the Merger as a Reorganization.”

Q:	How will the merger affect outstanding TriSummit stock options?

A:	Each holder of a TriSummit stock option has executed an amendment to his or her TriSummit stock option award agreement pursuant to which 50% of his or her outstanding option award will be cancelled as of the effective time of the merger (an “Adjusted Option”). Each Adjusted Option that is outstanding at the effective time of the merger will be assumed by HomeTrust and converted into the right to receive an option to purchase that number of shares of HomeTrust common stock equal to the product obtained by multiplying (i) the number of shares of TriSummit common stock and TriSummit Series A preferred stock subject to the Adjusted Option (after taking into account the option cancellations described above) by (ii) the “Adjusted Option Exchange Ratio,” rounded to the nearest whole number of shares of HomeTrust common stock. The Adjusted Option Exchange Ratio means the quotient of $8.80 divided by the average HomeTrust common stock price rounded to the nearest one ten thousandth; provided, however, if the average HomeTrust common stock price is equal to or less than $19.05, the Adjusted Option Exchange Ratio will be fixed at .4619, or if the average HomeTrust common stock price is equal to or greater than $20.96, the Adjusted Option Exchange Ratio will be fixed at .4198. Each option to purchase HomeTrust common stock will have an exercise price per share of HomeTrust common stock equal to (x) $10.00 (the per share exercise price under each TriSummit option award) divided by (y) the Adjusted Option Exchange Ratio, rounded to the nearest whole cent. Each option to purchase HomeTrust common stock will otherwise be subject to the same terms and conditions applicable to the corresponding TriSummit option award, including vesting terms.

Q:	How will the merger affect outstanding TriSummit warrants?

To the extent that a warrant to acquire TriSummit common stock is properly exercised prior to the effective time of the merger, the holder will receive the same merger consideration as the other TriSummit common shareholders for each share of TriSummit common stock acquired via exercise of the TriSummit warrant. Each TriSummit warrant that is outstanding immediately prior to the effective time of the merger will at the effective time either be (i) cashed out by TriSummit for a cash payment equal to $0.80 (the total per share merger consideration of $8.80 less the warrant exercise price of $8.00 per share) multiplied by the number of shares subject to the TriSummit warrant, subject to any withholding requirements, or (ii) assumed by HomeTrust for the sole purpose of paying the merger consideration in respect of the shares of TriSummit common stock subject to the TriSummit warrant upon the proper exercise thereof after the effective time of the merger. In the event of the cash-out of any TriSummit warrant, TriSummit will obtain a written cancellation agreement from the holder of the TriSummit warrant as a condition to payment, which must be in form and substance reasonably satisfactory to HomeTrust.

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Q:	How does TriSummit’s board of directors recommend that I vote at the TriSummit special meeting?

A:	After careful consideration, TriSummit’s board of directors unanimously recommends that holders of TriSummit common stock and Series A preferred stock vote “FOR” the TriSummit merger proposal, and that holders of TriSummit common stock vote “FOR” the TriSummit adjournment proposal.

The directors and executive officers of TriSummit have entered into voting agreements with HomeTrust, pursuant to which they have agreed to vote their shares of TriSummit common stock and Series A preferred stock “FOR” the TriSummit merger proposal. For more information regarding the voting agreements, please see the section entitled “The Merger Agreement—Voting Agreements” beginning on page __.

For a more complete description of TriSummit’s reasons for the merger and the recommendations of the TriSummit board of directors, please see the section entitled “The Merger—TriSummit’s Reasons for the Merger; Recommendation of TriSummit’s Board of Directors” beginning on page ___.

Q:	When and where is the special meeting?

A:	The TriSummit special meeting will be held at the MeadowView Conference Resort & Convention Center, 1901 Meadowview Parkway, Kingsport, Tennessee 37660, on _____, 2016, at [___] local time.

Q:	What do I need to do now?

A:

After you have carefully read this proxy statement/prospectus and have decided how you wish your shares to be voted, please complete, sign, and date your proxy card and mail it in the enclosed postage-paid return envelope as soon as possible. Alternatively, you can provide your proxy directing how you want your shares voted through the internet or by telephone. Information and applicable deadlines for providing your proxy through the internet or by telephone are set forth in the enclosed proxy card instructions.

Q:	Who is entitled to vote?

A:	Holders of record of TriSummit common stock and Series A preferred stock at the close of business on , 2016, which is the date that the TriSummit board of directors has fixed as the record date for the TriSummit special meeting, are entitled to vote at the TriSummit special meeting.

Q:	What constitutes a quorum?

A:	With regard to the TriSummit merger proposal, the presence at the TriSummit special meeting, in person or by proxy, of holders of at least a majority of the shares of TriSummit common stock and TriSummit Series A preferred stock entitled to vote (voting together as a single class) at the special meeting on the TriSummit merger proposal will constitute a quorum for the transaction of business on the TriSummit merger proposal. With regard to the TriSummit adjournment proposal, the presence at the TriSummit special meeting, in person or by proxy, of holders of at least a majority of the shares of TriSummit common stock entitled to vote at the special meeting on the TriSummit adjournment proposal will constitute a quorum for the transaction of business on the TriSummit adjournment proposal. Abstentions and broker-nonvotes will be treated as shares that are present at the meeting for the purpose of determining the presence of a quorum.

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Q:	What is the vote required to approve each proposal at the TriSummit special meeting?

A:	TriSummit merger proposal: To approve the TriSummit merger proposal, a majority of the shares of TriSummit common stock and TriSummit Series A preferred stock entitled to vote thereon (voting together as a single class) must be voted in favor of such proposal. If you mark “ABSTAIN” on your proxy or fail to submit a proxy and fail to vote in person at the TriSummit special meeting, it will have the same effect as a vote “AGAINST” the TriSummit merger proposal.

TriSummit adjournment proposal: The TriSummit adjournment proposal will be approved if the votes cast in favor of such proposal at the TriSummit special meeting exceed the votes cast in opposition of such proposal. If you mark “ABSTAIN” on your proxy or fail to submit a proxy and fail to vote in person at the TriSummit special meeting, it will have no effect on the TriSummit adjournment proposal.

Q:	Why is my vote important?

A:	If you do not vote by proxy or attend the TriSummit special meeting in person, it will be more difficult for TriSummit to obtain the necessary quorums required to transact business at the TriSummit special meeting. In addition, the failure of a holder of TriSummit common stock or Series A preferred stock to submit a proxy or vote in person at the TriSummit special meeting, as well as an abstention, will have the same effect as a vote “AGAINST” the TriSummit merger proposal at the TriSummit special meeting. The merger agreement must be approved by the affirmative vote of the holders of a majority of the shares of TriSummit common stock and Series A preferred stock entitled to vote on the TriSummit merger proposal at the TriSummit special meeting, voting together as a single class.

Q:	Can I attend the TriSummit special meeting and vote my shares in person?

A:	Yes. All shareholders of TriSummit are invited to attend the TriSummit special meeting. Holders of record of TriSummit common stock and Series A preferred stock can vote in person at the TriSummit special meeting. If you wish to vote in person at the TriSummit special meeting and you are a shareholder of record, you should bring the enclosed proxy card and proof of identity. At the appropriate time during the TriSummit special meeting, the shareholders present will be asked whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote. Even if you plan to attend the TriSummit special meeting, we encourage you to vote by proxy to save us the expense of further proxy solicitation efforts.

Q:	Can I change my proxy or voting instructions?

A:	Yes. If you are a holder of record of TriSummit common stock or TriSummit Series A preferred stock, you may revoke your proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation to TriSummit’s President and Chief Executive Officer, (3) attending the TriSummit special meeting in person and voting by ballot at the special meeting, or (4) voting by telephone or the internet at a later time but prior to the deadline for telephone and internet voting specified in the enclosed proxy card instructions. Attendance at the TriSummit special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by TriSummit after the vote is taken at the TriSummit special meeting will not affect your previously submitted proxy. The mailing address for TriSummit’s President and Chief Executive Officer is: TriSummit Bancorp, Inc., Attention: President and Chief Executive Officer, Post Office Box 628, Kingsport, Tennessee 37662.

Q:	Will TriSummit be required to submit the proposal to approve the merger agreement to its shareholders even if TriSummit’s board of directors has withdrawn or modified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the TriSummit special meeting, TriSummit is required to submit the proposal to approve the merger agreement to its shareholders even if TriSummit’s board of directors has withdrawn or modified its recommendation.

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Q:	What are the U.S. federal income tax consequences of the merger to TriSummit shareholders?

A:	The merger is intended to qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”). Assuming the merger qualifies as a reorganization, a U.S. holder of TriSummit common stock or Series A preferred stock generally will not recognize any gain or loss upon receipt of HomeTrust common stock in exchange for TriSummit common stock or Series A preferred stock in the merger, and will recognize gain (but not loss) with respect to any cash received as part of the merger consideration (except gain or loss is separately recognized with respect to any cash received in lieu of a fractional share of HomeTrust common stock, as discussed below under “Material U.S. Federal Income Tax Consequences of the Merger—Cash Received Instead of a Fractional Share of HomeTrust Common Stock”). It is a condition to the completion of the merger that HomeTrust and TriSummit receive written opinions from their respective legal counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. All holders of TriSummit common stock or Series A preferred stock should consult their own independent tax advisors regarding the particular tax consequences of the merger to them, including the applicability and effect of U.S. federal, state, local, foreign, and other tax laws.

Q:	Are holders of TriSummit common stock and Series A preferred stock entitled to dissenters’ rights?

A:	Yes. Tennessee law permits a holder of TriSummit common stock or Series A preferred stock to dissent from the merger and obtain payment in cash of the “fair value” of his or her shares of TriSummit common stock or Series A preferred stock. To do this, the shareholder must follow specific procedures, including delivering written notice of his or her intent to demand payment for his or her shares if the merger is effectuated to TriSummit before the shareholder vote on the merger agreement is taken and not voting his or her shares in favor of the merger agreement. If a holder of TriSummit common stock or Series A preferred stock follows the required procedures, his or her only right will be to receive the “fair value” of his or her TriSummit common stock or Series A preferred stock in cash. If a holder of TriSummit common stock or Series A preferred stock thinks that he or she may desire to dissent, then such person should not send in a proxy unless it is marked to vote against the merger agreement. A copy of the applicable Tennessee statute under the Tennessee Business Corporation Act (the “TBCA”) is attached to this proxy statement/prospectus as Appendix B. See “The Merger—TriSummit Shareholder Dissenters’ Rights.”

Q:	If I am a holder of TriSummit common stock or Series A preferred stock in certificated form, should I send in my TriSummit stock certificates now?

A:	No. Please do not send in your TriSummit stock certificates with your proxy. After completion of the merger, the exchange agent will send you instructions for exchanging certificates for TriSummit common stock or Series A preferred stock for the merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange Procedures.”

Q:	What should I do if I hold my shares of TriSummit common stock or Series A preferred stock in book-entry form?

A:	You are not required to take any special additional actions if your shares of TriSummit common stock or Series A preferred stock are held in book-entry form. After the completion of the merger, the exchange agent will send you instructions for exchanging your shares for the merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange Procedures.”

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Q:	Whom may I contact if I cannot locate my TriSummit stock certificate(s)?

A:	If you are unable to locate your original TriSummit stock certificate(s), you should contact Computershare Inc., TriSummit’s transfer agent, at (800) 368-5948.

Q:	What should I do if I receive more than one set of voting materials?

A:	TriSummit shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you are a holder of record of TriSummit common stock or Series A preferred stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of TriSummit common stock and Series A preferred stock that you own.

Q:	When do you expect to complete the merger?

A:	HomeTrust and TriSummit expect to complete the merger in the first quarter of 2017 once all of the conditions to the merger are fulfilled. However, neither HomeTrust nor TriSummit can assure you of when or if the merger will be completed. We must first obtain the approval of TriSummit shareholders for the merger, obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, holders of TriSummit common stock and Series A preferred stock will not receive any consideration for their shares in connection with the merger. Instead, TriSummit will remain an independent company. In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by TriSummit. See “The Merger Agreement—Termination Fee” beginning on page ___ for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of TriSummit common stock or Series A preferred stock, please contact R. Lynn Shipley, Jr., TriSummit’s President and Chief Executive Officer, at (423) 857-2563, or TriSummit’s proxy solicitor, Georgeson Inc. (which we refer to as “Georgeson”), toll-free at (877) 255-0134.

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SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire document, including the appendices, and the other documents to which this document refers to fully understand the merger and the related transactions. A list of the documents incorporated by reference appears on page __ under “Where You Can Find More Information.”

The Merger and the Merger Agreement (page __)

The terms and conditions of the merger are contained in the merger agreement, which is attached to this proxy statement/prospectus as Appendix A. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.

In the merger, TriSummit will merge with and into HomeTrust, with HomeTrust being the surviving corporation. Immediately following the merger, TriSummit’s wholly owned subsidiary bank, TriSummit Bank, will merge with HomeTrust’s wholly owned subsidiary bank, HomeTrust Bank, in the bank merger, with HomeTrust Bank being the surviving bank.

In the Merger, Holders of TriSummit Common Stock and Series A Preferred Stock Will Receive Shares of HomeTrust Common Stock and Cash (page __)

If the merger is completed, each outstanding share of TriSummit common stock and TriSummit Series A preferred stock will be converted into the right to receive, promptly following the completion of the merger, the merger consideration consisting of $4.40 in cash plus a number of shares of HomeTrust common stock equal to $4.40 divided by the average HomeTrust common stock price (the “exchange ratio”), subject to adjustment. If the average HomeTrust common stock price is equal to or less than $19.05 per share, then the exchange ratio will be fixed at .2310. If the average HomeTrust common stock price is equal to or greater than $20.96 per share, then the exchange ratio will be fixed at .2099. On September 20, 2016, the last trading day immediately prior to the public announcement of the merger agreement, the closing price of HomeTrust common stock was $18.97. If $18.97 were the average HomeTrust common stock price, holders of TriSummit common stock and TriSummit Series A preferred stock would receive merger consideration consisting of $4.40 in cash and .2310 of a share of HomeTrust common stock for each share of TriSummit common stock and TriSummit Series A preferred stock held. If the closing price of HomeTrust common stock on __, 2016, the most recent trading day practicable before the printing of this proxy statement/prospectus, was the average HomeTrust common stock price, holders of TriSummit common stock and TriSummit Series A preferred stock would receive ___ of a share of HomeTrust common stock for each share of TriSummit common stock and TriSummit Series A preferred stock held as the stock portion of the merger consideration. HomeTrust will not issue any fractional shares of HomeTrust common stock in the merger. TriSummit shareholders who would otherwise be entitled to a fractional share of HomeTrust common stock upon completion of the merger will instead receive an amount in cash equal to the fractional share interest multiplied by the average HomeTrust common stock price. For example, assuming the average HomeTrust common stock price was $19.96, the exchange ratio would then be .2204 ($4.40 divided by $19.96), and if you hold 1,000 shares of TriSummit common stock, then for the stock portion of the merger consideration, you will receive 220 shares of HomeTrust common stock (1,000 shares × .2204 = 220 whole shares) and $7.98 in cash in lieu of a fractional share of HomeTrust common stock (.40 × $19.96 = $7.98), and for the cash portion of the merger consideration, you will receive a cash payment of $4,400 (1,000 x $4.40).

In addition, pursuant to the merger agreement, the stock portion of the merger consideration may be increased and the cash portion of the merger consideration correspondingly decreased to assure that the value of the stock portion of the aggregate merger consideration at the effective time of the merger is equal to 42% of the total value of the consideration being paid to TriSummit shareholders in the transaction, taking into account dissenting shares and the intended redemption of the outstanding TriSummit Series B preferred stock, Series C preferred stock, and Series D preferred stock, in order to ensure the merger qualifies as a tax-deferred reorganization for U.S. federal income tax purposes.

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HomeTrust’s common stock is listed on NASDAQ under the symbol “HTBI”. Neither TriSummit’s common stock nor its Series A preferred stock is listed on an exchange or quoted on any automated services, and there is no established trading market for shares of TriSummit common stock or Series A preferred stock. The following table shows the closing sale prices of HomeTrust common stock as reported on NASDAQ on, and the last known sales prices of TriSummit common stock and Series A preferred stock as of, September 20, 2016, immediately prior to the public announcement of the merger agreement, and ____, 2016, the last practicable trading day before the printing of this proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of TriSummit common stock and Series A preferred stock, calculated by assuming the closing price of HomeTrust common stock on those dates was the average HomeTrust common stock price for the stock portion of the merger consideration and adding to that amount $4.40 for the cash portion of the merger consideration.

Date	HomeTrust Closing Price		TriSummit Common Stock Sales Price			TriSummit Series A Preferred Stock Sales Price			Implied Value of Merger Consideration for One Share of TriSummit Common or Series A Preferred Stock

September 20, 2016		$18.97		$7.00	(1)		$7.00	(2)		$8.78
__, 2016	$		$			$			$

(1)     The last known sale of TriSummit common stock occurred on December 23, 2015.

(3)     The last known sale of TriSummit Series A preferred stock occurred on October 17, 2014.

TriSummit Will Hold its Special Meeting on _______, 2016 (page __)

The TriSummit special meeting will be held on _______, 2016, at [___] local time, at the MeadowView Conference Resort & Convention Center, 1901 Meadowview Parkway, Kingsport, Tennessee 37660. At the TriSummit special meeting, TriSummit shareholders will be asked to vote on the following matters:

•	Holders of TriSummit common stock and Series A preferred stock will be asked to vote to approve the TriSummit merger proposal; and

•	Holders of TriSummit common stock will be asked to vote to approve the TriSummit adjournment proposal.

Only holders of record of TriSummit common stock and Series A preferred stock at the close of business on [record date], 2016 will be entitled to vote at the TriSummit special meeting. Each share of TriSummit common stock is entitled to one vote on each of the TriSummit merger proposal and the TriSummit adjournment proposal, and each share of TriSummit Series A preferred stock is entitled to one vote on the TriSummit merger proposal. As of the record date, there were [3,611,457] shares of TriSummit stock, consisting of [3,208,830] shares of TriSummit common stock and [402,627] shares of TriSummit Series A preferred stock, entitled to vote at the TriSummit special meeting. As of the record date, the directors and executive officers of TriSummit and their affiliates beneficially owned and were entitled to vote approximately [385,834] shares of TriSummit common stock and approximately [4,600] shares of TriSummit Series A preferred stock, representing approximately [12.02]% of the shares of TriSummit common stock and approximately [1.14]% of the shares of Series A preferred stock, respectively, outstanding on that date, which shares owned by directors and executive officers are subject to the voting agreements described below.

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Concurrent with the execution of the merger agreement, each of TriSummit’s directors and executive officers entered into a voting agreement with HomeTrust under which he or she generally has agreed (1) to vote or cause to be voted in favor of the TriSummit merger proposal all shares of TriSummit common stock and Series A preferred stock of which he or she is the record or beneficial owner as the date of the voting agreement and (2) subject to limited exceptions, not to sell or otherwise dispose any of these shares of TriSummit common stock or Series A preferred stock until after the approval of the TriSummit merger proposal by the shareholders of TriSummit. For additional information regarding the voting agreements, see “The Merger Agreement—Voting Agreements.”

To approve the TriSummit merger proposal, a majority of the shares of TriSummit common stock and TriSummit Series A preferred stock entitled to vote thereon (voting together as a single class) must be voted in favor of such proposal. The TriSummit adjournment proposal will be approved if the votes cast by holders of TriSummit common stock in favor of such proposal at the TriSummit special meeting exceed the votes cast by holders of TriSummit common stock in opposition of such proposal. If you mark “ABSTAIN” on your proxy, or fail to submit a proxy and fail to vote in person at the TriSummit special meeting, it will have the same effect as a vote “AGAINST” the TriSummit merger proposal. If you mark “ABSTAIN” on your proxy, or fail to submit a proxy and fail to vote in person at the TriSummit special meeting, it will have no effect on the TriSummit adjournment proposal.

TriSummit’s Board of Directors Unanimously Recommends that TriSummit Shareholders Vote “FOR” the Approval of the TriSummit Merger Proposal and the TriSummit Adjournment Proposal Presented at the TriSummit Special Meeting (page __)

After careful consideration, TriSummit’s board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of TriSummit and its common and Series A preferred shareholders and has unanimously approved the merger agreement. TriSummit’s board of directors unanimously recommends that holders of TriSummit common stock and Series A preferred stock vote “FOR” the approval of the TriSummit merger proposal and that holders of TriSummit common stock vote “FOR” the TriSummit adjournment proposal. For the factors considered by TriSummit’s board of directors in reaching its decision to approve the merger agreement, see “The Merger—TriSummit’s Reasons for the Merger; Recommendation of TriSummit’s Board of Directors”.

Opinion of TriSummit’s Financial Advisor (page __ and Appendix C)

In connection with its consideration of the merger agreement, on September 16, 2016, the TriSummit board of directors received financial advice and presentations regarding the financial aspects of the merger from BSP Securities, LLC (which we refer to as “BSP Securities”), and received BSP Securities’ oral opinion, which opinion was confirmed by delivery of a written opinion, dated September 16, 2016, to the effect that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the merger consideration was fair, from a financial point of view, to the holders of TriSummit common and Series A preferred stock. The full text of BSP Securities’ written opinion is attached as Appendix C to this proxy statement/prospectus. You should read the opinion in its entirety for a discussion of, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by BSP Securities in rendering its opinion. This written opinion is addressed to the TriSummit board of directors, is directed only to the merger consideration and does not constitute a recommendation to any TriSummit shareholder as to how such shareholder should vote with respect to the merger proposal or any other matter.

How TriSummit Preferred Stock Will Be Treated (page___)

Upon a change of control of TriSummit, each share of TriSummit Series A preferred stock converts to TriSummit common stock on a one-to-one basis. The merger will constitute a change of control of TriSummit for this purpose, and in connection with the merger, each share of TriSummit Series A preferred stock will automatically convert into one share of TriSummit common stock and each holder of Series A preferred stock will receive the same merger consideration as other TriSummit common shareholders. In connection with the merger, each share of the outstanding TriSummit Series B preferred stock, Series C preferred stock and Series D preferred

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stock will be redeemed by TriSummit in accordance with the terms thereof, subject to regulatory approval, or, if not so redeemed, will at the effective time of the merger be automatically converted into one share of capital stock of HomeTrust having rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the TriSummit Series B preferred stock, Series C preferred stock and Series D preferred stock, respectively, immediately prior to the merger.

What Holders of TriSummit Stock Options Will Receive (page __)

Each Adjusted Option that is outstanding immediately prior to the effective time of the merger will be assumed by HomeTrust and converted into the right to receive an option to purchase that number of shares of HomeTrust common stock equal to the product obtained by multiplying (i) the number of shares of TriSummit common stock and TriSummit Series A preferred stock subject to the Adjusted Option immediately prior to the effective time of the merger by (ii) the Adjusted Option Exchange Ratio, rounded to the nearest whole number of shares of HomeTrust common stock. Each option to purchase HomeTrust common stock will have an exercise price per share of HomeTrust common stock equal to (x) $10.00 (the per share exercise price under each TriSummit option award) divided by (y) the Adjusted Option Exchange Ratio, rounded to the nearest whole cent. Each option to purchase HomeTrust common stock will otherwise be subject to the same terms and conditions applicable to the corresponding TriSummit option award, including vesting terms.

What Holders of TriSummit Warrants Will Receive (page __)

To the extent that a TriSummit warrant is properly exercised prior to the effective time of the merger, the holder will receive the same merger consideration as the other TriSummit common shareholders for each share of TriSummit common stock acquired via exercise of the TriSummit warrant. Each TriSummit warrant that is outstanding immediately prior to the effective time of the merger will at the effective time either be (i) cashed out by TriSummit for a cash payment equal to $0.80 (the total per share merger consideration of $8.80 less the warrant exercise price of $8.00 per share) multiplied by the number of shares subject to the TriSummit warrant, subject to any withholding requirements, or (ii) assumed by HomeTrust for the sole purpose of paying the merger consideration in respect of the shares of TriSummit common stock subject to the TriSummit warrant upon the proper exercise thereof after the effective time of the merger. In the event of the cash-out of any TriSummit warrant, TriSummit will obtain a written cancellation agreement from the holder of the TriSummit warrant as a condition to payment, which must be in form and substance reasonably satisfactory to HomeTrust.

Material U.S. Federal Income Tax Consequences of the Merger (page ___)

The merger is intended to qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code. Assuming the merger qualifies as a reorganization, a U.S. holder of TriSummit common stock or Series A preferred stock generally will not recognize any gain or loss upon receipt of HomeTrust common stock in exchange for TriSummit common stock or Series A preferred stock in the merger, and will recognize gain (but not loss) with respect to any cash received as part of the merger consideration (except gain or loss is separately recognized with respect to any cash received in lieu of a fractional share of HomeTrust common stock, as discussed under “Material U.S. Federal Income Tax Consequences of the Merger—Cash Received Instead of a Fractional Share of HomeTrust Common Stock”). It is a condition to the completion of the merger that HomeTrust and TriSummit receive written opinions from their respective legal counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

For further information, see “Material U.S. Federal Income Tax Consequences of the Merger.”

The U.S. federal income tax consequences described above may not apply to all holders of TriSummit stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

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Holders of TriSummit Common Stock and Series A Preferred Stock Have Dissenters’ Rights in Connection with the Merger (page __)

Under the TBCA, holders of TriSummit common stock and Series A preferred stock will be entitled to dissent from the merger and obtain payment in cash for the fair value of their shares of TriSummit common stock and Series A preferred stock. Set forth below is a summary of the procedures that must be followed by the holders of TriSummit common stock and Series A preferred stock in order to exercise their dissenters’ rights. This summary is qualified in its entirety by reference to the text of the applicable Tennessee statute, a copy of which is attached to this proxy statement/prospectus as Appendix B.

A record holder of TriSummit common stock or Series A preferred stock who wishes to assert dissenters’ rights (i) must deliver to TriSummit, before the vote on the merger agreement is taken, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated and (ii) must not vote his or her shares in favor of the merger agreement.

If the merger agreement is approved by TriSummit’s shareholders at the TriSummit special meeting, HomeTrust (as the surviving corporation of the merger) will deliver, no later than 10 days after the date that the merger is completed, a written dissenters’ notice to all TriSummit shareholders who satisfied the two requirements set forth above. The written dissenters’ notice will state where a shareholder’s payment demand must be sent and where and when stock certificates must be deposited, will set a date by which HomeTrust (as the surviving corporation of the merger) must receive the payment demand, which date will not be less than 40 days nor more than 60 days after the written dissenters’ notice is sent, and will contain an estimate of the fair value of the shareholder’s shares. A dissenting shareholder who does not demand payment or deposit his or her stock certificates as required by the dissenters’ notice will not be entitled to payment for his or her shares, and such shareholder’s shares of TriSummit common stock or Series A preferred stock will be converted into the right to receive the merger consideration in connection with the merger.

Within 10 days of the later of the date of the merger or receipt of a payment demand, HomeTrust (as the surviving corporation of the merger) will pay to each dissenting shareholder who properly demanded payment the amount HomeTrust (as the surviving corporation of the merger) estimates to be the fair value of his or her shares, plus accrued interest. If the shareholder believes that the amount paid is less than the fair value of his or her shares or that the interest is incorrectly calculated, the shareholder may notify HomeTrust (as the surviving corporation of the merger) in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of this estimate. If a demand for payment remains unsettled, HomeTrust (as the surviving corporation of the merger) will commence a court proceeding to determine the fair value of the shares and the accrued interest.

The exercise of dissenters’ rights by holders of TriSummit common stock or Series A preferred stock will result in the recognition of gain or loss, as the case may be, for federal income tax purposes.

TriSummit’s Executive Officers and Directors Have Interests in the Merger that Differ from Your Interests (page __)

TriSummit shareholders should be aware that some of TriSummit’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of TriSummit shareholders generally. TriSummit’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that TriSummit shareholders vote in favor of approving the merger agreement.

These interests include the following:

•	Certain executive officers of TriSummit may be eligible for severance benefits if they are terminated within one year of the closing of the merger under existing employment agreements with TriSummit.

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•	HomeTrust Bank will assume the six employment agreements of TriSummit’s executive officers, and six split-dollar agreements for executive officers and directors of TriSummit.

•	Lynn Shipley, President and Chief Executive Officer of TriSummit, will become the President of the Tennessee Market for HomeTrust Bank following the bank merger.

•	Each member of the board of directors of TriSummit shall be entitled to serve on the HomeTrust Tri-Cities Tennessee Community Board (the “HomeTrust Community Board”), and Lynn Shipley will become the Vice Chairman of the HomeTrust Community Board. HomeTrust Community Board service is for a period of one (1) year which may be extended by HomeTrust Bank. Each HomeTrust Community Board director will receive a fee of $200 for each meeting attended in person.

For a more complete description of these interests, see “The Merger—Interests of TriSummit’s Directors and Executive Officers in the Merger.”

Regulatory Approvals

Each of HomeTrust and TriSummit has agreed to cooperate with the other and use commercially reasonable efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement, including the merger and the bank merger. These approvals include approval from the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board, and the North Carolina Commissioner of Banks, which we refer to as the Commissioner. The U.S. Department of Justice may also review the impact of the merger and the bank merger on competition.

As of the date of this proxy statement/prospectus, all applications and notices necessary to obtain all required regulatory approvals have been filed. There can be no assurance as to whether all required regulatory approvals will be obtained or as to the dates of the approvals. There also can be no assurance that the regulatory approvals received will not contain a condition or requirement that results in a failure to satisfy the conditions to closing set forth in the merger agreement. See “The Merger Agreement—Conditions to Complete the Merger.”

Conditions that Must be Satisfied or Waived for the Merger to Occur (page __)

As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger is subject to a number of conditions being satisfied or, where legally permitted, waived. These conditions include:

•	approval of the TriSummit merger proposal by TriSummit’s shareholders;

•	the authorization for listing on NASDAQ of the shares of HomeTrust common stock to be issued in the merger;

•	the receipt of all required regulatory approvals without the imposition of any unduly burdensome condition upon HomeTrust;

•	the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus is a part;

•	the absence of any order, injunction, decree or law, rule or regulation preventing or making illegal the completion of the merger or the bank merger;

•	subject to the standards set forth in the closing conditions in the merger agreement, the accuracy of the representations and warranties of HomeTrust and TriSummit on the date of the merger agreement and the closing date of the merger;

•	performance in all material respects by each of HomeTrust and TriSummit of its obligations under the merger agreement;

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•	receipt by TriSummit of certain third party consents to the merger;

•	the number of shares of TriSummit common stock and Series A preferred stock the holders of which have perfected dissenters’ rights under Tennessee law shall be less than 7.5% of the total number of outstanding shares of TriSummit common stock and Series A preferred stock; and

•	receipt by each of HomeTrust and TriSummit of an opinion from its legal counsel as to certain U.S. federal income tax matters.

We expect to complete the merger in the first quarter of 2017. No assurance can be given, however, as to when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Non-Solicitation (page __)

TriSummit has agreed that it generally will not solicit or encourage any inquiries or proposals regarding other acquisition proposals by third parties. TriSummit may respond to an unsolicited proposal if the board of directors of TriSummit determines that the proposal constitutes or is reasonably likely to result in a transaction that is more favorable from a financial point of view to TriSummit’s shareholders than the merger and that the board’s failure to respond would result in a violation of its fiduciary duties. TriSummit must promptly notify HomeTrust if it receives any other acquisition proposals.

Termination of the Merger Agreement (page ___)

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by mutual written consent of HomeTrust and TriSummit;

•	by either HomeTrust or TriSummit if any governmental entity that must grant a required regulatory approval has denied approval of the merger or bank merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the merger or bank merger, unless the failure to obtain a required regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	by either HomeTrust or TriSummit if the merger has not been completed on or before June 30, 2017 (which we refer to as the “termination date”), unless the failure of the merger to be completed by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	by either HomeTrust or TriSummit (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if there is a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of the other party which either individually or in the aggregate would result in, if occurring or continuing on the date the merger is completed, the failure of any closing condition of the terminating party and which is not cured within 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured during such period;

•	by HomeTrust, if the board of directors of TriSummit fails to recommend in this proxy statement/prospectus that its shareholders approve the TriSummit merger proposal, or the TriSummit board of directors withdraws, modifies or makes or causes to be made any third party or public communication announcing an intention to modify or withdraw such recommendation in a manner

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adverse to HomeTrust, or TriSummit materially breaches any of its obligations relating to third party acquisition proposals;

•	by either HomeTrust or TriSummit, if TriSummit does not obtain shareholder approval of the TriSummit merger proposal at the TriSummit special meeting;

•	by TriSummit, if both of the following conditions are satisfied:

(i)        the average HomeTrust common stock price is less than $15.24; and

(ii)       the average HomeTrust common stock price divided by $19.05 is less than 80% of the closing price of the NASDAQ Bank Index on the fifth trading day before the day of completion of the merger divided by the closing price of the NASDAQ Bank Index on September 20, 2016 (the date of entry into the merger agreement), unless HomeTrust makes a compensating adjustment to the exchange ratio;

•	by either TriSummit or HomeTrust if the average HomeTrust common stock price for any five consecutive trading days is less than $10.00; or

•	by TriSummit prior to TriSummit obtaining shareholder approval of the TriSummit merger proposal in order to enter into a definitive acquisition agreement with a third party with respect to an unsolicited superior acquisition proposal. An acquisition proposal means a tender or exchange offer that if consummated would result in any person acquiring more than 24.99% of the voting power in TriSummit or TriSummit Bank, or a merger or consolidation or other business combination involving TriSummit or TriSummit Bank or any proposal to acquire more than 24.99% of the voting power in, or more than 24.99% of the fair market value of the business, assets or deposits of, TriSummit or TriSummit Bank (referred to as an “acquisition proposal”). A superior acquisition proposal means a written acquisition proposal that the TriSummit board of directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the merger (after receiving the advice of its financial advisors, after taking into account the likelihood of consummation of such proposal on the terms set forth, and after taking into account all legal, financial, regulatory and other aspects of such proposal), except that for purposes of the term superior acquisition proposal, references to “more than 24.99%” in the definition of acquisition proposal are replaced with references to “a majority.”

Termination Fee (page __)

Set forth below are the termination events that would result in TriSummit being obligated to pay HomeTrust a $1.5 million termination fee:

•	a termination by HomeTrust based on (i) the board of directors of TriSummit either failing to continue its recommendation that the TriSummit shareholders approve the TriSummit merger proposal or adversely changing such recommendation or (ii) TriSummit materially breaching the provisions of the merger agreement relating to third party acquisition proposals;

•	a termination by TriSummit prior to it obtaining shareholder approval of the TriSummit merger proposal in order to enter into a definitive acquisition agreement with a third party with respect to an unsolicited superior acquisition proposal; or

•	a termination by either HomeTrust or TriSummit as a result of the failure of TriSummit’s shareholders to approve the TriSummit merger proposal if prior to such termination there is publicly announced another acquisition proposal and within one year of termination TriSummit or TriSummit Bank enters into a definitive agreement for or consummates a tender or exchange offer that if consummated would result in any person acquiring more than a majority of the voting power in TriSummit or TriSummit Bank, or a merger or consolidation or other business combination involving TriSummit or TriSummit Bank or any proposal to acquire more than a majority of the voting power in, or more than a majority of the fair market value of the business, assets or deposits of, TriSummit or TriSummit Bank.

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In the event HomeTrust terminates the merger agreement as a result of a willful and material breach by TriSummit of the provisions of the merger agreement relating to third party acquisition proposals, HomeTrust is not required to accept the termination fee from TriSummit and may pursue alternate relief against TriSummit.

The Rights of TriSummit Shareholders Will Change as a Result of the Merger (page ___)

The rights of holders of TriSummit common stock and Series A preferred stock will change as a result of the merger due to differences in HomeTrust’s and TriSummit’s governing documents. The rights of holders of TriSummit common stock and Series A preferred stock are governed by Tennessee law and TriSummit’s charter and bylaws as amended to date, and those of HomeTrust’s shareholders are governed by Maryland law and by HomeTrust’s articles of incorporation and bylaws as amended to date. Upon completion of the merger, holders of TriSummit common stock and Series A preferred stock will become shareholders of HomeTrust, as the continuing legal entity in the merger, and their rights will therefore be governed by Maryland law and by HomeTrust’s articles of incorporation and bylaws.

See “Comparison of Shareholders’ Rights” for a description of the material differences in shareholder rights under each of the HomeTrust and TriSummit governing documents.

Information About the Companies (pages __ and __)

HomeTrust

HomeTrust, headquartered in Asheville, North Carolina, is a bank holding company for HomeTrust Bank. HomeTrust Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through 39 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the “Piedmont” region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). HomeTrust is the 6th largest community bank based on asset size headquartered in North Carolina. As of June 30, 2016, HomeTrust had assets of $2.7 billion, deposits of $1.8 billion, and stockholders’ equity of $360.0 million.

HomeTrust regularly evaluates opportunities to expand through acquisitions and conducts due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

HomeTrust’s principal office is located at 10 Woodfin Street, Asheville, North Carolina 28801, and its telephone number is (828) 259-3939. HomeTrust’s common stock is listed on NASDAQ under the symbol “HTBI.”

Additional information about HomeTrust and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

TriSummit

Headquartered in Kingsport, Tennessee, TriSummit is a Tennessee corporation and the bank holding company for TriSummit Bank. TriSummit Bank is a community oriented financial institution offering traditional financial services with offices in Kingsport and Johnson City, Tennessee, Bristol, Virginia, and Morristown and Jefferson City, Tennessee. TriSummit Bank attracts deposits from the general public and uses those funds to originate loans, most of which it holds for investment. At June 30, 2016, on a consolidated basis, TriSummit had assets of $353.8 million, deposits of $288.4 million and shareholders’ equity of $34.2 million.

TriSummit’s principal office is located at 422 Broad Street, Kingsport, Tennessee 37660, and its telephone number is (423) 246-2265. TriSummit’s common stock is not listed or traded on any established securities exchange or quotation system.

For additional information about TriSummit see “Information About TriSummit.”

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TriSummit Shareholders Should Wait to Surrender Their Stock Certificates Until After the Merger

To receive your merger consideration, you will need to surrender your TriSummit stock certificates. If the merger is completed, the exchange agent appointed by HomeTrust will send you written instructions for exchanging your stock certificates. The exchange agent will be Computershare Trust Company, N.A. (“Computershare”), HomeTrust’s stock transfer agent, or an unrelated bank or trust company reasonably acceptable to TriSummit.

Please do not send in your stock certificates until you receive these instructions.

Risk Factors (page __)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote on the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors under “Risk Factors.”

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RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Holders of TriSummit common stock and Series A preferred stock cannot be certain of the market value of the stock portion of the merger consideration they will receive.

Upon completion of the merger, each outstanding share of TriSummit common stock and Series A preferred stock will be converted into the right to receive $4.40 in cash plus a number of shares of HomeTrust common stock having a value of $4.40 based on the average HomeTrust common stock price, subject to a minimum and maximum exchange ratio. Because the market value price of HomeTrust common stock at the time of completion of the merger may be higher or lower than the average HomeTrust common stock price, the actual value of the HomeTrust common stock that holders of TriSummit common stock and Series A preferred stock receive for their shares may be more or less than $4.40 per share. On September 20, 2016, the last trading day immediately prior to the public announcement of the merger agreement, the closing price of HomeTrust common stock was $18.97. If, for example, $18.97 were the average HomeTrust common stock price, the exchange ratio would be fixed at .2310 for the stock portion of the merger consideration, which would equate to $4.38 of value ($18.97 x .2310) per share of TriSummit common stock and Series A preferred stock, but if the actual price of HomeTrust common stock at the time of completion of the merger were $19.96, the per share stock consideration would be worth $4.61 ($19.96 x .2310) at such time, and if the actual price of HomeTrust common stock at the time of completion of the merger were $20.96, the per share stock consideration would be worth $4.84 ($20.96 x .2310) at such time.

Stock price changes may result from a variety of factors that are beyond the control of HomeTrust and TriSummit, including, but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. In addition, pursuant to the merger agreement, the stock portion of the merger consideration may be increased and the cash portion of the merger consideration correspondingly decreased to assure that the value of the stock portion of the aggregate merger consideration at the effective time of the merger is equal to 42% of the total value of the consideration being paid to TriSummit shareholders in the transaction, taking into account dissenting shares and the intended redemption of the outstanding TriSummit Series B preferred stock, Series C preferred stock, and Series D preferred stock, in order to ensure the merger qualifies as a tax-deferred reorganization for U.S. federal income tax purposes. Therefore, if you are a holder of TriSummit common stock or Series A preferred stock, you will not know at the time of the TriSummit special meeting the precise market value of the stock portion of the merger consideration you will receive upon completion of the merger. TriSummit is not generally permitted to terminate the merger agreement or re-solicit the vote of TriSummit shareholders solely because of changes in the market prices of HomeTrust’s stock. However, TriSummit may terminate the merger agreement in certain limited circumstances involving a decrease in the trading price of HomeTrust’s common stock, if (i) the average HomeTrust common stock price is less than $15.24 per share and (ii) the HomeTrust common stock during a specified period underperforms the NASDAQ Bank Index during a specified period by more than 20%, unless HomeTrust elects to make a compensating adjustment to the exchange ratio. Other than a possible compensating adjustment by HomeTrust to the exchange ratio under these circumstances, the parties do not expect that any adjustment will be made to the exchange ratio based on changes in the stock price of either company. You should obtain current market quotations for shares of HomeTrust common stock and current sale price data for shares of TriSummit common stock and Series A preferred stock.

The market price of HomeTrust common stock after the merger may be affected by factors different from those currently affecting the price of TriSummit stock.

Upon completion of the merger, holders of TriSummit common stock and Series A preferred stock will become holders of HomeTrust common stock. HomeTrust’s business differs in important respects from that of TriSummit, and, accordingly, the results of operations of HomeTrust and the market price of HomeTrust common stock after the completion of the merger may be affected by factors different from those currently affecting the

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independent results of operations of TriSummit. HomeTrust is, and will continue to be, subject to the risks described in HomeTrust’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

TriSummit’s shareholders will have less influence as shareholders of HomeTrust than as shareholders of TriSummit.

Holders of TriSummit common stock currently have the right to vote in the election of the board of directors of TriSummit and on other matters affecting TriSummit. Following the merger, the current shareholders of TriSummit as a group will hold a maximum ownership interest of 5% of the outstanding HomeTrust common stock. When the merger occurs, each holder of TriSummit common stock and Series A preferred stock will become a shareholder of HomeTrust with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of TriSummit. Because of this, TriSummit’s shareholders will have less influence on the management and policies of HomeTrust than they now have on the management and policies of TriSummit.

The shares of HomeTrust common stock to be received by holders of TriSummit common stock and Series A preferred stock for the stock portion of the merger consideration will have rights different from the shares of TriSummit common stock and Series A preferred stock.

Upon completion of the merger, holders of TriSummit common stock and Series A preferred stock will become HomeTrust shareholders and their rights as HomeTrust shareholders will be governed by the Maryland General Corporation Law and by HomeTrust’s articles of incorporation and bylaws. The rights associated with TriSummit common stock and TriSummit Series A preferred stock are different from the rights associated with HomeTrust common stock. See “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with HomeTrust common stock.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on HomeTrust following the merger.

Before the merger and the bank merger may be completed, HomeTrust and TriSummit must obtain approvals from the Federal Reserve Board and the Commissioner. Other approvals, waivers or consents from regulators may also be required. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain regulatory approvals or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. While HomeTrust and TriSummit do not currently expect that any such conditions or changes will be imposed or required, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of HomeTrust following the merger, any of which might have an adverse effect on HomeTrust following the merger. HomeTrust is not obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger impose any unduly burdensome condition upon HomeTrust. See “The Merger—Regulatory Approvals.”

Combining the two companies may be more difficult, costly or time consuming than expected, and the anticipated benefits and cost savings of the merger may not be realized.

HomeTrust and TriSummit have operated and, until the completion of the merger, will continue to operate independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on our ability to successfully combine the businesses of HomeTrust and TriSummit. To realize these anticipated benefits and cost savings, after the completion of the merger, HomeTrust expects to integrate TriSummit’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect HomeTrust’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. If HomeTrust experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause HomeTrust

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and/or TriSummit to lose customers or cause customers to remove their accounts from HomeTrust and/or TriSummit and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of TriSummit and HomeTrust during this transition period and on HomeTrust for an undetermined period after completion of the merger. In addition, the actual cost savings of the merger could be less than anticipated.

The fairness opinion obtained by TriSummit’s board of directors from its financial advisor will not reflect changes in circumstances between signing the merger agreement and completion of the merger.

TriSummit’s board of directors has not obtained an updated opinion as of the date of this proxy statement/prospectus from BSP Securities, TriSummit’s financial advisor. Changes in the operations and prospects of HomeTrust or TriSummit, general market and economic conditions and other factors which may be beyond the control of HomeTrust and TriSummit, and on which BSP Securities’ fairness opinion was based, may alter the value of HomeTrust or TriSummit or the prices of shares of HomeTrust common stock or TriSummit stock by the time the merger is completed. BSP Securities’ opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because TriSummit currently does not anticipate asking its financial advisor to update its opinion, the opinion does not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. For a description of the opinion that TriSummit’s board of directors received from its financial advisor, please refer to “The Merger—Opinion of BSP Securities, LLC –Financial Advisor to TriSummit.” For a description of the other factors considered by the boards of directors of HomeTrust and TriSummit in determining to approve the merger agreement, please refer to “The Merger—HomeTrust’s Reasons for the Merger” and “The Merger—TriSummit’s Reasons for the Merger; Recommendation of TriSummit’s Board of Directors.”

Certain of TriSummit’s directors and executive officers have interests in the merger that may differ from the interests of TriSummit’s shareholders.

TriSummit’s shareholders should be aware that some of TriSummit’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of TriSummit’s shareholders generally. These interests and arrangements may create potential conflicts of interest. TriSummit’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that TriSummit’s shareholders vote in favor of approving the merger agreement.

These interests include the following:

•	Certain executive officers of TriSummit may be eligible for severance benefits if they are terminated within one year of the closing of the merger under existing employment agreements with TriSummit.

•	HomeTrust Bank will assume the six employment agreements of TriSummit’s executive officers and six split-dollar agreements for executive officers and directors of TriSummit.

•	Lynn Shipley, President and Chief Executive Officer of TriSummit, will become the President of the Tennessee Market for HomeTrust Bank following the bank merger.

•	Each member of the board of directors of TriSummit shall be entitled to serve on the HomeTrust Tri-Cities Tennessee Community Board (the “HomeTrust Community Board”), and Lynn Shipley will become the Vice Chairman of the HomeTrust Community Board. HomeTrust Community Board service is for a period of one (1) year which may be extended by HomeTrust Bank. Each HomeTrust Community Board director will receive a fee of $200 for each meeting attended in person.

For a more complete description of these interests, see “The Merger—Interests of TriSummit’s Directors and Executive Officers in the Merger.”

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Termination of the merger agreement could negatively impact TriSummit or HomeTrust.

If the merger agreement is terminated, there may be various consequences. For example, TriSummit’s or HomeTrust’s businesses may be impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of HomeTrust’s common stock or of TriSummit’s common stock or Series A preferred stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, TriSummit is required to pay to HomeTrust a termination fee of $1.5 million, and this termination fee may be characterized as a capital loss not deductible by TriSummit.

TriSummit will be subject to business uncertainties and contractual restrictions while the merger is pending.

HomeTrust and TriSummit have operated and, until the completion of the merger, will continue to operate independently. Uncertainty about the effect of the merger on employees and customers may have an adverse effect on TriSummit and consequently on HomeTrust. These uncertainties may impair TriSummit’s ability to attract, retain or motivate key personnel until the merger is consummated, and could cause customers and others that deal with TriSummit to seek to change existing business relationships with TriSummit. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles with HomeTrust. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with HomeTrust, HomeTrust’s business following the merger could be harmed. In addition, the merger agreement restricts TriSummit from making certain acquisitions and taking other specified actions until the merger occurs without the consent of HomeTrust. These restrictions may prevent TriSummit from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement—Covenants and Agreements-Conduct of Businesses Prior to Completion of the Merger.”

If the merger is not completed, TriSummit will have incurred substantial expenses without realizing the expected benefits of the merger.

The merger is subject to closing conditions, including the receipt of regulatory approvals and the approval of TriSummit’s shareholders, that, if not satisfied, will prevent the merger from being completed. All directors and executive officers of TriSummit and TriSummit Bank have agreed to vote their shares of TriSummit common stock and TriSummit Series A preferred stock in favor of the merger. If TriSummit’s shareholders do not approve the TriSummit merger proposal and the merger is not completed, it could have a material adverse impact on TriSummit’s business and operations. In addition to the required approvals and consents from governmental entities and the approval of TriSummit’s shareholders, the merger is subject to other conditions beyond HomeTrust’s and TriSummit’s control that may prevent, delay or otherwise materially adversely affect the completion of the merger. Neither HomeTrust nor TriSummit can predict whether and when these other conditions will be satisfied. TriSummit has incurred or will incur substantial expenses in connection with due diligence surrounding and the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of preparing, printing and mailing this proxy statement/prospectus. If the merger is not completed, TriSummit would have to recognize these expenses without realizing the expected benefits of the merger.

The merger agreement limits TriSummit’s ability to pursue alternative acquisition proposals and requires TriSummit to pay a termination fee of $1.5 million under certain circumstances, including circumstances relating to alternative acquisition proposals.

The merger agreement generally prohibits TriSummit from initiating, soliciting, encouraging or knowingly facilitating certain third-party acquisition proposals. See “The Merger Agreement—Agreement Not to Solicit Other Offers.” The merger agreement also provides that TriSummit must pay a termination fee in the amount of $1.5 million in the event that the merger agreement is terminated under certain circumstances, including certain circumstances involving TriSummit’s failure to abide by certain obligations not to solicit alternative acquisition proposals. See “The Merger Agreement—Termination Fee.” These provisions might discourage a potential competing acquirer from considering or proposing an acquisition of all or a significant part of TriSummit or TriSummit Bank at a greater value to TriSummit’s shareholders than HomeTrust has offered in the merger. The payment of the termination fee could also have an adverse effect on TriSummit’s financial condition.

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The dissenters’ rights appraisal process is uncertain.

TriSummit shareholders may or may not be entitled to receive more than the amount provided for in the merger agreement for their shares of TriSummit common stock and Series A preferred stock if they elect to exercise their right to dissent from the proposed merger, depending on the appraisal of the fair value of the TriSummit common stock and Series A preferred stock pursuant to the dissenting shareholder procedures under the TBCA. See “The Merger—Dissenters’ Rights in the Merger” beginning on page ___ and Appendix B. For this reason, the amount of cash that you might be entitled to receive should you elect to exercise your right to dissent from the merger may be more or less than the value of the merger consideration to be paid pursuant to the merger agreement. In addition, it is a condition to closing of the merger that the holders of not more than 7.5% of the outstanding shares of TriSummit common stock and Series A preferred stock shall have exercised their statutory dissenters’ rights under the TBCA. The number of shares of TriSummit common stock and Series A preferred stock as to which dissenters’ rights will be exercised under the TBCA is not known and, therefore, there is no assurance that this closing condition will be satisfied.

Risk factors relating to HomeTrust and HomeTrust’s business.

HomeTrust is, and will continue to be, subject to the risks described in HomeTrust’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page ___.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook and business prospects of HomeTrust, TriSummit and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. Statements about the expected timing, completion and effects of the merger and all other statements in this proxy statement/prospectus or in the documents incorporated by reference in this proxy statement/prospectus other than historical facts constitute forward-looking statements.

Forward-looking statements involve certain risks and uncertainties. The ability of either HomeTrust or TriSummit to predict results or actual effects of its plans and strategies, or those of the combined company, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” and those discussed in the filings of HomeTrust that are incorporated into this proxy statement/prospectus by reference, as well as the following:

•	the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected;

•	the required regulatory approvals for the merger and bank merger and/or the approval of the TriSummit merger proposal by the shareholders of TriSummit might not be obtained or other conditions to the completion of the merger set forth in the merger agreement might not be satisfied or waived;

•	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets;

•	changes in general economic conditions, either nationally or in our market areas, and changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources;

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•	fluctuations in the demand for loans, the number or amount of unsold homes, land and other properties and fluctuations in real estate values in our market areas;

•	declines in the secondary market for the sale of loans that we originate;

•	results of examinations of us by bank regulators or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down assets, or change our regulatory capital position, or other actions by regulatory authorities that affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including the effects of Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, including as a result of Basel III;

•	our ability to attract and retain deposits;

•	increases in premiums for deposit insurance;

•	management’s assumptions in determining the adequacy of our allowance for loan losses;

•	our ability to control operating costs and expenses, especially costs associated with our operation as a public company;

•	the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;

•	difficulties in reducing risks associated with the loans on our balance sheet;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges;

•	computer systems on which we depend could fail or experience a security breach;

•	our ability to retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all and any goodwill charges related thereto;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

•	adverse changes in the securities markets;

•	the inability of key third-party providers to perform their obligations;

•	statements with respect to our intentions regarding disclosure and other changes resulting from the Jumpstart Our Business Startups Act of 2012;

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•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and

•	other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, HomeTrust and TriSummit claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference in this proxy statement/prospectus. HomeTrust and TriSummit do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to HomeTrust, TriSummit or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

SELECTED HISTORICAL FINANCIAL AND COMPARATIVE UNAUDITED PRO FORMA PER SHARE DATA

Selected Historical Financial Data of HomeTrust

The following tables set forth selected historical financial and other data of HomeTrust for the periods and at the dates indicated. The information at June 30, 2016 and 2015 and for the years ended June 30, 2016, 2015 and 2014 is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of HomeTrust incorporated by reference into this proxy statement/prospectus from HomeTrust Annual Reports on Form 10-K for the year ended June 30, 2016. The information as of June 30, 2014, 2013 and 2012 and for the years ended June 30, 2013 and 2012 is derived in part from audited consolidated financial statements and notes thereto of HomeTrust that are not incorporated by reference into or attached to this proxy statement/prospectus.

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Selected Historical Financial Data of HomeTrust

	At June 30,
	2016	2015	2014	2013	2012
	(In thousands)
Selected Financial Condition Data:
Total assets	$2,717,677	$2,783,114	$2,074,454	$1,583,323	$1,720,056
Loans receivable, net(1)	1,811,539	1,663,333	1,473,529	1,132,110	1,193,945
Allowance for loan losses	21,292	22,374	23,429	32,073	35,100
Certificates of deposit in other banks	161,512	210,629	163,780	136,617	108,010
Securities available for sale, at fair value	200,652	257,606	168,774	24,750	31,335
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock(2)	29,486	28,711	3,697	1,854	6,300
Deposits	1,802,696	1,872,126	1,583,047	1,154,750	1,466,175
Borrowings	491,000	475,000	50,000	—	22,265
Stockholders’ equity	359,976	371,050	377,151	367,515	172,485

	Years Ended June 30,
	2016	2015	2014	2013	2012
	(In thousands)
Selected Operations Data:
Total interest and dividend income	$87,747	$85,156	$60,281	$60,389	$67,491
Total interest expense	6,040	5,390	5,432	7,255	11,778
Net interest income	81,707	79,766	54,849	53,134	55,713
Provision for (recovery of ) loan losses	—	150	(6,300)	1,100	15,600
Net interest income after provision for (recovery of) loan losses	81,707	79,616	61,149	52,034	40,113
Service charges and fees on deposit accounts	6,680	5,930	2,783	2,589	2,679
Mortgage banking income and fees	3,069	2,989	3,218	5,107	3,846
Gain on sale of securities	—	61	10	—	—
Gain on sale of fixed assets	—	—	—	—	1,503
Other noninterest income	3,754	3,539	2,727	2,691	2,400
Total noninterest income	13,503	12,519	8,738	10,387	10,428
Total noninterest expense	78,853	81,552	55,032	51,393	46,661
Income before provision (benefit) for income taxes	16,357	10,583	14,855	11,028	3,880
Income tax expense (benefit)	4,901	2,558	4,513	1,975	(647)
Net income	$11,456	$8,025	$10,342	$9,053	$4,527
Per Share Data:
Net income per common share:
Basic	$0.65	$0.42	$0.54	$0.45	n/a
Diluted	$0.65	$0.42	$0.54	$0.45	n/a

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	At or For the Years Ended June 30,
	2016	2015	2014	2013	2012
Selected Financial Ratios and Other Data:
Performance ratios:
Return on assets (ratio of net income to average total assets)	0.42%	0.32%	0.62%	0.56%	0.29%
Return on equity (ratio of net income to average equity)	3.16	2.12	2.86	2.48	2.67
Tax equivalent yield on earning assets(3)	3.62	3.88	4.15	4.30	4.82
Rate paid on interest-bearing liabilities	0.29	0.29	0.46	0.65	0.91
Tax equivalent average interest rate spread(3)	3.33	3.59	3.69	3.65	3.91
Tax equivalent net interest margin(3)(4)	3.37	3.64	3.79	3.81	4.02
Operating expense to average total assets	2.88	3.25	3.29	3.21	2.95
Average interest-earning assets to average interest-bearing liabilities	119.25	120.61	130.20	132.54	113.61
Efficiency ratio	82.82	88.37	86.55	80.91	70.55
Asset quality ratios:
Nonperforming assets to total assets(5)	0.90%	1.15%	2.53%	5.07%	4.67%
Nonaccruing loans to total loans(5)	1.01	1.47	2.53	5.88	5.21
Total classified assets to total assets	2.17	2.92	4.51	7.43	7.75
Allowance for loan losses to nonaccruing loans(5)	114.98	90.02	61.79	46.78	54.69
Allowance for loan losses to total loans	1.16	1.33	1.56	2.75	2.85
Net charge-offs to average loans	0.06	0.07	0.19	0.34	2.34
Capital ratios:
Equity to total assets at end of period(6)	13.25%	13.33%	18.18%	23.21%	10.03%
Average equity to average assets	13.24	15.11	21.62	23.09	10.71
Dividend payout to common shareholders	—	—	—	—	n/a

(1)	Net of allowances for loan losses, loans in process and deferred loan fees.
(2)	FRB stock was first purchased as part of membership requirements in fiscal year 2015.
(3)	The weighted average rate for municipal leases is adjusted for a 34% federal income tax rate since the interest from these leases is tax exempt.
(4)	Net interest income divided by average interest earning assets.
(5)	Nonperforming assets include nonaccruing loans including certain restructured loans and real estate owned. In the year ended June 30, 2012, $25.7 million of loans were reclassified from impaired loans still accruing interest to nonaccruing loans pursuant to regulatory guidance. At June 30, 2016, there were $4.6 million of restructured loans included in nonaccruing loans and $8.1 million, or 43.7%, of nonaccruing loans were current on their loan payments.
(6)	Does not include proceeds from HomeTrust’s initial public stock offering consummated on July 10, 2012 for years ended prior to June 30, 2013.

Comparative Unaudited Pro Forma Per Share Data

The table below sets forth the book value per common share, cash dividends per common share, and basic and diluted earnings per common share data for each of HomeTrust and TriSummit on a historical basis, for HomeTrust on a pro forma combined basis and on a pro forma combined basis for TriSummit equivalent shares. The Pro Forma TriSummit Equivalent Shares data shows the effect of the merger from the perspective of an owner of TriSummit stock. The pro forma combined and pro forma combined equivalent shares information give effect to the merger as if the merger had been effective on the dates presented in the case of the book value per common share data, and as if the merger had been effective as of July 1, 2016, in the case of the cash dividends paid per common share and earnings (loss) per common share data. The pro forma data combine the historical results of TriSummit

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into HomeTrust’s consolidated statement of income and, while certain adjustments were made for the estimated impact of certain fair value adjustments and other merger-related activity, they are not indicative of what could have occurred had the merger taken place on July 1, 2016.

The pro forma financial information in the table below is provided for illustrative purposes, does not include any projected cost savings, revenue enhancements or other possible financial benefits of the merger to the combined company and does not attempt to suggest or predict future results. This information also does not necessarily reflect what the historical financial condition or results of operations of the combined company would have been had HomeTrust and TriSummit been combined as of the dates and for the periods shown.

	HomeTrust Historical	TriSummit Historical	Pro Forma Combined Amounts for HomeTrust	Pro Forma TriSummit Common and Series A preferred Shares(1)

Book value per common and Series A preferred share: (2)
June 30, 2016	$20.00	$7.50	$19.64	$8.94

Cash dividends paid per common share:
Year ended June 30, 2016(3)	-	-	-	-

Basic and diluted earnings per common share:
Year ended June 30, 2016(4)	$0.65	N/A	$0.72	$0.17

(1)	Calculated by multiplying the Pro Forma Combined Amounts for HomeTrust by 0.2310, which is the assumed exchange ratio for the stock portion of the merger consideration payable to the holders of TriSummit common stock and Series A preferred stock based on the closing price of $18.97 for HomeTrust common stock on September 20, 2016, the last trading day prior to the day the merger agreement was publicly announced, and, solely in the case of the book value per common share at June 30, 2016, adding to that result $4.40, which is the per share cash merger consideration payable to holders of TriSummit common stock and Series A preferred stock. See “The Merger Agreement—Merger Consideration.”
(2)	Calculated by dividing the total pro forma combined HomeTrust and TriSummit equity by total pro forma combined common shares outstanding at the end of the period.
(3)	Represents the historical cash dividends per share paid by HomeTrust and TriSummit for the period.
(4)	Pro forma earnings per common share are based on pro forma combined net income and pro forma combined weighted average shares outstanding during the period.

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THE TRISUMMIT SPECIAL MEETING

This section contains information about the TriSummit special meeting that TriSummit has called to allow its shareholders to consider and vote on the TriSummit merger proposal and the TriSummit adjournment proposal. TriSummit commenced the mailing of this proxy statement/prospectus to holders of its capital stock on or about _____, 2016. This proxy statement/prospectus is accompanied by a notice of the TriSummit special meeting and a form of proxy card that TriSummit’s board of directors is soliciting for use at the TriSummit special meeting and at any adjournments or postponements of the TriSummit special meeting.

Date, Time and Place of Meeting

The TriSummit special meeting will be held on , 2016 at [___], local time, at the MeadowView Conference Resort & Convention Center, 1901 Meadowview Parkway, Kingsport, Tennessee 37660.

Matters to Be Considered

At the TriSummit special meeting, TriSummit shareholders will be asked to vote on the following matters:

•	Holders of TriSummit common stock and TriSummit Series A preferred stock (voting together as a single class) will be asked to vote on a proposal to approve the Agreement and Plan of Merger, dated as of September 20, 2016, by and between HomeTrust and TriSummit, pursuant to which TriSummit will merge with and into HomeTrust (the “TriSummit merger proposal”); and

•	Holders of TriSummit common stock will be asked to vote on a proposal to adjourn the TriSummit special meeting, if necessary or appropriate to solicit additional proxies in favor of the TriSummit merger proposal (the “TriSummit adjournment proposal”).

Recommendations of TriSummit’s Board of Directors

After careful consideration, TriSummit’s board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of TriSummit and its common and Series A preferred shareholders, has unanimously approved the merger agreement and unanimously recommends that holders of TriSummit common stock and Series A preferred stock vote “FOR” the TriSummit merger proposal and that holders of TriSummit common stock vote “FOR” the TriSummit adjournment proposal. See “The Merger—TriSummit’s Reasons for the Merger; Recommendation of TriSummit’s Board of Directors” for a more detailed discussion of TriSummit’s board of directors’ recommendations.

Record Date and Quorum

The TriSummit board of directors has fixed the close of business on [record date], 2016 as the record date for determining the holders of shares of TriSummit stock entitled to receive notice of and/or to vote at the TriSummit special meeting. Only holders of record of shares of TriSummit common and Series A preferred stock as of the close of business on that date will be entitled to vote at the TriSummit special meeting and at any adjournment or postponement of the TriSummit special meeting. At the close of business on the record date, there were [3,208,830] shares of TriSummit common stock outstanding, held by approximately [316] holders of record, and [402,627] shares of TriSummit Series A preferred stock outstanding, held by approximately [315] holders of record.

Each holder of shares of TriSummit common stock outstanding as of the close of business on the record date will be entitled to one vote on each of the TriSummit merger proposal and the TriSummit adjournment proposal for each share held of record. Each holder of shares of TriSummit Series A preferred stock outstanding as of the close of business on the record date will be entitled to one vote on the TriSummit merger proposal for each share held of record. With regard to the TriSummit merger proposal, the presence at the TriSummit special meeting, in person or by proxy, of holders of at least a majority of the shares of TriSummit common stock and TriSummit Series A preferred stock entitled to vote (voting together as a single class) at the special meeting on the TriSummit merger proposal will constitute a quorum for the transaction of business on the TriSummit merger proposal. With regard to the TriSummit adjournment proposal, the presence at the TriSummit special meeting, in person or by proxy, of holders of at least a majority of the shares of TriSummit common stock entitled to vote at the special meeting on the TriSummit adjournment proposal will constitute a quorum for the transaction of business on the

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TriSummit adjournment proposal. All shares of TriSummit common stock and Series A preferred stock present in person or represented by proxy at the TriSummit special meeting, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum at the TriSummit special meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

For the TriSummit merger proposal to be approved by TriSummit’s shareholders, a majority of the shares of TriSummit common stock and TriSummit Series A preferred stock entitled to vote on the TriSummit merger proposal (voting together as a single class) must be voted in favor of such proposal. For the TriSummit adjournment proposal to be approved by TriSummit’s shareholders, the votes cast by holders of TriSummit common stock in favor of such proposal at the TriSummit special meeting must exceed the votes cast by holders of TriSummit common stock in opposition of such proposal. If you mark “ABSTAIN” on your proxy or fail to submit a proxy and fail to vote in person at the TriSummit special meeting with respect to the TriSummit merger proposal, it will have the same effect as a vote “AGAINST” the TriSummit merger proposal. If you mark “ABSTAIN” on your proxy or fail to submit a proxy and fail to vote in person at the TriSummit special meeting with respect to the TriSummit adjournment proposal, it will have no effect on the TriSummit adjournment proposal.

Shares Held by Directors and Executive Officers; Voting Agreements

As of the record date for the TriSummit special meeting, TriSummit’s directors and executive officers and their affiliates owned and were entitled to vote approximately [385,834] shares of TriSummit common stock (representing approximately [12.02]% of the outstanding shares of TriSummit common stock on that date) and approximately [4,600] shares of TriSummit Series A preferred stock (representing approximately [1.14]% of the outstanding shares of TriSummit Series A preferred stock on that date). Neither HomeTrust nor its directors, executive officers or their affiliates own any shares of TriSummit capital stock.

Concurrent with the execution of the merger agreement, the directors and executive officers of TriSummit entered into voting agreements with HomeTrust under which they have agreed (1) to vote or cause to be voted in favor of the TriSummit merger proposal all shares of TriSummit common stock and TriSummit Series A preferred stock of which they are the record or beneficial owner as the date of the voting agreement and (2) subject to limited exceptions, not to sell or otherwise dispose any of their shares of TriSummit common stock or TriSummit Series A preferred stock until after the approval of the TriSummit merger proposal by the shareholders of TriSummit. For additional information regarding the voting agreements, see “The Merger Agreement—Voting Agreements.”

Voting of Proxies; Incomplete Proxies

Each copy of this proxy statement/prospectus mailed to holders of TriSummit common stock or TriSummit Series A preferred stock is accompanied by a form of proxy card with instructions for voting. If you hold shares of TriSummit common stock or TriSummit Series A preferred stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this proxy statement/prospectus, regardless of whether you plan to attend the special meeting. You may also vote your shares through the internet or by telephone. Information and applicable deadlines for voting through the internet or by telephone are set forth in the enclosed proxy card instructions.

All shares of TriSummit common stock and TriSummit Series A preferred stock represented by valid proxies that TriSummit receives through this solicitation and that are not revoked will be voted at the TriSummit special meeting in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your shares of TriSummit common stock, if any, and your shares of TriSummit Series A preferred stock, if any, will be voted “FOR” the TriSummit merger proposal, and your shares of TriSummit common stock, if any, will be voted “FOR” the TriSummit adjournment proposal. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the TriSummit special meeting or at any adjournment or postponement of the TriSummit special meeting. However, if other business properly comes before the TriSummit special meeting or any adjournment or postponement thereof, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

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Revocability of Proxies and Changes to a TriSummit Shareholder’s Vote

If you hold shares of TriSummit common stock or TriSummit Series A preferred stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted at the TriSummit special meeting by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation to TriSummit’s President and Chief Executive Officer, (3) attending the TriSummit special meeting in person and voting by ballot at the TriSummit special meeting, or (4) voting by telephone or the internet at a later time but prior to the deadline for telephone and internet voting specified in the enclosed proxy card instructions.

Any TriSummit shareholder entitled to vote in person at the TriSummit special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying TriSummit’s President and Chief Executive Officer of revocation) of a shareholder at the TriSummit special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to: TriSummit Bancorp, Inc., Attention: President and Chief Executive Officer, Post Office Box 628, Kingsport, Tennessee 37662.

Solicitation of Proxies

TriSummit will bear the entire cost of soliciting proxies from TriSummit shareholders. If necessary, TriSummit may use its directors and employees, who will not be specially compensated, to solicit proxies from TriSummit shareholders, either personally or by telephone, facsimile, letter, or electronic means. Additionally, TriSummit has engaged Georgeson to assist with the solicitation of proxies. TriSummit will pay approximately $6,000, plus $5.50 for each call made to or received from holders of TriSummit common stock or Series A preferred stock, in addition to other fees, including the reimbursement of routine out-of-pocket expenses in connection with this proxy solicitation. In addition, TriSummit will indemnify Georgeson against any losses arising out of the firm’s proxy soliciting services on behalf of TriSummit. Georgeson may solicit proxies by telephone or other electronic means or in person.

Attending the TriSummit Special Meeting

All holders of TriSummit capital stock, whether or not entitled to vote at the TriSummit special meeting, are invited to attend the TriSummit special meeting.

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TRISUMMIT PROPOSALS

TriSummit Merger Proposal

As discussed elsewhere in this proxy statement/prospectus, TriSummit is asking holders of its common stock and Series A preferred stock to approve the TriSummit merger proposal. Holders of TriSummit common stock and Series A preferred stock should read carefully this proxy statement/prospectus in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. In particular, holders of TriSummit common stock and Series A preferred stock are directed to the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus.

The affirmative vote of the holders of a majority of the shares of TriSummit common stock and TriSummit Series A preferred stock entitled to vote on the TriSummit merger proposal (voting together as a single class) is required for the approval of the TriSummit merger proposal.

The TriSummit board of directors unanimously recommends that holders of TriSummit common stock and TriSummit Series A preferred stock vote “FOR” the TriSummit merger proposal.

Each of the directors and executive officers of TriSummit and TriSummit Bank has entered into a voting agreement with HomeTrust, pursuant to which the director or executive officer has agreed to vote “FOR” the TriSummit merger proposal. For more information regarding these voting agreements, see “The Merger Agreement—Voting Agreements.”

Under Tennessee law, shareholders are not entitled to bring any other proposals before the TriSummit special meeting.

TriSummit Adjournment Proposal

The TriSummit special meeting may be adjourned to another time or place, if necessary or appropriate to permit, among other things, further solicitation of proxies in the event there is not a sufficient number of votes present at the TriSummit special meeting in person or by proxy, and entitled to vote, to approve the TriSummit merger proposal.

If at the TriSummit special meeting the number of shares of TriSummit common stock and Series A preferred stock present in person or by proxy and voting in favor of the TriSummit merger proposal is insufficient to approve the TriSummit merger proposal, TriSummit intends to move to adjourn the TriSummit special meeting in order to enable the TriSummit board of directors to solicit additional proxies for approval of the TriSummit merger proposal.

By this proposal, TriSummit is asking holders of its common stock to authorize the holder of any proxy solicited by the TriSummit board of directors from a holder of TriSummit common stock to, on a discretionary basis, vote in favor of adjourning the TriSummit special meeting to another time or place for the purpose of soliciting additional proxies, including the solicitation of proxies from TriSummit shareholders who have previously voted against the TriSummit merger proposal.

Only holders of TriSummit common stock as of the record date set for the TriSummit special meeting are entitled to vote on the TriSummit adjournment proposal. For the TriSummit adjournment proposal to be approved by the holders of TriSummit common stock, the votes cast by holders of TriSummit common stock in favor of such proposal at the TriSummit special meeting must exceed the votes cast by holders of TriSummit common stock in opposition of such proposal.

The TriSummit board of directors unanimously recommends that holders of TriSummit common stock vote “FOR” the TriSummit adjournment proposal.

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THE MERGER

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Appendix A to this proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Appendix A, for a more complete understanding of the merger.

Terms of the Merger

Each of HomeTrust’s and TriSummit’s board of directors has approved the merger agreement. The merger agreement provides for the merger of TriSummit with and into HomeTrust, with HomeTrust continuing as the surviving corporation in the merger. Immediately following the completion of the merger, TriSummit’s wholly owned bank subsidiary, TriSummit Bank, will merge with and into HomeTrust’s wholly owned bank subsidiary, HomeTrust Bank, with HomeTrust Bank continuing as the resulting institution in the bank merger.

In the merger, each share of TriSummit common stock, $1.00 par value per share, and TriSummit Series A preferred stock, $1.00 par value per share, issued and outstanding immediately prior to the completion of the merger, except for specified shares of TriSummit stock held by TriSummit or HomeTrust and dissenting shares, will be converted into the right to receive $4.40 in cash plus a number of shares of HomeTrust common stock equal to $4.40 divided by the average HomeTrust common stock price (the “exchange ratio”), subject to adjustment, which we refer to as the “merger consideration.” If the average HomeTrust common stock price is equal to or less than $19.05 per share, then the exchange ratio will be fixed at .2310. If the average HomeTrust common stock price is equal to or greater than $20.96 per share, then the exchange ratio will be fixed at .2099. No fractional shares of HomeTrust common stock will be issued in connection with the merger, and holders of TriSummit common stock and TriSummit Series A preferred stock will be entitled to receive cash in lieu thereof.

Holders of TriSummit common stock and TriSummit Series A preferred stock are being asked to approve the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

As part of its ongoing consideration and evaluation of TriSummit’s long-term strategic plan, TriSummit’s board of directors regularly reviews and assesses the company’s business strategies and objectives, with the goal of maximizing value for the company’s shareholders. The TriSummit board of directors also periodically considers the many challenges that may affect TriSummit’s ability to grow its existing business and maximize shareholder value in the current economic and regulatory environment. In recent years, the challenges and risks to TriSummit have included limited access to growth capital, increasing operating costs, the low interest rate environment, increasing competition, and challenges associated with growing loan volumes while maintaining asset quality. The board of directors is also mindful of the fact that TriSummit’s stock is not publicly traded, resulting in limited liquidity for TriSummit shareholders. As such, the board of directors generally discussed on occasion the possibility of a strategic transaction if an attractive valuation and structure were presented to the company.

In January of 2016, TriSummit’s President and Chief Executive Officer, R. Lynn Shipley, Jr., met informally with the chief executive officer of another financial institution to discuss a potential combination of their two organizations. TriSummit and this institution executed a mutual non-disclosure agreement. In February of 2016, Mr. Shipley and other members of the TriSummit management team met again with representatives of this institution. The organizations continued to engage in discussions over the following months; however, the other institution ultimately decided to pursue other initiatives.

On March 9, 2016, TriSummit engaged BSP Securities to provide certain financial advisory and investment banking services, including: (i) an evaluation of strategic initiatives or alternatives and the company’s long-term strategy, (ii) an evaluation of a potential merger or sale of TriSummit, including an evaluation of the relative strengths and weaknesses of potential merger partners and the financial rationale and implications for shareholder

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value of a potential transaction, and (iii) if requested by TriSummit, an opinion as to the fairness, from a financial point of view, of the consideration received in a potential merger or sale by TriSummit’s shareholders.

In March and April of 2016, BSP Securities prepared a confidential information memorandum regarding TriSummit, and gathered TriSummit due diligence materials into an electronic data room. In May of 2016, representatives of BSP Securities identified 14 financial institutions to contact on a confidential basis in order to ascertain their respective levels of interest in acquiring TriSummit. Of the 14 institutions contacted, 11 initially expressed interest in a possible transaction. Mutual non-disclosure agreements were executed with eight of those institutions, and those eight institutions were each provided with the confidential information memorandum. Of the eight institutions that received the confidential information memorandum, three requested access to the online data room that contained certain non-public information regarding TriSummit. HomeTrust was among the 14 financial institutions initially contacted and among the three institutions that requested access to the data room. HomeTrust executed a mutual non-disclosure agreement on May 19, 2016.

During the ensuing weeks, those institutions that had executed non-disclosure agreements and requested access to the data room conducted preliminary due diligence on TriSummit to determine whether to pursue further negotiations regarding a potential acquisition of TriSummit.

On June 6, 2016, Mr. Shipley met with HomeTrust’s Chairman, President, and Chief Executive Officer, Dana L. Stonestreet, to informally discuss the possible combination of the two companies. Mr. Stonestreet presented an introduction and overview of HomeTrust and the parties discussed a number of matters relevant to a possible combination of their organizations, including their respective company cultures, banking strategy, staffing, competitive environment, asset quality and other matters.

On July 11, 2016, Mr. Shipley, together with TriSummit’s Chief Financial Officer and Chief Operations Officers, George J. Schneider, and Chief Credit Officer, William B. Bell, III, met with Mr. Stonestreet and other executive officers and senior management of HomeTrust at HomeTrust’s main office to discuss a potential combination of the two companies, including the companies’ respective business strategies, cultures, goals, and operations, in addition to a discussion of certain of TriSummit’s assets.

By letter dated July 22, 2016, HomeTrust delivered an initial non-binding indication of interest to TriSummit setting forth two alternative pricing options for a proposed business combination: (1) a price per share of TriSummit common stock and Series A preferred stock between $8.70 and $9.00, with the final price to be set following and based on the appraisal of certain of TriSummit’s real property, or (2) a fixed price of $8.80 per share of TriSummit common stock and Series A preferred stock. The indication of interest provided that the consideration would be paid 50% in cash and 50% in shares of HomeTrust common stock, with the exchange ratio calculated based on the 20-day average closing price of HomeTrust’s common stock and with the minimum closing price to be no less than HomeTrust’s tangible book value as of the previous month-end and the maximum to be no more than 110% of HomeTrust’s tangible book value as of the previous month-end. The indication of interest contemplated that any TriSummit options with strike prices greater than the implied value of the merger consideration on a per share basis (i.e., “out-of-the-money” options) would be cancelled. The initial indication of interest also requested that TriSummit enter into an exclusivity period to permit the parties to more fully negotiate the terms of a potential transaction.

Representatives of BSP Securities requested that institutions confirm their non-binding indications of interest during the week of July 25, 2016. No other indications of interest were received by TriSummit.

On August 2, 2016, the TriSummit board of directors held a special meeting to review the non-binding indication of interest letter from HomeTrust. Representatives of BSP Securities and Butler Snow LLP, counsel to TriSummit, which we refer to as Butler Snow, were in attendance at this meeting. BSP Securities representatives presented the board of directors with an analysis of various strategic alternatives available to TriSummit, including the need to raise additional capital if TriSummit remains an independent institution, the pricing of recent acquisitions in the financial institutions industry, and the projected value of a transaction with HomeTrust. The board of directors discussed the benefits of the transaction with HomeTrust, including the value of HomeTrust’s common stock, the opportunity for liquidity for TriSummit shareholders, and HomeTrust’s ability to grow the combined institution. The board of directors additionally discussed challenges to the organization’s continued

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growth, including the current interest rate environment, increased regulatory compliance costs, and the desire to provide liquidity for the company’s shareholders. After extensive discussions regarding the merits of the HomeTrust indication of interest, the board of directors instructed representatives of BSP Securities to ask HomeTrust to increase the merger consideration to an implied value of $9.10 per share of TriSummit stock, and to provide additional concessions, including the assumption of out-of-the-money options, certain adjustments regarding the timing of the determination of the pricing collar, and an extension of the time period during which HomeTrust would indemnify and provide insurance coverage for TriSummit’s directors and officers.

On August 9, 2016, HomeTrust submitted a revised non-binding indication of interest, which did not increase the merger consideration, but did provide for certain other of the amendments requested by TriSummit, including adjustments to the pricing collar and the assumption of half of the out-of-the-money stock options.

On August 11, 2016, the TriSummit board of directors met to discuss the revised indication of interest, and after discussion regarding the merits of the indication of interest, the board authorized senior management to continue to negotiate the terms of a sale transaction with HomeTrust. TriSummit and HomeTrust entered into exclusive negotiations on August 15, 2016.

On August 30, 2016, HomeTrust’s legal counsel, Silver Freedman Taff & Tiernan LLP, which we refer to as SFT&T, distributed an initial draft of an agreement and plan of merger to Butler Snow. From August 30, 2016, to September 15, 2016, HomeTrust and TriSummit and their respective financial and legal advisors negotiated and finalized the terms of the merger agreement and the related ancillary agreements. On September 15, 2016, the terms of the definitive merger agreement and related ancillary agreements were finalized for presentation to the parties’ respective boards of directors.

On September 16, 2016, the board of directors of TriSummit met to consider the proposed transaction with HomeTrust, after receiving presentations from TriSummit’s outside legal counsel and BSP Securities and discussions with senior management. At the meeting, TriSummit’s legal counsel reviewed with its directors their fiduciary duty to shareholders under Tennessee law. Legal counsel also reviewed with directors the terms and conditions of the merger agreement, the merger, and the various agreements to be signed in connection with the merger agreement. BSP Securities reviewed the financial aspects of the proposed merger and rendered to the TriSummit board of directors an opinion, dated September 16, 2016, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by BSP Securities as set forth in such opinion, the consideration to be received by holders of TriSummit common stock and TriSummit Series A preferred stock in the merger pursuant to the terms of the merger agreement is fair to the holders of TriSummit common stock and TriSummit Series A preferred stock from a financial point of view. Following a discussion among members of TriSummit’s board of directors, including consideration of the factors described under “—TriSummit’s Reasons for the Merger; Recommendation of the TriSummit Board of Directors” below in this proxy statement/prospectus, TriSummit’s board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of TriSummit and its shareholders and approved and adopted the merger agreement, and resolved to submit the merger agreement to TriSummit’s shareholders for approval and to recommend approval of the merger agreement by TriSummit’s shareholders.

On September 16, 2016, HomeTrust’s board of directors held a special meeting to review and discuss the proposed merger and the merger agreement. Following such discussion, HomeTrust’s board of directors unanimously voted to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and authorized HomeTrust’s management to execute the merger agreement.

On September 20, 2016, the merger agreement was executed by officers of HomeTrust and TriSummit, and before the financial markets opened the following day, HomeTrust and TriSummit issued a joint press release announcing the execution of the merger agreement and the terms of the merger.

TriSummit’s Reasons for the Merger; Recommendation of TriSummit’s Board of Directors

After careful consideration, at a meeting held on September 16, 2016, TriSummit’s board of directors determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of TriSummit and its common and Series A preferred shareholders and unanimously approved the

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merger agreement. TriSummit’s board of directors now recommends that holders of TriSummit common stock and TriSummit Series A preferred stock vote “FOR” the TriSummit merger proposal and that holders of TriSummit common stock vote “FOR” the TriSummit adjournment proposal.

In reaching its decision to approve the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and recommend that its shareholders vote “FOR” the TriSummit merger proposal, the TriSummit board of directors consulted with TriSummit management, as well as its independent financial and legal advisors, and considered a number of factors, including the following material factors:

•	its knowledge of TriSummit’s business, operations, financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization and as a part of a combined company with HomeTrust;

•	its understanding of HomeTrust’s business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects taking into account presentations by senior management of its due diligence review of HomeTrust and information furnished by BSP Securities;

•	its belief that the merger will result in a stronger commercial banking franchise with a diversified revenue stream, strong capital ratios, a well-balanced loan portfolio and an attractive funding base that has the potential to deliver a higher value to TriSummit’s shareholders as compared to continuing to operate as a standalone entity;

•	the belief that HomeTrust and TriSummit share a common vision of the importance of customer service and local decision-making and that management and employees of TriSummit and HomeTrust possess complementary skills and expertise, which management believes should facilitate integration and implementation of the transaction;

•	the expanded possibilities, including organic growth and future acquisitions, that would be available to HomeTrust given its larger size, asset base, capital, market capitalization and trading liquidity and footprint;

•	the anticipated pro forma impact of the merger on HomeTrust, including potential synergies, and the expected impact on financial metrics such as earnings and tangible equity per share, as well as on regulatory capital levels;

•	the fact that the value of the merger consideration for holders of TriSummit common stock at $8.80 per share represents a premium of approximately 26% over the $7.00 last known sales price of TriSummit common stock on December 23, 2015, and that the value of the merger consideration for holders of TriSummit Series A preferred stock at $8.80 per share represents a premium of approximately 26% over the $7.00 last known sales price of TriSummit Series A preferred stock on October 17, 2014;

•	the board’s review of similar transactions and belief that the merger is likely to provide substantial future value to holders of TriSummit common stock and Series A preferred stock;

•	the financial analyses of BSP Securities, TriSummit’s independent financial advisor, and its written opinion, dated as of September 16, 2016, delivered to the TriSummit board of directors to the effect that, as of that date and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the merger consideration was fair, from a financial point of view, to TriSummit’s common and Series A preferred shareholders;

•	the benefits to TriSummit and its customers of operating as part of a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

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•	the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments which significantly impact industry competitive conditions;

•	the expected social and economic impact of the merger on the constituencies served by TriSummit, including its borrowers, customers, depositors, employees, suppliers and communities;

•	the effects of the merger on TriSummit employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to TriSummit employees;

•	the board’s understanding of the current and prospective environment in which TriSummit and HomeTrust operate, including national and local economic conditions, the interest rate environment, the impact of rising operating costs resulting from regulatory initiatives and compliance mandates.

•	the continued rapid consolidation in the financial services industry and the competitive effects of the increased consolidation on smaller financial institutions such as TriSummit;

•	the ability of HomeTrust to complete the merger from a financial and regulatory perspective;

•	the equity interest in the combined company that TriSummit’s existing common and Series A preferred shareholders will receive in the merger, which allows such shareholders to continue to participate in the future success of the combined company;

•	the greater market capitalization and trading liquidity of HomeTrust common stock in the event that TriSummit shareholders desire to sell the shares of HomeTrust common stock to be received by them following completion of the merger;

•	the board’s understanding that the merger will qualify as a tax-deferred “reorganization” under Section 368(a) of the Code, providing favorable U.S. .federal income tax consequences to TriSummit’s shareholders on the stock portion of the merger consideration; and

•	the board’s review with its independent legal advisor, Butler Snow, of the material terms of the merger agreement, including the board’s ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation of the merger to TriSummit’s shareholders and to consider and pursue a better unsolicited acquisition proposal, subject to the potential payment by TriSummit of a termination fee of $1.5 million to HomeTrust, which the board of directors concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement, as well as the nature of the covenants, representations and warranties and termination provisions in the merger agreement.

The TriSummit board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

•	the potential risk of diverting management attention and resources from the operation of TriSummit’s business and towards the completion of the merger;

•	the restrictions in the merger agreement on the conduct of TriSummit’s business prior to the completion of the merger, which are customary for merger agreements involving financial institutions but which, subject to specific exceptions, could delay or prevent TriSummit from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of TriSummit absent the pending merger;

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•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating TriSummit’s business, operations and workforce with those of HomeTrust;

•	the merger-related costs and expenses;

•	the fact that certain of TriSummit’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of TriSummit’s shareholders generally, as described under the heading “-Interests of TriSummit’s Directors and Executive Officers in the Merger”;

•	the fact that, although TriSummit expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, including the risk that necessary regulatory approvals or the TriSummit shareholder approval might not be obtained and, as a result, the merger may not be consummated;

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

•	the fact that HomeTrust has never declared a dividend and may not do so following the merger;

•	the fact that (i) TriSummit would be prohibited from affirmatively soliciting other acquisition proposals after execution of the merger agreement and (ii) TriSummit would be obligated to pay to HomeTrust a termination fee of $1.5 million if the merger agreement is terminated under certain circumstances, all of which may discourage other parties potentially interested in a strategic transaction with TriSummit from pursuing such a transaction; and

•	the other risks described under the heading “Risk Factors.”

The foregoing discussion of the information and factors considered by the TriSummit board of directors is not intended to be exhaustive, but includes the material factors considered by the TriSummit board of directors. In reaching its decision to approve the merger agreement, including the merger and the other transactions contemplated by the merger agreement, the TriSummit board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The TriSummit board of directors considered all these factors as a whole, including discussions with and questioning of TriSummit’s management and TriSummit’s independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

TriSummit’s board of directors unanimously approved the merger agreement and recommends that holders of TriSummit common stock and TriSummit Series A preferred stock vote “FOR” the approval of the TriSummit merger proposal and that holders of TriSummit common stock vote “FOR” approval of the TriSummit adjournment proposal. TriSummit shareholders should be aware that TriSummit’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other TriSummit shareholders. The TriSummit board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and in recommending that the TriSummit merger proposal be approved by the shareholders of TriSummit. See “—Interests of TriSummit’s Directors and Executive Officers in the Merger.”

This summary of the reasoning of TriSummit’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

HomeTrust’s Reasons for the Merger

After careful consideration, at a meeting held on September 16, 2016, HomeTrust’s board of directors unanimously determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of HomeTrust and its shareholders.

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In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the HomeTrust board of directors consulted with HomeTrust management, as well as its independent financial and legal advisors, and considered a number of factors, including the following material factors:

•	its knowledge of TriSummit’s business, operations, financial condition, earnings and prospects, taking into account the results of HomeTrust’s due diligence review of TriSummit, including HomeTrust’s assessments of TriSummit’s credit policies, asset quality, adequacy of loan loss reserves, interest rate risk and litigation;

•	the fact that an acquisition of TriSummit would enable HomeTrust to expand its strategic presence through five additional bank offices in the attractive eastern Tennessee market area;

•	The reports of HomeTrust management and the financial presentation of HomeTrust’s financial advisor concerning the operations and financial condition of TriSummit and the pro forma financial impact of the merger;

•	the strength of TriSummit’s management team;

•	the fact that TriSummit’s shareholders would own approximately __% of the outstanding shares of HomeTrust common stock immediately following the merger;

•	the interests of TriSummit’s directors and executive officers in the merger, in addition to their interests generally as shareholders, as described under “—Interests of TriSummit’s Directors and Executive Officers in the Merger”;

•	TriSummit’s and HomeTrust’s management teams share a common business vision and commitment to their respective customers, shareholders, employees and other constituencies;

•	The belief of HomeTrust’s management that the merger will be accretive to HomeTrust’s GAAP earnings;

•	the merger is likely to provide an increase in shareholder value, including the benefits of a stronger strategic position;

•	the anticipated pro forma impact of the merger on the combined company, including potential synergies, and the expected impact on financial metrics such as earnings and tangible equity per share, as well as on regulatory capital levels;

•	the likelihood of a successful integration of TriSummit’s business, operations and workforce with those of HomeTrust;

•	the regulatory and other approvals required in connection with the transaction and the likelihood such approvals would be received in a timely manner and without unacceptable conditions; and

•	the financial and other terms of the merger agreement, including the exchange ratio for the stock portion of the merger consideration and the fixed per share amount for the cash portion of the merger consideration, tax treatment and termination fee provisions, which the HomeTrust board reviewed with its outside financial and legal advisors.

The HomeTrust board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

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•	the potential risk of diverting management attention and resources from the operation of HomeTrust’s business towards the completion of the merger;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating TriSummit’s business, operations and workforce with those of HomeTrust;

•	the merger-related costs and expenses;

•	the fact that the stock portion of the merger consideration consists of an exchange ratio that floats within certain limits and, therefore, the number of shares of HomeTrust common stock to be issued in the merger is not fixed at this time;

•	the outcome of potential litigation in connection with the merger; and

•	the other risks described under the heading “Risk Factors.”

The foregoing discussion of the information and factors considered by the HomeTrust board of directors is not intended to be exhaustive, but includes the material factors considered by the HomeTrust board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the HomeTrust board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The HomeTrust board of directors considered all these factors as a whole, including discussions with, and questioning of, HomeTrust’s management and HomeTrust’s independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

HomeTrust’s board of directors unanimously approved the merger agreement.

This summary of the reasoning of HomeTrust’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of BSP Securities, LLC – Financial Advisor to TriSummit

Pursuant to its engagement, TriSummit requested that BSP Securities render a written opinion to the TriSummit board of directors as to the fairness, from a financial point of view, of the merger consideration to be paid by HomeTrust to TriSummit shareholders as set forth in the merger agreement. BSP Securities is an investment banking firm that specializes in providing investment banking services to financial institutions. BSP Securities has been involved in numerous bank-related business combinations. No limitations were imposed by TriSummit upon BSP Securities with respect to rendering its opinion.

At the TriSummit board of director’s September 16, 2016 meeting, at which the TriSummit board of directors considered the proposed merger agreement, BSP Securities delivered to the board its written opinion that, as of such date, the merger consideration was fair to TriSummit shareholders from a financial point of view. The merger agreement was formally approved by the TriSummit board of directors on September 16, 2016.

The full text of BSP Securities’ opinion is attached as Appendix C to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by BSP Securities in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.

The opinion speaks only as of the date of the opinion. The opinion was directed to the TriSummit board of directors and is directed only to the fairness, from a financial point of view, of the merger consideration to TriSummit’s shareholders. It does not address TriSummit’s underlying business decision to engage in the merger or any other aspect of the merger and is not a recommendation to any shareholder as to

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how such shareholder should vote at the TriSummit special meeting with respect to the merger or any other matter nor does it constitute a recommendation as to whether or not any TriSummit shareholder should exercise any dissenters’ rights that may be available to such shareholder.

BSP Securities’ opinion was reviewed and approved by BSP Securities’ Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority. For purposes of the opinion and in connection with its review of the proposed transactions, BSP Securities, among other things, did the following:

•	Reviewed the terms of the draft merger agreement as of September 16, 2016;

•	Participated in discussions with TriSummit management concerning TriSummit’s financial condition, asset quality and regulatory standing, capital position, historical and current earnings, management succession and TriSummit’s future financial performance;

•	Participated in discussions with HomeTrust management concerning HomeTrust’s financial condition, asset quality and regulatory standing, capital position, historical and current earnings, management succession and HomeTrust’s future financial performance;

•	Reviewed TriSummit’s audited financial statements for the years ended December 31, 2015, 2014, and 2013, and unaudited financial statements for the quarter ended June 30, 2016;

•	Reviewed HomeTrust’s recent filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended June 30, 2016 as well as quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and December 31, 2015;

•	Reviewed certain financial forecasts and projections of TriSummit, prepared by its management, as well as the estimated cost savings and related transaction expenses expected to result from the merger;

•	Analyzed certain aspects of TriSummit’s financial performance and condition and compared such financial performance with similar data of publicly-traded companies we deemed similar to TriSummit;

•	Compared the proposed financial terms of the merger with the financial terms of certain other recent merger and acquisition transactions, involving companies deemed to be relevant;

•	Reviewed historical trading activity of HomeTrust and analysts’ consensus estimates for HomeTrust’s future earnings;

•	Analyzed certain aspects of HomeTrust’s financial performance and condition and compared such financial performance with similar data of publicly-traded companies we deemed similar to HomeTrust; and

•	Performed such other analyses and considered such other information, financial studies, and investigations and financial, economic and market criteria deemed relevant.

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BSP Securities assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that was provided to it by TriSummit, HomeTrust, and their respective representatives, and of the publicly available information that was reviewed by BSP Securities. BSP Securities is not an expert in the evaluation of allowances for loan losses and did not independently verified such allowances of TriSummit and HomeTrust, and has relied on and assumed that such allowances of TriSummit and HomeTrust were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of the relevant financial statements. BSP Securities was not retained to and did not conduct a physical inspection of any of the properties or facilities of TriSummit or HomeTrust, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of TriSummit or HomeTrust, was not furnished with any such evaluation or appraisal other than third party loan reviews, and did not review any individual credit files. BSP Securities’ opinion was necessarily based on economic, market, and other conditions in effect on, and the information made available to it, as of September 16, 2016.

BSP Securities, as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, private placements of securities, and valuations for other purposes. In rendering its fairness opinion, BSP Securities acted on behalf of the TriSummit board of directors.

BSP Securities’ opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to holders of TriSummit stock in the merger and does not address the ability of the merger to be consummated, the satisfaction of the conditions precedent contained in the merger agreement, or the likelihood of the merger receiving regulatory approval. Although BSP Securities was retained on behalf of the TriSummit board of directors, our opinion does not constitute a recommendation to any director of TriSummit as to how such director or any shareholder should vote with respect to the merger agreement.

Based upon and subject to the foregoing and based on BSP Securities’ experience as investment bankers, BSP Securities’ activities as described above, and other factors BSP Securities deemed relevant, BSP Securities rendered its opinion that, as of September 16, 2016, the merger consideration to be paid to the holders of TriSummit common stock and TriSummit Series A preferred stock in the merger is fair, from a financial point of view.

The following is a summary of material analyses performed by BSP Securities in connection with its opinion to the TriSummit board of directors on September 16, 2016. The summary does not purport to be a complete description of the analyses performed by BSP Securities but summarizes the material analyses performed and presented in connection with such opinion.

Summary of the Proposed Merger

BSP Securities reviewed the financial terms of the proposed transaction. In accordance with the terms of the merger agreement, each share of TriSummit common stock and Series A preferred stock issued and outstanding immediately prior to the effective time of the merger (excluding shares owned by TriSummit or HomeTrust, unless such shares are held in trust accounts, managed accounts, mutual funds and the like or otherwise in a fiduciary or agency capacity or as a result of debts previously contracted, and shares held by dissenting shareholders) will be converted into the right to receive, if the merger is completed, promptly following the completion of the merger, the merger consideration consisting of $4.40 in cash plus a number of shares of HomeTrust common stock equal to $4.40 divided by the average HomeTrust common stock price (the “exchange ratio”), subject to adjustment. If the average HomeTrust common stock price is equal to or less than $19.05 per share, then the exchange ratio will be fixed at .2310. If the average HomeTrust common stock price is equal to or greater than $20.96 per share, then the exchange ratio will be fixed at .2099. Further, to the extent that a TriSummit warrant is properly exercised prior to the effective time of the merger, the holder will receive the same merger consideration as the other TriSummit common shareholders for each share of TriSummit common stock acquired via exercise of the TriSummit warrant. Each TriSummit warrant that is outstanding immediately prior to the effective time of the merger will at the effective time either be (i) cashed out by TriSummit for a cash payment equal to $0.80 (the total per share merger consideration of $8.80 less the warrant exercise price of $8.00 per share) multiplied by the number of shares subject to the TriSummit warrant, subject to any withholding requirements, or (ii) assumed by HomeTrust for the sole purpose of paying the merger consideration in respect of the shares of TriSummit common stock subject to the TriSummit warrant upon the proper exercise thereof after the effective time of the merger. Each Adjusted Option

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that is outstanding immediately prior to the effective time of the merger will be assumed by HomeTrust and converted into the right to receive an option to purchase that number of shares of HomeTrust common stock equal to the product obtained by multiplying (i) the number of shares of TriSummit common stock and TriSummit Series A preferred stock subject to the Adjusted Option immediately prior to the effective time of the merger (i.e., after taking into account the option cancellations) by (ii) the Adjusted Option Exchange Ratio, rounded to the nearest whole number of shares of HomeTrust common stock. Each option to purchase HomeTrust common stock will have an exercise price per share of HomeTrust common stock equal to (x) $10.00 (the per share exercise price under each TriSummit option award) divided by (y) the Adjusted Option Exchange Ratio, rounded to the nearest whole cent. Each option to purchase HomeTrust common stock will otherwise be subject to the same terms and conditions applicable to the corresponding TriSummit option award, including vesting terms.

Based on the average HomeTrust common stock price as of September 13, 2016, of $19.16 per share, the total implied merger consideration is $39.0 million, which includes the consideration for TriSummit common stock (including common stock equivalents such as the Series A preferred stock), TriSummit warrants, TriSummit stock option and the redemption of TriSummit’s Series B preferred stock, Series C preferred stock and Series D preferred stock, currently held by private shareholders. BSP Securities summarized the merger terms, based on TriSummit’s financial information as of June 30, 2016, in the table below.

Pricing

Common Transaction Value (1)	$31,878,841
Legacy TARP Redemption	$7,140,000
Total Transaction Value	$39,018,841

HTBI Share Price (20-Trading Day Avg. Close)	$19.16
HTBI 6/30/16 Tangible Book Value per Share	$19.05

Price/ Tangible Book Value (%)	100.6%
Price/ LTM Earnings per Share (x)	29.5
Price/ LTM 12/31/16 Estimated Earnings per Share (x) (2)	21.8

Current Offer per Common Share (3)	$8.80
TriSummit 6/30/16 Tangible Book Value per Share (4)	$7.26

Price/ Tangible Book Value (%) (5)	121.6%
Price/ LTM Earnings (x)	75.8
Price/2016 Estimated Earnings (x) (6)	64.7
Price/Assets (%)	9.0%

Premium/Core Deposits (%)	2.4%

(1) Includes consideration of TriSummit Warrants and TriSummit Option Awards - the value of which was calculated as of 9/13/16 and based on Black Scholes model; risk free rate assumed at 0.60%, volatility assumed at 12%; value may change prior to closing.

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(2) Mean analyst estimate used to determine LTM 12/31/16 Est. EPS; HomeTrust's FYE is 6/30.

(3) TriSummit common shares outstanding include common stock equivalents.

(4) Tangible Common Equity and Tangible Equity Figures include $508,000 of expected tax benefits associated with the amoritzation of TriSummit's core deposit intangibles; these non-GAAP figures were used to conform with HomeTrust's preferred method of calculating tangible book value in public filings. The value of these tax benefits is excluded from tangible equity, tangible common equity and tangible book value per share elsewhere in this opinion, unless otherwise noted.

(5) Price to tangible book value on a fully diluted basis.

(6) TriSummit projections used to determine 2016 Est. Earnings; 2016 Net Income is projected on a tax-normalized basis using a 35% corporate tax rate.

TriSummit Bancshares, Inc.	TriSummit Comparable Trading Group Median

Financial Metrics (1)
Assets (mm)	$353.8	$353.0
TCE Ratio	7.4%	8.2%
LTM ROAA	0.31%	0.33%
LTM ROAE	3.30%	3.85%
NPAs/Assets	0.80%	2.07%

Market Pricing Metrics (2)
Price/LTM EPS	75.8	x	22.8	x
Price/Tangible Book Value (3)	121.6%	82.1%
Price/Assets	9.0%	6.9%

(1) TriSummit financial metrics as of 6/30/16; 35% tax rate applied to ROAA and ROAE; peer financial metrics as of most recent twelve months available.

(2) TriSummit information reflects intrinsic common transaction value metrics; peer metrics based on closing stock prices as of 9/14/16 and peer median metics are adjusted for a 10% liquidity discount.

(3) TriSummit tangible book value includes $508,000 of expected tax benefits associated with the amortization of TriSummit's core deposit intangibles.

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Selected Peer Group Analysis – TriSummit

BSP Securities used publicly available information to compare selected financial information for TriSummit to a peer group of publicly-traded financial institutions that BSP Securities deemed similar to TriSummit and, hence, relevant for purposes of its analysis. BSP Securities compared selected operating results of TriSummit to eight (8) publicly traded Southeast U.S. banks with total assets between $200 million and $600 million, trailing twelve months return on average assets between 0.0% and 0.50%, and three-month average daily trading volume.

Selected Peer Mergers Analysis

BSP Securities used publicly available information to compare selected financial information for TriSummit to three peer groups of publicly announced merger transactions that BSP Securities deemed relevant for purposes of its analysis. BSP Securities compared selected operating results of TriSummit to (a) 47 Southeast U.S. mergers announced since January 1, 2015 for whole banks with total assets between $100 million and $500 million as of announcement date (“SE Asset Size Peer Group”); (b) 24 Southeast U.S. mergers announced since January 1, 2015 for whole banks involving sellers with total assets between $100 million and $500 million at announcement date and a tangible equity to tangible assets ratio between 7.0% and 10.0% at announcement date (“SE Capital Peer Group”); and (c) 12 Southeast U.S. mergers announced since January 1, 2015 for whole banks involving sellers with total assets between $100 million and $500 million at announcement date and trailing twelve month return on average assets less than 0.50% at announcement date (“ SE Profitability Peer Group”). Detailed composition of each merger peer group is available in Tables 1-3 at the end of this section.

	Transaction Value/
	LTM Earnings (x)	Tangible Book (%)	Assets (%)	Premium/ Core Deposits (%)

HTBI/TriSummit (1)	75.8	121.6	9.0	2.4

Peer Group - Median	17.9	137.2	13.3	5.5
Peer Group - 25th Percentile	16.5	121.0	10.9	2.9
Peer Group - 75th Percentile	26.0	143.9	15.5	8.1

GA/ Carolinas Group - Median	16.2	137.5	12.7	4.7
GA/ Carolinas Group - 25th Percentile	14.0	116.0	10.6	1.5
GA/ Carolinas Group - 75th Percentile	23.7	148.0	14.7	7.3

Southeast Group - Median	26.2	126.2	9.3	3.5
Southeast Group - 25th Percentile	17.5	87.3	4.9	-2.1
Southeast Group - 75th Percentile	31.9	137.7	13.2	5.9

(1) 35% tax rate applied to TriSummit's LTM earnings; ROAA and ROAE are adjusted for 35% tax rate applied to YTD net income; TriSummit tangible book value includes $508,000 of expected tax benefits associated with the amortization of TriSummit's core deposit intangible; transaction metrics reflect common transaction value.

No target company used in the selected peer merger group analysis described above is identical to TriSummit. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies to which they are being compared.

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Net Present Value Analysis of Stock Consideration Portion – TriSummit

BSP Securities calculated potential net present values for TriSummit common stock. The purpose of the analysis was to compare the implied value of TriSummit common stock to the merger consideration offered by HomeTrust. Accordingly, BSP Securities relied on financial projections derived from TriSummit’s internal forecasts and BSP Securities’ discussions with management. In determining the present value of TriSummit common stock, BSP Securities utilized a terminal value based on a range of terminal tangible book value multiples of 85% to 110% of 2019 tangible book value and earnings multiples of 15x to 24x 2019 full year earnings. BSP Securities analyzed the trading multiples of TriSummit’s publicly traded peers to determine the range of terminal tangible book value multiples and terminal earnings multiples as of December 31, 2019. The terminal values were then discounted to the present using an estimated discount rate range of 11% to 15%, chosen to reflect the risk of the current operating environment and the risk of TriSummit based on BSP Securities’ experience as a financial advisor.

As shown below, the range of values per share of TriSummit common stock, on a present value basis, based on the assumptions regarding terminal tangible book value multiples and terminal earnings per share multiples for fiscal years 2016 through 2019, ranged from $2.17 to $6.45.

	Terminal Tangible Book Multiples					Terminal Earnings Multiples

	85%	95%	105%	110%		15.0	18.0	21.0	24.0
11%	$4.98	$5.57	$6.16	$6.45	11%	$2.43	$2.92	$3.41	$3.89
12%	$4.84	$5.41	$5.98	$6.26	12%	$2.36	$2.84	$3.31	$3.78
13%	$4.70	$5.26	$5.81	$6.09	13%	$2.30	$2.76	$3.22	$3.68
14%	$4.57	$5.11	$5.65	$5.91	14%	$2.23	$2.68	$3.12	$3.57
15%	$4.44	$4.97	$5.49	$5.75	15%	$2.17	$2.60	$3.04	$3.47

BSP Securities noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Relative Contribution Analysis

BSP Securities reviewed the relative contributions of TriSummit and HomeTrust to the pro forma combined company with respect to certain financial and operating measurements. This analysis was based on projected December 31, 2016 financials for both parties, except for dates indicated otherwise. BSP Securities then compared these contributions to the pro forma implied stock ownership interests of TriSummit and HomeTrust shareholders based on the exchange ratio.

The following table indicates what TriSummit’s percentage contributions would have been on a pro forma basis to the combined company, excluding merger synergies and merger accounting adjustments, in the categories listed:

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	HomeTrust Bancshares, Inc.	TriSummit Bancorp, Inc.	Seller Contribution
	($000)	($000)

Total Assets	2,743,100	360,759	11.6%
Total Loans	1,912,500	250,976	11.6%
Total Deposits	1,814,568	288,454	13.7%
Tangible Common Equity	340,167	32,842	8.8%
LTM Net Income to Common *	11,456	416	3.5%
2016 Est. Net Income to Common *	12,300	493	3.9%

Average Contribution:			8.9%

Seller Pro Forma Common Ownership:			4.7%
Seller Pro Forma Common Ownership, If All Stock:			9.0%

* Net income figures for TriSummit Bancorp, Inc. are shown on a tax-normalized basis using a 35% corporate tax rate

Net Present Value Analysis – HomeTrust

BSP Securities performed a net present value analysis to estimate a range of present values of HomeTrust’s projected 2019 tangible book value and earnings, on a standalone basis, based upon a combination of consensus analyst estimates and BSP Securities’ projections for fiscal years 2016 through 2019. In determining the present value of HomeTrust common stock, BSP Securities utilized a terminal value based on a range of terminal tangible book value multiples of 110% to 140% of 2019 tangible book value and earnings multiples of 18x to 24x 2019 full year earnings. BSP Securities analyzed the trading multiples of HomeTrust’s publicly traded peers to determine the range of terminal tangible book value multiples and terminal earnings multiples. The terminal values were then discounted to the present using an estimated discount rate range of 11% to 15%, chosen to reflect the risk of the current operating environment and the risk of HomeTrust based on BSP Securities’ experience as a financial advisor.

As shown below, the range of values per share of HomeTrust common stock, on a present value basis, based on the assumptions regarding terminal tangible book value multiples and terminal earnings per share multiples for fiscal years 2016 through 2019, ranged from $9.71 to $22.27.

	Terminal Tangible Book Multiples					Terminal Earnings Multiples

	110%	120%	130%	140%		18.0	20.0	22.0	24.0
11%	$17.50	$19.09	$20.68	$22.27	11%	$10.89	$12.10	$13.31	$14.52
12%	$17.00	$18.54	$20.09	$21.63	12%	$10.58	$11.76	$12.93	$14.11
13%	$16.51	$18.01	$19.51	$21.02	13%	$10.28	$11.42	$12.56	$13.71
14%	$16.05	$17.50	$18.96	$20.42	14%	$9.99	$11.10	$12.21	$13.32
15%	$15.60	$17.01	$18.43	$19.85	15%	$9.71	$10.79	$11.87	$12.95

45

BSP Securities noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Net Present Value Analysis – HomeTrust, Pro Forma

BSP Securities also performed a net present value analysis to estimate a range of present values of HomeTrust’s projected 2019 tangible book value and earnings, on a pro forma basis, based upon projected 2019 pro forma tangible book value per share and pro forma earnings per share. In determining the present value of HomeTrust common stock, BSP Securities utilized a terminal value based on a range of terminal tangible book value multiples of 110% to 140% of pro forma 2019 tangible book value and earnings multiples of 18x to 24x pro forma 2019 full year earnings. BSP Securities analyzed the trading multiples of HomeTrust’s publicly traded peers to determine the range of terminal tangible book value multiples and terminal earnings multiples. The terminal values were then discounted to the present using an estimated discount rate range of 11% to 15%, chosen to reflect the risk of the current operating environment and the risk of HomeTrust based on BSP Securities’ experience as a financial advisor.

As shown below, the range of values per pro forma share of HomeTrust common stock, on a present value basis, based on the assumptions regarding terminal tangible book value multiples and earnings per share multiples for fiscal years 2016 through 2019, ranged from $12.52 to $21.68.

	Terminal Tangible Book Multiples					Terminal Earnings Multiples

	110%	120%	130%	140%		18.0	20.0	22.0	24.0
11%	$17.03	$18.58	$20.13	$21.68	11%	$14.05	$15.61	$17.17	$18.74
12%	$16.55	$18.05	$19.55	$21.06	12%	$13.65	$15.16	$16.68	$18.20
13%	$16.07	$17.54	$19.00	$20.46	13%	$13.26	$14.73	$16.21	$17.68
14%	$15.62	$17.04	$18.46	$19.88	14%	$12.88	$14.32	$15.75	$17.18
15%	$15.18	$16.56	$17.94	$19.32	15%	$12.52	$13.92	$15.31	$16.70

Selected Peer Group Analysis – HomeTrust

BSP Securities used publicly available information to compare selected financial information for HomeTrust to a peer group of publicly-traded, liquid financial institutions that BSP Securities deemed relevant for purposes of this analysis. BSP Securities compared selected operating results of HomeTrust to seven (7) publicly traded Southeast U.S. banks with total assets between $1 billion and $5 billion, trailing twelve months return on average assets less than 0.75%, NPAs/assets less than 1.0% and three-month average daily trading volume greater than 1,000 shares (“HomeTrust Comparable Trading Group”). The seven companies compromising the HomeTrust Comparable Trading Group are Atlantic Capital Bancshares, Inc., Capital City Bank Group, Inc., CenterState Banks, Inc., Eastern Virginia Bankshares, Inc., Park Sterling Corp., Seacoast Banking Corp. of Florida, and Smart Financial, Inc. The comparison between HomeTrust and the HomeTrust Comparable Trading Group is summarized in the table below.

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HomeTrust Bancorp, Inc.	HomeTrust Comparable Trading Group Median	HomeTrust Comparable Trading Group 25th Percentile	HomeTrust Comparable Trading Group 75th Percentile

Financial Metrics
Assets (mm)	$2,717.7	$2,807.8	$1,295.0	$4,381.2
TCE Ratio	12.6%	8.2%	7.3%	9.0%
LTM ROAA	0.42%	0.54%	0.36%	0.66%
LTM ROAE	3.16%	5.31%	3.56%	6.29%
NPAs/Assets	0.90%	0.69%	0.35%	0.82%

Market Pricing Metrics
Price/LTM EPS	28.4	x	26.3	x	21.4	x	29.9	x
Price/Tangible Book Value	97.7%	132.7%	115.3%	178.9%
Price/Assets	12.2%	0.9%	0.0%	1.1%

Pricing data as of 9/13/16

No company used in the selected peer trading group analysis described above is identical to HomeTrust. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies to which they are being compared.

Conclusion

Based on the results of the various analyses described above, BSP Securities concluded that the merger consideration to be received under the terms of the merger agreement is fair, from a financial point of view, to TriSummit’s shareholders.

The opinion expressed by BSP Securities was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets and the results of operations or material changes in the assets of TriSummit or HomeTrust could materially affect the assumptions used in preparing the opinion.

As described above, BSP Securities’ opinion was among the many factors taken into consideration by the TriSummit board of directors in making its determination to approve the merger agreement. For purposes of rendering its opinion, BSP Securities assumed that, in all respects material to its analyses:

47

•	the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement thereof;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers; and

•	in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger.

BSP Securities cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or, if applicable, waived by the appropriate party. As of the date of this proxy statement/prospectus, BSP Securities has no reason to believe that any of these conditions will not be satisfied.

Compensation to BSP Securities

TriSummit paid BSP Securities a non-refundable retainer of $20,000 at the time TriSummit engaged BSP Securities. BSP Securities was paid a fee of $35,000 for providing TriSummit’s board of directors with its fairness opinion, which was paid upon rendering of the opinion. BSP Securities will also receive a fee equal to 1.10% of the total transaction value at closing (less $80,000, which was paid upon the execution of the merger agreement), contingent upon closing of the merger. TriSummit has also agreed to reimburse BSP Securities for certain out-of-pocket expenses and disbursements. In addition, TriSummit has agreed to indemnify BSP Securities and its directors, officers and employees from liability in connection with the merger, and to hold BSP Securities harmless from any losses, actions, claims, damages, expenses or liabilities related to any of BSP Securities’ acts or decisions made in good faith and in the best interest of TriSummit. During the two years preceding the date of the opinion, BSP Securities did not provide advisory services to TriSummit or HomeTrust where compensation was received or where BSP Securities contemplates compensation will be received after closing of the merger.

48

Table 1 – SouthEast Asset Size Peer Group

				Transaction Price/				Target Announcement Financials
	Target	Announce	Transaction Value	LTM Earnings	MRQ Tang. Book	MRQ Assets	Premium/ Core Deposits	Total Assets	Tang. Equity/ Tang. Assets	LTM ROAA	LTM ROAE	LTM Eff. Ratio	NPAs/ Assets
Buyer/ Target	State	Date	($mm)	(x)	(%)	(%)	(%)	($000)	(%)	(%)	(%)	(%)	(%)

Median			29.7	17.9	137.2	13.3	5.5	245,565	10.2	0.67	6.6	77.4	1.85
25th Percentile			20.8	16.5	121.0	10.9	2.9	146,137	9.2	0.44	4.7	67.6	0.76
75th Percentile			50.1	26.0	143.9	15.5	8.1	372,806	11.9	0.86	7.1	86.8	3.51

National Commerce Corporation/ Private Bancshares, Inc.	GA	8/31/16	58.4	23.7	223.2	20.1	14.0	291,234	8.6	1.38	16.0	76.8	1.66
Stonegate Bank/ Insignia Bank	FL	8/24/16	36.5	30.5	155.8	14.7	7.4	248,250	9.4	0.53	5.3	78.9	0.80
Citco Community Bancshares, Inc./ American Trust Bank of East Tennessee	TN	7/22/16	19.8	14.2	111.1	14.0	2.4	141,025	12.6	1.02	8.2	73.5	1.91
Equity Bancshares, Inc./ Community First Bancshares, Inc.	AR	7/14/16	68.2	10.7	128.1	14.3	4.2	475,208	11.9	1.41	12.1	57.6	2.98
Pinnacle Financial Corporation/ Independence Bank of Georgia	GA	7/1/16	30.4	18.1	128.9	16.5	5.4	184,113	12.8	0.91	7.4	62.4	0.37
Summit Financial Group, Inc./ First Century Bankshares, Inc.	WV	6/1/16	41.6	16.2	105.4	10.1	0.7	410,011	9.7	0.62	5.6	76.5	2.91
First Citizens BancShares, Inc./ Cordia Bancorp Inc.	VA	5/20/16	37.1	NM	138.3	10.7	5.5	347,818	7.7	-0.60	-7.4	104.3	1.06
State Bank Financial Corporation/ S Bankshares, Inc.	GA	5/19/16	11.0	NM	102.0	10.1	0.3	108,813	9.5	0.53	5.4	86.5	0.90
Coastal Carolina Bancshares, Inc./ VistaBank	SC	5/12/16	12.2	4.4	100.9	11.1	0.2	110,146	11.0	2.48	23.8	103.5	1.31
Sunshine Bancorp, Inc./ FBC Bancorp, Inc.	FL	5/10/16	39.2	17.1	133.1	13.0	3.8	302,200	9.9	0.82	7.6	69.3	0.38
Stonegate Bank/ Regent Bancorp, Inc.	FL	4/26/16	39.3	NA	144.0	10.8	5.6	362,731	NA	NA	NA	NA	NA
State Bank Financial Corporation/ NBG Bancorp, Inc.	GA	4/5/16	68.0	14.8	165.4	18.2	10.5	374,631	10.8	1.28	12.6	52.2	0.74
United Community Banks, Inc./ Tidelands Bancshares, Inc.	SC	4/4/16	2.2	NM	NM	0.5	5.5	466,235	0.4	-0.38	-44.5	106.6	6.20
Blue Ridge Bankshares, Inc./ River Bancorp, Inc.	VA	3/31/16	12.1	8.7	106.9	10.6	1.3	114,318	9.4	1.33	15.3	81.5	1.83
Summit Financial Group, Inc./ Highland County Bankshares, Inc.	VA	2/29/16	21.8	30.1	137.7	17.2	6.0	126,663	11.7	0.59	5.2	75.0	1.92
Robertson Holding Company, L.P./ National Bank of Tennessee	TN	1/21/16	5.7	NM	68.4	4.1	-2.2	140,751	6.0	-0.15	-2.6	106.7	3.62
Carolina Financial Corporation/ Congaree Bancshares, Inc.	SC	1/6/16	15.2	13.9	126.6	13.0	4.0	116,689	11.6	1.09	9.3	81.2	2.65
Franklin Financial Network, Inc./ Civic Bank & Trust	TN	12/14/15	29.7	22.8	141.6	21.1	17.8	141,057	14.9	0.92	6.2	105.8	1.22
Charter Financial Corporation/ CBS Financial Corporation	GA	12/3/15	58.7	14.0	231.0	15.9	12.9	368,675	10.0	2.21	24.3	61.5	1.14
Entegra Financial Corp./ Oldtown Bank	NC	11/24/15	13.5	9.1	115.6	12.0	3.5	112,971	10.3	1.34	13.1	78.6	2.05
Coastal Banking Company, Inc./ First Avenue National Bank	FL	11/23/15	10.5	NM	80.3	8.4	-2.8	124,956	10.5	-0.01	-0.1	102.3	0.79
Seacoast Banking Corporation of Florida/ Floridian Financial Group, Inc.	FL	11/3/15	77.4	33.5	143.9	18.3	8.4	423,369	12.1	0.51	4.2	79.7	1.99
CenterState Banks, Inc./ Hometown of Homestead Banking Company	FL	10/27/15	18.4	11.3	117.4	5.3	1.1	346,291	9.0	0.63	6.8	83.5	4.94
Fidelity Southern Corporation/ American Enterprise Bankshares, Inc.	FL	10/26/15	26.9	NM	140.8	13.1	5.7	205,398	9.1	0.59	6.6	85.5	3.62
First National Bancorp, Inc./ Twin Lakes Community Bank	AR	10/23/15	15.3	14.0	148.3	14.0	8.8	109,304	9.5	1.10	11.0	75.0	1.96
Southern BancShares (N.C.), Inc./ Heritage Bankshares, Inc.	VA	10/21/15	50.2	17.7	150.7	15.2	5.9	329,598	12.5	0.86	7.1	72.7	NA
Renasant Corporation/ KeyWorth Bank	GA	10/20/15	58.7	21.1	137.0	15.1	6.4	388,931	11.0	0.73	6.6	67.6	0.60
Citizens Bancshares of Batesville, Inc./ Parkway Bank	AR	10/14/15	21.8	28.5	142.5	16.5	9.0	131,792	11.6	0.61	5.1	77.0	3.00
Republic Bancorp, Inc./ Cornerstone Bancorp, Inc.	FL	10/7/15	32.3	NA	NA	13.4	NA	241,155	NA	NA	NA	NA	NA
CenterState Banks, Inc./ Community Bank of South Florida, Inc.	FL	10/5/15	66.6	31.9	145.1	13.4	6.0	495,089	9.3	0.44	4.8	86.8	6.42
Farmers and Merchants Bankshares, Inc./ Bankshares of Fayetteville, Inc.	AR	7/30/15	42.3	16.2	121.0	11.8	2.5	360,153	9.7	NA	NA	NA	NA
Southern States Bancshares, Inc./ Columbus Community Bank	GA	7/21/15	21.4	17.9	140.2	NA	9.3	122,154	12.5	0.98	8.1	62.1	1.87
HCBF Holding Company, Inc./ OGS Investments, Inc.	FL	7/20/15	23.5	NM	117.8	10.2	2.1	231,135	8.8	0.39	4.7	87.9	3.40
National Commerce Corporation/ Reunion Bank of Florida	FL	7/7/15	42.2	24.4	160.2	15.5	8.8	272,167	9.7	0.65	7.0	67.3	0.72
Premier Financial Bancorp, Inc./ First National Bankshares Corp.	WV	7/7/15	26.5	17.9	147.1	13.3	4.5	250,161	8.9	0.60	7.0	77.8	NA
First National Bankers Bankshares, Inc./ Independent Bankers' Bank of Florida	FL	6/30/15	1.9	NM	NM	1.3	-20.9	143,213	4.7	-0.58	-14.7	125.3	8.94
Hamilton State Bancshares, Inc./ Highland Financial Services, Inc.	GA	5/15/15	20.1	24.3	143.4	15.5	7.1	129,628	10.8	0.69	6.4	70.4	1.28
River Financial Corporation/ Keystone Bancshares, Inc.	AL	5/13/15	36.7	14.2	136.2	14.5	5.5	252,328	11.0	1.09	10.1	61.0	1.31
Bank of the Ozarks, Inc./ Bank of the Carolinas Corporation	NC	5/6/15	64.7	2.8	137.5	16.8	7.2	385,459	12.2	0.03	0.6	102.6	2.99
Seacoast Banking Corporation of Florida/ Grand Bankshares, Inc.	FL	3/25/15	15.2	17.5	110.7	7.3	0.9	207,976	6.7	0.41	6.4	98.8	10.46
Carolina Alliance Bank/ PBSC Financial Corporation	SC	3/24/15	23.8	25.2	118.0	15.4	4.0	154,241	13.0	0.98	7.5	74.5	1.12
Sunshine Bancorp, Inc./ Community Southern Holdings, Inc.	FL	2/5/15	30.8	26.2	134.7	12.5	6.5	245,565	11.6	0.47	4.3	78.7	0.67
Community & Southern Holdings, Inc./ Community Business Bank	GA	1/30/15	27.4	27.0	140.9	18.4	9.4	149,061	13.1	0.70	5.4	64.8	0.35
Ameris Bancorp/ Merchants & Southern Banks of Florida, Inc.	FL	1/29/15	50.0	17.9	140.7	10.6	4.6	472,487	9.4	1.19	12.0	66.5	1.94
United Community Banks, Inc./ MoneyTree Corporation	TN	1/27/15	53.0	20.2	136.6	12.5	4.8	425,377	10.2	0.64	6.1	72.5	0.28

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Table 2 – SouthEast Capital Peer Group

				Transaction Price/				Target Announcement Financials
	Target	Announce	Transaction Value	LTM Earnings	MRQ Tang. Book	MRQ Assets	Premium/ Core Deposits	Total Assets	Tang. Equity/ Tang. Assets	LTM ROAA	LTM ROAE	LTM Eff. Ratio	NPAs/ Assets
Buyer/Target	State	Date	($mm)	(x)	(%)	(%)	(%)	($000)	(%)	(%)	(%)	(%)	(%)

Median			36.6	16.2	137.5	12.7	4.7	262,248	9.6	0.65	7.0	77.8	1.31
25th Percentile			16.1	14.0	116.0	10.6	1.5	126,124	9.2	0.53	5.4	69.3	0.80
75th Percentile			48.1	23.7	148.0	14.7	7.3	366,545	10.3	1.28	12.6	86.5	2.26

National Commerce Corporation/ Private Bancshares, Inc.	GA	8/31/16	58.4	23.7	223.2	20.1	14.0	291,234	8.6	1.38	16.0	76.8	1.66
Stonegate Bank/ Insignia Bank	FL	8/24/16	36.5	30.5	155.8	14.7	7.4	248,250	9.4	0.53	5.3	78.9	0.80
Summit Financial Group, Inc./ First Century Bankshares, Inc.	WV	6/1/16	41.6	16.2	105.4	10.1	0.7	410,011	9.7	0.62	5.6	76.5	2.91
First Citizens BancShares, Inc./ Cordia Bancorp Inc.	VA	5/20/16	37.1	NM	138.3	10.7	5.5	347,818	7.7	-0.60	-7.4	104.3	1.06
State Bank Financial Corporation/ S Bankshares, Inc.	GA	5/19/16	11.0	NM	102.0	10.1	0.3	108,813	9.5	0.53	5.4	86.5	0.90
Coastal Carolina Bancshares, Inc./ VistaBank	SC	5/12/16	12.2	4.4	100.9	11.1	0.2	110,146	11.0	2.48	23.8	103.5	1.31
Sunshine Bancorp, Inc./ FBC Bancorp, Inc.	FL	5/10/16	39.2	17.1	133.1	13.0	3.8	302,200	9.9	0.82	7.6	69.3	0.38
State Bank Financial Corporation/ NBG Bancorp, Inc.	GA	4/5/16	68.0	14.8	165.4	18.2	10.5	374,631	10.8	1.28	12.6	52.2	0.74
Blue Ridge Bankshares, Inc./ River Bancorp, Inc.	VA	3/31/16	12.1	8.7	106.9	10.6	1.3	114,318	9.4	1.33	15.3	81.5	1.83
Charter Financial Corporation/ CBS Financial Corporation	GA	12/3/15	58.7	14.0	231.0	15.9	12.9	368,675	10.0	2.21	24.3	61.5	1.14
Entegra Financial Corp./ Oldtown Bank	NC	11/24/15	13.5	9.1	115.6	12.0	3.5	112,971	10.3	1.34	13.1	78.6	2.05
Coastal Banking Company, Inc./ First Avenue National Bank	FL	11/23/15	10.5	NM	80.3	8.4	-2.8	124,956	10.5	-0.01	-0.1	102.3	0.79
CenterState Banks, Inc./ Hometown of Homestead Banking Company	FL	10/27/15	18.4	11.3	117.4	5.3	1.1	346,291	9.0	0.63	6.8	83.5	4.94
Fidelity Southern Corporation/ American Enterprise Bankshares, Inc.	FL	10/26/15	26.9	NM	140.8	13.1	5.7	205,398	9.1	0.59	6.6	85.5	3.62
First National Bancorp, Inc./ Twin Lakes Community Bank	AR	10/23/15	15.3	14.0	148.3	14.0	8.8	109,304	9.5	1.10	11.0	75.0	1.96
CenterState Banks, Inc./ Community Bank of South Florida, Inc.	FL	10/5/15	66.6	31.9	145.1	13.4	6.0	495,089	9.3	0.44	4.8	86.8	6.42
Farmers and Merchants Bankshares, Inc./ Bankshares of Fayetteville, Inc.	AR	7/30/15	42.3	16.2	121.0	11.8	2.5	360,153	9.7	NA	NA	NA	NA
HCBF Holding Company, Inc./ OGS Investments, Inc.	FL	7/20/15	23.5	NM	117.8	10.2	2.1	231,135	8.8	0.39	4.7	87.9	3.40
National Commerce Corporation/ Reunion Bank of Florida	FL	7/7/15	42.2	24.4	160.2	15.5	8.8	272,167	9.7	0.65	7.0	67.3	0.72
Premier Financial Bancorp, Inc./ First National Bankshares Corp.	WV	7/7/15	26.5	17.9	147.1	13.3	4.5	250,161	8.9	0.60	7.0	77.8	NA
Hamilton State Bancshares, Inc./ Highland Financial Services, Inc.	GA	5/15/15	20.1	24.3	143.4	15.5	7.1	129,628	10.8	0.69	6.4	70.4	1.28
River Financial Corporation/ Keystone Bancshares, Inc.	AL	5/13/15	36.7	14.2	136.2	14.5	5.5	252,328	11.0	1.09	10.1	61.0	1.31
Ameris Bancorp/ Merchants & Southern Banks of Florida, Inc.	FL	1/29/15	50.0	17.9	140.7	10.6	4.6	472,487	9.4	1.19	12.0	66.5	1.94
United Community Banks, Inc./ MoneyTree Corporation	TN	1/27/15	53.0	20.2	136.6	12.5	4.8	425,377	10.2	0.64	6.1	72.5	0.28

50

Table 3 – SouthEast Profitability Peer Group

				Transaction Price/				Target Announcement Financials
	Target	Announce	Transaction Value	LTM Earnings	MRQ Tang. Book	MRQ Assets	Premium/ Core Deposits	Total Assets	Tang. Equity/ Tang. Assets	LTM ROAA	LTM ROAE	LTM Eff. Ratio	NPAs/ Assets
Buyer/Target	State	Date	($mm)	(x)	(%)	(%)	(%)	($000)	(%)	(%)	(%)	(%)	(%)

Median			19.2	26.2	126.2	9.3	3.5	219,556	8.6	0.01	0.2	102.4	3.51
25th Percentile			6.6	17.5	87.3	4.9	-2.1	141,367	6.1	-0.53	-8.6	88.9	1.31
75th Percentile			35.5	31.9	137.7	13.2	5.9	376,049	10.5	0.41	4.6	106.7	6.37

Sunshine Bancorp, Inc./ Community Southern Holdings, Inc.	FL	2/5/15	30.8	26.2	134.7	12.5	6.5	245,565	11.6	0.47	4.3	78.7	0.67
CenterState Banks, Inc./ Community Bank of South Florida, Inc.	FL	10/5/15	66.6	31.9	145.1	13.4	6.0	495,089	9.3	0.44	4.8	86.8	6.42
Seacoast Banking Corporation of Florida/ Grand Bankshares, Inc.	FL	3/25/15	15.2	17.5	110.7	7.3	0.9	207,976	6.7	0.41	6.4	98.8	10.46
HCBF Holding Company, Inc./ OGS Investments, Inc.	FL	7/20/15	23.5	NM	117.8	10.2	2.1	231,135	8.8	0.39	4.7	87.9	3.40
Achieva Credit Union/ Calusa Financial Corporation, Inc.	FL	5/5/15	23.2	NM	136.1	14.0	4.9	166,146	10.4	0.23	2.2	92.1	2.03
Bank of the Ozarks, Inc./ Bank of the Carolinas Corporation	NC	5/6/15	64.7	NM	137.5	16.8	7.2	385,459	12.2	0.03	0.6	102.6	2.99
Coastal Banking Company, Inc./ First Avenue National Bank	FL	11/23/15	10.5	NM	80.3	8.4	-2.8	124,956	10.5	-0.01	-0.1	102.3	0.79
Robertson Holding Company, L.P./ National Bank of Tennessee	TN	1/21/16	5.7	NM	68.4	4.1	-2.2	140,751	6.0	-0.15	-2.6	106.7	3.62
United Community Banks, Inc./ Tidelands Bancshares, Inc.	SC	4/4/16	2.2	NM	NM	0.5	5.5	466,235	0.4	-0.38	-44.5	106.6	6.20
First National Bankers Bankshares, Inc./ Independent Bankers' Bank of Florida	FL	6/30/15	1.9	NM	NM	1.3	-20.9	143,213	4.7	-0.58	-14.7	125.3	8.94
First Citizens BancShares, Inc./ Cordia Bancorp Inc.	VA	5/20/16	37.1	NM	138.3	10.7	5.5	347,818	7.7	-0.60	-7.4	104.3	1.06
Avadian Credit Union/ American Bank of Huntsville	AL	8/24/15	9.2	NM	89.7	7.5	-1.7	123,101	8.3	-0.76	-9.0	118.9	6.22

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HomeTrust Board of Directors Following Completion of the Merger

Following completion of the merger and the bank merger, the directors and executive officers of HomeTrust and HomeTrust Bank will be the directors and executive officers of HomeTrust and HomeTrust Bank immediately prior to the merger. No current director of TriSummit or TriSummit Bank will serve on the board of directors of HomeTrust or HomeTrust Bank following the merger.

Interests of TriSummit’s Directors and Executive Officers in the Merger

Some of the TriSummit executive officers and directors have financial and other interests in the merger that are in addition to, or different from, their interests as TriSummit shareholders generally. TriSummit’s board of directors was aware of these interests and considered them, among other matters, in approving and adopting the merger agreement.

Amendment and Assumption of Stock Option Award Agreements

Each holder of an option to purchase TriSummit common stock or TriSummit Series A preferred stock has executed an amendment to his or her TriSummit stock option award agreement which will, as of the effective time of the merger, reduce by 50% the number of shares subject to the award and make certain other changes to the agreement, including the removal of a provision which required that the option be exercised within 24 months from the date of a change of control.

Each amended option award that is outstanding at the effective time of the merger will be assumed by HomeTrust and converted into the right to receive an option to purchase that number of shares of HomeTrust common stock equal to the product obtained by multiplying (i) the number of shares of TriSummit common stock and TriSummit Series A preferred stock subject to the amended option award (i.e., after taking into account the reduction in the number of shares subject to the award described above) by (ii) the Adjusted Option Exchange Ratio, rounded to the nearest whole number of shares of HomeTrust common stock. Each option to purchase HomeTrust common stock will have an exercise price per share of HomeTrust common stock equal to (x) $10.00 (the per share exercise price under each TriSummit option award) divided by (y) the Adjusted Option Exchange Ratio, rounded to the nearest whole cent. Each option to purchase HomeTrust common stock will otherwise be subject to the same terms and conditions applicable to the corresponding TriSummit option award, including vesting terms.

Existing Employment Agreements

TriSummit previously has entered into employment agreements with William B. Bell, III, Chief Credit Officer; Teddy R. Fields, Executive Vice-President and Kingsport and Bristol Area Manager; Vincent K. Hickman, Chief Lending Officer and Johnson City Market President; Jerome Julian, Executive Vice-President and Lakeway Market President; George J. Schneider, Executive Vice-President, Chief Financial Officer, and Chief Operations Officer; and R. Lynn Shipley, Jr., President and Chief Executive Officer. The merger agreement provides that HomeTrust will cause HomeTrust Bank to assume these six employment agreements.

The agreements with Messrs. Fields, Hickman, Julian, and Schneider provide generally that if the executive resigns within 12 months of a change in control, or if the executive’s employment is terminated in connection with or following a change in control by TriSummit (or any successor thereto) for any reason other than cause, then the executive is entitled to a lump sum cash severance payment equal to 2.0 times such executive’s annual salary, as defined in the respective employment agreement. Additionally, each executive is entitled to receive health insurance benefits for a period of one year following termination for the executive and his spouse. In the event Messrs. Fields, Hickman, Julian, or Schneider resigns or is terminated without cause within one year of the closing of the merger, such executive will receive a severance benefit equal to $248,000, $386,000, $396,500, and $350,000, respectively, in addition to any health insurance benefits payable pursuant to such executive’s agreement.

The agreement with Mr. Shipley provides generally that if Mr. Shipley resigns within 12 months of a change in control, or if Mr. Shipley’s employment is terminated in connection with or following a change in control

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by TriSummit (or any successor thereto) for any reason other than cause, then Mr. Shipley is entitled to a lump sum cash severance payment equal to 2.9 times Mr. Shipley’s annual salary, as defined in his employment agreement. Additionally, Mr. Shipley is entitled to receive health insurance benefits for a period of three years following termination for Mr. Shipley and his spouse. In the event Mr. Shipley resigns or is terminated without cause within one year of the closing of the merger, Mr. Shipley will receive a severance benefit equal to $667,000, in addition to any health benefits payable pursuant to the agreement. Mr. Shipley will be appointed the President of the Tennessee Market for HomeTrust Bank following the bank merger.

The agreement with Mr. Bell provides generally that if, within 12 months following a change of control, Mr. Bell resigns for cause, or if Mr. Bell’s employment is terminated by TriSummit (or any successor thereto) for any reason other than cause, then Mr. Bell is entitled to a lump sum cash severance payment equal to 2.0 times Mr. Bell’s annual salary, as defined in his employment agreement. Additionally, Mr. Bell and his eligible dependents are entitled to receive health insurance benefits for a period of one year following termination. In the event Mr. Bell resigns for cause or is terminated without cause within one year of the closing of the merger, Mr. Bell will receive a severance benefit equal to $290,000, in addition to any health benefits payable pursuant to the agreement.

The agreements with Messrs. Fields, Hickman, Julian, Schneider, and Shipley provide that any payment or benefit under the agreement which would be subject to the excise tax imposed by Code Section 4999 will be reduced to the extent necessary such that no portion of such payment or benefit will be subject to the excise tax imposed by Code Section 4999 so as to avoid adverse tax consequences to the executive.

Split Dollar Insurance Agreements

TriSummit Bank sponsors split dollar life insurance agreements for Messrs. Bell, Fields, Hickman, Julian, Schneider, and Shipley that provide for the payment of life insurance proceeds to such executives’ designated beneficiaries if such executives die prior to a separation from service. These split dollar life insurance agreements will be assumed by HomeTrust in connection with the merger. With the exception of the agreements for Messrs. Shipley and Schneider, the split dollar life insurance agreements do not provide for benefits following the executives’ separation from service. The split dollar life insurance agreement for Mr. Shipley provides that, upon the death of Mr. Shipley following a separation from service after a change in control, his designated beneficiary will be entitled to receive the lesser of $500,000 or the net death proceeds payable under the agreement. The split dollar life insurance agreement for Mr. Schneider provides that, upon the death of Mr. Schneider following a separation from service after a change in control, his designated beneficiary will be entitled to receive the lesser of $250,000 or the net death proceeds payable under the agreement.

Indemnification and Insurance

As described under “The Merger Agreement—Director and Officer Indemnification and Insurance,” for a period of six years following the merger, and to the maximum extent permitted by TriSummit’s charter and bylaws and applicable law, HomeTrust has agreed to indemnify and hold harmless the directors and officers of TriSummit and TriSummit Bank for all losses and claims incurred by these individuals in their capacity as such and arising out of or relating to matters existing or occurring at or prior to completion of the merger (including the transactions contemplated by the merger agreement). Additionally, the merger agreement requires TriSummit to purchase prior to the merger a three year “tail” policy under its or TriSummit Bank’s current directors’ and officers’ liability and insurance policy, which will provide insurance coverage post-merger for the officers and directors of TriSummit and TriSummit Bank. If requested by HomeTrust, the term of this “tail” policy can be extended to up to six years.

Non-Compete Agreements

Each TriSummit executive officer and director has entered into a non-compete agreement with HomeTrust whereby the executive or director has agreed that, for 18 months following the later of (i) the effective time of the merger, or (ii) the termination of the individual’s service as an employee or community board member of HomeTrust or any of its subsidiaries, the individual will not: (w) serve as a director, advisory director, officer, or employee of, or service provider to, a financial institution within a 50-mile radius of any banking office maintained by HomeTrust or TriSummit as of September 20, 2016, or become an owner of any financial institution that conducts business in Tennessee or North Carolina other than owning less than 5% of the common stock of any

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company whose common stock is traded on a nationally recognized exchange; (x) sell or market any financial institution products or services to any customer of TriSummit or HomeTrust; (y) offer employment to any officer or employee of HomeTrust or any of its subsidiaries, or take any action to cause any officer or employee of, or person or entity doing business with, HomeTrust or any of its subsidiaries to terminate his, her or its employment or business relationship with HomeTrust or any of its subsidiaries; or (z) make derogatory statements about HomeTrust or any of its subsidiaries or any of their respective directors, officers, employees, agents, or representatives, in each case subject to standard exceptions.

HomeTrust Community Board

Each member of the board of directors of TriSummit will be entitled to serve on the HomeTrust Tri-Cities Tennessee Community Board, and Lynn Shipley will become the Vice Chairman of the HomeTrust Tri-Cities Tennessee Community Board. Service on the HomeTrust Tri-Cities Tennessee Community Board is for a period of one year which may be extended by HomeTrust Bank. Each member of the HomeTrust Tri-Cities Tennessee Community Board receives a fee of $200 for each meeting attended in person.

Regulatory Approvals

Under applicable law, the merger and bank merger must be approved by the Federal Reserve Board and the Commissioner. The U.S. Department of Justice may review the impact of the merger and the bank merger on competition. Upon receipt of these approvals, we must wait for up to 30 days before we can complete the merger. If, however, there are no adverse comments from the U.S. Department of Justice and we receive permission from the Commissioner to do so, the merger may be completed on or after the 15th day after approval from the Commissioner.

As of the date of this proxy statement/prospectus, all applications and notices necessary to obtain all required regulatory approvals have been filed. There can be no assurance as to whether all required regulatory approvals will be obtained or as to the dates of the approvals. There also can be no assurance that the regulatory approvals received will not contain a condition or requirement that results in a failure to satisfy the conditions to closing set forth in the merger agreement. See “The Merger Agreement—Conditions to Complete the Merger.”

Accounting Treatment

In accordance with current accounting guidance, the merger will be accounted for using the acquisition method of accounting in accordance with FASB Topic 805, “Business Combinations.” The result of this is that the recorded assets and liabilities of HomeTrust will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of TriSummit will be adjusted to fair value at the date of the merger. In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of shares of HomeTrust common stock to be issued to former TriSummit shareholders, at fair value, exceeds the fair value of the net assets, including identifiable intangibles, of TriSummit at the merger date, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of TriSummit being included in the operating results of HomeTrust beginning from the date of completion of the merger.

TriSummit Shareholder Dissenters’ Rights

General.  Dissenters’ rights with respect to TriSummit common stock and TriSummit Series A preferred stock are governed by Chapter 23 of the TBCA (Sections 48-23-101 to 48-23-302). Holders of TriSummit common stock and TriSummit Series A preferred stock have the right to dissent from the merger and to obtain payment of the “fair value” of their shares (as specified in the TBCA) in the event the merger is consummated. Strict compliance with the dissenters’ rights procedures contained in the TBCA is mandatory. Subject to the terms of the merger agreement, TriSummit could elect to terminate the merger agreement even if it is approved by TriSummit’s

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shareholders, thus cancelling the dissenters’ rights of holders of TriSummit common stock and TriSummit Series A preferred stock.

The term “fair value” means the value of a dissenting shareholder’s shares immediately before the completion of the merger, excluding any appreciation or depreciation in anticipation of the merger.

If you contemplate exercising your right to dissent from the merger, we urge you to read carefully the provisions of Chapter 23 of the TBCA, which are attached to this proxy statement/prospectus as Appendix B. We cannot give you legal advice. To completely understand the provisions of the TBCA governing dissenters’ rights, you may want, and we encourage you, to consult with your own legal advisor. To preserve your right to dissent, you must not vote in favor of the TriSummit merger proposal. If you wish to dissent, do not send in a signed proxy unless you mark your proxy to vote against the TriSummit merger proposal or you may lose the right to dissent.

Address for Notices.  Send or deliver any written notice or demand required concerning your exercise of dissenters’ rights to TriSummit Bancorp, Inc., Attention: R. Lynn Shipley, Jr., President and Chief Executive Officer, Post Office Box 628, Kingsport, Tennessee 37662.

We urge you to act carefully! We cannot and do not accept the risk of late or undelivered notices or demands required by Chapter 23 of the TBCA. Holders of TriSummit common stock or TriSummit Series A preferred stock who exercise their dissenters’ rights may call TriSummit at (423) 246-2265 and ask for R. Lynn Shipley, Jr. (President and Chief Executive Officer) or George Schneider (Chief Financial Officer) to receive confirmation that their notices or demands have been received. If your notices or demands are not timely received, then you will not be entitled to exercise your dissenters’ rights. TriSummit shareholders bear the risk of non-delivery and of untimely delivery of notices and demands.

Summary of Chapter 23 of the TBCA — Dissenters’ Rights

The following is a summary of Chapter 23 of the TBCA and the procedures that a holder of TriSummit common stock or Series A preferred stock must follow to dissent from the merger. This summary is qualified in its entirety by reference to Chapter 23 of the TBCA, which is reprinted in full as Appendix B to this proxy statement/prospectus. Appendix B should be reviewed carefully by any shareholder who wishes to perfect his or her dissenters’ rights. Failure to strictly comply with the procedures set forth in Chapter 23 of the TBCA will, by law, result in the loss of dissenters’ rights. It may be prudent for a person considering whether to dissent from the merger to obtain legal counsel.

If the merger is completed, any holder of TriSummit common stock or Series A preferred stock who has properly perfected his or her statutory dissenters’ rights in accordance with Chapter 23 of the TBCA has the right to obtain, in cash, payment of the fair value of such holder’s dissenting shares. By statute, “fair value” is to be determined immediately prior to the completion of the merger and excludes any appreciation or depreciation in anticipation of the merger.

To exercise dissenters’ rights under Chapter 23 of the TBCA, a holder of TriSummit common stock or Series A preferred stock must:

•	deliver to TriSummit, before the vote on the TriSummit merger proposal is taken, written notice of the holder’s intent to demand payment for the holder’s shares of TriSummit common stock or Series A preferred stock if the merger is completed; and

•	not vote, or permit to be voted, the holder’s shares in favor of the TriSummit merger proposal.

A holder of TriSummit common stock or Series A preferred stock who fails to satisfy each of these two requirements is not entitled to payment for the holder’s shares under Chapter 23 of the TBCA. The second requirement above does not require that a dissenting shareholder vote against the TriSummit merger proposal, but instead that a dissenting shareholder must not have voted in favor of the TriSummit merger proposal. In addition, any shareholder who returns a signed proxy but fails to provide instructions as to the manner in

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which the shareholder’s shares are to be voted will be deemed to have voted in favor of approval of the TriSummit merger proposal and will not be entitled to assert dissenters’ rights.

A holder of TriSummit common stock or Series A preferred stock may assert dissenters’ rights as to fewer than all the shares registered in the holder’s name only if the holder dissents with respect to all shares beneficially owned by any one beneficial holder and notifies TriSummit in writing of the name and address of each person on whose behalf the holder is asserting dissenters’ rights. The rights of such a partial dissenter are determined as if the shares as to which he or she dissents and his or her other shares are registered in the names of different shareholders. A beneficial holder may assert dissenters’ rights as to shares held by a record holder on the beneficial holder’s behalf only if the beneficial holder submits to TriSummit the record holder’s written consent to the dissent not later than the time the beneficial holder asserts dissenters’ rights, and does so with respect to all shares of the same class of which the person is the beneficial holder or over which the person has power to direct the vote.

If the TriSummit merger proposal is approved at the TriSummit special meeting, TriSummit (or HomeTrust as the surviving corporation in the merger) must deliver a written dissenters’ notice to all holders of dissenting shares who satisfied the two requirements of Chapter 23 of the TBCA described above. The dissenters’ notice must be sent no later than 10 days after the effective time of the merger and must:

•	supply a form (the “payment demand form”) that (i) specifies the first date of any announcement to shareholders (i.e., September 21, 2016) of the principal terms of the merger; (ii) requires the shareholder asserting dissenters’ rights to certify whether beneficial ownership of the shares for which dissenters’ rights are asserted was acquired before such date; and (iii) requires the shareholder asserting dissenters’ rights to certify that the shareholder did not vote for approval of the TriSummit merger proposal;

•	state (i) a date by which TriSummit (or HomeTrust as the surviving corporation in the merger) must receive the payment demand form, which date may not be less than 40 nor more than 60 days after the date the dissenters’ notice is sent, and that the shareholder will have waived the right to demand payment with respect to the shareholder’s shares unless the payment demand form is received by TriSummit (or HomeTrust as the surviving corporation in the merger) by such date; (ii) where the payment demand form must be sent and where certificates for shares of TriSummit common stock or Series A preferred stock must be deposited and the date by which those certificates must be deposited (which date may not be earlier than the date set as the deadline for receiving payment demand forms); (iii) TriSummit’s (or HomeTrust’s, as the surviving corporation in the merger) estimate of the fair value of shares; and (iv) that, if requested in writing, TriSummit (or HomeTrust as the surviving corporation in the merger) will provide to a shareholder so requesting, within 10 days after the date set as the deadline for receiving payment demand forms, the number of shareholders who return payment demand forms by the specified date and the total number of shares owned by them; and

•	be accompanied by a copy of Chapter 23 of the TBCA, if not previously provided to the shareholder.

A holder of TriSummit common stock or Series A preferred stock who receives the dissenters’ notice must demand payment, certify that the holder acquired beneficial ownership of the subject shares prior to the date set forth in the dissenters’ notice and deposit the holder’s certificates in accordance with the terms of the dissenters’ notice. TriSummit (or HomeTrust as the surviving corporation in the merger) may elect to withhold payment required by Chapter 23 of the TBCA from the dissenting shareholder unless such shareholder was the beneficial owner of the subject shares prior to the public announcement of the merger on September 21, 2016. A dissenting shareholder will retain all other rights of a TriSummit shareholder until those rights are canceled or modified by the completion of the merger. A TriSummit shareholder who does not demand payment or deposit his or her share certificates where required, in each case by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under Chapter 23 of the TBCA as a result of the merger. A demand for payment may not be withdrawn unless consented to by TriSummit (or HomeTrust as the surviving corporation in the merger).

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TriSummit may restrict the transfer of uncertificated shares from the date a demand for payment is received until the merger is completed. A TriSummit shareholder for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a TriSummit shareholder until these rights are canceled or modified by the completion of the merger.

At the effective time of the merger or upon receipt of a demand for payment, whichever is later, TriSummit (or HomeTrust as the surviving corporation in the merger) must pay each dissenting shareholder who strictly and fully complied with Chapter 23 of the TBCA the amount that TriSummit (or HomeTrust as the surviving corporation in the merger) estimates to be the fair value of his or her shares, plus accrued interest from the effective time of the merger. The payment must be accompanied by:

•	Certain recent TriSummit financial statements;

•	TriSummit’s (or HomeTrust’s, as the surviving corporation in the merger) estimate of the fair value of the shares and interest due;

•	An explanation of how the interest was calculated;

•	A statement of the dissenting shareholder’s right to demand payment under Section 48-23-209 of the TBCA; and

•	A copy of Chapter 23 of the TBCA, if not previously provided to such dissenting shareholder.

If the merger is not completed within two months after the date set for demanding payment and depositing share certificates, TriSummit must return deposited certificates and release the transfer restrictions imposed on uncertificated shares. If after such return or release the merger is completed, TriSummit (or HomeTrust as the surviving corporation in the merger) must send a new dissenters’ notice and repeat the payment procedure described above.

To the extent TriSummit (or HomeTrust as the surviving corporation in the merger) elects to withhold payment for shares acquired after the public announcement of the merger, after effectuating the merger, it must estimate the fair value of the shares, plus accrued interest, and pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. TriSummit (or HomeTrust as the surviving corporation in the merger) must send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment.

A dissenting TriSummit shareholder may notify TriSummit (or HomeTrust as the surviving corporation in the merger) in writing of the shareholder’s own estimate of the fair value of the shareholder’s shares and the amount of interest due and demand payment of the shareholder’s estimate, or reject TriSummit’s (or HomeTrust’s, as the surviving corporation in the merger) offer with respect to shares acquired after the public announcement of the merger with respect to which payment has been withheld and demand payment of the fair value of the shares and interest due, if:

•	The shareholder believes that the amount paid or offered is less than the fair value of the shareholder’s shares or that the interest due has been calculated incorrectly;

•	TriSummit (or HomeTrust as the surviving corporation in the merger) fails to make payment within two months after the date set forth for demanding payment; or

•	TriSummit, having failed to complete the merger, does not return deposited certificates or release transfer restrictions imposed on uncertificated shares within two months after the date set for demanding payment.

A dissenting TriSummit shareholder will waive the shareholder’s right to demand payment under the immediately preceding provisions unless the shareholder notifies TriSummit (or HomeTrust as the surviving

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corporation in the merger) of the shareholder’s demand in writing within one month after TriSummit (or HomeTrust as the surviving corporation in the merger) makes or offers payment for such shareholder’s shares.

If a demand for payment by a TriSummit shareholder remains unsettled, TriSummit (or HomeTrust as the surviving corporation in the merger) must commence a proceeding in the appropriate court, as specified in Chapter 23 of the TBCA, within two months after receiving the demand for payment, and petition the court to determine the fair value of the subject shares and accrued interest. If TriSummit (or HomeTrust as the surviving corporation in the merger) does not commence the proceeding within this two month period, TriSummit (or HomeTrust as the surviving corporation in the merger) is required to pay each dissenting shareholder whose demand remains unsettled the amount demanded. TriSummit (or HomeTrust as the surviving corporation in the merger) is required to make all dissenting TriSummit shareholders with respect to the merger whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each dissenting TriSummit shareholder. The court may appoint one or more appraisers to receive evidence and to recommend a decision on fair value. Each dissenting TriSummit shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus accrued interest, exceeds the amount paid by TriSummit (or HomeTrust as the surviving corporation in the merger), or for the fair value, plus accrued interest, of the shareholder’s after-acquired shares with respect to which TriSummit (or HomeTrust as the surviving corporation in the merger) elected to withhold payment.

In an appraisal proceeding commenced under Chapter 23 of the TBCA, the court must determine the costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess these costs against TriSummit (or HomeTrust as the surviving corporation in the merger), except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Chapter 23 of the TBCA. The court also may assess the fees and expenses of attorneys and experts for the respective parties against TriSummit (or HomeTrust as the surviving corporation in the merger), if the court finds that TriSummit (or HomeTrust as the surviving corporation in the merger) did not substantially comply with the requirements of Chapter 23 of the TBCA, or against either TriSummit (or HomeTrust as the surviving corporation in the merger) or a dissenting shareholder, if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 23 of the TBCA.

If the court finds that the services of the attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against TriSummit (or HomeTrust as the surviving corporation in the merger), the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefitted.

The foregoing does not purport to be a complete statement of the provisions of the TBCA relating to statutory dissenters’ rights and is qualified in its entirety by reference to the dissenters rights provisions of the TBCA, which are reproduced in full in Appendix B to this proxy statement/prospectus and which are incorporated herein by reference.

If you intend to dissent, or if you think that dissenting might be in your best interests, you should read Appendix B carefully.

HomeTrust’s Dividend Policy

The holders of HomeTrust common stock receive cash dividends if and when declared by the HomeTrust board of directors out of legally available funds. The timing and amount of cash dividends depends on HomeTrust’s earnings, capital requirements, financial condition, cash on hand and other relevant factors.  HomeTrust also has the ability to receive dividends or capital distributions from its bank subsidiary, HomeTrust Bank.  There are regulatory restrictions on the ability of HomeTrust Bank to pay dividends. As a bank holding company, HomeTrust’s ability to pay dividends is subject to the guidelines of the Federal Reserve Board regarding capital adequacy and dividends and limitations under Maryland law. To date, HomeTrust has not paid any cash dividends. No assurances can be given that any cash dividends will be paid by HomeTrust on its common stock or that any such dividends, if paid, will not be reduced or eliminated in future periods. For additional information, see “Comparative Market Prices and Dividends on Common Stock.”

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Public Trading Markets

HomeTrust’s common stock is listed on NASDAQ under the symbol “HTBI”. The shares of HomeTrust common stock issuable in the merger for shares of TriSummit common stock and TriSummit Series A preferred stock will be listed on NASDAQ. Neither TriSummit’s common stock nor TriSummit’s Series A preferred stock is listed on an exchange or quoted on any automated services, and there is no established trading market for shares of TriSummit common stock or TriSummit Series A preferred stock.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Appendix A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

The merger agreement provides for the merger of TriSummit with and into HomeTrust, with HomeTrust continuing as the surviving corporation. Immediately following the completion of the merger, TriSummit’s wholly owned subsidiary bank, TriSummit Bank, will merge with HomeTrust’s wholly owned subsidiary bank, HomeTrust Bank.

Merger Consideration

Consideration for Holders of TriSummit Common Stock and Series A Preferred Stock

If the merger is completed, each share of TriSummit common stock and Series A preferred stock that is issued and outstanding immediately prior to the completion of the merger, excluding shares of TriSummit common stock and Series A preferred stock that are owned by TriSummit or HomeTrust (other than shares held in a fiduciary or agency capacity for third parties and other than shares held in respect of a debt previously contracted), will be converted into the right to receive, promptly following the completion of the merger: (1) $4.40 in cash and (2) a number of shares of HomeTrust common stock equal to $4.40 divided by the average HomeTrust common stock price, subject to adjustment (the “exchange ratio”). If the average HomeTrust common stock price is equal to or less than $19.05 per share, then the exchange ratio will be fixed at .2310. If the average HomeTrust common stock price is equal to or greater than $20.96 per share, then the exchange ratio will be fixed at .2099. HomeTrust will not issue any fractional shares of HomeTrust common stock in the merger. TriSummit shareholders who would otherwise be entitled to a fractional share of HomeTrust common stock upon completion of the merger will instead receive an amount in cash equal to such fractional share interest multiplied by the average HomeTrust common stock price. We refer to this cash and stock consideration described above as the “merger consideration.”

In addition, pursuant to the merger agreement, the stock portion of the merger consideration may be increased and the cash portion of the merger consideration correspondingly decreased to assure that the value of the stock portion of the aggregate merger consideration at the effective time of the merger is equal to 42% of the total value of the consideration being paid to TriSummit shareholders in the transaction, taking into account dissenting shares and the intended redemption of the outstanding TriSummit Series B preferred stock, Series C preferred stock, and Series D preferred stock, in order to ensure the merger qualifies as a tax-deferred reorganization for U.S. federal income tax purposes. For further information, see “Material U.S. Federal Income Tax Consequences of the Merger—Treatment of the Merger as a Reorganization.”

On September 20, 2016, the last trading day immediately prior to the public announcement of the merger agreement, the closing price of HomeTrust common stock was $18.97. If $18.97 were the average HomeTrust common stock price, holders of TriSummit common stock and Series A preferred stock would receive merger

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consideration consisting of $4.40 in cash and .2310 of a share of HomeTrust common stock for each share of TriSummit common stock and Series A preferred stock as the stock portion of the merger consideration. If the closing price of HomeTrust common stock on __, 2016, the most recent trading day practicable before the printing of this proxy statement/prospectus was the average HomeTrust common stock price, holders of TriSummit common stock and Series A preferred stock would receive ___ of a share of HomeTrust common stock for each share of TriSummit common stock and Series A preferred stock as the stock portion of the merger consideration. For example, assuming the average HomeTrust common stock price was $19.96, the exchange ratio would be .2204 ($4.40 divided by $19.96) and, if you hold 1,000 shares of TriSummit common stock or Series A preferred stock, for the stock portion of the merger consideration, you would receive 220 shares of HomeTrust common stock (1,000 shares × .2204 = 220 whole shares) and $7.98 in cash in lieu of a fractional share of HomeTrust common stock (.40 × $19.96 = $7.98), and for the cash portion of the merger consideration, you would receive a cash payment of $4,400 (1,000 x $4.40).

Treatment of TriSummit Stock Options

Each Adjusted Option that is outstanding at the effective time of the merger will be assumed by HomeTrust and converted into the right to receive an option to purchase that number of shares of HomeTrust common stock equal to the product obtained by multiplying (i) the number of shares of TriSummit common stock and TriSummit Series A preferred stock subject to the Adjusted Option (after taking into account option cancellations) by (ii) the “Adjusted Option Exchange Ratio,” rounded to the nearest whole number of shares of HomeTrust common stock. The Adjusted Option Exchange Ratio means the quotient of $8.80 divided by the average HomeTrust common stock price rounded to the nearest one ten thousandth; provided, however, if the average HomeTrust common stock price is equal to or less than $19.05, the Adjusted Option Exchange Ratio will be fixed at .4619, or if the average HomeTrust common stock price is equal to or greater than $20.96, the Adjusted Option Exchange Ratio will be fixed at .4198. Each option to purchase HomeTrust common stock will have an exercise price per share of HomeTrust common stock equal to (x) $10.00 (the per share exercise price under each TriSummit option award) divided by (y) the Adjusted Option Exchange Ratio, rounded to the nearest whole cent. Each option to purchase HomeTrust common stock will otherwise be subject to the same terms and conditions applicable to the corresponding TriSummit option award, including vesting terms.

Treatment of TriSummit Warrants

To the extent that a warrant to acquire TriSummit common stock is properly exercised prior to the effective time of the merger, the holder will receive the same merger consideration as the other TriSummit common shareholders for each share of TriSummit common stock acquired via exercise of the TriSummit warrant. Each TriSummit warrant that is outstanding immediately prior to the effective time of the merger will at the effective time either be (i) cashed out by TriSummit for a cash payment equal to $0.80 (the total per share merger consideration of $8.80 less the warrant exercise price of $8.00 per share) multiplied by the number of shares subject to the TriSummit warrant, subject to any withholding requirements, or (ii) assumed by HomeTrust for the sole purpose of paying the merger consideration in respect of the shares of TriSummit common stock subject to the TriSummit warrant upon the proper exercise thereof after the effective time of the merger. In the event of the cash-out of any TriSummit warrant, TriSummit will obtain a written cancellation agreement from the holder of the TriSummit warrant as a condition to payment, which must be in form and substance reasonably satisfactory to HomeTrust.

Treatment of TriSummit Preferred Stock

Upon a change of control of TriSummit, each share of TriSummit Series A preferred stock converts to TriSummit common stock on a one-to-one basis. The merger will constitute a change of control of TriSummit for this purpose, and in connection with the merger, each share of TriSummit Series A preferred stock will automatically convert into one share of TriSummit common stock and each holder of Series A preferred stock will receive the same merger consideration as other TriSummit common shareholders. In connection with the merger, each share of the outstanding TriSummit Series B preferred stock, Series C preferred stock and Series D preferred stock will be redeemed by TriSummit in accordance with the terms thereof, subject to regulatory approval, or, if not so redeemed, will at the effective time of the merger be automatically converted into one share of capital stock of HomeTrust having rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the TriSummit

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Series B preferred stock, Series C preferred stock and Series D preferred stock, respectively, immediately prior to the merger.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the consummation of the merger set forth in the merger agreement are either satisfied or waived. See “—Conditions to Complete the Merger.” The closing of the merger will occur on a date no later than the first business day of the month following (but not earlier than five business days after) the satisfaction or waiver of all conditions to completion of the merger (other than those that by their nature are to be satisfied or waived at the closing of the merger), subject to extension by mutual agreement of the parties. It currently is anticipated that the closing of the merger will occur in the first quarter of 2017, subject to the receipt of regulatory approvals and other customary closing conditions.

The merger will become effective as set forth in the articles of merger to be filed with the Secretary of State of the State of Tennessee and the Department of Assessments and Taxation for the State of Maryland.

No assurances can be given as to when or if the merger will be completed.

Conversion of Shares; Exchange Procedures

The conversion of TriSummit common stock and TriSummit Series A preferred stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. Prior to the effective time of the merger, HomeTrust will appoint its transfer agent or an unrelated bank or trust company reasonably acceptable to TriSummit to act as exchange agent for the exchange of TriSummit common stock and TriSummit Series A preferred stock for the merger consideration.

Letter of Transmittal

Within ten days after completion of the merger, the exchange agent will mail to each holder of record of a certificate previously representing shares of TriSummit common stock or Series A preferred stock that have been converted into the right to receive the merger consideration: (1) a letter of transmittal and (2) instructions for surrendering certificates in exchange for the merger consideration, any cash in lieu of a fractional share of HomeTrust common stock and any dividends or distributions to which such holder is entitled. Conforming procedures will be used for shares of TriSummit common stock and Series A preferred stock held in book-entry form.

If a certificate for shares of TriSummit common stock or Series A preferred stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration payable in respect of those shares upon (1) receipt of an affidavit of that fact by the claimant and (2) if required by HomeTrust or the exchange agent, the posting by the claimant of a bond in an amount HomeTrust or the exchange agent reasonably determines is necessary as indemnity against any claim that may be made against it with respect to such certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of TriSummit of shares of TriSummit common stock or Series A preferred stock that were issued and outstanding immediately prior to the effective time of the merger.

Withholding

HomeTrust or the exchange agent will be entitled to deduct and withhold from any cash consideration payable under the merger agreement to any holder of TriSummit common stock or Series A preferred stock the amounts it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the persons from whom they were withheld.

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Dividends and Distributions

No dividends or other distributions declared with respect to HomeTrust common stock will be paid to the holder of any unsurrendered shares of TriSummit common stock or Series A preferred stock until the holder surrenders such shares in accordance with the merger agreement. After the surrender of such shares in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions with a record date after the effective time of the merger, without any interest, which had previously become payable with respect to the whole shares of HomeTrust common stock which the shares of TriSummit common stock or Series A preferred stock have been converted into the right to receive under the merger agreement.

Representations and Warranties

The representations and warranties described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of HomeTrust and TriSummit, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between HomeTrust and TriSummit rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to shareholders. You should not rely on the representations, warranties, or any description thereof as characterizations of the actual state of facts or condition of HomeTrust, TriSummit or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by HomeTrust or TriSummit. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

The merger agreement contains customary representations and warranties of each of HomeTrust and TriSummit relating to their respective businesses. The representations and warranties in the merger agreement do not survive completion of the merger.

The representations and warranties made by each of TriSummit and HomeTrust in the merger agreement relate to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger or bank merger;

•	required governmental and other regulatory filings, consents and approvals in connection with the merger and the bank merger;

•	reports to regulatory authorities;

•	financial statements, internal controls, books and records, and the absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

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•	legal proceedings;

•	tax matters;

•	employee benefit matters;

•	in the case of HomeTrust, SEC reports;

•	compliance with applicable laws;

•	in the case of TriSummit, certain contracts;

•	absence of agreements with regulatory authorities;

•	derivative instruments and transactions;

•	environmental matters;

•	investment securities, commodities and, in the case of TriSummit, bank owned life insurance;

•	real property;

•	intellectual property;

•	in the case of TriSummit, related party transactions;

•	in the case of TriSummit, inapplicability of takeover statutes;

•	absence of actions or circumstances that would prevent the merger or the bank merger from qualifying as a “reorganization” under Section 368(a) of the Code;

•	receipt of a fairness opinion from its investment advisor and the absence of any amendment or rescission thereof;

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other documents;

•	loan matters;

•	insurance matters;

•	in the case of TriSummit, the proper administration of fiduciary accounts;

•	in the case of TriSummit, the accuracy of corporate record books; and

•	in the case of TriSummit, the absence of an action or a failure to act by any present or former director, officer, employee or agent of TriSummit or any of its subsidiaries that would give rise to a claim for indemnification by such individual.

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HomeTrust also has made representations and warranties to TriSummit regarding its tax benefits preservation plan and that it does not own any TriSummit common or Series A preferred stock other than share of TriSummit stock beneficially owned by third-parties.

Certain representations and warranties of HomeTrust and TriSummit are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either HomeTrust, TriSummit or the combined company, means:

(1)	a material adverse effect on the business, results of operations or condition (financial or otherwise) of such party and its subsidiaries taken as a whole (provided that a material adverse effect will not be deemed to include the impact of (A) changes, after the date of the merger agreement, in GAAP or applicable regulatory accounting requirements, (B) changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (C) changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally, (D) public disclosure of the transactions contemplated by the merger agreement or actions or inactions expressly required by the merger agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement, or (E) a decline in the trading price of a party’s common stock or the failure, in and of itself, of a party to meet earnings projections, but not, in either case, including the underlying causes thereof; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate); or

(2)	a material adverse effect on the ability of such party or its financial institution subsidiary to timely consummate the transactions contemplated by the merger agreement.

Covenants and Agreements

Pursuant to the merger agreement, each of TriSummit and HomeTrust has agreed to certain restrictions on its activities until the merger is completed or terminated. In general, each party has agreed that, except as otherwise permitted by the merger agreement, or as required by applicable law or a governmental entity or with the prior written consent of the other party, it will:

•	use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships;

•	not take any action that is intended to or that would reasonably be expected to adversely affect or materially delay the ability of either party or its subsidiaries to obtain any necessary regulatory approvals or to complete the merger or bank merger;

•	not take any action that is intended or that would reasonably be expected to cause the merger or the bank merger to fail to qualify as a reorganization under Section 368(a) of the Code or cause any of its representations and warranties in the merger agreement to be untrue in any material respect or any of the conditions in the merger agreement to be unsatisfied or to result in a violation of any provision of the merger agreement;

•	not merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its subsidiaries; and

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•	not take any action that is likely to materially impair the party’s ability to perform any of its obligations under the merger agreement or its subsidiary bank to perform any of its obligations under the bank merger agreement.

HomeTrust has also agreed that it will not and will not permit any of its subsidiaries to amend its articles of incorporation or bylaws or other governing documents in a manner that could reasonably be expected to adversely affect the economic benefits of the merger to the holders of TriSummit common stock or Series A preferred stock. HomeTrust will, however, reserve a sufficient number of shares of its common stock to pay the stock portion of the merger consideration and to satisfy the exercise of Adjusted Options as well as to use its best efforts to cause the shares of HomeTrust common stock to be issued in the merger to be authorized for listing on NASDAQ.

Conduct of Businesses Prior to the Completion of the Merger

TriSummit has also agreed that it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects. TriSummit has further agreed that it will not, and will not permit any of its subsidiaries, to do any of the following without the prior written consent of HomeTrust:

•	issue or sell, or authorize the creation of, any additional shares of its capital stock, other ownership interests or any warrants, options, rights, convertible securities or other arrangements or commitments to acquire any shares of its capital stock or other ownership interests, except pursuant to the exercise of TriSummit stock options and warrant agreements outstanding on the date of the merger agreement and the automatic conversion of Series A preferred stock into TriSummit common stock at the effective time of the merger;

•	modify or amend any of the terms of any outstanding TriSummit stock option award or warrant agreement except for (i) the extension of the expiration date of the outstanding warrants until the earlier of (1) June 30, 2017 and (2) the day next following the effective time of the merger; and (ii) the amendment of the directors’ and executive officers’ stock option agreements as required by the merger agreement;

•	issue any other capital securities, including trust preferred or other similar securities, indebtedness with voting rights or other debt securities;

•	pay or declare any dividends or other distributions on its capital stock, other than (i) dividends from wholly owned subsidiaries to TriSummit or to another wholly owned subsidiary of TriSummit; and (ii) accrued dividends on TriSummit’s Series B preferred stock, Series C preferred stock and Series D preferred stock

•	adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of TriSummit’s capital stock, other than the redemption of TriSummit’s Series B preferred stock, Series C preferred stock, and Series D preferred stock, as provided in the merger agreement;

•	(i) enter into, modify, renew, or terminate any employment, severance or similar agreement or arrangement with any director, officer, employee or independent contractor, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) other than (A) at will agreements, (B) normal increases in salary to rank and file employees, (C) severance in accordance with past practice; (D) incentive bonuses to certain employees specified in the disclosure schedules to the merger agreement; and (E) changes that are required by applicable law; (ii) hire any new employees except to replace terminated employees; (iii) promote any employee to a rank of vice president or higher except to fill a vacated position; or (iv) pay expenses in excess of a specified amount for employees and directors to attend conventions or similar meetings;

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•	except as required by law, establish, modify, renew or terminate any employee benefit plan or take action to accelerate the vesting of benefits under any employee benefit plan;

•	sell, transfer, lease or encumber any of its material assets or properties, except in the ordinary course of business consistent with past practice, and in the case of a sale or transfer, at fair value, or sell or transfer any of its deposit liabilities;

•	enter into, modify or renew any data processing contract, service provider agreement or any lease, license or maintenance agreement relating to real or personal property or intellectual property, other than the annual renewal of an agreement that is necessary to operate its business in the ordinary course consistent with past practice, or permit to lapse its rights in any material intellectual property;

•	acquire the assets, business, deposits or properties of any person or entity, other than pursuant to foreclosure, in a fiduciary capacity or in satisfaction of debts contracted prior to the date of the merger agreement;

•	sell or acquire any loans (excluding originations) or loan participations, except in the ordinary course of business consistent with past practice (but, in the case of a sale, after giving HomeTrust or HomeTrust Bank a first right of refusal to acquire such loan or loan participation), or sell or acquire any loan servicing rights;

•	amend its governing documents;

•	materially change its accounting principles, practices or methods, except as may be required by accounting principles generally accepted in the United States or any governmental entity;

•	except for certain contracts specified in the disclosure schedules to the merger agreement, enter into, materially modify, terminate or renew (other than necessary renewals in the ordinary course of business for a term not to exceed one year) any TriSummit material contract as defined in the merger agreement;

•	settle any legal claims involving an amount in excess of $25,000, excluding amounts paid or reimbursed under any insurance policy;

•	foreclose upon any real property without obtaining a phase one environmental report, except for one- to four-family non-agricultural residential properties of five acres or less which TriSummit does not have reason to believe contains hazardous substances or might be in violation of or require remediation under environmental laws;

•	in the case of TriSummit Bank, (i) voluntarily make a material change in its deposit mix; (ii) increase or decrease the interest rate paid on its time deposits or certificates of deposit except in a manner consistent with past practice and competitive factors in the marketplace; (iii) except for certain specified liabilities, incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business consistent with past practice; (iv) open any new branch of deposit taking facility; or (v) close or relocate any existing branch or other facility;

•	acquire any investment securities outside of the limits specified in the merger agreement;

•	make capital expenditures outside the limits and commitments and exceptions specified in the merger agreement;

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•	materially change its loan underwriting policies or make loans on extensions of credit in excess of amounts specified in the merger agreement;

•	invest in any new or existing joint venture or any new real estate development or construction activity;

•	materially change its interest rate and other risk management policies and practices;

•	incur any debt for borrowed funds other than in the ordinary course of business consistent with past practice with a term of six months or less;

•	make any written communications to the officers or employees of TriSummit or any of its subsidiaries, or any oral communications presented to a significant portion of the officers or employees of TriSummit or any of its subsidiaries, pertaining to compensation or benefit matters that are affected by the merger without providing HomeTrust with a copy or written description of the intended communication and with a reasonable period of time to review and comment on the communication;

•	except as specified in the disclosure schedules to the merger agreement or to maintain its business premises, engage in or conduct any demolition, remodeling or modifications or alterations to any of its business premises unless required by applicable law or fail to use commercially reasonable efforts to maintain its business premises or other assets in substantially the same condition as the date of the merger agreement, ordinary wear and tear excepted;

•	create any lien on any of TriSummit’s assets or properties other than liens existing on the date of the merger agreement and pursuant to agreements with the Federal Home Loan Bank of Cincinnati and federal funds transactions;

•	make charitable contributions in excess of limits specified in the merger agreement;

•	except as specified in the disclosure schedules to merger agreement, develop, market or implement any new products or lines of business;

•	make, change or revoke any tax election, amend any tax return, enter into any tax closing agreement, or settle any liability with respect to disputed taxes; or

•	agree to take, make any commitment to take, in support of, any of the foregoing.

Regulatory Matters

HomeTrust has agreed to promptly prepare with TriSummit’s assistance and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement. HomeTrust and TriSummit have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger and the bank merger, as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement or any condition or requirement that (i) is reasonably deemed unduly burdensome by HomeTrust including any condition or requirement that would increase the minimum regulatory capital requirement of HomeTrust or HomeTrust Bank, or (ii) would reasonably be expected to have a material adverse effect on the combined company after giving effect to the merger other than any condition or requirement customarily imposed by a governmental entity in approving transactions such as the merger (an “unduly burdensome condition”).

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Employee Benefit Plan Matters

As soon as practicable following the effective time of the merger, HomeTrust will cause HomeTrust Bank to maintain employee benefit plans and compensation opportunities for the benefit of employees who are full-time employees of TriSummit Bank on the merger closing date (referred to below as “covered employees”) which provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable and equivalent to the employee benefits and compensation programs that are made available on a uniform and non-discriminatory basis to similarly situated employees of HomeTrust Bank. Until such time as HomeTrust causes covered employees to participate in the benefit plans that are made available to similarly situated employees of HomeTrust Bank, a covered employee’s continued participation in employee benefit opportunities of TriSummit Bank will be deemed to satisfy this provision of the merger agreement. In no event will any covered employee be eligible to participate in any closed or frozen plan of HomeTrust or its subsidiaries.

To the extent that a covered employee becomes eligible to participate in a HomeTrust benefit plan, HomeTrust Bank will cause the plan to recognize full-time years of prior service from the date of the most recent hire of such covered employee with TriSummit Bank (or Community National Bank of the Lakeway Area, to which TriSummit Bank is the successor), for purposes of eligibility, participation, vesting and, except under any plan that determines benefits on an actuarial basis, for benefit accrual, but only to the extent such service was recognized immediately prior to the merger closing date under a comparable TriSummit benefit plan in which such covered employee was eligible to participate immediately prior to completion of the merger. This recognition of service will not duplicate any benefits of a covered employee with respect to the same period of service.

With respect to any HomeTrust benefit plan that is a health, dental, vision or welfare plan in which any covered employee is actually participating, HomeTrust Bank shall use commercially reasonable best efforts to cause the waiver of all limitations as to pre-existing conditions and waiting periods with respect to participation and coverage requirements applicable to the covered employees and his or her eligible dependents, to the extent such pre-existing condition was or would have been covered under a TriSummit benefit plan in which such covered employees participated immediately prior to the merger closing date.

TriSummit has agreed to take, and cause its subsidiaries to take, all actions reasonably requested by HomeTrust that may be necessary or appropriate to (i) cause one or more TriSummit benefit plans to cease as of the effective time of the merger, or as of the date immediately preceding the effective time of the merger, (ii) cause benefit accruals and entitlements under any TriSummit benefit plan to cease as of the effective time of the merger, or as of the date immediately preceding the effective time, (iii) cause the continuation on and after the effective time of the merger, of any contract, arrangement or insurance policy relating to any TriSummit benefit plan for such period as may be requested by HomeTrust, and (iv) facilitate the merger of any TriSummit benefit plan into any employee benefit plan maintained by HomeTrust or a HomeTrust subsidiary.

HomeTrust has agreed that HomeTrust Bank will assume and honor the obligations of TriSummit Bank under six employment agreements for executive officers, two supplemental executive retirement agreements for commercial relationship managers and nine split-dollar agreements, including six split-dollar agreements for executive officers. For a more complete description of these interests, see “The Merger—Interests of TriSummit’s Directors and Executive Officers in the Merger” on page ___. Full time employees of TriSummit Bank who are not retained within one year following the closing of the merger other than for cause and are not eligible for other severance or change in control benefits will be paid by HomeTrust Bank a severance payment equal to two weeks of base pay for each year of full-time service at TriSummit Bank (including service at Community National Bank of the Lakeway Area) with a minimum payment of four weeks base pay and a maximum payment of 22 weeks base pay, subject to such employees executing and not revoking a release of all employment claims.

Director and Officer Indemnification and Insurance

For a period of six years following the merger, and to the maximum extent permitted by TriSummit’s charter and bylaws and applicable law, HomeTrust has agreed to indemnify and hold harmless the directors and officers of TriSummit and TriSummit Bank for all losses and claims incurred by these individuals in their capacity as such and arising out of or relating to matters existing or occurring at or prior to completion of the merger (including the transactions contemplated by the merger agreement).

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Additionally, the merger agreement requires TriSummit to purchase prior to the effective time of the merger a three year “tail” policy under its or TriSummit Bank’s current directors’ and officers’ liability and insurance policy, which will provide insurance coverage post-merger for the officers and directors of TriSummit and TriSummit Bank. The cost of this policy is limited to 300% of TriSummit’s current annual premium for directors’ and officers’ insurance. If the tail policy cannot be obtained for this amount, then HomeTrust will either authorize TriSummit to pay the required premium cost or provide equivalent insurance coverage. Instead of providing this insurance coverage, TriSummit at the request of HomeTrust will, prior to the effective time of the merger, purchase a prepaid tail policy for directors’ and officers’ liability insurance for a longer term (not to exceed six years) without being subject to a limitation on the cost of insurance.

Redemption of TriSummit’s Series B preferred stock, Series C preferred stock and Series D preferred stock

The merger agreement provides that TriSummit will use its commercially reasonable efforts to redeem all of the outstanding shares of TriSummit Series B preferred stock, TriSummit Series C preferred stock, and TriSummit Series D preferred stock no later than the day next preceding the closing date of the merger, subject to the receipt of all required regulatory approvals. Each share of Series B preferred stock, Series C preferred stock, or Series D preferred stock that is not redeemed by TriSummit and that is outstanding as of the effective time of the merger will, at the effective time of the merger, be automatically converted into one share of capital stock of HomeTrust having rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the TriSummit Series B preferred stock, Series C preferred stock and Series D preferred stock, respectively, immediately prior to the merger.

Shareholder Meeting and Recommendation of TriSummit’s Boards of Directors

TriSummit has agreed to hold the TriSummit special meeting for the purpose of voting upon the TriSummit merger proposal within 40 days after notice of the TriSummit special meeting is given. The board of directors of TriSummit has agreed to use its commercially reasonable efforts to hold the TriSummit special meeting to obtain from the holders of TriSummit common stock and Series A preferred stock the vote required to approve the TriSummit merger proposal, including by communicating to TriSummit’s shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that holders of TriSummit common stock and Series A preferred stock approve the merger agreement and the transactions contemplated thereby.

Notwithstanding any change in recommendation by the board of directors of TriSummit, unless the merger agreement has been terminated in accordance with its terms, TriSummit is required to convene the TriSummit special meeting and to submit the merger agreement to a vote of its shareholders.

Agreement Not to Solicit Other Offers

TriSummit has agreed that, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, it will not, and will cause its subsidiaries not to: (i) initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any discussions or negotiations concerning, or provide to any person any confidential or nonpublic information concerning, TriSummit’s and its subsidiaries’ business, properties or assets with respect to an acquisition proposal; or (ii) have any discussions with any person or entity relating to an acquisition proposal.

If TriSummit receives an unsolicited written acquisition proposal prior to shareholder approval of the TriSummit merger proposal that TriSummit’s board of directors determines in good faith will constitute or result in a transaction that is more favorable from a financial point of view to the shareholders of TriSummit than the merger with HomeTrust (referred to as a “superior proposal”), TriSummit may provide confidential information to and negotiate with the third party that submitted such acquisition proposal if the TriSummit board of directors determines in good faith, after consulting with counsel, that the failure to do so would violate the board’s fiduciary duties. In order to constitute a superior proposal, an acquisition proposal must be a tender or exchange offer that if consummated would result in any person acquiring more than a majority of the voting power in TriSummit or TriSummit Bank, or a proposal for a merger, consolidation or other business combination involving TriSummit or TriSummit Bank or any proposal or offer to acquire in any manner more than a majority of the voting power in, or

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more than a majority of the fair market value of the business, assets or deposits of, TriSummit or TriSummit Bank. TriSummit must promptly advise HomeTrust of any acquisition proposal received and keep it reasonably appraised of any related developments.

The merger agreement generally prohibits the TriSummit board of directors from withdrawing or modifying in a manner adverse to HomeTrust the board’s recommendation that TriSummit’s shareholders vote to approve the merger agreement (referred to as a “change in recommendation”). At any time prior to the approval of the merger agreement by TriSummit’s shareholders, however, the TriSummit board of directors may effect a change in recommendation in response to a bona fide written unsolicited acquisition proposal that the board determines in good faith, after consultation with outside legal counsel, constitutes a superior proposal. The TriSummit board of directors may not make a change in recommendation in response to a superior proposal, or terminate the merger agreement to pursue a superior proposal, unless it has given HomeTrust at least four business days to propose a modification to the merger agreement and, after considering any such proposed modification, the TriSummit board of directors determines in good faith, after consultation with counsel, that the proposal continues to constitute a superior proposal.

If HomeTrust terminates the merger agreement based on a change in recommendation by the TriSummit board of directors or TriSummit terminates the merger agreement to pursue a superior proposal, TriSummit will be required to pay HomeTrust a termination fee of $1.5 million in cash. See “-Termination of the Merger Agreement.”

Conditions to Complete the Merger

HomeTrust’s and TriSummit’s respective obligations to complete the merger are subject to the satisfaction or, to the extent legally permitted, waiver of the following conditions:

•	the approval of the TriSummit merger proposal by TriSummit’s shareholders;

•	the authorization for listing on NASDAQ, subject to official notice of issuance, of the shares of HomeTrust common stock to be issued in the merger;

•	the receipt of necessary regulatory approvals, including from the Federal Reserve Board and the Commissioner, and other approvals necessary to consummate the transactions contemplated by the merger agreement, without the imposition of an unduly burdensome condition (provided that prior to declaring an unduly burdensome condition and electing not to effect the merger HomeTrust had negotiated in good faith with the relevant governmental entity to seek a commercially reasonable modification to reduce the burdensome nature of the condition or requirement) and such authorizations, consents, orders and approvals shall remain in full force and effect and all statutory waiting period in respect thereof shall have expired;

•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part, and the absence of any stop order (or proceedings for that purpose initiated or threatened and not withdrawn);

•	the absence of any order, injunction, decree or law preventing or making illegal the completion of the merger or the bank merger;

•	accuracy, as of the date of the merger agreement and as of the closing date of the merger, of the representations and warranties made by HomeTrust and TriSummit to the extent specified in the merger agreement, and the receipt by each party of an officer’s certificate from the other party to that effect;

•	the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement and the receipt by each party of an officer’s certificate from the other party to that effect;

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•	the holders of less than 7.5% of the outstanding shares of TriSummit common stock and Series A preferred stock exercising dissenters’ rights under Tennessee law;

•	receipt by each party of an opinion of its legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•	as an additional condition to HomeTrust’s obligation to complete the merger, receipt by TriSummit of all designated third party consents in form and substance reasonably satisfactory to HomeTrust.

Neither HomeTrust nor TriSummit can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by mutual written consent of HomeTrust and TriSummit;

•	by either HomeTrust or TriSummit, if any governmental entity that must grant a required regulatory approval has denied approval of the merger or bank merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the merger or bank merger, unless the failure to obtain a required regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	by either HomeTrust or TriSummit, if the merger has not been completed on or before June 30, 2017 (which we refer to as the “termination date”), unless the failure of the merger to be completed by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	by either HomeTrust or TriSummit (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), if there is a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of the other party which, either individually or in the aggregate, would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within 20 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•	by HomeTrust, if the board of directors of TriSummit fails to recommend in this proxy statement/prospectus that its shareholders approve the TriSummit merger proposal, or the TriSummit board of directors withdraws, modifies or makes or causes to be made any third party or public communication announcing an intention to modify or withdraw such recommendation in a manner adverse to HomeTrust, or TriSummit materially breaches any of its obligations relating to third party acquisition proposals;

•	by either HomeTrust or TriSummit, if the TriSummit special meeting has been held (including any postponement or adjournment thereof) and the required vote to approve the TriSummit merger proposal has not been obtained; provided in the case of a termination by TriSummit that TriSummit has complied in all material respects with its obligations under the merger agreement, including with respect to recommending approval of the TriSummit merger proposal and the non-solicitation of third party acquisition proposals;

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•	by TriSummit, if both of the following conditions are satisfied:

(i)       the average HomeTrust common stock price is less than $15.24; and

(ii)       the average HomeTrust common stock price divided by $19.05 is less than 80% of the closing price of the NASDAQ Bank Index on the fifth trading day before the day of completion of the merger divided by the closing price of the NASDAQ Bank Index on September 20, 2016 (the date of entry into the merger agreement); provided, if TriSummit chooses to exercise this termination right, HomeTrust has the option, within two business days of receipt of notice from TriSummit, to adjust the merger consideration and prevent termination under this provision;

•	by either TriSummit or HomeTrust, if the average HomeTrust common stock price for any five consecutive trading days is less than $10.00; or

•	by TriSummit prior to TriSummit obtaining shareholder approval of the merger agreement in order to enter into a definitive acquisition agreement with respect to a third party superior unsolicited acquisition proposal, provided TriSummit has not committed a material breach of its obligation with respect to third party acquisition proposals and concurrently with such termination pays HomeTrust a termination fee of $1.5 million in cash.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (1) both HomeTrust and TriSummit will remain liable for any liabilities or damages arising out of its willful breach of any provision of the merger agreement except, in the case of TriSummit, if the termination fee is paid, and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses.

Termination Fee

HomeTrust is entitled to a termination fee of $1.5 million from TriSummit if the merger agreement is terminated under the following circumstances:

•	a termination by HomeTrust based on (i) the board of directors of TriSummit either failing to continue its recommendation that the TriSummit shareholders approve the TriSummit merger proposal or adversely changing such recommendation or (ii) TriSummit materially breaching the provisions of the merger agreement relating to third party acquisition proposals;

•	a termination by TriSummit prior to it obtaining shareholder approval of the TriSummit merger proposal in order to enter into a definitive acquisition agreement with a third party with respect to an unsolicited superior acquisition proposal as described above; or

•	a termination by either HomeTrust or TriSummit as a result of the failure of TriSummit’s shareholders to approve the TriSummit merger proposal if prior to such termination there is publicly announced another acquisition proposal and within one year of termination TriSummit or TriSummit Bank enters into a definitive agreement for or consummates a tender or exchange offer that if consummated would result in any person acquiring more than a majority of the voting power in TriSummit or TriSummit Bank, or a merger or consolidation or other business combination involving TriSummit or TriSummit Bank or any proposal to acquire more than a majority of the voting power in, or more than a majority of the fair market value of the business, assets or deposits of, TriSummit or TriSummit Bank.

In the event HomeTrust terminates the merger agreement as a result of a willful and material breach by TriSummit of the provisions of the merger agreement relating to third party acquisition proposals, HomeTrust is not required to accept the termination fee from TriSummit and may pursue alternate relief against TriSummit.

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Expenses and Fees

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs and expenses of printing and mailing this proxy statement/prospectus will be paid by TriSummit and all filing and other fees paid to the SEC in connection with the merger will be paid by HomeTrust.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the shareholders of TriSummit, except that after approval of the merger agreement by the shareholders of TriSummit, there may not be, without further approval of such shareholders, any amendment of the merger agreement that requires further approval of such shareholders under applicable law.

At any time prior to completion of the merger, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement.

Voting Agreements

As an inducement to HomeTrust to enter into the merger agreement, the directors and executive officers of TriSummit have entered into voting agreements with HomeTrust with respect to the shares of TriSummit common stock they own. The following summary of the voting agreements is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached as Exhibit A to the merger agreement, which is included in Appendix A to this proxy statement/prospectus.

Pursuant to the voting agreements, the directors and executive officers of TriSummit have agreed:

•	to vote, or cause to be voted, all of their shares of TriSummit stock in favor of approval of the TriSummit merger proposal; and

•	not to sell, transfer or otherwise dispose of any such shares of TriSummit stock until after shareholder approval of the TriSummit merger proposal, excluding (i) a transfer where the transferee has agreed in writing to abide by the terms of the voting agreement in a form reasonably satisfactory to HomeTrust, (ii) a transfer by will or operation of law, or (iii) a transfer made with the prior written consent of HomeTrust.

The obligations under each voting agreement will terminate on the first to occur of: (i) the termination of the merger agreement, (ii) the approval of the merger agreement by TriSummit’s shareholders, (iii) an amendment to the merger agreement which reduces the amount of or alters the form of the merger consideration, or (iv) the parties’ mutual agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summary describes generally the material U.S. federal income tax consequences of the merger to U.S. holders of TriSummit common stock and TriSummit Series A preferred stock. The term “U.S. holder” means a beneficial owner of shares of TriSummit common stock or TriSummit Series A preferred stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

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•	a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion is based upon current provisions of the Code, the U.S. Treasury Regulations promulgated thereunder, judicial decisions and published positions of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this document, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the continued accuracy of the statements and conclusions set forth in this discussion.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders of TriSummit common stock or TriSummit Series A preferred stock in light of their particular facts and circumstances. This discussion addresses only U.S. holders of TriSummit common stock and TriSummit Series A preferred stock that hold such stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address any tax consequences of the merger under any state, local, or foreign laws or any federal laws other than those pertaining to income tax, nor does it address any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). This discussion does not address considerations that may be relevant to particular holders of TriSummit common stock or TriSummit Series A preferred stock in light of their individual circumstances or to holders of TriSummit common stock or TriSummit Series A preferred stock that are subject to special rules, including, without limitation, holders that are: (i) banks and other financial institutions; (ii) subchapter S corporations, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other pass-through entities and investors therein; (iii) retirement plans; (iv) individual retirement accounts or other tax-deferred accounts; (v) holders who are liable for the alternative minimum tax; (vi) insurance companies; (vii) tax-exempt organizations; (viii) dealers in securities or currencies; (ix) traders in securities that elect to use a mark-to-market method of accounting; (x) persons that hold TriSummit stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction; (xi) regulated investment companies; (xii) real estate investment trusts; (xiii) certain former citizens or former long-term residents of the United States; (xiv) U.S. holders whose “functional currency” is not the U.S. dollar; (xv) “controlled foreign corporations”; (xvi) “passive foreign investment companies”; (xvii) holders that exercise dissenters’ rights; and (xviii) holders who acquired their shares of TriSummit common stock or TriSummit Series A preferred stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds TriSummit common stock or TriSummit Series A preferred stock, the tax treatment of a person treated as a partner in that partnership generally will depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in partnerships holding shares of TriSummit common stock or TriSummit Series A preferred stock should consult their own tax advisors about the tax consequences of the merger to them.

ALL HOLDERS OF TRISUMMIT STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

In connection with the filing with the SEC of the registration statement on Form S-4 of which this proxy statement/prospectus is a part, Silver, Freedman, Taff & Tiernan LLP, tax counsel to HomeTrust, has rendered its tax opinion to HomeTrust and Butler Snow LLP, tax counsel to TriSummit, has rendered its tax opinion to TriSummit addressing the U.S. federal income tax consequences of the merger as described below. The discussion below of the material U.S. federal income tax consequences of the merger, serves, insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, as the opinion of each of Silver,

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Freedman, Taff & Tiernan LLP and Butler Snow LLP as to the material U.S. federal income tax consequences of the merger to the U.S. holders of TriSummit common stock and Series A preferred stock. In rendering their respective tax opinions, each counsel relied upon representations and covenants, including those contained in certificates of officers of HomeTrust and TriSummit, reasonably satisfactory in form and substance to each such counsel. If any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. Copies of the tax opinions are attached as Exhibits 8.1 and 8.2 to the Registration Statement on Form S-4.

Treatment of the Merger as a “Reorganization”

The parties intend for the merger to be treated as a “reorganization” for U.S. federal income tax purposes. The obligations of the parties to complete the merger are conditioned on, among other things, the receipt by TriSummit and HomeTrust of tax opinions from Butler Snow LLP and Silver, Freedman, Taff & Tiernan LLP, respectively, each dated and based on the facts and law existing as of the closing date of the merger, that for U.S. federal income tax purposes the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, the obligation of each of Butler Snow LLP and Silver, Freedman, Taff & Tiernan LLP to deliver such opinions is conditioned on the merger satisfying the statutory and regulatory requirements of a “reorganization,” including the “continuity of proprietary interest” requirement. That requirement generally will be satisfied if HomeTrust common stock constitutes at least 40% of the value of the total consideration to be paid or deemed paid in the merger. Pursuant to the merger agreement, the stock portion of the merger consideration may be increased and the cash portion of the merger consideration correspondingly decreased to assure that the value of the stock portion of the aggregate merger consideration at the effective time of the merge is equal to 42% of the total value of the consideration being paid to TriSummit shareholders in the transaction, taking into account dissenting shares and the intended redemption of the outstanding TriSummit Series B preferred stock, Series C preferred stock, and Series D preferred stock, in order to meet the continuity of proprietary interest requirement.

The Butler Snow LLP and Silver, Freedman, Taff & Tiernan LLP tax opinions will be based upon representation letters provided by TriSummit and HomeTrust and upon customary factual assumptions, as well as certain covenants and undertakings of TriSummit and HomeTrust. If any of such representations, assumptions, covenants or undertakings are or become incorrect, incomplete, or inaccurate, or are violated, the validity of the opinions described above may be affected, and the U.S. federal income tax consequences of the merger could differ materially from those described below. Neither HomeTrust nor TriSummit has sought, and neither of them will seek, any ruling from the IRS regarding any matters relating to the merger, and the opinions described above will not be binding on the IRS or any court. Consequently, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth in such opinions or below.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

Subject to the qualifications and limitations set forth above, the material U.S. federal income tax consequences of the merger to U.S. holders will be as follows:

•	No gain or loss will be recognized by HomeTrust or TriSummit as a result of the merger.

•	A U.S. holder who receives a combination of shares of HomeTrust common stock and cash (other than cash received in lieu of fractional shares of HomeTrust common stock) in exchange for shares of TriSummit common stock and TriSummit Series A preferred stock pursuant to the merger generally will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount by which the sum of the fair market value of the HomeTrust common stock and cash received by a U.S. holder of TriSummit common stock and TriSummit Series A preferred stock exceeds such U.S. holder’s adjusted tax basis in its TriSummit common stock and TriSummit Series A preferred stock surrendered and (ii) the amount of cash received by such U.S. holder of TriSummit common stock and TriSummit Series A preferred stock (in each case excluding any cash received in lieu of fractional shares of HomeTrust common stock, which will be treated as discussed below). This gain generally will be capital gain and will be long-term capital gain if the holding period for the shares of

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TriSummit common stock and TriSummit Series A preferred stock exchanged is more than one year at the time of completion of the merger.

•	The aggregate tax basis of the HomeTrust common stock received by a U.S. holder of TriSummit common stock or TriSummit Series A preferred stock in the merger (including any fractional shares of HomeTrust common stock deemed received and exchanged for cash, as described below) will be the same as the aggregate tax basis of the TriSummit common stock or TriSummit Series A preferred stock for which it is exchanged, decreased by the amount of cash received in the merger (other than cash received in lieu of a fractional share of HomeTrust common stock), and increased by the amount of gain recognized on the exchange, other than with respect to cash received in lieu of a fractional share of HomeTrust common stock (regardless of whether such gain is classified as capital gain or as dividend income, as discussed below under "—Potential Recharacterization of Gain as a Dividend");

•	The holding period of HomeTrust common stock received in exchange for shares of TriSummit common stock or TriSummit Series A preferred stock (including fractional shares of HomeTrust common stock deemed received and exchanged for cash, as described below) will include the holding period of the TriSummit common stock or TriSummit Series A preferred stock for which it is exchanged.

If a U.S. holder of TriSummit stock acquired different blocks of TriSummit stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of TriSummit stock, and such U.S. holder’s tax basis and holding period in its shares of HomeTrust stock may be determined with reference to each block of TriSummit stock. U.S. holders should consult their own tax advisors with regard to identifying the tax bases or holding periods of the particular shares of HomeTrust stock received in the merger.

Potential Recharacterization of Gain as a Dividend

Any gain recognized by a U.S. holder of TriSummit common stock or Series A preferred stock in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such U.S. holder has held its shares of TriSummit stock surrendered for more than one year as of the date of the exchange. Long-term capital gains of certain non-corporate holders, including individuals, are generally taxed at preferential rates. However, in some cases, if a U.S. holder of TriSummit common stock or Series A preferred stock actually or constructively owns HomeTrust stock other than HomeTrust stock received pursuant to the merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Internal Revenue Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a U.S. holder of TriSummit common stock or Series A preferred stock, including the application of certain constructive ownership rules, holders of TriSummit common stock or Series A preferred stock should consult their own tax advisors regarding the potential tax consequences of the merger to them.

Receipt of Cash in Lieu of a Fractional Share of HomeTrust Stock

A U.S. holder of TriSummit common stock or TriSummit Series A preferred stock who receives cash in lieu of a fractional share of HomeTrust common stock will generally be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by HomeTrust. As a result, such U.S. holder of TriSummit common stock or TriSummit Series A preferred stock will generally recognize gain or loss equal to the difference between the amount of cash received and the tax basis in its fractional share interest as set forth above. The gain or loss recognized by the U.S. holders described in this paragraph will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the date of the exchange, the U.S. holder’s holding period for the relevant share is greater than one year. The deductibility of capital losses is subject to limitations.

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Dissenting Shareholders

If you are a holder of TriSummit common stock or TriSummit Series A preferred stock and you perfect your dissenters’ rights with respect to your shares of such stock, you will generally recognize capital gain or loss equal to the difference between your tax basis in those shares and the amount of cash received in exchange for those shares. Any taxable gain or loss to a shareholder on the exchange of TriSummit common stock or TriSummit Series A preferred stock will generally be treated as either long-term or short-term capital gain or loss depending on such shareholder’s holding period for such stock. The tax consequences of cash received may vary depending upon your individual circumstances. Each holder of TriSummit stock who contemplates exercising statutory dissenters’ rights should consult its tax adviser as to the possibility that all or a portion of the payment received pursuant to the exercise of such rights will be treated as dividend income.

Net Investment Income Tax

A holder of TriSummit common stock or Series A preferred stock that is an individual is subject to a 3.8% tax on the lesser of: (1) his or her “net investment income” for the relevant taxable year, or (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally would include any capital gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders of TriSummit common stock or Series A preferred stock should consult their tax advisors as to the application of this additional tax to their circumstances.

Backup Withholding

Payments of cash, including cash received in lieu of a fractional share of HomeTrust common stock, to a U.S. holder of TriSummit common stock or TriSummit Series A preferred stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%) unless the U.S. holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations and non-U.S. holders) are exempt from backup withholding. Holders exempt from backup withholding may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding or otherwise avoid possible erroneous backup withholding. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Information Reporting

A U.S. holder of TriSummit common stock or TriSummit Series A preferred stock who receives HomeTrust common stock as a result of the merger may be required to retain records pertaining to the merger. Each U.S. holder of TriSummit common stock or TriSummit Series A preferred stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives HomeTrust common stock in the merger will be required to file a statement with such U.S. holder’s U.S. federal income tax return for the year in which the merger is completed in accordance with Treasury Regulations Section 1.368-3(b). Such statement must set forth the fair market value, determined immediately before the exchange, of all the TriSummit common stock and TriSummit Series A preferred stock exchanged pursuant to the merger, and the holder’s adjusted tax basis, determined immediately before the exchange, in its TriSummit common stock and TriSummit Series A preferred stock. A “significant holder” is a holder of TriSummit stock who, immediately before the merger, owned at least 1% of the outstanding stock of TriSummit or securities of TriSummit with a basis of at least $1.0 million.

This discussion does not address U.S. federal income tax consequences that may vary with, or are contingent upon, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you

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to consult with your tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the merger.

INFORMATION ABOUT HOMETRUST

HomeTrust

HomeTrust, headquartered in Asheville, North Carolina, is a bank holding company for HomeTrust Bank. HomeTrust Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through 39 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). HomeTrust is the 6th largest community bank based on asset size headquartered in North Carolina. As of June 30, 2016, HomeTrust had assets of $2.7 billion, deposits of $1.8 billion, and stockholders’ equity of $360.0 million.

As a bank holding company, HomeTrust Bancshares, Inc. is regulated by the Federal Reserve Board. HomeTrust has elected to be treated as a financial holding company, which allows it flexibility to engage in some non-bank activities that are financial in nature although it has not yet engaged in any significant activity other than holding the stock of HomeTrust Bank. As a North Carolina state-chartered bank, and member of the Federal Reserve System, the Bank's primary regulators are the North Carolina Commissioner of Banks and the Federal Reserve Board.

Beginning in 2012, executive management of HomeTrust implemented a strategic plan that would complement HomeTrust Bank’s existing market areas and enhance its ability to achieve positive growth. Between 2013 and 2015, HomeTrust Bank entered five attractive markets through various acquisitions and new office openings, as well as expanded its product lines. Acquisitions and new offices included:

•	BankGreenville Financial Corporation - one office in Greenville, South Carolina (acquired in July 2013)

•	Jefferson Bancshares, Inc. - nine offices across East Tennessee (acquired in May 2014)

•	Commercial loan production office in Roanoke, Virginia (opened in July 2014)

•	Bank of Commerce - one office in Charlotte, North Carolina (acquired in July 2014)

•	Ten Bank of America Branch Offices - nine in southwest Virginia, one in Eden, North Carolina (acquired in November 2014)

•	Commercial loan production office in Raleigh, North Carolina (opened in November 2014)

By expanding its geographic footprint and hiring local experienced talent, HomeTrust has built a foundation that allows it to focus on organic growth, while maintaining the community-focused, relationship style of exceptional customer service that has differentiated its brand and characterized its success to date.

HomeTrust’s mission is to create stockholder value by building relationships with our employees, customers, and communities. By building a platform that supports growth and profitability, HomeTrust Bank is continuing its transition toward becoming a high-performing community bank and delivering on its promise that "It's Just Better Here."

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HomeTrust Bank’s principal business consists of attracting deposits from the general public and investing those funds, along with borrowed funds, in loans secured primarily by first and second mortgages on one-to-four family residences including home equity loans, construction and land/lot loans, commercial real estate loans, construction and development loans, commercial and industrial loans, indirect automobile, and municipal leases. Municipal leases are secured primarily by a ground lease for a firehouse or an equipment lease for fire trucks and firefighting equipment to fire departments located throughout North and South Carolina. HomeTrust Bank also purchases investment securities consisting primarily of securities issued by United States Government agencies and government-sponsored enterprises, as well as, certificates of deposit insured by the Federal Deposit Insurance Corporation or FDIC.

HomeTrust Bank offers a variety of deposit accounts for individuals, businesses, and nonprofit organizations. Deposits are our primary source of funds for its lending and investing activities.

HomeTrust regularly evaluates opportunities to expand through acquisitions and conducts due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

HomeTrust’s principal office is located at 10 Woodfin Street, Asheville, North Carolina 28801, and its telephone number is (828) 259-3939. HomeTrust’s common stock is listed on NASDAQ under the symbol “HTBI.”

Additional information about HomeTrust and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

INFORMATION ABOUT TRISUMMIT

General

Headquartered in Kingsport, Tennessee, TriSummit is a Tennessee corporation and the bank holding company of TriSummit Bank. TriSummit Bank is a community oriented financial institution offering traditional financial services with offices in Kingsport and Johnson City, Tennessee, and Bristol, Virginia (the “Tri-Cities” region), as well as in Morristown and Jefferson City, Tennessee. The bank is a member of the Federal Reserve System and is chartered under the laws of the State of Tennessee. TriSummit Bank is subject to the supervision of, and is regularly examined by, the Tennessee Department of Financial Institutions and the Board of Governors of the Federal Reserve System. The bank attracts deposits from the general public and uses those funds to originate loans, most of which it holds for investment. At June 30, 2016, TriSummit Bank had assets of $353.8 million, deposits of $288.4 million and shareholders’ equity of $34.2 million.

TriSummit’s principal office is located at 422 Broad Street, Kingsport, Tennessee 37660, and its telephone number is (423) 246-2265.  TriSummit has no class or series of stock listed or traded on any established securities exchange or quotation system.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT OF TRISUMMIT

Beneficial Ownership of TriSummit Common Stock

The following table sets forth the beneficial ownership of TriSummit common stock as of September 30, 2016, by (i) each director of TriSummit, (ii) each executive officer of TriSummit, (iii) all directors and executive officers of TriSummit as a group, and (iv) each person or entity known by TriSummit to beneficially own more than 5.0% of the outstanding shares of TriSummit common stock as of September 30, 2016. Unless otherwise specified, the address of each listed shareholder is c/o TriSummit Bancorp, Inc., 422 Broad Street, Kingsport, Tennessee 37660.

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The percentage of beneficial ownership is calculated based on 3,208,830 shares of TriSummit common stock issued and outstanding as of September 30, 2016, and 402,627 shares of TriSummit Series A preferred stock issued and outstanding as of September 30, 2016, which automatically convert to common stock on a one-to-one basis upon a change of control of TriSummit. Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of TriSummit stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, and subject to the voting agreements entered into with HomeTrust in connection with the merger (see “The Special Meeting—Shares Subject to Voting Agreements; Shares Held by Directors and Executive Officers” on page ___), to TriSummit’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Beneficial Ownership of TriSummit Common Stock(1)	Number of Shares of TriSummit Common Stock Subject to Options and Warrants(2) (3)	Total Beneficial Ownership of TriSummit Common Stock(1) (2) (3)	Percentage Ownership of Outstanding TriSummit Common Stock(4)
Directors and Executive Officers

Wallace D. Alley, Jr.	55,000	52,000	107,000	2.92%
Lois A. Clarke	104,000	79,000	183,000	4.96%
Sam F. Grigsby, Jr.	27,350	-	27,350	*
Richard A. Manahan	39,764	55,000	94,764	2.58%
C. Mack Patton, M.D.	100,000	79,000	179,000	4.85%
R. Lynn Shipley, Jr.	43,270	79,090	122,360	3.32%
Dr. Brenda White Wright	1,200	5,000	6,200	*
William B. Bell	3,700	14,500	18,200	*
Ted R. Fields	4,950	10,420	15,370	*
Vince Hickam	1,200	14,000	15,200	*
Jerome Julian	5,000	-	5,000	*
George Schneider	5,000	22,170	27,170	*

All directors and executive officers as a group (12 persons)	390,434	410,180	800,614	19.91%

Beneficial owner(s) of more than 5.0% of TriSummit common stock

James W. McGlothlin	178,375	2,550	180,925	5.01%

*	Represents less than 1.0%

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(1)	Includes ownership of TriSummit common stock and TriSummit Series A preferred stock, which automatically converts to common stock on a one-to-one basis upon a change of control of TriSummit.
(2)	Includes options to purchase TriSummit common stock and TriSummit Series A preferred stock (which automatically converts to common stock on a one-to-one basis upon a change of control of TriSummit) currently exercisable and warrants to purchase TriSummit common stock that are currently exercisable. There are no shares of TriSummit stock subject to options or warrants that are not currently exercisable but that will be exercisable within 60 days.
(3)	The figures presented include all options to purchase TriSummit common stock and TriSummit Series A preferred stock held by the indicated individual as September 30, 2016. However, each director and each executive officer of TriSummit (other than Mr. Julian and Mr. Grigsby who hold no stock options) has executed an amendment to his or her TriSummit stock option award agreement pursuant to which 50% of his or her outstanding option award will be cancelled as of the effective time of the merger.
(4)	Percentage calculated based on a total of 3,611,457 shares outstanding as of September 30, 2016, comprised of 3,208,830 shares of TriSummit common stock and 402,627 shares of TriSummit Series A preferred stock convertible to common stock on a one-to-one basis upon a change of control of TriSummit.

COMPARATIVE MARKET PRICES AND DIVIDENDS ON COMMON STOCK

HomeTrust common stock is traded on NASDAQ under the symbol “HTBI.” The following table presents quarterly market information for the Company’s common stock for the year ended June 30, 2016 and 2015.

	Year Ended June 30,
	2016		2015
	High	Low	High	Low
First quarter	$18.79	$16.71	$15.87	$14.55
Second quarter	20.98	17.50	16.68	14.58
Third quarter	19.99	16.97	16.72	15.37
Fourth quarter	19.73	17.62	16.94	15.35

HomeTrust did not declare any dividends on its common stock during the fiscal years ended June 30, 2016 or 2015. The timing and amount of cash dividends paid depends on our earnings, capital requirements, financial condition and other relevant factors. HomeTrust also has the ability to receive dividends or capital distributions from HomeTrust Bank subject to regulatory restrictions on the ability of HomeTrust Bank to pay dividends.

On September 20, 2016, the day prior to the public announcement of the merger agreement, the high and low sales prices of shares of HomeTrust common stock as reported on NASDAQ were $19.17 and $18.91, respectively. On _____, 2016, the last trading day before the date of this proxy statement/prospectus, the high and low sales prices of shares of HomeTrust common stock as reported on NASDAQ were $___ and $____, respectively.

TriSummit has never paid a cash dividend on its common stock. The holders of TriSummit common stock receive dividends if and when declared by the TriSummit board of directors out of legally available funds. The declaration and payment of dividends depends upon business conditions, operating results, capital and reserve requirements, regulatory limitations and consideration by the TriSummit board of directors of other relevant factors. The primary source for dividends paid to TriSummit shareholders is dividends paid to it from TriSummit Bank.

TriSummit has been a privately held company since its inception, and there is no established public trading market for TriSummit’s common stock or Series A preferred stock. TriSummit’s shares are thinly traded in private transactions. A TriSummit shareholder who desires to sell his or her stock must privately locate one or more willing buyers, and may ultimately be motivated to sell for reasons that are different from a seller of shares with an established public market. Recent trades of TriSummit common stock and/or Series A preferred stock are not necessarily indicative of the potential value of TriSummit’s common stock if it were actually traded in a public market. The price per share for trades among TriSummit’s shareholders are not necessarily reported to TriSummit’s management, and trades known to TriSummit’s management are not necessarily the only trades of TriSummit’s stock. To the best knowledge of TriSummit’s management, as of September 20, 2016, the date immediately prior to the public announcement of the merger agreement, the last reported sales price for TriSummit common stock was $7.00 and the last reported sales price for TriSummit Series A preferred stock was $7.00. On ____, 2016, the last trading day before the date of this proxy statement/prospectus, the last reported sales for shares of TriSummit common stock was $___ and the last reported sales price for TriSummit Series A preferred stock was $___ .

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As of ______, 2016, the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information for HomeTrust and TriSummit, respectively, there were approximately ____ registered holders of HomeTrust common stock, ___ registered holders of TriSummit common stock and ___ registered holders of TriSummit Series A preferred stock.

TriSummit shareholders are advised to obtain a current market quotation for HomeTrust’s common stock. A current market quotation for TriSummit’s common stock is not available. The market price of HomeTrust common stock and TriSummit stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of HomeTrust common stock or TriSummit stock before or after the effective date of the merger. Changes in the market price of HomeTrust common stock prior to the completion of the merger will affect the market value of the stock portion of the merger consideration that holders of TriSummit common stock and Series A preferred stock will receive upon completion of the merger.

DESCRIPTION OF HOMETRUST’S CAPITAL STOCK

The following information regarding the material terms of HomeTrust’s capital stock is qualified in its entirety by reference to HomeTrust’s articles of incorporation.

General

HomeTrust’s authorized capital stock currently consists of:

•	60,000,000 shares of common stock, $0.01 par value per share; and

•	10,000,000 shares of preferred stock, $0.01 value per share.

As of          , 2016, there were _______________ shares of HomeTrust common stock issued and outstanding. No shares of HomeTrust preferred stock are currently outstanding. HomeTrust’s common stock is traded on NASDAQ under the symbol “HTBI.”

Common Stock

Each share of HomeTrust common stock has the same relative rights and is identical in all respects with each other share of HomeTrust common stock. HomeTrust common stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other government agency.

Subject to any prior rights of the holders of any preferred or other stock of HomeTrust then outstanding, holders of HomeTrust common stock are entitled to receive such dividends as are declared by the board of directors of HomeTrust out of funds legally available for dividends.

Except with respect to greater than 10% shareholders, full voting rights are vested in the holders of HomeTrust common stock and each share is entitled to one vote. See “Comparison of Shareholder Rights—Voting Limitations.” Subject to any prior rights of the holders of any HomeTrust preferred stock then outstanding, in the event of a liquidation, dissolution or winding up of HomeTrust, holders of shares of HomeTrust common stock will be entitled to receive, pro rata, any assets distributable to shareholders in respect of shares held by them. Holders of shares of HomeTrust common stock will not have any preemptive rights to subscribe for any additional securities which may be issued by HomeTrust, nor will they have cumulative voting rights.

Preferred Share Purchase Rights

On September 25, 2012, the Board of Directors of HomeTrust declared a dividend of one preferred share purchase right (a “Right”) for each share its common stock outstanding at the close of business on October 9, 2012 (the “Rights Record Date”), and to become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (each as defined below).  The Rights will be issued pursuant to a Tax Benefits Preservation Plan, dated as of September 25, 2012, as amended on August 31, 2015 (the “Plan”), between HomeTrust and Registrar and Transfer Company, as rights agent (the “Rights Agent”).  Each Right represents the right to purchase, upon the terms and subject to the conditions set forth in the Plan, 1/1,000th of a share of Junior

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Participating Preferred Stock, Series A, par value $0.01 per share (“Preferred Share”), for $22.63 (the “Purchase Price”), subject to adjustment as provided in the Plan.

The purpose of the Plan is to protect HomeTrust’s ability to use certain tax assets, including net operating loss carryforwards (the “Tax Benefits”), to offset future taxable income.  HomeTrust’s use of the Tax Benefits in the future would be substantially limited if it experiences an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).  In general, an ownership change will occur if HomeTrust’s “5-percent shareholders,” as defined in Section 382 of the Code, collectively increase their ownership in HomeTrust by more than 50 percentage points over a rolling three-year period.

The Plan is designed to reduce the likelihood that HomeTrust will experience an ownership change by discouraging any person from becoming a beneficial owner of 4.99% or more of the then outstanding common stock (a “Threshold Holder”).  There is no guarantee, however, that the Plan will prevent HomeTrust from experiencing an ownership change.  A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount equal to the fair market value of the corporation’s outstanding stock immediately prior to the ownership change, multiplied by the long-term tax-exempt rate.

Distribution Date.  Initially, the Rights will be attached to all shares of HomeTrust common stock then outstanding, and no separate Right certificates will be distributed.  On or after the Distribution Date, the Rights will separate from the shares of common stock and become exercisable.

The “Distribution Date” will occur on the earlier of (i) the close of business on the tenth business day after a Shares Acquisition Date (as defined below) and (ii) the close of business on the tenth business day (or such later day as may be designated prior to a Shares Acquisition Date by HomeTrust’s Board of Directors) after the date of the commencement of a tender or exchange offer by any person if, upon consummation of the offer, such person would or could be an Acquiring Person (as defined below).

A “Shares Acquisition Date” is the date of the first public announcement by HomeTrust or an Acquiring Person indicating that an Acquiring Person has become such.

An “Acquiring Person” means any person who or which, together with its affiliates, beneficially owns 4.99% or more of HomeTrust’s common stock (or any other securities of HomeTrust then outstanding that would be treated as “stock” under Section 382 of the Code), other than (i) the U.S. Government; (ii) HomeTrust or any subsidiary or employee benefit plan or compensation arrangement of HomeTrust; (iii) any person or entity who or which, together with its affiliates, was on the Rights Record Date, the beneficial owner of 4.99% or more of HomeTrust’s common stock, unless that person or entity subsequently increases their beneficial ownership percentage (other than as a result of any stock dividend, stock split or similar transaction or stock repurchase by HomeTrust); (iv) any person or entity who or which HomeTrust’s Board of Directors determines, in its sole discretion, has inadvertently become a 4.99% or greater stockholder so long as such person or entity promptly divests sufficient shares to no longer be a 4.99% or greater stockholder; (v) any person or entity who or which has become the beneficial owner of 4.99% or more of HomeTrust’s common stock as a result of an acquisition of shares of common stock by HomeTrust which, by reducing the number of shares outstanding, increased the proportionate number of shares beneficially owned by that person or entity, provided that the person or entity does not acquire any additional shares other than as a result of any stock dividend, stock split or similar transaction; and (vi) any person or entity who or which has become a 4.99% or greater stockholder if HomeTrust’s Board of Directors in good faith determines that the attainment of such status has not jeopardized or endangered the HomeTrust’s utilization of the Tax Benefits.

Flip-In.  From and after a Shares Acquisition Date, (i) Rights owned by the Acquiring Person and its affiliates and certain of their transferees will automatically be void; and (ii) each other Right will automatically become a Right to buy, for the Purchase Price, in lieu of Series A Preferred Stock, that number of shares of HomeTrust’s common stock equal to (a) the Purchase Price multiplied by the number of 1/1000ths of a share of Series A Preferred Stock for which the Right is then exercisable divided by (b) 50% of the then-current per share market price of the HomeTrust’s common stock.

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Exchange.   At any time after a Shares Acquisition Date HomeTrust’s Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights for shares of common stock at an exchange ratio of one share of common stock per Right, subject to adjustments and limitations described in the Plan.  The Board may enter into a trust agreement pursuant to which HomeTrust would deposit into a trust shares of common stock that would be distributable to stockholders (excluding the Acquiring Person and its affiliates) in the event the exchange is implemented.  This feature is intended to facilitate a more orderly distribution of shares of common stock in the event that a Shares Acquisition Date occurs.

Redemption.  At any time prior to the Distribution Date, HomeTrust’s Board of Directors may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 per Right.

Amendments. HomeTrust may from time to time before the Distribution Date supplement or amend the Tax Benefits Preservation Plan without the approval of any holders of Rights.

After the Distribution Date, the Plan may not be amended in any manner that would adversely affect the interests of the holders of Rights.

Expiration. The Rights will expire on the earliest of (i) August 31, 2018, (ii) the time at which all Rights have been redeemed by HomeTrust, (iii) the time at which all Rights have been exchanged by HomeTrust, (iv) such time as HomeTrust’s Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits, and (v) a date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of HomeTrust and its stockholders.

Anti-Takeover Impact. The Plan could have an anti-takeover effect because it will restrict the ability of a person, entity or group to accumulate 4.99% or more of our common stock, and the ability of persons, entities or groups owning 4.99% or more of our common stock prior to the adoption of the Plan, from acquiring additional shares of our common stock without the approval of HomeTrust’s Board of Directors.  The Plan also could have an anti-takeover effect because an Acquiring Person’s ownership may be diluted substantially upon the occurrence of a triggering event. Accordingly, the overall effects of the Tax Benefits Preservation Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of HomeTrust stock.

Preferred Stock

HomeTrust may issue preferred stock in one or more series at such time or times and for such consideration as the board of directors of HomeTrust may determine, generally without shareholder approval. The board of directors of HomeTrust is expressly authorized at any time, and from time to time, to issue HomeTrust preferred stock, with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are stated and expressed in the board resolution providing for the issuance. The board of directors of HomeTrust is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights. The ability of HomeTrust’s board of directors to approve the issuance of preferred or other stock without shareholder approval could make an acquisition by an unwanted suitor of a controlling interest in HomeTrust more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of HomeTrust.

Shares of preferred stock redeemed or acquired by HomeTrust may return to the status of authorized but unissued shares, without designation as to series, and may be reissued by HomeTrust upon approval of its board of directors.

Other Anti-Takeover Provisions

In addition to the ability to issue common and preferred stock without shareholder approval, HomeTrust’s charter and bylaws contain a number of provisions which may have the effect of delaying, deferring or preventing a change in control of HomeTrust. See “Comparison of Shareholder Rights.”

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COMPARISON OF SHAREHOLDER RIGHTS

TriSummit is incorporated under the laws of the State of Tennessee. HomeTrust is incorporated under the laws of the State of Maryland. The rights of holders of TriSummit stock are governed by the TBCA and TriSummit’s charter and bylaws. Holders of HomeTrust capital stock are entitled to all the rights and obligations provided to capital shareholders under the Maryland General Corporation Law (the “MGCL”) and HomeTrust’s charter and bylaws. Consequently, after the merger, the rights of former shareholders of TriSummit who receive shares of HomeTrust common stock in the merger will be determined by reference to HomeTrust’s charter and bylaws and Maryland law.

This section describes the material differences between the rights of TriSummit shareholders and HomeTrust shareholders under their respective governing corporate instruments and state corporate law. Copies of the governing corporate instruments are available, without charge, to any person by following the instructions listed under “Where You Can Find More Information.”

TRISUMMIT	HOMETRUST

Authorized Capital Stock

The authorized capital stock of TriSummit currently consists of 20,000,000 shares of capital stock, classified as follows:

•     10,000,000 shares of common stock, $1.00 par value per share; and

•     10,000,000 shares of preferred stock, $1.00 par value per share.

As of September 30, 2016, there were 3,208,830 shares of TriSummit common stock issued and outstanding, 402,627 shares of TriSummit Series A Preferred Stock issued and outstanding, 2,765 shares of TriSummit Series B Preferred Stock issued and outstanding, 138 shares of TriSummit Series C Preferred Stock issued and outstanding, and 4,237 shares of TriSummit Series D Preferred Stock issued and outstanding. No other shares of TriSummit preferred stock are currently outstanding. The charter of TriSummit authorizes the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates and liquidation preferences.

The authorized capital stock of HomeTrust currently consists of 70,000,000 shares of capital stock, presently classified as follows:

•     60,000,000 shares of common stock, $0.01 par value per share; and

•     10,000,000 shares of preferred stock, $0.01 par value per share.

As of September 30, 2016, there were 17,999,150 shares of HomeTrust common stock issued and outstanding and no shares of HomeTrust preferred stock issued and outstanding. No other shares of HomeTrust preferred stock are currently outstanding.

HomeTrust’s articles of incorporation authorizes HomeTrust’s board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. HomeTrust is authorized under its articles of incorporation to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, HomeTrust’s articles of incorporation provides by its terms that it may be amended by HomeTrust’s board of directors, without a stockholder vote, to change the number of shares of capital stock authorized, which could have the effect of diluting the interests of stockholders. Currently, no HomeTrust preferred stock is issued or outstanding.

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TRISUMMIT	HOMETRUST

Voting Rights

Holders of TriSummit common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders.

Subject to certain exceptions, holders of TriSummit Series A preferred stock are not entitled to vote; however, shares of Series A preferred stock are entitled to vote on a change of control of TriSummit and as may be otherwise required by law. Holders of Series A preferred stock are entitled to vote on the proposal to approve the merger agreement. Shares of Series A preferred stock vote together as a class with shares of common stock.

The Tennessee Control Share Acquisition Act generally requires that shareholders of a corporation approve a “control-share acquisition.” A “control share acquisition” is defined by Tennessee law as the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

The Tennessee Control Share Acquisition Act does not apply to TriSummit because TriSummit’s charter does not contain a specific provision “opting in” to the act, as required under the act.

No shareholder has the right of cumulative voting in the election of directors.

Holders of HomeTrust common stock generally are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders, provided that HomeTrust’s articles of incorporation generally prohibits any shareholder who beneficially owns more than 10% of the outstanding shares of HomeTrust common stock from voting shares in excess of that amount.

The MGCL contains a control share acquisition statute which, in general terms, provides that where a shareholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by a supermajority vote of shareholders of the control share acquisition must be obtained before the acquiring shareholder may vote the control shares. A corporation may, however, opt-out of the control share statute through an articles of incorporation or bylaw provision, which HomeTrust has done pursuant to its bylaws. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of HomeTrust common stock. Though not expected, HomeTrust could decide to become subject to the Maryland control share acquisition statute by amending its bylaws to eliminate the opt-out provision. See “—Amendments to Bylaws.”

No shareholder has the right of cumulative voting in the election of directors.

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TRISUMMIT	HOMETRUST

Stock Transfer Restriction

Common stock: Before a holder of TriSummit common stock may sell his or her shares of common stock, the holder must offer to sell the shares to another holder of TriSummit common stock, or, if no such holder can be identified, the selling shareholder must offer TriSummit the right of first refusal with respect to the shares.

Series A preferred stock: Before a holder of TriSummit Series A preferred stock may sell his or her shares of Series A preferred stock, the holder must offer to sell the shares to another holder of TriSummit Series A preferred stock, or, if no such holder can be identified, the selling shareholder must offer TriSummit the right of first refusal with respect to the shares.

None.

Dividends

Holders of TriSummit common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available therefor.

The TBCA generally provides that, unless otherwise restricted in a corporation’s charter, a corporation’s board of directors may authorize and a corporation may pay dividends to shareholders. However, a distribution may not be made if, after giving effect thereto: (1) the corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the total assets of the corporation would be less than the sum of its total liabilities plus (unless otherwise provided in its charter) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Holders of HomeTrust common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available therefor.

Under the MGCL, HomeTrust is permitted to pay dividends or make other distributions unless after the distribution: (1) HomeTrust would not be able to pay its debts as they become due in the usual course of business; or (2) except as provided in the MGCL, HomeTrust’s total assets would be less than the sum of its total liabilities, plus, unless HomeTrust’s articles of incorporation permits otherwise, the amount that would be needed, if HomeTrust were dissolved at the time of the distribution, to satisfy preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.

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TRISUMMIT	HOMETRUST

Number of Directors and Director Term

TriSummit’s bylaws provide that the number of TriSummit’s board of directors shall be no less than five and no more than 25. TriSummit’s bylaws provide that the number of directors will be fixed by the board of directors from time to time. There are currently seven directors serving on TriSummit’s board of directors.

The charter of TriSummit requires the board of directors to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

HomeTrust’s bylaws provide that the number of directors will be fixed by the board of directors from time to time. There are currently thirteen directors serving on HomeTrust’s board of directors.

HomeTrust’s board of directors is divided into three classes, with the members of each class of directors serving staggered three-year terms and approximately one-third of the directors elected annually. As a result, it would take a dissident shareholder or shareholder group at least two annual meetings of shareholders to replace a majority of the directors of HomeTrust. Each director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, subject to such director’s death, resignation or removal.

Election of Directors

Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote for directors.	Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote for directors.

Removal of Directors

The bylaws of TriSummit provides that any director may be removed by shareholders with or without cause at a duly constituted meeting of shareholders called expressly for that purpose if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. The bylaws also provide that a director may be removed for cause at a duly constituted meeting of directors called expressly for that purpose upon the affirmative vote of a majority of the disinterested directors.	HomeTrust’s articles of incorporation provide that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 10% voting limitation in HomeTrust’s articles of incorporation as described above under “-Voting Rights”), voting together as a single class.

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TRISUMMIT	HOMETRUST

Filling Vacancies on the Board of Directors

Under the bylaws of TriSummit, any vacancy occurring in the board of directors, however caused, and newly created directorships may be filled by the shareholders or an affirmative vote of the majority of the directors then in office, whether or not a quorum is present. Any director so chosen will hold office for the remainder of the full term of the class of directors for which the director is elected and until a successor is elected and qualified.	HomeTrust’s bylaws provide that any vacancies in the board of directors resulting from an increase in the size of the board or the death, resignation or removal of a director may be filled only by a majority vote of the directors then in office, even if less than a quorum, and any director so chosen will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified.

Action by Stockholders Without a Meeting

Under the TBCA, action may be taken by shareholders without a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting.	HomeTrust’s bylaws provide that, except as described in the following sentence, any action required or permitted to be taken at a meeting of shareholders may instead be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter. The bylaws also provide that, unless HomeTrust’s articles of incorporation provides otherwise, the holders of any class of HomeTrust stock, other than common stock, that is entitled to vote generally in the election of directors may act by consent without a meeting if the consent is given in writing or by electronic transmission by the holders entitled to cast the minimum number of votes that would be necessary to approve the action at a meeting of shareholders.

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Advance Notice Requirement for Shareholder Nominations and Other Proposals

Under Tennessee law, shareholders have the right to submit proposals to the board of directors and to submit nominations for directors. TriSummit’s charter and bylaws contain no provisions addressing an advance notice procedure with respect to shareholder nominations or proposals.

HomeTrust’s bylaws provide that HomeTrust must receive written notice of any shareholder proposal for business at an annual meeting of shareholders not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If the date of the current year annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice of the proposal must be received by HomeTrust no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or otherwise transmitted or public disclosure of the meeting date is first made, whichever occurs first.

HomeTrust’s bylaws also provide that HomeTrust must receive written notice of any shareholder director nomination for a meeting of shareholders not less than 90 days or more than 120 days before the date of the meeting. If, however, less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice of the nomination must be received by the secretary no later than the tenth day following the day on which notice of the meeting is mailed or otherwise transmitted or public disclosure of the meeting date is first made, whichever occurs first.

Notice of Shareholder Meeting

Notice of each shareholder meeting must be given to each shareholder entitled to vote not less than ten days nor more than 60 days before the date of the meeting.	Notice of each shareholder meeting must be given to each shareholder entitled to vote and to each other shareholder entitled to notice not less than 10 nor more than 90 days before the date of the meeting.

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Amendments to Charter/Articles of Incorporation

The TBCA provides that certain relatively technical amendments to a corporation’s charter may be adopted by the directors without shareholder action. Generally, the TBCA provides that a corporation’s charter may be amended by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the shareholders.

TriSummit’s charter provides that, unless a greater vote is required by the TBCA, an amendment must be approved by TriSummit’s shareholders by the vote of a majority of all votes entitled to be cast on the amendment. Any amendment or repeal of the provision relating to the limitation on liability of directors may be prospective only and shall not limit the limitation for actions or omissions occurring prior to the amendment.

HomeTrust’s articles of incorporation may be amended in accordance with the MGCL, which generally requires the approval of the board of directors and the holders of a majority of the outstanding shares of HomeTrust common stock. The amendment of certain provisions of HomeTrust’s articles of incorporation, however, requires the vote of the holders of at least 80% of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, (after giving effect to the 10% voting limitation in HomeTrust’s articles of incorporation as described above under “-Voting Rights”), voting together as a single class. These include provisions relating to: the ability of the board of directors to designate and set the terms of series of preferred stock; the voting limitations on greater than 10% shareholders; the number, classification, election and removal of directors; certain business combinations with greater than 10% shareholders; the prevention of greenmail; indemnification of directors and officers; limitation on liability of directors and officers; and amendments to the articles of incorporation and bylaws. HomeTrust’s articles of incorporation provides by its terms that it may be amended by HomeTrust’s board of directors, without a shareholder vote, to change the number of shares of capital stock authorized for issuance.

Amendments to Bylaws

Under the TBCA, shareholder action is generally not necessary to amend the bylaws, unless the charter provides otherwise or the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. The shareholders may amend or repeal TriSummit’s bylaws even though the bylaws may also be amended or repealed by its board of directors. However, any change in the bylaws made by the board of directors may be amended or repealed by the shareholders.

TriSummit’s charter and bylaws provide that TriSummit’s bylaws may be amended, or repealed by the shareholders by the vote of those representing a majority of the votes entitled to be cast on the amendment or repeal or by the board of directors, by a vote of a majority of the whole board, in each case subject to the TBCA.

HomeTrust’s bylaws may be amended either by the board of directors, by a vote of a majority of the whole board, or by HomeTrust’s shareholders, by the vote of the holders of 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 10% voting limitation in HomeTrust’s articles of incorporation as described above under “-Voting Rights”), voting together as a single class.

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Special Meetings of Shareholders

Under the TBCA, the board of directors, any person authorized by the charter or bylaws, or (unless the charter provides otherwise) the holders of at least 10% of the votes entitled to be cast may call a special meeting of shareholders. Under TriSummit’s bylaws special meetings of shareholders may be called by the Chairman, the President/Chief Executive Officer, a majority of the board of directors, or by the shareholders. The shareholder request for a special meeting must state the purpose or purposes of the special meeting and the business to be conducted.	HomeTrust’s bylaws provide that special meetings of shareholders may be called by the President or by the board of directors by vote of a majority of the whole board. In addition, HomeTrust’s bylaws provide that a special meeting of shareholders shall be called by the Secretary of HomeTrust on the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Quorum

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholder meeting.	The holders of at least one-third of all shares entitled to vote at the meeting, present in person or by proxy, constitutes a quorum at any shareholder meeting.

Limitation of Personal Liability of Directors

Consistent with the TBCA, TriSummit’s charter provides that a director shall not be personally liable to TriSummit or its shareholders for monetary damages for a breach of duty as a director, except for liability for:

•     for any breach of the director’s duty of loyalty to TriSummit or its shareholders;

•     for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•     for unlawful distributions under Section 48-18-304 of the TBCA.

Consistent with the MGCL, HomeTrust’s articles of incorporation provides that an officer or director of HomeTrust shall not be liable to HomeTrust or its shareholders for money damages, except to the extent:

•     it is proved that the person actually received an improper benefit or profit, for the amount of the benefit or profit;

•     a final judgment or adjudication against the person is based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action against the person; or

•     to the extent otherwise provided in the MGCL.

HomeTrust’s articles of incorporation provides that HomeTrust will indemnify and advance expenses to its directors and officers to the fullest extent required or permitted by the MGCL. HomeTrust’s articles of incorporation also provide that HomeTrust will indemnify other employees and agents to the extent authorized by its board of directors and permitted by law.

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Limitation of Personal Liability of Directors (continued)

The MGCL permits a corporation to indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is proven that (1) the conduct of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with active and deliberate dishonesty, (2) the person actually received an improper personal benefit or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful.

The MGCL provides that reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if the corporation receives a written affirmation from the person to receive the advancement of that person’s good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by the person to repay the advanced amount if it is ultimately determined that he or she has not met the standard of conduct.

The MGCL provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. The MGCL also provides that a person may not be indemnified in respect of any proceeding alleging improper personal benefit in which the person was found liable on the grounds that personal benefit was improperly received. The person found liable in the derivative proceeding or in the proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification for expenses if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The MGCL provides that unless otherwise provided in the corporation’s articles of incorporation, a director or officer (but not an employee or agent) who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses.

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Indemnification of Directors and Officers

The TriSummit charter provides that TriSummit shall indemnify and advance expenses to, and may purchase and maintain insurance or furnish similar protection on behalf of, its directors, officers, and employees to the fullest extent permitted by the TBCA and applicable federal law and regulation.

The bylaws of TriSummit provide that TriSummit shall indemnify, including the advancement of expenses, any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of TriSummit, or is or was serving at the request of TriSummit as a director, officer, or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorney’s fees, judgments, fines, excise taxes or penalties and amount paid in settlement) reasonably incurred or suffered by him or her in connection with the action or proceeding to the fullest extent required or permitted by the TBCA. The TBCA requires that the indemnified person: (1) acted in good faith; (2) reasonably believed (A) in the case of conduct in his or her official capacity with TriSummit that his or her conduct was in the best interests of TriSummit and (B) in all other cases, that his or her conduct was at least not opposed to TriSummit’s best interests; and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Expenses (including attorney’s fees) incurred in defending any action or proceeding shall be paid by TriSummit in advance of the final disposition of the action or proceeding upon: (1) delivery to TriSummit of an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such individual is not entitled to be indemnified for such expenses; (2) delivery to TriSummit of a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in the TBCA; and (3) a determination that the facts would not preclude indemnification.

HomeTrust’s articles of incorporation require HomeTrust to indemnify its current and former directors and officers, whether serving HomeTrust or at its request any other entity, to the fullest extent required or permitted by the MGCL including the advancement of expenses. If and to the extent authorized by the board of directors and permitted by law, HomeTrust may indemnify other employees and agents.

The MGCL permits a corporation to indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is proven that (1) the conduct of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with active and deliberate dishonesty, (2) the person actually received an improper personal benefit or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful.

The MGCL provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. The MGCL also provides that a person may not be indemnified in respect of any proceeding alleging improper personal benefit in which the person was found liable on the grounds that personal benefit was improperly received. The person found liable in the derivative proceeding or in the proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification for expenses if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The MGCL provides that unless otherwise provided in the corporation's charter, a director or officer (but not an employee or agent) who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses.

The MGCL provides that reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if the corporation receives a written affirmation from the person to receive the advancement of that person's good faith belief that

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Indemnification of Directors and Officers (continued)

he or she has met the standard of conduct necessary for indemnification and a written undertaking by the person to repay the advanced amount if it is ultimately determined that he or she has not met the standard of conduct.

HomeTrust's articles of incorporation provide, consistent with the MGCL, that the rights to indemnification and to the advancement of expenses conferred by HomeTrust's articles of incorporation are not exclusive of any other right which a person may have under any statute, the articles of incorporation, HomeTrust’s bylaws, any agreement, any vote of stockholders or the board of directors, or otherwise.

Business Combinations with Certain Persons

State Law. The Tennessee Business Combination Act generally prohibits a “business combination” (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities and similar transactions) by a “resident domestic corporation” (as defined below) or a subsidiary with an “interested shareholder” (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of the corporation’s stock then outstanding) for a period of five years after the date the person becomes an interested shareholder unless, prior to such date, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder and the business combination satisfies any other applicable requirements imposed by law or by the corporation’s charter or bylaws. The Tennessee Business Combination Act also limits the extent to which a “resident domestic corporation” which has a class of voting stock traded on any national securities exchange or registered pursuant to Section 12(g) of the Exchange Act or any of its officers or directors could be held liable for resisting any business combination.

State Law. The MGCL contains a business combination statute that prohibits a business combination between a corporation and an interested shareholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested shareholder first becomes an interested shareholder, unless the transaction has been approved by the board of directors before the interested shareholder became an interested shareholder or the corporation has exempted itself from the statute pursuant to an articles of incorporation provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested shareholder unless (1) the transaction has been recommended by the board of directors and (2) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested shareholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. HomeTrust has opted-out of the Maryland business combination statute through a provision in its articles of incorporation.

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Business Combinations with Certain Persons (continued)

For purposes of the Tennessee Business Combination Act, the term “resident domestic corporation” is defined as an issuer of voting stock which, as of the share acquisition date in question, is organized under the laws of Tennessee and meets two or more of the following requirements:

•     The corporation has more than 10,000 shareholders or 10% of its shareholders reside in Tennessee or more than 10% of its shares are held by shareholders who are Tennessee residents;

•     The corporation has its principal office or place of business in Tennessee;

•     The corporation has the principal office or place of business of a significant subsidiary, representing not less than 25% of the corporation’s consolidated net sales located in Tennessee;

•     The corporation employs more than 250 individuals in Tennessee or has a combined annual payroll paid to Tennessee residents which is in excess of $5.0 million

•     The corporation produces goods and services in Tennessee which result in annual gross receipts in excess of $10.0 million; or

•     The corporation has physical assets and/or deposits, including those of any subsidiary located within Tennessee which exceed $10.0 million in value.

Charter Provision. Unlike the HomeTrust articles of incorporation, TriSummit charter does not contain a business combination provision.	Articles of Incorporation Provision. HomeTrust’s articles of incorporation provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested shareholders” of HomeTrust require, in addition to any vote required by law, the approval of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested shareholder” generally means a person who is a greater than 10% shareholder of HomeTrust or who is an affiliate of HomeTrust and at any time within the past two years was a greater than 10% shareholder of HomeTrust.

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Prevention of Greenmail

TriSummit’s charter does not contain a provision designed to prevent greenmail.

The Tennessee Greenmail Act prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless: (1) such purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or (2) the corporation makes an offer, at least equal value per share, to all holders of shares of such class. Market value is defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation.

Because TriSummit’s stock is not traded on a national securities exchange or registered under Section 12(g) of the Securities Exchange Act, TriSummit is not subject to the restrictions of the Greenmail Act.

HomeTrust’s articles of incorporation generally prohibits HomeTrust from acquiring any of its own equity securities from a beneficial owner of 5% or more of HomeTrust’s voting stock unless: (i) the acquisition is approved by the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote in the election of directors, voting together as a single class; (ii) the acquisition is made as part of a tender or exchange offer by HomeTrust or a subsidiary of HomeTrust to purchase securities of the same class on the same terms to all holders of such securities; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of the board of directors, including a majority of the disinterested directors; or (iv) the acquisition is at or below the market price of the HomeTrust equity security and is approved by a majority of the board of directors, including a majority of the disinterested directors.

Fundamental Business Transactions

State Law. The TBCA requires the approval of the board of directors and the affirmative vote of a majority of the votes entitled to be cast by all shareholders entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets, subject to certain exceptions which are not applicable to the merger of TriSummit and HomeTrust.	State Law. Under the MGCL, a consolidation, merger, share exchange or sale, lease, exchange or transfer of all or substantially all of the corporation’s assets generally must be approved at a meeting of a corporation’s shareholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. As noted below, HomeTrust’s articles of incorporation contains a provision that reduces this vote requirement to the holders of a majority of the outstanding shares entitled to vote.

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Fundamental Business Transactions (continued)

Charter Provision. As described above, the TriSummit charter provides voting rights to the holders of Series A preferred stock in the event of a change of control, including merger. The holders of Series A preferred stock vote together with the holders of common stock as a single class. TriSummit’s charter does not contain any other provision regarding approval of any fundamental business transaction by the holders of common stock or Series A preferred stock. Accordingly, the merger must be approved by the holders of a majority of the common stock and Series A preferred stock, voting together as a single class. All shares of TriSummit common stock and Series A preferred stock which are outstanding as of the record date have dissenters’ rights with respect to the merger transaction.	Articles of Incorporation Provision. HomeTrust’s articles of incorporation provide that notwithstanding any provision of law requiring action by shareholders by a vote of greater than a majority of the outstanding shares entitled to vote, the action will be valid if approved by the holders of at least a majority of the outstanding shares entitled to vote, except for matters which under HomeTrust’s articles of incorporation require a super-majority shareholder vote.

Other Constituency Provision

No such provision is contained in TriSummit's charter or bylaws.

HomeTrust’s articles of incorporation provide that when evaluating any offer of another person to (1) make a tender or exchange offer for any equity security of HomeTrust, (2) merge or consolidate HomeTrust with another corporation or entity or (3) acquire all or substantially all of the properties and assets of HomeTrust, or when evaluating any other transaction which would or may involve a change in control of HomeTrust, HomeTrust’s board of directors may, in exercising its business judgment as to what is in the best interests of HomeTrust and its shareholders and in making any recommendation to HomeTrust’s shareholders, give due consideration to all relevant factors, including, but not limited to:

•     the immediate and long-term economic effect upon HomeTrust’s shareholders, including shareholders, if any, who do not participate in the transaction;

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Other Constituency Provision (continued)

•     the social and economic effect on the employees, creditors and customers of, and others dealing with, HomeTrust and its subsidiaries and on the communities in which HomeTrust and its subsidiaries operate or are located;

•     whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of HomeTrust;

•     whether a more favorable price could be obtained for HomeTrust’s stock or other securities in the future;

•     the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of HomeTrust and its subsidiaries;

•     the future value of the stock or any other securities of HomeTrust or the other entity to be involved in the proposed transaction;

•     any antitrust or other legal and regulatory issues that are raised by the proposal;

•     the business and historical, current or projected future financial condition or operating results of the other entity to be involved in the proposed transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•     the ability of HomeTrust to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution.

If HomeTrust’s board of directors determines that any proposed transaction of the type described above should be rejected, it may take any lawful action to defeat the transaction, including, but not limited to, any or all of the following:

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Other Constituency Provision (continued)

•     advising shareholders not to accept the proposal;

•     instituting litigation against the party making the proposal;

•     filing complaints with governmental and regulatory authorities;

•     acquiring the stock or any other securities of HomeTrust;

•     increasing the authorized capital stock of HomeTrust;

•     selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect to authorized but unissued stock;

•     acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and

•     obtaining a more favorable offer from another individual or entity.

Dissenters’ Rights

The TBCA provides that a shareholder of a corporation is generally entitled to receive payment of the fair value of his, her, or its stock if the shareholder dissents from transactions including a proposed merger, share exchange or a sale of substantially all of the assets of the corporation. See "The Merger—Dissenters' Rights."

Holders of TriSummit common stock and Series A preferred stock are entitled to dissenters' rights in connection with the merger. See "The Merger—Dissenters' Rights."

The MGCL provides that, subject to very limited exceptions, a shareholder is not entitled to demand the fair value of his or her shares in any transaction if the corporation’s stock is listed on a national securities exchange. Since HomeTrust common stock is listed on NASDAQ, the holders of HomeTrust common stock generally are not entitled to appraisal rights under any circumstances, regardless of the form of consideration to be paid for their shares.

Stockholder Inspection Rights

The TBCA provides that a shareholder may inspect books and records for any proper purpose upon written verified demand stating the purpose of the inspection.	Under the MGCL, only a holder or group of holders of 5% or more of the corporation’s stock for at least six months has the right to inspect the corporation’s stock ledger, list of stockholders and books of account. Any stockholder is entitled to inspect the corporation’s bylaws, minutes of stockholder meetings, annual statement of affairs and any voting trust agreements.

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LEGAL MATTERS

The validity of the shares of HomeTrust stock to be issued in connection with the merger has been passed upon by Silver, Freedman, Taff & Tiernan, LLP, Washington, D.C. Certain United States federal income tax consequences of the merger have been passed upon by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C., and by Butler Snow LLP, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of HomeTrust Bancshares, Inc. appearing in HomeTrust Bancshares, Inc.’s Annual Report (Form 10-K) as of and for the years ended June 30, 2016 and 2015 and for each year in the three-year period ended June 30, 2016 have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

HomeTrust files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these filings at the public reference room of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. HomeTrust’s SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “www.sec.gov.” You may also obtain copies of this information by mail from the Public Reference Section of the SEC, at 100 F Street, N.W., Washington, D.C. 20549, at prescribed rates.

HomeTrust filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 with respect to the shares of HomeTrust common stock to be issued in the merger to the holders of TriSummit common stock and Series A preferred stock. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of HomeTrust in addition to being a proxy statement of TriSummit for the special meeting of TriSummit’s shareholders. As permitted by SEC rules, this proxy statement/prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

The SEC permits the incorporation by reference of information regarding HomeTrust into this proxy statement/prospectus, which means that important business and financial information about HomeTrust can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, and later information that HomeTrust files with the SEC will update and supersede that information. This document incorporates by reference the documents set forth below that HomeTrust has previously filed with the SEC and all documents filed by HomeTrust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the special meeting.

HomeTrust Filings (SEC file number 001-35593)

•	Annual Report on Form 10-K for the year ended June 30, 2016 (including the portions of HomeTrust’s proxy statement on Schedule 14A filed on October 14, 2016 incorporated therein by reference).

•	Current Report on Form 8-K filed on September 21, 2016.

•	Description of HomeTrust’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on July 2, 2012, and all amendments or reports filed for the purpose of updating such description; and

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•	Description of the preferred share purchase rights of HomeTrust contained in its Registration Statement on Form 8-A filed on September 25, 2012, and all amendments or reports filed for the purpose of updating such description.

Except where the context otherwise indicates, HomeTrust supplied all information contained or incorporated by reference in this document relating to HomeTrust and TriSummit supplied all information contained in this proxy statement/prospectus relating to TriSummit.

You can obtain any of the documents incorporated by reference from the SEC. The documents incorporated by reference also are available from us without charge. Exhibits will not be sent, however, unless those exhibits have specifically been incorporated by reference into this document. You can obtain documents incorporated by reference into this document by writing or telephoning HomeTrust at the address and telephone number that follows:

HomeTrust Documents
HomeTrust Bancshares, Inc.
10 Woodfin Street
Asheville, North Carolina 28801
Attention: Teresa White, Executive Vice President, Chief Administrative Officer and Corporate Secretary (828) 350-4808

If you would like to request documents from HomeTrust, you must do so by           , 2016 to receive them before the TriSummit special meeting.

Neither HomeTrust nor TriSummit has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

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Appendix A

AGREEMENT AND PLAN OF MERGER

by and between

HOMETRUST BANCSHARES, INC.

and

TRISUMMIT BANCORP, INC.

Dated as of September 20, 2016

A-ii

3.28	Books and Records	A-27
3.29	Indemnification	A-27
3.30	No Other Representations or Warranties	A-27

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HOMETRUST

4.1	Corporate Organization	A-28
4.2	Capitalization	A-28
4.3	Authority; No Violation	A-29
4.4	Consents and Approvals	A-30
4.5	Reports	A-30
4.6	Financial Statements, Accounting and Internal Controls	A-30
4.7	Broker’s Fees	A-32
4.8	Absence of Certain Changes or Events	A-32
4.9	Legal Proceedings	A-32
4.10	Taxes and Tax Returns	A-32
4.11	Employees	A-33
4.12	SEC Reports	A-35
4.13	Compliance with Applicable Law	A-35
4.14	Agreements with Regulatory Agencies	A-36
4.15	Risk Management Instruments	A-37
4.16	Environmental Matters	A-37
4.17	Investment Securities and Commodities	A-37
4.18	Real Property	A-37
4.19	Intellectual Property	A-38
4.20	Reorganization	A-38
4.21	Opinion of Financial Advisor	A-38
4.22	HomeTrust Information	A-38
4.23	Loan Portfolio	A-39
4.24	Insurance	A-39
4.25	Ownership of TriSummit Capital Stock	A-40
4.26	Tax Benefits Preservation Plan	A-40
4.27	No Other Representations or Warranties	A-40

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1	TriSummit Conduct of Businesses Prior to the Effective Time	A-40
5.2	TriSummit Forbearances	A-40
5.3	HomeTrust Conduct of Business Prior to the Effective Time	A-44
5.4	HomeTrust Forbearances	A-44

ARTICLE VI - ADDITIONAL AGREEMENTS

6.1	Regulatory Matters	A-45
6.2	Access to Information; Current Information; Consultation	A-47
6.3	Shareholder Meeting	A-48
6.4	Reservation of HomeTrust Common Stock; Nasdaq Listing	A-49
6.5	Employee Matters	A-49
6.6	Officers’ and Directors’ Insurance; Indemnification	A-51
6.7	No Solicitation	A-52
6.8	Notification of Certain Matters	A-53
6.9	Correction of Information	A-53

A-iii

6.10	System Integration	A-54
6.11	Coordination; Integration	A-54
6.12	Redemption of Preferred Securities	A-54
6.13	Community Board	A-54

ARTICLE VII - CONDITIONS PRECEDENT

7.1	Conditions to Each Party's Obligations	A-55
7.2	Conditions to Obligations of HomeTrust	A-55
7.3	Conditions to Obligations of TriSummit	A-57

ARTICLE VIII - TERMINATION AND AMENDMENT

8.1	Termination	A-58
8.2	Effect of Termination	A-59
8.3	Fees and Expenses	A-59
8.4	Termination Fee	A-59
8.5	Amendment	A-60
8.6	Extension; Waiver	A-60

ARTICLE IX - GENERAL PROVISIONS

9.1	Closing	A-60
9.2	Nonsurvival of Representations, Warranties and Agreements	A-61
9.3	Notices	A-61
9.4	Interpretation	A-62
9.5	Counterparts	A-62
9.6	Entire Agreement	A-62
9.7	Governing Law	A-62
9.8	Publicity	A-62
9.9	Assignment; Third Party Beneficiaries	A-62
9.10	Specific Performance; Time of the Essence	A-63
9.11	Attorneys’ Fees	A-63
9.12	Jury Trial Waiver	A-63

SIGNATURES		A-64

EXHIBITS

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Non-Compete Agreement
Exhibit C	Forms of Option Award Amendments
Exhibit D	Form of Plan of Bank Merger

A-iv

INDEX OF DEFINED TERMS

Definition	Page
Acceptable Confidentiality Agreement	A-52
Acquisition Proposal	A-53
Adjusted Option	A-5
Adjusted Option Exchange Ratio	A-6
Agreement	A-1
Articles of Merger	A-2
Bank Merger	A-6
Bank Merger Certificates	A-7
Bank Plan of Merger	A-6
BHC Act	A-10
BOLI	A-23
Cancelled Shares	A-4
Certificate	A-3
Change in Recommendation	A-52
Claim	A-51
Closing	A-60
Closing Date	A-60
Code	A-1
Commissioner	A-13
Confidentiality Agreement	A-48
Continuity of Interest Threshold	A-3
Covered Employees	A-49
Department	A-2
Dissenting Shares	A-5
DPC Common Shares	A-4
Effective Time	A-2
Enforceability Exception	A-13
Environmental Laws	A-23
ERISA	A-17
Exchange Act	A-14
Exchange Agent	A-7
Exchange Agent Agreement	A-7
Exchange Fund	A-7
Exchange Ratio	A-3
FDIC	A-11
Federal Reserve Board	A-13
FHLB	A-11
Form S-4	A-13
GAAP	A-10
Governmental Entity	A-13
HomeTrust	A-1
HomeTrust Articles	A-28
HomeTrust Average Closing Price	A-3
HomeTrust Benefit Plans	A-33
HomeTrust Bylaws	A-28
HomeTrust Common Stock	A-2
HomeTrust Community Board	A-54
HomeTrust Disclosure Schedule	A-27
HomeTrust ERISA Affiliate	A-33
HomeTrust Leased Properties	A-38

A-v

HomeTrust Owned Properties	A-37
HomeTrust Qualified Plans	A-34
HomeTrust Real Property	A-38
HomeTrust Regulatory Agreement	A-36
HomeTrust Reports	A-35
HomeTrust Restricted Stock Award	A-28
HomeTrust Rights Agreement	A-2
HomeTrust Stock Options	A-28
HomeTrust Stock Plans	A-28
HomeTrust Subsidiary	A-28
Insurance Amount	A-51
Intellectual Property	A-24
IRS	A-16
Letter of Transmittal	A-7
Liens	A-12
Loans	A-25
Material Adverse Effect	A-10
Merger	A-1
Merger Consideration	A-3
MGCL	A-2
Multiemployer Plan	A-19
Multiple Employer Plan	A-19
Nasdaq	A-3
Non-Compete Agreement	A-1
Parties	A-1
Permitted Encumbrances	A-24
Proxy Statement	A-13
Regulatory Agencies	A-14
Requisite Regulatory Approvals	A-55
SEC	A-13
Secretary of State	A-2
Securities Act	A-14
SRO	A-14
Subsidiary	A-10
Superior Proposal	A-53
Surviving Bank	A-6
Surviving Company	A-1
Takeover Statutes	A-25
Tax	A-17
Tax Return	A-17
Taxes	A-17
TBCA	A-2
TDFI	A-13
Terminated Option Rights	A-5
Termination Fee	A-59
TriSummit	A-1
TriSummit Bank Call Reports	A-15
TriSummit Benefit Plans	A-18
TriSummit Board Recommendation	A-49
TriSummit Bylaws	A-10
TriSummit Charter	A-10
TriSummit Common Stock	A-2
TriSummit Confidential Information	A-52

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TriSummit Contract	A-22
TriSummit Disclosure Schedule	A-10
TriSummit ERISA Affiliate	A-18
TriSummit Financial Statements	A-14
TriSummit Indemnified Party	A-51
TriSummit Individuals	A-52
TriSummit Leased Properties	A-24
TriSummit Option Award	A-5
TriSummit Owned Properties	A-23
TriSummit Preferred Stock	A-11
TriSummit Qualified Plans	A-18
TriSummit Real Property	A-24
TriSummit Regulatory Agreement	A-22
TriSummit Representatives	A-52
Tri Summit Series A Preferred Stock	A-3
TriSummit Series B Preferred Stock	A-3
TriSummit Series C Preferred Stock	A-4
TriSummit Series D Preferred Stock	A-4
TriSummit Shareholder Approval	A-12
TriSummit Shareholder Meeting	A-48
TriSummit Stock Plan	A-5
TriSummit Subsidiary	A-11
TriSummit Warrant	A-6
Trust Account Common Shares	A-4
Unduly Burdensome Condition	A-55
Voting Agreement	A-1

A-vii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of September 20, 2016 (this “Agreement”), by and between HomeTrust Bancshares, Inc., a Maryland corporation (“HomeTrust”), and TriSummit Bancorp, Inc., a Tennessee corporation (“TriSummit”, and together with HomeTrust, the “Parties”).

RECITALS

A.           The Boards of Directors of the Parties have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for in this Agreement in which TriSummit will, on the terms and subject to the conditions set forth in this Agreement, merge with and into HomeTrust (the “Merger”), with HomeTrust as the surviving corporation in the Merger (sometimes referred to in such capacity as the “Surviving Company”).

B.           As a condition to the willingness of HomeTrust to enter into this Agreement, all of the directors and executive officers of TriSummit have entered into voting agreements (each a “Voting Agreement”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with HomeTrust.

C.           As a condition to the willingness of HomeTrust to enter into this Agreement, all of the directors and executive officers of TriSummit have entered into resignation, non-competition, non-solicitation and confidentiality agreements (each a “Non-Compete Agreement”), substantially in the form attached hereto as Exhibit B, dated as of the date hereof but effective upon consummation of the Merger, with HomeTrust.

D.           As a condition to the willingness of HomeTrust to enter into this Agreement, all of the directors and executive officers of TriSummit have entered into amendments to their TriSummit Option Awards (as defined in Section 1.5(a)) (dated as of the date hereof but effective as of the consummation of the Merger) consistent with the provisions of Section 1.5(a), substantially in the forms attached hereto as Exhibit C.

E.           The Parties intend the Merger to be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and intend for this Agreement to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

F.           The Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the Parties agree as follows:

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ARTICLE I

THE MERGER

1.1           The Merger.

(a)          Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the “MGCL”) and the Tennessee Business Corporation Act (the “TBCA”), at the Effective Time (as defined in Section 1.2), TriSummit shall merge with and into HomeTrust. HomeTrust shall be the Surviving Company in the Merger and shall continue its existence as a corporation under the laws of the State of Maryland. As of the Effective Time, the separate corporate existence of TriSummit shall cease.

(b)          Subject to the written consent of TriSummit, which shall not be unreasonably withheld or delayed, HomeTrust may at any time change the method of effecting the combination (including by providing for the merger of a wholly owned subsidiary of HomeTrust with TriSummit) if and to the extent requested by HomeTrust; provided, however, that no such change or amendment shall (i) alter or change the amount or kind of the consideration to be received by the shareholders of TriSummit, (ii) adversely affect the tax consequences of the Merger to the shareholders of TriSummit or the tax treatment of either party pursuant to this Agreement or (iii) impede or materially delay consummation of the transactions contemplated by this Agreement.

1.2           Effective Time. Subject to the terms and conditions of this Agreement, simultaneously with the Closing (as defined in Section 9.1) the Parties shall execute, and HomeTrust shall cause to be filed with the Department of Assessments and Taxation of the State of Maryland (the “Department”) and the Secretary of State of the State of Tennessee (the “Secretary of State”), articles of merger as provided in the MGCL and/or TBCA (collectively the “Articles of Merger”). The Merger shall become effective at such time as designated in the Articles of Merger (the “Effective Time”).

1.3           Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the MGCL and the TBCA.

1.4           Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of TriSummit, HomeTrust or the holders of any of the following securities:

(a)          Each share of common stock, $0.01 par value, of HomeTrust (together with the rights issued pursuant to the HomeTrust Tax Benefits Preservation Plan, dated as of September 25, 2012, as amended, between HomeTrust and Registrar and Transfer Company, as Rights Agent (“HomeTrust Rights Agreement”)) (“HomeTrust Common Stock”) issued and outstanding immediately prior to the Effective Time shall continue to be one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Company.

(b)          Subject to Sections 1.4(f), (g), and (h), each share of common stock, $1.00 par value, of TriSummit (“TriSummit Common Stock”) issued and outstanding immediately prior to the Effective Time, including Trust Account Common Shares and DPC Common Shares (as such terms are defined in Section 1.4(f)), but excluding any Cancelled Shares (as defined in Section 1.4(f)) and Dissenting Shares (as defined in Section 1.4(h)), and each share of Series A Preferred Stock, $1.00 par value, of TriSummit (“TriSummit Series A Preferred Stock”) issued and outstanding immediately

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prior to the Effective Time (on an as converted basis to a share of TriSummit Common Stock), but excluding Dissenting Shares, shall be converted, in accordance with the procedures set forth in Article II, into the right to receive (i) $4.40 in cash without interest plus (ii) a fraction of a share of HomeTrust Common Stock equal to the quotient of $4.40 divided by the HomeTrust Average Closing Price (as defined below) rounded to the nearest one ten thousandth (the “Exchange Ratio”) (collectively the “Merger Consideration”); provided, however, if the HomeTrust Average Closing Price is equal to or less than $19.05 (which is the amount of the tangible book value per share of HomeTrust as of June 30, 2016), the Exchange Ratio shall be fixed at .2310 or if the HomeTrust Average Closing Price is equal to or greater than $20.96, the Exchange Ratio shall be fixed at .2099. Notwithstanding the foregoing, the stock portion of the Merger Consideration may be increased and the cash portion of the Merger Consideration correspondingly decreased to assure that the value of the stock portion of the aggregate Merger Consideration on the day of the Effective Time is equal to 42% of the total value of the consideration being paid to shareholders in the transaction inclusive of Dissenting Shares and the intended redemption of the outstanding TriSummit Series B Preferred Stock, the outstanding TriSummit Series C Preferred Stock, and the outstanding TriSummit Series D Preferred Stock (as such terms are defined in Section 1.4(c), (d) and (e)) (the “Continuity of Interest Threshold”), if but only if the value of the stock portion of the aggregate Merger Consideration on such date would, absent such adjustments, be less than 42% of the total value of the consideration being paid to shareholders in the transaction. For example, if the stock portion of the Merger Consideration is increased to $4.80 per share to meet the Continuity of Interest Threshold, then the cash portion of the Merger Consideration will be reduced to $4.00 per share and the Exchange Ratio will be equal to $4.80 divided by the HomeTrust Average Closing Price rounded to the nearest one ten thousandth; provided, however, if the HomeTrust Average Closing Price is equal to or less than $19.05 the Exchange Ratio will be fixed at .2520 or if the HomeTrust Average Closing Price is equal to or greater than $20.96 the Exchange Ratio shall be fixed at .2290. The Exchange Ratio is also subject to possible adjustment pursuant to Section 1.4(g) below. “HomeTrust Average Closing Price” means the average of the volume weighted closing sale price (rounded to the nearest one ten thousandth) of HomeTrust Common Stock on the Nasdaq Stock Market, Inc. (“Nasdaq”) for the twenty (20) trading days ending on and including the fifth trading day immediately preceding the Closing Date (as defined in Section 9.1). All of the shares of TriSummit Common Stock and TriSummit Series A Preferred Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of TriSummit Common Stock or TriSummit Series A Preferred Stock (each, a “Certificate”) (it being understood that any reference to “Certificate” shall be deemed, as appropriate, to include reference to book-entry account statements relating to the ownership of TriSummit Common Stock and TriSummit Series A Preferred Stock, and it being further understood that provisions herein relating to Certificates shall be interpreted in a manner that appropriately accounts for book-entry shares, including that, in lieu of delivery of a Certificate and a letter of transmittal as specified herein, shares held in book-entry form may be transferred by means of an “agent’s message” to the Exchange Agent or such other similar evidence of transfer as the Exchange Agent may reasonably request) shall thereafter represent only the right to receive the Merger Consideration and/or any cash in lieu of a fractional share interest into which the shares of TriSummit Common Stock or TriSummit Series A Preferred Stock represented by such Certificate have been converted pursuant to this Section 1.4 and Section 2.3(f), as well as any dividends or other distributions as provided in Section 2.3(c).

(c)          Each share of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $1.00, of TriSummit (“TriSummit Series B Preferred Stock”) with a liquidation preference of

A-3

$1,000 per share, that is issued and outstanding as of and not redeemed pursuant to Section 6.12 hereof or otherwise at or prior to the Effective Time shall be automatically converted into, at the Effective Time, and shall thereafter represent the right to receive one (1) share of capital stock of the Surviving Company which shall be designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, with a liquidation preference of $1,000 per share, of the Surviving Company, and shall otherwise have such other rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the TriSummit Series B Preferred Stock immediately prior to the Effective Time.

(d)          Each share of Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $1.00, of TriSummit (“TriSummit Series C Preferred Stock”) with a liquidation preference of $1,000 per share, that is issued and outstanding as of and not redeemed pursuant to Section 6.12 hereof or otherwise at or prior to the Effective Time shall be automatically converted into, at the Effective Time, and shall thereafter represent the right to receive one (1) share of capital stock of the Surviving Company which shall be designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, with a liquidation preference of $1,000 per share, of the Surviving Company, and shall otherwise have such other rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the TriSummit Series C Preferred Stock immediately prior to the Effective Time.

(e)          Each share of Fixed Rate Cumulative Perpetual Preferred Stock, Series D, par value $1.00, of TriSummit (“TriSummit Series D Preferred Stock”) with a liquidation preference of $1,000 per share, that is issued and outstanding as of and not redeemed pursuant to Section 6.12 hereof or otherwise at or prior to the Effective Time shall be automatically converted into, at the Effective Time, and shall thereafter represent the right to receive one (1) share of capital stock of the Surviving Company which shall be designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share, of the Surviving Company, and shall otherwise have such other rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the TriSummit Series D Preferred Stock immediately prior to the Effective Time.

(f)          All shares of TriSummit Common Stock that are owned immediately prior to the Effective Time by TriSummit or HomeTrust (other than shares of TriSummit Common Stock held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, “Trust Account Common Shares”) and other than shares of TriSummit Common Stock held, directly or indirectly, by TriSummit or HomeTrust in respect of a debt previously contracted (any such shares, “DPC Common Shares”)) shall be cancelled and shall cease to exist at the Effective Time and no stock of HomeTrust or other consideration shall be delivered in exchange therefor (any such shares, the “Cancelled Shares”).

(g)          If, between the date of this Agreement and the Effective Time, the outstanding shares of HomeTrust Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, and such change would have an economic effect on the value of the stock

A-4

portion of the Merger Consideration, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio to provide the holders of TriSummit Common Stock and TriSummit Series A Preferred Stock whose shares of TriSummit Common Stock and TriSummit Series A Preferred Stock are converted into Merger Consideration the same economic effect as contemplated by this Agreement with respect to the stock portion of the Merger Consideration prior to such event; provided, however, that nothing in this Section 1.4(g) shall be construed to permit HomeTrust to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(h)          Holders of shares of TriSummit Common Stock and TriSummit Series A Preferred Stock who have not voted in favor of the Merger and have otherwise complied with the requirements of Chapter 23 (to the extent applicable) of the TBCA will be entitled to dissent from the Merger and obtain payment of the fair value of such holders’ shares (shares as to which such dissenters’ rights have been perfected and not withdrawn as of the Effective Time, “Dissenting Shares”). Dissenting Shares shall not be converted into the right to receive the Merger Consideration, and holders thereof shall only be entitled to receive in respect thereof such consideration as may be determined under the TBCA. Prior to the Closing Date, TriSummit shall from time to time give prompt notice to HomeTrust of any notifications, demands, attempted withdrawals of such demands and any other instruments served or delivered pursuant to the TBCA by or to TriSummit and pertaining to the exercise or withdrawal of dissenters’ rights by holders of shares of TriSummit Common Stock and TriSummit Series A Preferred Stock. HomeTrust shall have a right to participate in and direct all negotiations and proceedings with respect to demands for appraisal under Chapter 23 of the TBCA asserted by holders of shares of TriSummit Common Stock and TriSummit Series A Preferred Stock, and, prior to the Effective Time, TriSummit shall not, except with the prior written consent of HomeTrust, which consent shall not be unreasonably withheld or delayed, make any payment with respect to, settle, or offer to settle any such demands.

1.5           Stock Options and Warrants.

(a)          Prior to the Effective Time, TriSummit and TriSummit Bank, a Tennessee chartered financial institution and wholly owned subsidiary of TriSummit, will use commercially reasonable efforts to amend each option award granted and outstanding (each a “TriSummit Option Award”) under the TriSummit Bank Amended and Restated Stock Option Plan (the “TriSummit Stock Plan”) so as to cancel and terminate, effective immediately prior to the Effective Time, 50% of the rights then outstanding to acquire shares of TriSummit Common Stock and/or TriSummit Series A Preferred Stock under such TriSummit Option Award (the “Terminated Option Rights”).

(b)          At the Effective Time, the rights under each TriSummit Option Award (other than Terminated Option Rights) that is amended pursuant to Section 1.5(a) shall, without any action on the part of HomeTrust, TriSummit or the holder thereof, cease to represent a right to acquire shares of TriSummit Common Stock or TriSummit Series A Preferred Stock, and shall be assumed and converted automatically into an option (each an “Adjusted Option”) to purchase a number of shares of HomeTrust Common Stock equal to the product obtained by multiplying (i) the number of shares of TriSummit Common Stock and TriSummit Series A Preferred Stock subject to each TriSummit Option Award as of the Effective Time (i.e. after taking into account the cancellations and terminations contemplated by Section 1.5(a) above) by (ii) the Adjusted Option Exchange Ratio (as defined below), rounded to the nearest whole number of shares of HomeTrust Common Stock. Each Adjusted Option shall have an exercise price per share of HomeTrust Common Stock equal to (x) $10 (the per share exercise price under each TriSummit Option Award) divided by (y) the Adjusted Option Exchange Ratio, rounded to the nearest whole cent. Each Adjusted Option shall otherwise be

A-5

subject to the same terms and conditions applicable to the corresponding TriSummit Option Award under the TriSummit Stock Plan and the agreements evidencing grants thereunder, including vesting terms. For purposes hereof, “Adjusted Option Exchange Ratio” means the quotient of $8.80 divided by the HomeTrust Average Closing Price rounded to the nearest one ten thousandth; provided however, if the HomeTrust Average Closing Price is equal to or less than $19.05, the Adjusted Option Exchange Ratio shall be fixed at .4619, or if the HomeTrust Average Closing Price is equal to or greater than $20.96, the Adjusted Option Exchange Ratio shall be fixed at .4198. The Parties intend that the partial assumption of options herein shall be effected in a manner that satisfies the requirements of Section 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder, and this Section 1.5(b) shall be construed consistent with this intent.

(c)          HomeTrust acknowledges and agrees that, at and after the Effective Time, HomeTrust shall be bound by each TriSummit Option Award that is not amended pursuant to Section 1.5(a), and that the holder thereof shall, prior to the expiration date stated therein, have the right, upon exercise thereof on the terms and conditions thereof, to receive the Merger Consideration in respect of the shares of TriSummit Common Stock and/or TriSummit Series A Preferred Stock theretofore subject thereto.

(d)          Each warrant to acquire TriSummit Common Stock (each a “TriSummit Warrant”) that is outstanding immediately prior to the Effective Time shall, at the Effective Time, either be (i) cashed-out by TriSummit for a cash amount equal to $.80 (i.e. $8.80 less the exercise price of $8.00 per share) multiplied by the number of shares then subject to such TriSummit Warrant, subject to any withholding requirements, or (ii) assumed by HomeTrust for the sole purpose of paying the Merger Consideration in respect of the shares of TriSummit Common Stock subject thereto upon the proper exercise thereof (including payment of the exercise price) by the holder of the TriSummit Warrant after the Effective Time. In the event of the cash-out of any TriSummit Warrant, TriSummit shall obtain a written cancellation agreement from the holder of the TriSummit Warrant as a condition to payment, which shall be in form and substance reasonably satisfactory to HomeTrust.

1.6           Incorporation Documents and By-Laws of the Surviving Company. At the Effective Time, the articles of incorporation of HomeTrust in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Company until thereafter amended in accordance with applicable law, and the by-laws of HomeTrust in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Company until thereafter amended in accordance with applicable law and the terms of such by-laws.

1.7           Directors and Officers. The directors and officers of HomeTrust immediately prior to the Effective Time shall be the directors and officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

1.8           The Bank Merger. Immediately after the Effective Time, HomeTrust intends to merge TriSummit Bank with and into HomeTrust Bank (the “Bank Merger”) in accordance with the provisions of applicable banking laws and regulations and HomeTrust Bank shall be the resulting institution or surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable banking laws and regulations and the Boards of Directors of the Parties shall approve, and shall cause the boards of directors of TriSummit Bank and HomeTrust Bank, respectively, to approve, a separate plan of merger (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit D, and cause the Bank Plan of Merger to be executed and delivered

A-6

as soon as practicable following the date of execution of this Agreement. In addition, TriSummit shall cause TriSummit Bank, and HomeTrust shall cause HomeTrust Bank, to execute and file in accordance with applicable banking laws and regulations such articles of merger, corporate resolutions, and/or other documents and certificates as are necessary to make the Bank Merger effective (the “Bank Merger Certificates”).

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

2.1           Exchange Agent. Prior to the Effective Time, HomeTrust shall appoint an unrelated bank or trust company reasonably acceptable to TriSummit, or HomeTrust's transfer agent, pursuant to a written agreement (the “Exchange Agent Agreement”) to act as exchange agent (the “Exchange Agent”) hereunder.

2.2           Deposit of Merger Consideration. At or prior to the Effective Time, HomeTrust shall (i) deposit with the Exchange Agent, or authorize the Exchange Agent to issue, an aggregate number of shares of HomeTrust Common Stock equal to the stock portion of the aggregate Merger Consideration payable or issuable by HomeTrust under this Agreement and (ii) deposit, or cause to be deposited, with the Exchange Agent, the cash portion of the aggregate Merger Consideration payable by HomeTrust under this Agreement plus, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.3(f) (together, the “Exchange Fund”), and HomeTrust shall instruct the Exchange Agent to timely deliver the Merger Consideration.

2.3           Delivery of Merger Consideration.

(a)          As soon as reasonably practicable after the Effective Time (and in any event within ten (10) days thereafter), and subject to the receipt by the Exchange Agent of a list of TriSummit’s shareholders in a format that is reasonably acceptable to the Exchange Agent, the Exchange Agent shall mail to each holder of a Certificate, (i) a letter of transmittal (which shall specify that delivery of each Certificate shall be effected, and risk of loss of and title to each Certificate shall pass, only upon delivery of such Certificate (or an affidavit of loss in lieu of such Certificate) to the Exchange Agent) in such form and substance as shall be prescribed by the Exchange Agent Agreement and reasonably acceptable to TriSummit (the “Letter of Transmittal”) and (ii) instructions for use in surrendering each Certificate in exchange for the Merger Consideration, any cash in lieu of a fractional share of HomeTrust Common Stock to be issued or paid in consideration therefor and any dividends or distributions to which the holder thereof is entitled pursuant to Section 2.3(c).

(b)          As soon as reasonably practicable after surrender to the Exchange Agent of its Certificate or Certificates, accompanied by a properly completed Letter of Transmittal, a holder of TriSummit Common Stock or TriSummit Series A Preferred Stock will be entitled to receive the Merger Consideration, any cash in lieu of a fractional share of HomeTrust Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c), in respect of the shares of TriSummit Common Stock or TriSummit Series A Preferred Stock represented by such holder’s Certificate or Certificates. Until so surrendered, each Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration and any cash in lieu of a fractional share of HomeTrust Common Stock issuable or payable in respect of the shares of TriSummit Common Stock

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or TriSummit Series A Preferred Stock previously represented thereby and any dividends or distributions to which the holder thereof is entitled pursuant to this Agreement.

(c)          No dividends or other distributions with respect to HomeTrust Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HomeTrust Common Stock represented thereby (or to be issued in respect of the TriSummit Common Stock or TriSummit Series A Preferred Stock previously represented thereby), in each case unless and until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive, without interest, and in addition to the other amounts set forth herein, (i) the amount of all dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of HomeTrust Common Stock represented by such Certificate (or to be issued in respect of the TriSummit Common Stock or TriSummit Series A Preferred Stock previously represented thereby) and not paid and (ii) at the appropriate payment date, the amount of all dividends or other distributions payable with respect to whole shares of HomeTrust Common Stock represented by such Certificate (or to be issued in respect of the TriSummit Common Stock or TriSummit Series A Preferred Stock previously represented thereby) with a record date after the Effective Time (but before the surrender date) and with a payment date subsequent to the issuance of the HomeTrust Common Stock issuable with respect to such Certificate (or the TriSummit Common Stock or TriSummit Series A Preferred Stock previously represented thereby).

(d)          In the event of a transfer of ownership of a Certificate representing TriSummit Common Stock or TriSummit Series A Preferred Stock prior to the Effective Time that is not registered in the stock transfer records of TriSummit, the Merger Consideration, any cash in lieu of a fractional share of HomeTrust Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which the holder thereof is entitled, shall be issued or paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such TriSummit Common Stock or TriSummit Series A Preferred Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes (as defined in Section 3.10(b)) required by reason of the payment or issuance of the same to a person other than the registered holder of the Certificate or establish to the satisfaction of HomeTrust that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the earlier of (x) six months after the Effective Time and (y) the expiration or termination of the Exchange Agent Agreement, HomeTrust) shall be entitled to deduct and withhold from the cash portion of the Merger Consideration and any cash in lieu of a fractional share of HomeTrust Common Stock otherwise payable pursuant to this Agreement to any holder of TriSummit Common Stock or TriSummit Series A Preferred Stock such amounts as the Exchange Agent or HomeTrust, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent amounts are so withheld by the Exchange Agent or HomeTrust, as the case may be, and timely paid over to the appropriate Governmental Entity (as defined in Section 3.4), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of TriSummit Common Stock or TriSummit Series A Preferred Stock in respect of whom such deduction and withholding was made by the Exchange Agent or HomeTrust, as the case may be.

(e)          After the Effective Time, there shall be no transfers on the stock transfer books of TriSummit of the shares of TriSummit Common Stock or TriSummit Series A Preferred Stock that

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were issued and outstanding immediately prior to the Effective Time other than to settle transfers of TriSummit Common Stock or TriSummit Series A Preferred Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration, any cash in lieu of fractional shares of HomeTrust Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which the holder thereof is entitled in accordance with the provisions of this Agreement.

(f)          Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of HomeTrust Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to HomeTrust Common Stock shall be payable on or with respect to any such fractional share, and any such fractional share interest shall not entitle the owner thereof to vote or to any other rights of a shareholder of HomeTrust. In lieu of the issuance of any such fractional share, HomeTrust shall pay to each former shareholder of TriSummit who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the HomeTrust Average Closing Price (subject, however, to a floor of $19.05 and a cap of $20.96) by (ii) the fraction of a share (after taking into account all shares of TriSummit Common Stock and TriSummit Series A Preferred Stock held by such shareholder at the Effective Time and rounded to the nearest one ten thousandth when expressed in decimal form) of HomeTrust Common Stock to which such shareholder would otherwise be entitled to receive pursuant to Section 1.4(b).

(g)          Any portion of the Exchange Fund that remains unclaimed by the former shareholders of TriSummit at the expiration of six months after the Effective Time shall be paid to HomeTrust. In such event, any former shareholders of TriSummit who have not theretofore complied with this Article II shall thereafter look only to HomeTrust with respect to the Merger Consideration, any cash in lieu of any fractional share interest and any unpaid dividends and distributions on the HomeTrust Common Stock deliverable in respect of the shares of TriSummit Common Stock or TriSummit Series A Preferred Stock previously represented by a Certificate such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. Notwithstanding the foregoing, none of HomeTrust, TriSummit, the Surviving Company, the Exchange Agent or any other person shall be liable to any former holder of shares of TriSummit Common Stock or TriSummit Series A Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h)          In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by HomeTrust or the Exchange Agent, the posting by such person of a bond in such amount as HomeTrust or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any cash in lieu of any fractional share interest and any dividends and distributions to which such person is entitled in respect thereof pursuant to this Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TRISUMMIT

Except as disclosed in the disclosure schedule delivered by TriSummit to HomeTrust concurrently herewith (the “TriSummit Disclosure Schedule”); provided, that (a) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the TriSummit Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by TriSummit that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 3.1(a)) and (c) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, TriSummit hereby represents and warrants to HomeTrust as follows:

3.1         Corporate Organization.

(a)          TriSummit is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and is a bank or financial holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).  TriSummit has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.  TriSummit is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TriSummit.  As used in this Agreement, the term “Material Adverse Effect” means, with respect to HomeTrust, TriSummit or the Surviving Company, as the case may be, a material adverse effect on (i) the business, results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in United States generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally, (D) public disclosure of the transactions contemplated hereby or actions or inactions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (E) a decline in the trading price of a party’s common stock or the failure, in and of itself, of a party to meet earnings projections, but not, in either case, including the underlying causes thereof; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, results of operations or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate), or (ii) the ability of such party or its financial institution Subsidiary to timely consummate the transactions contemplated hereby.  As used in this Agreement, the word “Subsidiary” when used with respect to any party, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.  True and complete copies of the charter of TriSummit (the “TriSummit Charter”) and the bylaws of TriSummit (the “TriSummit

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Bylaws”), as in effect as of the date of this Agreement, have previously been made available by TriSummit to HomeTrust.

(b)          Each Subsidiary of TriSummit (a “TriSummit Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on TriSummit and (iii) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except as set forth in Section 3.1(b) of the TriSummit Disclosure Schedule, there are no restrictions on the ability of any TriSummit Subsidiary to pay dividends or distributions except for statutory restrictions on dividends or distributions generally applicable to all entities of the same type and, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities.  The deposit accounts of TriSummit Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened.  Section 3.1(b) of the TriSummit Disclosure Schedule sets forth a true and complete list of all TriSummit Subsidiaries. Neither TriSummit nor any of its Subsidiaries owns any equity or profit-and-loss interest in any business enterprise, corporation, partnership or joint venture, limited liability company, association, joint-stock company, business trust or unincorporated organization, other than a Subsidiary, readily marketable securities, securities held-to-maturity in its investment portfolio, stock in the Federal Home Loan Bank of Cincinnati (the “FHLB”), and stock in the Federal Reserve Bank of Atlanta.

3.2         Capitalization.

(a)          The authorized capital stock of TriSummit consists of 10,000,000 shares of TriSummit Common Stock and 10,000,000 shares of preferred stock, $1.00 par value per share (“TriSummit Preferred Stock”).  As of the date of this Agreement, there are (i) 3,208,830 shares of TriSummit Common Stock issued and outstanding, (ii) 402,627 shares of TriSummit Series A Preferred Stock issued and outstanding, (iii) 2,765 shares of TriSummit Series B Preferred Stock issued and outstanding, (iv) 138 shares of TriSummit Series C Preferred Stock issued and outstanding, (v) 4,237 shares of TriSummit Series D Preferred Stock issued and outstanding, (vi) 0 shares of TriSummit Common Stock held as treasury stock, (vii) 385,760 shares of TriSummit Common Stock reserved for issuance upon the exercise of outstanding TriSummit Option Awards, (viii) 24,840 shares of TriSummit Series A Preferred Stock reserved for issuance upon the exercise of outstanding TriSummit Option Awards, (ix) 67,050 shares of TriSummit Common Stock reserved for issuance upon the exercise of outstanding TriSummit Warrants, (x) 1,122,960 shares, in the aggregate, of TriSummit Common Stock and TriSummit Preferred Stock reserved for issuance pursuant to future grants under the TriSummit Stock Plan and the 2014 TriSummit Bancorp, Inc. Stock Option Plan, and (xi) no other shares of capital stock or other voting securities of TriSummit issued, reserved for issuance or outstanding.  All of the issued and outstanding shares of TriSummit capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of TriSummit may vote.  No trust preferred or subordinated debt securities of TriSummit or any of its Subsidiaries or affiliates are issued or outstanding.  Other than TriSummit

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Option Awards and TriSummit Warrants granted in or prior to 2011, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating TriSummit to issue, transfer, sell, purchase, redeem or otherwise acquire any shares of its capital stock. Except as set forth in the TriSummit Charter, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of TriSummit capital stock to which TriSummit is a party.  Section 3.2(a) of the TriSummit Disclosure Schedule sets forth a true, correct and complete list of all TriSummit Option Awards and TriSummit Warrants outstanding as of the date hereof specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number and class of shares subject to each such TriSummit Option Award and TriSummit Warrant, (iii) the grant date and vesting dates of each such TriSummit Option Award and TriSummit Warrant and (iv) the exercise price per share under each such TriSummit Option Award and TriSummit Warrant.  Other than the TriSummit Option Awards and TriSummit Warrants, no TriSummit equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of TriSummit or any of its Subsidiaries) are outstanding.

(b)          TriSummit owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the TriSummit Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to TriSummit Bank, as provided under applicable law) and free of preemptive rights, with no personal liability attaching to the ownership thereof.  No TriSummit Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(c)          TriSummit does not have a dividend reinvestment plan or any shareholders’ rights plan.

3.3         Authority; No Violation.

(a)          TriSummit has full corporate power and authority to execute and deliver this Agreement and, assuming receipt of the TriSummit Shareholder Approval, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by TriSummit and the consummation by TriSummit of the Merger have been duly and validly approved by the Board of Directors of TriSummit.  The Board of Directors of TriSummit has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of TriSummit and its shareholders and has directed that this Agreement be submitted to TriSummit’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect.  Except for the approval of this Agreement by the affirmative vote of the holders of a majority of all shares of TriSummit Common Stock and TriSummit Series A Preferred entitled to vote on this Agreement, voting together as a single class (the “TriSummit Shareholder Approval”), no other corporate proceedings on the part of TriSummit are necessary to approve this Agreement or to consummate the Merger.  This Agreement has been duly and validly executed and delivered by TriSummit and (assuming due authorization, execution and delivery by HomeTrust) constitutes a valid and binding obligation of TriSummit, enforceable against TriSummit in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer,

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moratorium, reorganization or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Enforceability Exception”)).

(b)          Neither the execution and delivery of this Agreement by TriSummit or the Bank Plan of Merger by TriSummit Bank, nor the consummation of the Merger by TriSummit or the Bank Merger by TriSummit Bank, nor compliance by TriSummit or TriSummit Bank with any of the terms and provisions of this Agreement or the Bank Plan of Merger, respectively, will (i) assuming the TriSummit Shareholder Approval is obtained, violate any provision of the TriSummit Charter or TriSummit Bylaws or the organization or governing documents of any TriSummit Subsidiary or (ii) assuming that the filings, notices, consents and approvals referred to in Section 3.4 are duly obtained and/or made, as applicable, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TriSummit or any of its Subsidiaries or any of their respective properties or assets or (y) except as set forth in Section 3.3(b) of the TriSummit Disclosure Schedule, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of TriSummit or any of its Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, or agreement, or other material instrument or obligation, to which TriSummit or any TriSummit Subsidiary is a party, or by which they or any of their respective properties or assets may be bound.

3.4         Consents and Approvals. Except for (i) the filing of applications, filings, waiver requests and notices, as applicable, with the Nasdaq, and approval of such applications, filings, waiver requests and notices, (ii) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the Tennessee Department of Financial Institutions (the “TDFI”), the North Carolina Commissioner of Banks (the “Commissioner”), and the FDIC, if applicable, and approval of such applications, filings and notices, (iv) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of TriSummit’s shareholders to be held in connection with this Agreement (including any amendments or supplements thereto, the “Proxy Statement”), and of the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus, to be filed with the SEC by HomeTrust in connection with the transactions contemplated by this Agreement (the “Form S-4”) and declaration of effectiveness of the Form S-4, (v) the filing of the Articles of Merger with the Department and the Secretary of State and the filing of the Bank Merger Certificates, and (vii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of HomeTrust Common Stock pursuant to this Agreement and the approval of the listing of such HomeTrust Common Stock on the Nasdaq, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (as defined in Section 3.5) (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by TriSummit of this Agreement or (B) the consummation by TriSummit of the Merger or the consummation by TriSummit Bank of the Bank Merger.  As of the date hereof, TriSummit is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

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3.5           Reports. TriSummit and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2013 with (i) any federal or state regulatory authority, including the TDFI, the Federal Reserve Board and the FDIC, (ii) any foreign regulatory authority and (iii) any self-regulatory organization (an “SRO”) ((i) — (iii) together with the Commissioner and the SEC, collectively the “Regulatory Agencies”), including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith.  Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of TriSummit and its Subsidiaries, to the knowledge of TriSummit, no Regulatory Agency has initiated any investigation into the business or operations of TriSummit or any of its Subsidiaries since January 1, 2013.  There (i) is no material unresolved violation, criticism, or exception cited by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of TriSummit or any of its Subsidiaries, and (ii) have been no formal or, to the knowledge of TriSummit, informal inquiries by, or material disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of TriSummit or any of its Subsidiaries since January 1, 2013. Except for any filing made by TriSummit with the SEC pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), neither TriSummit nor any of its Subsidiaries has filed or furnished to the SEC any final registration statement, prospectus, report, schedule or definitive proxy statement pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No information provided by TriSummit to its shareholders in connection with annual or special meetings of its shareholders contained, at the time of mailing of the same to such shareholders or at the time of the meetings of its shareholders, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

3.6           Financial Statements, Accounting and Internal Controls.

(a)          The audited consolidated balance sheets (including related notes and schedules, if any) of TriSummit and its Subsidiaries as of December 31, 2015 and 2014 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) of TriSummit and its Subsidiaries for each of the two years then ended, and the unaudited consolidated balance sheet, statement of income and changes in shareholders’ equity (including related notes and schedules, if any) of TriSummit and its Subsidiaries for the six month period ended June 30, 2016 (collectively, the “TriSummit Financial Statements”) have been previously made available to HomeTrust. The TriSummit Financial Statements fairly present in all material respects the consolidated financial position and results of operations of TriSummit and its Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP consistently applied during the periods involved, except as indicated in the TriSummit Financial Statements or notes thereto and, in the case of unaudited financial statements, subject to normal year-end adjustments (which will not be material individually or in the aggregate) and the of lack footnotes. The financial and accounting books and records of TriSummit and its Subsidiaries have been maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions. Maggart & Associates, P.C. has not resigned (or informed TriSummit that it intends to resign) or been dismissed as independent public accountants of TriSummit as a result of or in connection with any disagreements with TriSummit on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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(b)          The call reports of TriSummit Bank and accompanying schedules, as filed (or to be filed) with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 2013 through the Closing Date (the “TriSummit Bank Call Reports”) have been (or will be) prepared in accordance in all material respects with regulatory requirements including applicable regulatory accounting principles and practices through the periods covered by such reports.

(c)          As of the date of most recent balance sheet included in the TriSummit Financial Statements, TriSummit on a consolidated basis had no liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such balance sheet or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which were incurred in the ordinary course of business consistent with past practice since the date of such balance sheet.

(d)          The allowance for loan loss account of TriSummit Bank as reflected in the TriSummit Bank Call Report for the quarter ended June 30, 2016, was as of such date, and the amount thereof contained in the financial books and records of TriSummit Bank as of the last day of the month immediately preceding the Closing Date will be as of such future date, in compliance with TriSummit Bank’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as GAAP and applicable regulatory guidelines.

(e)          The records, systems, controls, data and information of TriSummit and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of TriSummit or its Subsidiaries (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on TriSummit’s (or any TriSummit Subsidiary’s) system of internal accounting controls.

(f)          Since January 1, 2013, (i) neither TriSummit nor, to the knowledge of TriSummit, any director, officer, or employee of TriSummit or any of its Subsidiaries has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of TriSummit or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that TriSummit or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing TriSummit or any of its Subsidiaries, or any other person, whether or not employed by TriSummit or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or violation of banking or other laws by TriSummit or any of its Subsidiaries or any of their officers, directors, or employees to the Board of Directors of TriSummit or any of its Subsidiaries, or any committee thereof, or to the knowledge of TriSummit, to any director or executive officer of TriSummit or any of its Subsidiaries.

3.7           Broker’s Fees. With the exception of the engagement of BSP Securities, LLC, neither TriSummit nor any TriSummit Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions, finder’s fees, or advisory or fairness opinion fees in connection with the Merger or the Bank Merger.  TriSummit has disclosed to HomeTrust as of the date hereof the aggregate fees provided for in connection with the engagement by TriSummit of BSP Securities, LLC related to the Merger and the Bank Merger.

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3.8         Absence of Certain Changes or Events.

(a)          Since December 31, 2015, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on TriSummit.

(b)          Since December 31, 2015, to the date of this Agreement, other than entering into this Agreement or in connection with this Agreement or the transactions contemplated hereby, TriSummit and its Subsidiaries have in all material respects carried on their respective businesses in the ordinary course.

(c)          Except as set forth in Section 3.8(c) of the TriSummit Disclosure Schedule, neither TriSummit nor any TriSummit Subsidiary has taken any action since December 31, 2015 that, if taken after the date of this Agreement, would constitute a breach of any of the covenants of TriSummit contained in Section 5.2.

3.9         Legal Proceedings.

(a)          Neither TriSummit nor any of its Subsidiaries is a party to any, and there are no pending or, to TriSummit’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against TriSummit or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such involving a monetary claim in excess of thirty-five thousand dollars ($35,000) or seeking injunctive or other equitable relief, or challenging the validity or propriety of any of the transactions contemplated by this Agreement.

(b)          There is no injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon TriSummit, any of its Subsidiaries or the assets of TriSummit or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger, would apply to the Surviving Company or any of its Subsidiaries or affiliates).

3.10       Taxes and Tax Returns.

(a)          Each of TriSummit and its Subsidiaries has duly and timely filed (subject to applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects.  Neither TriSummit nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course).  All Taxes of TriSummit and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid.  Each of TriSummit and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party.  Neither TriSummit nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect.  The federal income Tax Returns of TriSummit and its Subsidiaries for all years to and including 2012 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither TriSummit nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any Taxes, and there are no pending or, to the knowledge

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of TriSummit, threatened disputes, claims, audits, examinations or other proceedings regarding any Tax of TriSummit and its Subsidiaries or the assets of TriSummit and its Subsidiaries.  TriSummit has made available to HomeTrust true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed by TriSummit or any TriSummit Subsidiary in the last six years.  Neither TriSummit nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among TriSummit and its Subsidiaries).  Neither TriSummit nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was TriSummit) or (B) has any liability for the Taxes of any person or entity (other than TriSummit or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.  Neither TriSummit nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.  Neither TriSummit nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).  At no time during the past five years has TriSummit been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. No written claim has been made in the last five (5) years by any Governmental Entity in a jurisdiction where TriSummit or a TriSummit Subsidiary does not file Tax Returns that TriSummit or such TriSummit Subsidiary is or may be subject to taxation by that jurisdiction. Neither TriSummit nor any of its Subsidiaries has filed an election under Section 338(g) or 338(h)(10) of the Code for which the statute of limitations for audit or examination has not expired. Neither TriSummit nor any TriSummit Subsidiary has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code.

(b)          As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, social security, medicare, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

(c)          As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11       Employees.

(a)          Section 3.11(a) of the TriSummit Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, or other benefit plans, programs or arrangements, and all retention, bonus, employment, termination, change in control and severance plans, programs, arrangements or agreements, and other similar contracts or agreements to or with respect to which TriSummit, any TriSummit Subsidiary, or

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any trade or business of TriSummit or any of its Subsidiaries, whether or not incorporated, all of which together with TriSummit would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code (each, a “TriSummit ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by TriSummit or any of its Subsidiaries or any TriSummit ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of TriSummit or any of its Subsidiaries or any TriSummit ERISA Affiliate (all such plans, programs, arrangements, contracts or agreements, collectively, the “TriSummit Benefit Plans”).

(b)          TriSummit has heretofore made available to HomeTrust true and complete copies of each of the TriSummit Benefit Plans and, if applicable, (i) all summary plan descriptions, amendments, modifications or material supplements to the most recent versions of any TriSummit Benefit Plan, (ii) the annual reports (Forms 5500) filed with the IRS for the last two plan years with respect to each TriSummit Benefit Plan for which a Form 5500 is required to be filed, (iii) the most recently received IRS determination or opinion letters, if any, relating to a TriSummit Benefit Plan, and (iv) the most recently prepared actuarial report for each TriSummit Benefit Plan for each of the last two years.

(c)          Each TriSummit Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.  Neither TriSummit nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, United States Department of Labor or any other Governmental Entity with respect to any TriSummit Benefit Plan, and neither TriSummit nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(d)          Section 3.11(d) of the TriSummit Disclosure Schedule identifies each TriSummit Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “TriSummit Qualified Plans”).  The IRS has issued a favorable determination letter, or an opinion letter for a prototype or volume submitter plan upon which TriSummit may rely, with respect to each TriSummit Qualified Plan and the related trust, which letter has not been revoked (nor, to the knowledge of TriSummit, has revocation been threatened), and, to the knowledge of TriSummit, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any TriSummit Qualified Plan or the related trust or materially increase the costs relating thereto.  No trust funding any TriSummit Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

(e)          Except as set forth in Section 3.11(e) of the TriSummit Disclosure Schedule, each TriSummit Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code.

(f)          No TriSummit Benefit Plan is subject to Title IV or Section 302 of ERISA.

(g)          None of TriSummit and its Subsidiaries nor any TriSummit ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a

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“multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of TriSummit and its Subsidiaries nor any TriSummit ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(h)          Except as set forth in Section 3.11(h) of the TriSummit Disclosure Schedule, neither TriSummit nor any TriSummit Subsidiary sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(i)          All contributions required to be made to any TriSummit Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any TriSummit Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid, have been fully reflected on the books and records of TriSummit.

(j)          There are no pending or, to the knowledge of TriSummit, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to TriSummit’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against any TriSummit Benefit Plan, any fiduciaries thereof with respect to their duties to a TriSummit Benefit Plan or the assets of any trust under any TriSummit Benefit Plans which could reasonably be expected to result in any material liability of TriSummit or any TriSummit Subsidiary to any Governmental Entity, any Multiemployer Plan, a Multiple Employer Plan, any participant in a TriSummit Benefit Plan, or any other party.

(k)          None of TriSummit, any TriSummit Subsidiary nor any TriSummit ERISA Affiliate, nor to the knowledge of TriSummit any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the TriSummit Benefit Plans or their related trusts, TriSummit, any TriSummit Subsidiary, any TriSummit ERISA Affiliate or any person that TriSummit or any TriSummit Subsidiary has an obligation to indemnify, to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(l)          Except as set forth in Section 3.11(l) of the TriSummit Disclosure Schedule, neither the execution and delivery of this Agreement by TriSummit nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of TriSummit or any of its Subsidiaries, or result in any limitation on the right of TriSummit or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any TriSummit Benefit Plan or related trust.  Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by TriSummit or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code or will not be deductible under Section 162(m) of the Code.  Neither

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TriSummit nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require TriSummit or any of its Subsidiaries or affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.  No TriSummit Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code, or otherwise.  TriSummit has made available to HomeTrust copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby.

(m)          There are no pending or, to TriSummit’s knowledge, threatened labor grievances or unfair labor practice or discrimination claims or charges against TriSummit or any of its Subsidiaries, or any strikes or other labor disputes against TriSummit or any of its Subsidiaries.  Neither TriSummit nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of TriSummit or any of its Subsidiaries and, to the knowledge of TriSummit, there are no organizing efforts by any union or other group seeking to represent any employees of TriSummit or any of its Subsidiaries.

3.12       Compliance with Applicable Law. TriSummit and each of its Subsidiaries hold, and have at all times since January 1, 2013, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith) and to the knowledge of TriSummit, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened.  TriSummit and each of its Subsidiaries have complied in all material respects with, and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to TriSummit or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.  TriSummit Bank has a Community Reinvestment Act rating of “satisfactory” or better.  Without limitation, none of TriSummit, or its Subsidiaries, or to the knowledge of TriSummit any director, officer, employee, agent or other person acting on behalf of TriSummit or any of its Subsidiaries has, directly or indirectly, (i) used any funds of TriSummit or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of TriSummit or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of TriSummit or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of TriSummit or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of

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form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions for TriSummit or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for TriSummit or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury. To the knowledge of TriSummit, there is no reasonable basis for any Governmental Entity or other person to assert any claim against TriSummit or any of its Subsidiaries for damages, penalties or other relief based on any violation of law, statute, order, rule, regulation, policy and/or guidance of any Governmental Entity.

3.13       Certain Contracts.

(a)          Except as set forth in Section 3.13(a) of the TriSummit Disclosure Schedule, as of the date hereof, neither TriSummit nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, (ii) which, upon the execution or delivery of this Agreement, TriSummit shareholder approval of this Agreement or the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from HomeTrust, TriSummit, the Surviving Company, or any of their respective Subsidiaries to any director, officer, employee or independent contractor thereof, (iii) which requires a third party to refer business to TriSummit or any of its Subsidiaries, or requires TriSummit or any of its Subsidiaries to refer business to a third party, (iv) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (v) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by TriSummit or any of its Subsidiaries or affiliates, or upon consummation of the Merger or the Bank Merger will restrict the ability of the Surviving Company or any of its Subsidiaries or affiliates to engage in any line of business, (vi) in respect of any collective bargaining or similar agreement with or to a labor union or guild, (vii) (including any TriSummit Benefit Plan) any of the benefits under which will be increased, or the vesting of the benefits under which will be accelerated, by the occurrence of the execution and delivery of this Agreement, TriSummit shareholder approval of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits under which will be calculated on the basis of any of the transactions contemplated by this Agreement, (viii) that relates to the incurrence of indebtedness by TriSummit or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the FHLB and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (ix) that grants any right of first refusal, right of first offer or similar right with respect to any assets, rights or properties of TriSummit or its Subsidiaries, (x) that involves the payment by TriSummit or any of its Subsidiaries of more than $40,000 per annum or $100,000 in the aggregate (other than any such contracts which are terminable by TriSummit or any of its Subsidiaries on sixty days or less notice without any required payment or other conditions, other than the condition of notice), (xi) that pertains to the leasing of real property, (xii) that obligates TriSummit or any of its Subsidiaries to conduct business with a third party on an exclusive or preferential basis, (xiii) with any Governmental Entity, (xiv) that was not entered into in the ordinary course of business, (xv) that imposes potential recourse obligations on TriSummit or any TriSummit Subsidiary in connection with the sale of loans or loan participations, (xvi) for the subservicing of loans, or (xvii) that provides for contractual indemnification to any director, officer, employee or independent contractor of TriSummit or any TriSummit Subsidiary.  Each contract, arrangement, commitment or understanding

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of the type described in this Section 3.13(a), whether or not set forth in the TriSummit Disclosure Schedule, is referred to herein as a “TriSummit Contract.”

(b)          To the knowledge of TriSummit, (i) each TriSummit Contract is valid and binding on TriSummit or one of its Subsidiaries, as applicable, and in full force and effect, (ii) TriSummit and each of its Subsidiaries has performed all material obligations required to be performed by it under each TriSummit Contract, (iii) each third-party counterparty to each TriSummit Contract has performed all material obligations required to be performed by it under such TriSummit Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of TriSummit or any of its Subsidiaries under any such TriSummit Contract.

3.14         Agreements with Regulatory Agencies. Except as set forth in Section 3.14 of the TriSummit Disclosure Schedule, neither TriSummit nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2013, a recipient of any supervisory letter from, or since January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity, in each case that currently restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the TriSummit Disclosure Schedule, a “TriSummit Regulatory Agreement”), nor has TriSummit or any of its Subsidiaries been advised since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such TriSummit Regulatory Agreement.

3.15         Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of TriSummit or any TriSummit Subsidiary or for the account of a customer of TriSummit or a TriSummit Subsidiary or relating to a Loan (as defined in Section 3.25), were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and (assuming due authorization, execution and delivery by the applicable counterparty) are legal, valid and binding obligations of TriSummit or one of its Subsidiaries enforceable in accordance with their terms, subject to the Enforceability Exception, and are in full force and effect.  TriSummit and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to TriSummit’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. All risk management instruments in effect on the date of this Agreement for the account of a customer or relating to a Loan are set forth in Section 3.15 of the TriSummit Disclosure Schedule.

3.16         Environmental Matters. Each of TriSummit and the TriSummit Subsidiaries is in compliance, and has complied, in all material respects with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to:  (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, and (iii) noise, odor, wetlands, indoor air,

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pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”).  There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of TriSummit, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on TriSummit or any of its Subsidiaries of any liability or obligation in excess of fifty thousand dollars ($50,000) in the aggregate arising under any Environmental Law.  To the knowledge of TriSummit, there is no reasonable basis for any such proceeding, claim, action or governmental investigation.  Neither TriSummit nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation under any Environmental Law. To the knowledge of TriSummit, there are no underground storage tanks located at any TriSummit Owned Property (as defined in Section 3.18).

3.17        Investment Securities, Commodities and BOLI.

(a)          Each of TriSummit and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of TriSummit or its Subsidiaries.  Such securities and commodities are valued on the books of TriSummit in accordance with GAAP.

(b)          TriSummit and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that TriSummit believes are prudent and reasonable in the context of such businesses.  Prior to the date of this Agreement, TriSummit has made available to HomeTrust the material terms of such policies, practices and procedures.

(c)          Section 3.17(c) of the TriSummit Disclosure Schedule sets forth a true, correct and complete list of all bank owned life insurance (“BOLI”) owned by TriSummit or its Subsidiaries, including the value of its BOLI. TriSummit and its Subsidiaries have taken all actions necessary to comply in all material respects with applicable law in connection with the purchase and maintenance of its BOLI.  The value of such BOLI is fairly and accurately reflected in the most recent balance sheet included in the TriSummit Financial Statements in accordance with GAAP. Except as set forth in Section 3.17(c) of the TriSummit Disclosure Schedule, all BOLI set forth in Section 3.17(c) of the TriSummit Disclosure Schedule is owned solely by TriSummit or its Subsidiaries, no other person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under such BOLI.   Neither TriSummit nor its Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.

3.18         Real Property. TriSummit or a TriSummit Subsidiary (a) has good and marketable title to all the real property reflected in the most recent audited balance sheet included in the TriSummit Financial Statements as being owned by TriSummit or a TriSummit Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “TriSummit Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or

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irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the most recent audited financial statements included in such TriSummit Financial Statements or acquired after the date thereof (except for leases that have terminated or expired by their terms since the date thereof) (the “TriSummit Leased Properties” and, collectively with the TriSummit Owned Properties, the “TriSummit Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without any material default thereunder by the lessee or, to TriSummit’s knowledge, the lessor.  There are no pending or, to the knowledge of TriSummit, threatened condemnation proceedings against any TriSummit Real Property.

3.19         Intellectual Property. Each of TriSummit and its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the conduct of its business as currently conducted.  Except as would not reasonably be expected to have a Material Adverse Effect on TriSummit: (i) (A) the use of any Intellectual Property by TriSummit and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person or entity and is in accordance with any applicable license pursuant to which TriSummit or any TriSummit Subsidiary acquired the right to use any Intellectual Property and (B) no person or entity has asserted in writing that TriSummit or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person or entity, (ii) no person or entity is, to the knowledge of TriSummit, challenging, infringing on or otherwise violating any right of TriSummit or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to TriSummit or its Subsidiaries, and (iii) neither TriSummit nor any TriSummit Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by TriSummit or any TriSummit Subsidiary, and TriSummit and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by TriSummit and its Subsidiaries.  For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; computer programs, whether in source code or object code form (including any and all software implementation algorithms), databases and compilations (including any and all data and collections of data); and any similar intellectual property or proprietary rights.

3.20         Related Party Transactions. Except as set forth in Section 3.20 of the TriSummit Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between TriSummit or any of its Subsidiaries, on the one hand, and any current or

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former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of TriSummit or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding TriSummit Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of TriSummit), on the other hand, except those of a type available to employees of TriSummit or its Subsidiaries generally or those related to compensation solely resulting from an employment relationship.

3.21       State Takeover Laws. Either this Agreement and the transactions contemplated hereby are exempt from, or the Board of Directors of TriSummit has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and such transactions, the restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (any such laws, “Takeover Statutes”) applicable to TriSummit or any of its Subsidiaries.

3.22       Reorganization. Neither TriSummit nor TriSummit Bank has taken any action or is aware of any fact or circumstance that would reasonably be expected to prevent the Merger or the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.23       Opinion of Financial Advisor. Prior to the execution of this Agreement, the Board of Directors of TriSummit has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from BSP Securities, LLC to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair from a financial point of view to the holders of TriSummit Common Stock and TriSummit Series A Preferred Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.24       TriSummit Information. The information relating to TriSummit and its Subsidiaries which is provided by TriSummit or its representatives for inclusion in the Proxy Statement and the Form S-4, or in any other document filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

3.25       Loan Portfolio.

(a)          As of the date hereof, except as set forth in Section 3.25(a) of the TriSummit Disclosure Schedule, neither TriSummit nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which TriSummit or any Subsidiary of TriSummit is a creditor and which, as of August 31, 2016, was over ninety days or more delinquent in payment of principal or interest, or (ii) Loans with any director or executive officer of TriSummit or any TriSummit Subsidiary or with any holder of 5% or more of the outstanding TriSummit Common Stock, or to the knowledge of TriSummit, any affiliate of any of the foregoing.  Set forth in Section 3.25(a) of the TriSummit Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of TriSummit and its Subsidiaries that, as of August 31, 2016, were classified by TriSummit as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial,

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consumer, etc.), and (B) each asset of TriSummit or any of its Subsidiaries that, as of August 31, 2016, was classified as “Other Real Estate Owned” and the book value thereof.

(b)          To TriSummit’s knowledge, each Loan of TriSummit and the TriSummit Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of TriSummit or a TriSummit Subsidiary as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exception.

(c)          Except for Loans acquired by TriSummit Bank by way of its acquisition of Community National Bank of the Lakeway Area, each outstanding Loan originated, administered and/or serviced by TriSummit or any TriSummit Subsidiary was originated, administered and/or serviced, by TriSummit or a TriSummit Subsidiary, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of TriSummit or the TriSummit Subsidiary (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d)          With respect to Loans serviced by TriSummit or any of its Subsidiaries on behalf of others: (i) such Loans have been serviced and administered in all material respects in accordance with all applicable guidelines, relevant laws and investor requirements, (ii) except as set forth in Section 3.25(d) of the TriSummit Disclosure Schedule, there have been no repurchases of any such Loans or losses incurred with respect to any such Loans during the past two years, and (iii) the fair value of the mortgage servicing rights associated with such Loans in the TriSummit Financial Statements is reflected net of an adequate reserve for future loss exposure of TriSummit and its Subsidiaries relating to such Loans.

(e)          None of the agreements pursuant to which TriSummit or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan after the expiration of six months from the date of sale.

(f)          There are no outstanding Loans made by TriSummit or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of TriSummit or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(g)          Neither TriSummit nor any TriSummit Subsidiary is now nor has been since January 1, 2013, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans.

3.26       Insurance.  TriSummit and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of TriSummit reasonably has determined to be prudent and consistent with industry practice, and TriSummit and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities

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of officers, directors and employees of TriSummit and the TriSummit Subsidiaries, TriSummit or the relevant TriSummit Subsidiary is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in a due and timely fashion.

3.27         Fiduciary Business. Each of TriSummit and each TriSummit Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance in all material respects with the terms of the applicable governing documents and applicable laws and regulations.

3.28         Books and Records. The corporate record books (in all material respects) and the stock (ownership) record books (in all respects) of TriSummit and the TriSummit Subsidiaries are complete and accurate and reflect all material meetings, consents, and other actions of the board of directors and shareholders (owners) of TriSummit and its Subsidiaries, and all transactions relating to the capital stock and ownership interests (including profit interests) in such entities.

3.29         Indemnification. To the knowledge of TriSummit, no action or failure to take action by any present or former director, officer, employee or agent of TriSummit or any TriSummit Subsidiary has occurred which would give rise to a claim by any such individual for indemnification from TriSummit or any of its Subsidiaries.

3.30         No Other Representations or Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the TriSummit Disclosure Schedule), neither TriSummit nor any other person has made or makes, or shall be deemed to have made or make, any express or implied representation or warranty, either written or oral, with respect to or in connection with this Agreement or any of the transactions contemplated hereby, or otherwise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HOMETRUST

Except (i) as disclosed in the disclosure schedule delivered by HomeTrust to TriSummit concurrently herewith (the “HomeTrust Disclosure Schedule”); provided, that (a) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the HomeTrust Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by HomeTrust that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (c) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any HomeTrust Reports (as defined in Section 4.12) filed with the SEC by HomeTrust prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” any “forward-looking statements” disclosures or disclaimers, and any other statements or disclosures that are similarly non-specific or that are cautionary, predictive or forward-looking in nature), HomeTrust hereby represents and warrants to TriSummit as follows:

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4.1         Corporate Organization.

(a)          HomeTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is a financial holding company duly registered under the BHC Act.  HomeTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HomeTrust.  True and complete copies of the articles of incorporation of HomeTrust (the “HomeTrust Articles”) and the bylaws of HomeTrust (the “HomeTrust Bylaws”), as in effect as of the date of this Agreement, have previously been made available by HomeTrust to TriSummit.

(b)          Each Subsidiary of HomeTrust (a “HomeTrust Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect on HomeTrust, and (iii) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted.  There are no restrictions on the ability of any HomeTrust Subsidiary to pay dividends or distributions except for statutory restrictions on dividends or distributions generally applicable to all entities of the same type and, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities.  The deposit accounts of HomeTrust Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 4.1(b) of the HomeTrust Disclosure Schedule sets forth a true and complete list of all HomeTrust Subsidiaries.

4.2         Capitalization.

(a)          The authorized capital stock of HomeTrust consists of 60,000,000 shares of HomeTrust Common Stock and 10,000,000 shares of preferred stock, $0.01 value per share, of which no shares of preferred stock are issued or outstanding.  As of the date of this Agreement, there are (i) 17,998,750 shares of HomeTrust Common Stock issued and outstanding, including 529,800 shares of HomeTrust Common Stock granted in respect of outstanding awards of restricted HomeTrust Common Stock under the HomeTrust Stock Plans (as defined below) (a “HomeTrust Restricted Stock Award”), (ii) no shares of HomeTrust Common Stock held as treasury stock, (iii) 1,529,300 shares of HomeTrust Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of HomeTrust Common Stock granted under the HomeTrust Stock Plans (“HomeTrust Stock Options”), (iv) 766,050 shares of HomeTrust Common Stock reserved for issuance pursuant to future grants under the HomeTrust Stock Plans, and (v) no other shares of capital stock or other voting securities of HomeTrust issued, reserved for issuance or outstanding.  As used herein, the “HomeTrust Stock Plans” means all employee and/or director equity incentive plans of HomeTrust in effect as of the date of this Agreement.  All of the issued and outstanding shares of HomeTrust Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the

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ownership thereof.  As of the date of this Agreement, there are no (A) bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of HomeTrust may vote or (B) trust preferred or subordinated debt securities of HomeTrust or any of its Subsidiaries or affiliates issued or outstanding.  Other than HomeTrust Stock Options issued prior to the date of this Agreement and the HomeTrust Rights Agreement, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating HomeTrust to issue, transfer, sell, purchase, redeem or otherwise acquire, any of its capital stock or other securities.  There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the HomeTrust Common Stock.  Other than the HomeTrust Stock Options and the HomeTrust Restricted Stock Awards set forth above, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of HomeTrust or any of its Subsidiaries) are outstanding on the date of this Agreement.

(b)          HomeTrust owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the HomeTrust Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to HomeTrust Bank, as provided under applicable law) and free of preemptive rights, with no personal liability attaching to the ownership thereof.  No HomeTrust Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3         Authority; No Violation.

(a)          HomeTrust has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of HomeTrust and no other corporate action on the part of HomeTrust is necessary to approve the Merger.  This Agreement has been duly and validly executed and delivered by HomeTrust and (assuming due authorization, execution and delivery by TriSummit) constitutes a valid and binding obligation of HomeTrust, enforceable against HomeTrust in accordance with its terms (except as enforceability may be limited by the Enforceability Exception).  The shares of HomeTrust Common Stock to be issued in the Merger have been duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of HomeTrust has or will have any preemptive right or similar rights in respect thereof.

(b)          Neither the execution and delivery of this Agreement by HomeTrust or the Bank Plan of Merger by HomeTrust Bank, nor the consummation of the Merger by HomeTrust or the Bank Merger by HomeTrust Bank, nor compliance by HomeTrust or HomeTrust Bank with any of the terms of this Agreement or the Bank Plan of Merger, will (i) violate any provision of the HomeTrust Articles or HomeTrust Bylaws or the organization or governing documents of any HomeTrust Subsidiary, or (ii) assuming that the filings, notices, consents and approvals referred to in Section 4.4 are duly obtained and/or made, as applicable, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HomeTrust, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time,

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or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of HomeTrust or any of its Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other material instrument or obligation to which HomeTrust or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound.

4.4         Consents and Approvals.  Except for the filings, notices, consents and approvals referred to in Section 3.4 hereof, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by HomeTrust of this Agreement or (ii) the consummation by HomeTrust of the Merger and the consummation by HomeTrust Bank of the Bank Merger. As of the date hereof, HomeTrust is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

4.5         Reports.  HomeTrust and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2013 with any Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith.  Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of HomeTrust and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of HomeTrust, investigation into the business or operations of HomeTrust or any of its Subsidiaries since January 1, 2013.  There (i) is no material unresolved violation, criticism, or exception cited by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of HomeTrust or any of its Subsidiaries and (ii) have been no formal or, to the knowledge of HomeTrust, informal inquiries by, or material disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of HomeTrust or any of its Subsidiaries since January 1, 2013.

4.6         Financial Statements, Accounting and Internal Controls.

(a)         The financial statements of HomeTrust and its Subsidiaries included (or incorporated by reference) in the HomeTrust Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of HomeTrust and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, changes in shareholders’ equity and consolidated financial position of HomeTrust and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount and the lack of footnotes), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.  The financial and accounting books and records of HomeTrust and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.  Dixon Hughes Goodman LLP has not resigned (or informed HomeTrust that it intends to resign) or been dismissed

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as independent public accountants of HomeTrust as a result of or in connection with any disagreements with HomeTrust on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)          Neither HomeTrust nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that is required to be reflected on an audited balance or the notes thereto in accordance with GAAP other than those reflected on the consolidated balance sheet of HomeTrust and its Subsidiaries (or the notes thereto) included in HomeTrust’s Annual Report on Form 10-K for the year ended June 30, 2016 and for liabilities incurred thereafter none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on HomeTrust.

(c)          The records, systems, controls, data and information of HomeTrust and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of HomeTrust or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on HomeTrust’s (or any HomeTrust Subsidiary’s) system of internal controls.  HomeTrust (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to HomeTrust, including its Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of HomeTrust by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to HomeTrust’s outside auditors and the audit committee of HomeTrust’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect HomeTrust’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in HomeTrust’s internal controls over financial reporting.  These disclosures were made in writing by management to HomeTrust’s auditors and audit committee and a copy has previously been made available to TriSummit.  There is no reason to believe that HomeTrust’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)          Since January 1, 2013, (i) neither HomeTrust nor any of its Subsidiaries, nor, to the knowledge of HomeTrust, any director, officer, auditor, accountant or representative of HomeTrust or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of HomeTrust or any of its Subsidiaries or its or their internal accounting controls, including any material complaint, allegation, assertion or claim that HomeTrust or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing HomeTrust or any of its Subsidiaries, whether or not employed by HomeTrust or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by HomeTrust or any HomeTrust Subsidiary or by any of HomeTrust’s or HomeTrust Subsidiaries’ officers, directors, employees or agents to the Board of

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Directors of HomeTrust or any HomeTrust Subsidiary or any committee thereof or, to the knowledge of HomeTrust, to any director or officer of HomeTrust or any HomeTrust Subsidiary.

(e)          The allowance for loan loss account of HomeTrust Bank as reflected in HomeTrust Bank’s call report as originally filed for the quarter ended June 30, 2016, was as of such date, and the amount thereof contained in the financial books and records of HomeTrust Bank as of the last day of the month immediately preceding the Closing Date will be as of such future date, in compliance with HomeTrust Bank’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as GAAP and applicable regulatory guidelines.

4.7         Broker’s Fees.  With the exception of the engagement of Keefe, Bruyette & Woods, neither HomeTrust nor any HomeTrust Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions, finder’s fees, or advisory or fairness opinion fees in connection with the Merger or the Bank Merger.  HomeTrust has disclosed to TriSummit as of the date hereof the aggregate fees provided for in connection with the engagement by HomeTrust of Keefe, Bruyette & Woods related to the Merger and the Bank Merger.

4.8         Absence of Certain Changes or Events.

(a)          Since June 30, 2016, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on HomeTrust.

(b)          Since June 30, 2016 to the date of this Agreement, other than entering into this Agreement or in connection with this Agreement or the transactions contemplated hereby, HomeTrust and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.9         Legal Proceedings.

(a)          Neither HomeTrust nor any of its Subsidiaries is a party to any, and there are no pending or, to HomeTrust’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against HomeTrust or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such involving a monetary claim in excess of two hundred and fifty thousand dollars ($250,000) or seeking injunctive or equitable relief, or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)          There is no injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon HomeTrust, any of its Subsidiaries or the assets of HomeTrust or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Company or any of its Subsidiaries or affiliates).

4.10       Taxes and Tax Returns.  Each of HomeTrust and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects.  Neither HomeTrust nor any of its Subsidiaries is the beneficiary of any extension of time

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within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course).  All Taxes of HomeTrust and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid.  Each of HomeTrust and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party.  Neither HomeTrust nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect.  The federal income Tax Returns of HomeTrust and its Subsidiaries for all years to and including 2011 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither HomeTrust nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened or pending disputes, claims, audits, examinations or other proceedings regarding any Tax of HomeTrust and its Subsidiaries or the assets of HomeTrust and its Subsidiaries.  HomeTrust has made available to TriSummit true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six years.  Neither HomeTrust nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among HomeTrust and its Subsidiaries).  Neither HomeTrust nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.  Neither HomeTrust nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).  At no time during the past five years has HomeTrust been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. No claim has been made in the last five (5) years by any Governmental Entity in a jurisdiction where HomeTrust or a HomeTrust Subsidiary does not file Tax Returns that HomeTrust or such HomeTrust Subsidiary is or may be subject to taxation by that jurisdiction. There has not been an ownership change, as defined in Section 382(g) of the Code, that occurred during or after any taxable period in which HomeTrust or any of its Subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of HomeTrust immediately preceding the date of this Agreement.

4.11       Employees.

(a)          As used in this Agreement, the term “HomeTrust Benefit Plans” means all material employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, or other benefit plans, programs or arrangements, and all retention, bonus, employment, termination, change in control and severance plans, programs, arrangements or agreements, and other similar contracts or agreements to or with respect to which HomeTrust, any HomeTrust Subsidiary, or any trade or business of HomeTrust or any of its Subsidiaries, whether or not incorporated, all of which together with HomeTrust would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code (each, a “HomeTrust ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by HomeTrust or any of its Subsidiaries or any HomeTrust ERISA Affiliate for the benefit of any current or former employee,

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officer, director or independent contractor of HomeTrust or any of its Subsidiaries or any HomeTrust ERISA Affiliate.

(b)          Each HomeTrust Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.  Neither HomeTrust nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, United States Department of Labor or any other Governmental Entity with respect to any HomeTrust Benefit Plan, and neither HomeTrust nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(c)          The IRS has issued a favorable determination letter, or an opinion letter for a prototype or volume submitter plan upon which HomeTrust may rely, with respect to each HomeTrust Benefit Plan that is intended to be qualified under Section 401(a) of the Code (collectively, the “HomeTrust Qualified Plans”), which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of HomeTrust, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any HomeTrust Qualified Plan or the related trust or materially increase the costs relating thereto.  No trust funding any HomeTrust Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

(d)         Each HomeTrust Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code.

(e)         No HomeTrust Benefit Plan is subject to Title IV or Section 302 of ERISA.

(f)          All contributions required to be made to any HomeTrust Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any HomeTrust Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid, have been fully reflected on the books and records of HomeTrust.

(g)          There are no pending or, to the knowledge of HomeTrust, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to HomeTrust’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against any HomeTrust Benefit Plan, any fiduciaries thereof with respect to their duties to a HomeTrust Benefit Plan or the assets of any trust under any HomeTrust Benefit Plan which could reasonably be expected to result in any material liability of HomeTrust or any HomeTrust Subsidiary to any Governmental Entity, any Multiemployer Plan, a Multiple Employer Plan, any participant in a HomeTrust Benefit Plan, or any other party.

(h)        None of HomeTrust and its Subsidiaries nor any HomeTrust ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the HomeTrust Benefit Plans or their related trusts, HomeTrust, any of its Subsidiaries, any HomeTrust ERISA

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Affiliate or any person that HomeTrust or any of its Subsidiaries has an obligation to indemnify, to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(i)          Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of HomeTrust or any of its Subsidiaries, or result in any limitation on the right of HomeTrust or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any HomeTrust Benefit Plan or related trust.  The transactions contemplated by this Agreement will not cause or require HomeTrust or any of its Subsidiaries or affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

(j)          Except as set forth in Section 4.11(j) of the HomeTrust Disclosure Schedule, there are no pending or, to HomeTrust’s knowledge, threatened labor grievances or unfair labor practice or discrimination claims or charges against HomeTrust or any of its Subsidiaries, or any strikes or other labor disputes against HomeTrust or any of its Subsidiaries.  Neither HomeTrust nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of HomeTrust or any of its Subsidiaries and, to the knowledge of HomeTrust, there are no organizing efforts by any union or other group seeking to represent any employees of HomeTrust or any of its Subsidiaries.

4.12         SEC Reports.  HomeTrust has filed with the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that HomeTrust has been required to file under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since January 1, 2014, and (i) none of such filings contained, as of the respective dates thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) all of such filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder. HomeTrust has previously made available to TriSummit an accurate, correct and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by HomeTrust pursuant to the Securities Act or the Exchange Act since January 1, 2015, and prior to the date hereof (the “HomeTrust Reports”) and (b) communication mailed by HomeTrust to its shareholders since January 1, 2015 and prior to the date hereof. No executive officer of HomeTrust has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.  As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the HomeTrust Reports. HomeTrust has not received notice from the SEC that either HomeTrust or any of the HomeTrust Reports are the subject of any ongoing review by the SEC or any outstanding SEC investigation (whether formal or informal), including without limitation any voluntary document request.

4.13         Compliance with Applicable Law.  HomeTrust and each of its Subsidiaries hold, and have at all times since January 1, 2013, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective

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properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HomeTrust, and to the knowledge of HomeTrust, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened.  HomeTrust and each of its Subsidiaries have complied in all material respects with, and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to HomeTrust or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.  HomeTrust Bank has a Community Reinvestment Act rating of “satisfactory” or better.  Without limitation, none of HomeTrust, or its Subsidiaries, or to the knowledge of HomeTrust any director, officer, employee, agent or other person acting on behalf of HomeTrust or any of its Subsidiaries has, directly or indirectly, (i) used any funds of HomeTrust or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of HomeTrust or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of HomeTrust or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of HomeTrust or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions for HomeTrust or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for HomeTrust or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the Treasury.

4.14         Agreements with Regulatory Agencies.  Neither HomeTrust nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2013, a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the HomeTrust Disclosure Schedule, a “HomeTrust

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Regulatory Agreement”), nor has HomeTrust or any of its Subsidiaries been advised since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such HomeTrust Regulatory Agreement.

4.15       Risk Management Instruments.  All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of HomeTrust or any of its Subsidiaries or for the account of a customer of HomeTrust or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and (assuming due authorization, execution and delivery by the applicable counterparty) are legal, valid and binding obligations of HomeTrust or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exception), and are in full force and effect.  HomeTrust and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to HomeTrust’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

4.16      Environmental Matters.  HomeTrust and its Subsidiaries are in compliance, and have complied, in all material respects with all Environmental Laws.  There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of HomeTrust, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on HomeTrust or any of its Subsidiaries of any material liability or obligation arising under any Environmental Law.  To the knowledge of HomeTrust, there is no reasonable basis for any such proceeding, claim, action or governmental investigation.  Neither HomeTrust nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation under any Environmental Law.

4.17       Investment Securities and Commodities.

(a)         Each of HomeTrust and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of HomeTrust or its Subsidiaries.  Such securities and commodities are valued on the books of HomeTrust in accordance with GAAP.

(b)          HomeTrust and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that HomeTrust believes are prudent and reasonable in the context of such businesses.  Prior to the date of this Agreement, HomeTrust has made available to TriSummit the material terms of such policies, practices and procedures.

4.18      Real Property.  HomeTrust or a HomeTrust Subsidiary (a) has good and marketable title to all the real property reflected in the most recent audited balance sheet included in the HomeTrust Reports as being owned by HomeTrust or a HomeTrust Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “HomeTrust Owned Properties”), free and clear of all Liens, except for

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Permitted Encumbrances, and (b) is the lessee of all leasehold estates reflected in the most recent audited financial statements included in such HomeTrust Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “HomeTrust Leased Properties” and, collectively with the HomeTrust Owned Properties, the “HomeTrust Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to HomeTrust’s knowledge, the lessor.  There are no pending or, to the knowledge of HomeTrust, threatened condemnation proceedings against any HomeTrust Real Property.

4.19         Intellectual Property.  HomeTrust and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the conduct of its business as currently conducted.  Except as would not reasonably be expected to have a Material Adverse Effect on HomeTrust: (i) (A)  the use of any Intellectual Property by HomeTrust and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person or entity and is in accordance with any applicable license pursuant to which HomeTrust or any HomeTrust Subsidiary acquired the right to use any Intellectual Property and (B) no person or entity has asserted in writing to HomeTrust that HomeTrust or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person or entity, (ii)  no person or entity is challenging, infringing on or otherwise violating any right of HomeTrust or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to HomeTrust or its Subsidiaries, and (iii) neither HomeTrust nor any HomeTrust Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by HomeTrust or any HomeTrust Subsidiary, and HomeTrust and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by HomeTrust and its Subsidiaries.

4.20         Reorganization.  Neither HomeTrust nor HomeTrust Bank has taken any action or is aware of any fact or circumstance that would reasonably be expected to prevent the Merger or the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.21         Opinion of Financial Advisor.  Prior to the execution of this Agreement, the Board of Directors of HomeTrust has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Keefe, Bruyette & Woods to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair from a financial point of view to HomeTrust.  Such opinion has not been amended or rescinded as of the date of this Agreement.

4.22         HomeTrust Information.  The information relating to HomeTrust and its Subsidiaries to be contained in the Proxy Statement and the Form S-4, and the information relating to HomeTrust and its Subsidiaries that is provided by HomeTrust or its representatives for inclusion in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The Form S-4 (except for such portions thereof that relate only to TriSummit or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

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4.23       Loan Portfolio.

(a)         As of the date hereof, except as set forth in Section 4.23(a) of the HomeTrust Disclosure Schedule, neither HomeTrust nor any of its Subsidiaries is a party to (i) any Loan in which HomeTrust or any Subsidiary of HomeTrust is a creditor with an outstanding balance of $250,000 or more and under the terms of which the obligor was as of August 31, 2016 over ninety days or more delinquent in payment of principal or interest or (ii) Loans with an aggregate outstanding balance of $500,000 or more with any director, executive officer or 5% or greater shareholder of HomeTrust or any of its Subsidiaries, or to the knowledge of HomeTrust, any affiliate of any of the foregoing. Set forth in Section 4.23(a) of the HomeTrust Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of HomeTrust and its Subsidiaries that, as of August 31, 2016, were classified by HomeTrust or its Subsidiaries as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each asset of HomeTrust or any of its Subsidiaries that, as of August 31, 2016, was classified as “Other Real Estate Owned” and the book value thereof.

(b)          To HomeTrust’s knowledge, each Loan of HomeTrust and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of HomeTrust and its Subsidiaries as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exception.

(c)          Except as would not reasonably be expected to result in a material loss to HomeTrust on a consolidated basis, the outstanding Loans originated, administered and/or serviced by HomeTrust or any of its Subsidiaries were originated, administered and/or serviced, by HomeTrust or a HomeTrust Subsidiary, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of HomeTrust and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d)          Neither HomeTrust nor any of its Subsidiaries is now or has been since January 1, 2013 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans.

4.24       Insurance.  HomeTrust and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of HomeTrust reasonably has determined to be prudent and consistent with industry practice, and HomeTrust and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of HomeTrust and its Subsidiaries, HomeTrust or the relevant HomeTrust Subsidiary is the sole beneficiary of such policies.  All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in a due and timely fashion.

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4.25         Ownership of TriSummit Capital Stock. Neither HomeTrust nor any of its Subsidiaries owns any TriSummit capital stock, other than shares held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties.

4.26         Tax Benefits Preservation Plan. The execution of this Agreement and the consummation of the Merger or other transactions contemplated hereby, including the issuance to TriSummit shareholders, and the receipt by such shareholders, of shares of HomeTrust Common Stock pursuant to the terms of this Agreement will not trigger any rights under the HomeTrust Tax Benefits Presentation Plan dated as of September 25, 2012, as amended.

4.27         No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the HomeTrust Disclosure Schedule), neither HomeTrust nor any other person has made or makes, or shall be deemed to have made or make, any express or implied representation or warranty, either written or oral, with respect to or in connection with this Agreement or any of the transactions contemplated hereby, or otherwise.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1           TriSummit Conduct of Business Prior to the Effective Time. Except as expressly contemplated or permitted by this Agreement or as required by applicable law or a Governmental Entity, or with the prior written consent of HomeTrust, during the period from the date of this Agreement to the Effective Time, TriSummit shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice, (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships, and (c) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of TriSummit or HomeTrust or any of their respective Subsidiaries to obtain any Requisite Regulatory Approvals (as defined in Section 7.2(d)) or to consummate the transactions contemplated hereby.

5.2           TriSummit Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, or as required by applicable law or a Governmental Entity, TriSummit shall not, and shall not permit any TriSummit Subsidiary to, without the prior written consent of HomeTrust (which shall not be unreasonably withheld, conditioned or delayed with respect to subsections (g), (l), (m), (n), (o), (r) and (u)):

(a)          Capital Stock. Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its capital stock, other ownership interests or any warrants, options, rights, convertible securities or other arrangements or commitments to acquire any shares of its capital stock or other ownership interests, except pursuant to the exercise of TriSummit Option Awards and TriSummit Warrants outstanding on the date hereof and the deemed automatic conversion as of the Effective Time of each outstanding share of TriSummit Series A Preferred Stock to one share of TriSummit Common Stock; or modify or amend any of the terms of any outstanding TriSummit Option Awards or TriSummit Warrants, except for the extension of the expiration date of the outstanding TriSummit Warrants until the earlier of June 30, 2017 and the day next following the

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Effective Time and the amendment of the TriSummit Option Awards consistent with the forms of option award amendments attached hereto as Exhibit C.

(b)          Other Securities. Issue any other capital securities, including trust preferred or other similar securities, indebtedness with voting rights, or other securities, debentures or subordinated notes.

(c)          Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend or distribution on its capital stock or other ownership interests (other than (A) dividends from wholly owned Subsidiaries to TriSummit or to another wholly owned Subsidiary of TriSummit or (B) accrued dividends on the TriSummit Series B Preferred Stock, TriSummit Series C Preferred Stock and TriSummit Series D Preferred Stock); or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock or other ownership interests, or rights with respect to the foregoing, other than the redemption of the outstanding TriSummit Series B Preferred Stock, the outstanding TriSummit Series C Preferred Stock and the outstanding TriSummit Series D Preferred Stock.

(d)          Compensation; Employment, Etc. (i) Enter into, modify, amend, renew or terminate any employment, consulting, severance, change in control, or similar agreement or arrangement with any director, officer, employee or independent contractor of TriSummit or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) other than (A) at will agreements, (B) normal individual increases in salary to rank and file employees, in each case in the ordinary course of business consistent with past practice, (C) severance in accordance with past practice, (D) incentive bonuses to employees as described and set forth in Section 5.2(d) of the TriSummit Disclosure Schedule, and (E) changes that are required by applicable law; (ii) hire any new employees except to replace terminated employees; or (iii) promote any employee to a rank of vice president or a more senior position except to fill a vacated position; or (iv) pay aggregate expenses of more than six thousand dollars ($6,000) in the aggregate for employees and directors to attend conventions or similar meetings after the date hereof.

(e)          Benefit Plans. Except as required by law, enter into, establish, adopt, modify, amend, renew, or terminate any TriSummit Benefit Plan, or take any action to accelerate the vesting of benefits payable thereunder.

(f)          Dispositions. Sell, transfer, mortgage, lease or encumber any of its material assets or properties except in the ordinary course of business consistent with past practice and, in the case of a sale or transfer, at fair value; or sell or transfer any portion of its deposit liabilities.

(g)          Leases or Licenses. Except as set forth in Section 5.2(g) of the TriSummit Disclosure Schedule, enter into, modify, amend or renew any data processing contract, service provider agreement, or any lease, license or maintenance agreement relating to real or personal property or Intellectual Property other than the annual renewal of an agreement that is necessary to operate its business in the ordinary course consistent with past practice; or permit to lapse its rights in any material Intellectual Property.

(h)          Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts contracted in good faith, in each case in the ordinary course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any person or entity.

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(i)          Loans, Loan Participations and Servicing Rights. Sell or acquire any Loans (excluding originations) or Loan participations, except in the ordinary course of business consistent with past practice (but in the case of a sale, after giving HomeTrust or HomeTrust Bank a first right of refusal to acquire such Loan or Loan participation); or sell or acquire any servicing rights.

(j)          Governing Documents. Amend its organizational or governing documents.

(k)          Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or any Governmental Entity.

(l)          Contracts. Except as set forth in Section 5.2(g) of the TriSummit Disclosure Schedule, enter into or terminate any TriSummit Contract or amend or modify in any material respect or renew (other than necessary renewals in the ordinary course of business for a term not in excess of one year) any existing TriSummit Contract.

(m)          Claims. Except in the ordinary course of business consistent with past practice and involving an amount not in excess of twenty-five thousand dollars ($25,000) (exclusive of any amounts paid directly or reimbursed to TriSummit or any of its Subsidiaries under any insurance policy maintained by TriSummit or any of its Subsidiaries), settle any claim, action or proceeding against it. Notwithstanding the foregoing, no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could reasonably be determined to be material to TriSummit and its Subsidiaries, taken as a whole.

(n)          Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that neither TriSummit nor any of its Subsidiaries shall be required to obtain such a report with respect to one- to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property contains Hazardous Substances or might be in violation of or require remediation under Environmental Laws.

(o)          Deposit Taking and Other Bank Activities. In the case of TriSummit Bank (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice and competitive factors in the marketplace; (iii) except as set forth in Section 5.2(o) of the TriSummit Disclosure Schedule, incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business consistent with past practice; (iv) open any new branch or deposit taking facility; or (v) close or relocate any existing branch or other facility.

(p)          Investments. Enter into any securities transactions for its own account or purchase or otherwise acquire any investment security for its own account other than non-callable investment securities with an “AA” rating or better with a projected average life of less than two years purchased or acquired in the ordinary course of business consistent with past practice; enter into or acquire any derivatives contract or structured note; or enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk.

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(q)          Capital Expenditures. Purchase or lease any fixed assets where the amount paid or committed therefor is in excess of twenty-five thousand dollars ($25,000) individually or fifty thousand dollars ($50,000) in the aggregate, except pursuant to commitments in effect as of the date of this Agreement set forth in Section 5.2(q) of the TriSummit Disclosure Schedule and except for emergency repairs or replacements; provided in no event will it purchase or lease computer equipment that is not compatible with the computer equipment currently used by HomeTrust Bank.

(r)          Lending. (i) Make any material changes in its policies concerning Loan underwriting or which classes of persons may approve Loans or fail to comply in any material respect with such policies in effect as of the date of this Agreement; or (ii) make any Loans or extensions of credit except in the ordinary course of business consistent with past practice and TriSummit Bank’s existing lending policies as of the date of this Agreement, provided that any unsecured Loan or extension of credit in excess of fifty thousand dollars ($50,000) and any secured Loan or extension of credit equal to or in excess of five hundred thousand dollars ($500,000) shall require the prior written approval of the Chief Risk Officer of HomeTrust Bank or his designee, which approval or rejection shall be given in writing within two (2) business days after the Loan package is delivered to such individual.

(s)          Joint Ventures and Real Estate Development Operations. Engage in any new joint venture, partnership or similar activity; make any new or additional investment in any existing joint venture or partnership; or engage in any new real estate development or construction activity.

(t)          Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) the Merger or the Bank Merger failing to qualify as a "reorganization" under Section 368(a) of the Code; (ii) any of TriSummit’s representations and warranties set forth in Article III of this Agreement being or becoming untrue in any material respect (disregarding any materiality qualifications contained therein); (iii) any of the conditions set forth in Article VII not being satisfied; or (iv) a violation of any provision of this Agreement.

(u)          Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

(v)         Indebtedness and Guaranties. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice with a term not in excess of six months; or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other person or entity, other than the issuance of letters of credit in the ordinary course of business and in accordance with the restrictions set forth in Section 5.2(r).

(w)          Communication. Make any written communications to the officers or employees of TriSummit or any of its Subsidiaries, or any oral communications presented to a significant portion of the officers or employees of TriSummit or any of its Subsidiaries, pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement without providing HomeTrust with a copy or written description of the intended communication and providing HomeTrust with a reasonable period of time to review and comment on the communication.

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(x)          Business Premises. (i) Except as set forth in Section 5.2(x) of the TriSummit Disclosure Schedule, engage in or conduct any demolition, remodeling or modifications or alterations to any of its business premises unless required by applicable law or reasonably necessary to ensure satisfaction of Section 5.2(x)(ii) or (ii) fail to use commercially reasonable efforts to maintain its business premises or other assets in substantially the same condition as the date hereof, ordinary wear and tear excepted.

(y)          Merger, Reorganization, Dissolution. Merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its Subsidiaries.

(z)          Liens. Subject any of its assets or properties to any Lien (other Liens existing as of the date of this Agreement and other than in connection with securing advances, repurchase agreements and other borrowings from the FHLB and transactions in “federal funds”).

(aa)         Charitable Contributions. Make any charitable or similar contributions in excess of twenty-five thousand dollars ($25,000) in the aggregate.

(bb)         New Products or Lines of Business. Except as set forth in Section 5.2(bb) of the TriSummit Disclosure Schedule, develop, market or implement any new products or lines of business.

(cc)         Tax Matters. Make, change or revoke any tax election, file any amended Tax Return, enter into any Tax closing agreement, or settle or agree to compromise any material liability with respect to disputed Taxes.

(dd)         Performance of Obligations. Take any action that is likely to materially impair TriSummit’s ability to perform any of its obligations under this Agreement or TriSummit Bank’s ability to perform any of its obligations under the Bank Plan of Merger.

(ee)         Commitments. Agree or commit to do any of the foregoing.

5.3           HomeTrust Conduct of Business Prior to the Effective Time. Except as expressly contemplated or permitted by this Agreement or as required by applicable law or a Governmental Entity, or with the prior written consent of TriSummit, during the period from the date of this Agreement to the Effective Time, HomeTrust shall, and shall cause each of its Subsidiaries to, (a) use commercially reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships, and (b) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of TriSummit or HomeTrust or any of their respective Subsidiaries to obtain any Requisite Regulatory Approvals or to consummate the transactions contemplated hereby.

5.4           HomeTrust Forbearances. Except as expressly permitted or contemplated by this Agreement, or as required by applicable law or a Governmental Entity, or with the prior written consent of TriSummit, during the period from the date of this Agreement to the Effective Time, HomeTrust shall not, and shall not permit any of its Subsidiaries to:

(a)          Capital Stock. Amend its articles of incorporation or bylaws or other governing documents in a manner that would, or could reasonably be expected to, adversely affect the economic benefits of the Merger to the holders of TriSummit Common Stock or TriSummit Series A Preferred Stock.

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(b)          Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) the Merger or the Bank Merger failing to qualify as a "reorganization" under Section 368(a) of the Code; (ii) any of HomeTrust’s representations and warranties set forth in Article IV of this Agreement being or becoming untrue in any material respect (disregarding any materiality qualifications contained herein); (iii) any of the conditions set forth in Article VII not being satisfied; or (iv) a violation of any provision of this Agreement.

(c)          Merger, Reorganization, Dissolution. Merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its Subsidiaries.

(d)          Performance Obligations. Take any action that is likely to materially impair HomeTrust’s ability to perform any of its obligations under this Agreement or HomeTrust Bank’s ability to perform any of its obligations under the Bank Plan of Merger.

(e)          Commitments. Agree or commit to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1           Regulatory Matters.

(a)          As promptly as practicable following the date of this Agreement, HomeTrust shall prepare and file with the SEC the Form S-4, in which the Proxy Statement, which will be prepared jointly by HomeTrust and TriSummit, will be included. Each of HomeTrust and TriSummit shall use its commercially reasonable best efforts to respond as promptly as practicable to any written or oral comments from the SEC or its staff with respect to the Form S-4 or any related matters. Each of TriSummit and HomeTrust shall use its commercially reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. Upon the Form S-4 being declared effective, TriSummit shall thereafter mail or deliver the Proxy Statement to the holders of TriSummit Common Stock and TriSummit Series A Preferred Stock. HomeTrust shall also use its commercially reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and TriSummit shall furnish all information concerning TriSummit and the holders of TriSummit Common Stock and TriSummit Series A Preferred Stock as may be reasonably requested in connection with any such action. If at any time prior to the Effective Time any event occurs or information relating to TriSummit or HomeTrust, or any of their respective Subsidiaries, affiliates, directors or officers, is discovered by TriSummit or HomeTrust that should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party with knowledge of such event or that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such event or information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the holders of TriSummit Common Stock and TriSummit Series A Preferred Stock.

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(b)          In addition to their obligations pursuant to Section 6.1(a), TriSummit and HomeTrust shall make all necessary filings with respect to the Merger and the other transactions contemplated by this Agreement under the Securities Act, the Exchange Act and applicable foreign or state securities or “Blue Sky” laws and regulations promulgated thereunder and provide each other with copies of any such filings. HomeTrust and TriSummit shall advise the other party, promptly after receipt of notice thereof, of (and provide copies of any notices or communications with respect to) the time of the effectiveness of the Form S-4, the filing of any supplement or amendment thereto, the issuance of any stop order relating thereto, the suspension of the qualification of HomeTrust Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or its staff for amendment to the Proxy Statement or the Form S-4, comments thereon from the SEC’s staff and each party’s responses thereto or requests of the SEC or its staff for additional information. No amendment or supplement to the Proxy Statement or the Form S-4 shall be filed without the approval of each of TriSummit and HomeTrust, which approval shall not be unreasonably withheld, delayed or conditioned.

(c)          Subject to the terms and conditions set forth in this Agreement, HomeTrust and TriSummit shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by this Agreement, including (i) the satisfaction of the conditions precedent to the obligations of TriSummit (in the case of HomeTrust) or HomeTrust (in the case of TriSummit) to consummate the Merger, (ii) the obtaining of all necessary consents or waivers from third parties, (iii) the obtaining of all waivers, consents, authorizations, permits, orders and approvals from, or any exemption by, any Governmental Entities, (iv) the filing or provision of all notices to Regulatory Agencies and customers, and the posting of written notices at branch locations relating to branch closures, and (v) the execution and delivery of any additional instruments necessary to consummate the Merger or the Bank Merger and to fully carry out the purposes of this Agreement. The Parties shall cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file, and cause their respective Subsidiaries to prepare and file, all necessary documentation to effect all applications, notices, petitions and filings necessary to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties, Regulatory Agencies and other Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals, waivers and authorizations of all such third parties, Regulatory Agencies or other Governmental Entities. In furtherance (but not in limitation) of the foregoing, HomeTrust shall, and shall cause HomeTrust Bank to, use commercially reasonable efforts to file any required applications, notices or other filings with the Federal Reserve Board, the TDFI, the Commissioner, and the FDIC, if applicable, within thirty (30) days after the date hereof. TriSummit and HomeTrust shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to TriSummit or HomeTrust, as the case may be, and any of their respective Subsidiaries, affiliates, directors, directors, employees, and shareholders, that appears in any filing made with, or written materials submitted to, any third party, Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as reasonably practicable. The Parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and other Governmental Entities necessary or advisable to consummate the transactions contemplated by this

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Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

(d)          Each of HomeTrust and TriSummit shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of HomeTrust, TriSummit or any of their respective Subsidiaries to any Regulatory Agency or other Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

(e)          Each of HomeTrust and TriSummit shall promptly advise the other upon receiving any communication from any Regulatory Agency or other Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed, or that any such approval may contain an Unduly Burdensome Condition (as defined in Section 7.2(d)).

6.2           Access to Information; Current Information; Consultation.

(a)          Upon reasonable notice and subject to applicable laws, each of HomeTrust and TriSummit, for the purposes of verifying the representations and warranties of the other, compliance by a party and its Subsidiaries with the covenants and agreements of such party herein, and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, information technology systems, and records, and each party shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally. From the date of this Agreement to the Effective Time, each of HomeTrust and TriSummit shall, and shall cause its respective Subsidiaries to, make available to the other party, to the extent permissible under applicable law, (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or banking laws which is generally not available on the SEC’s EDGAR internet database, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither HomeTrust nor TriSummit nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of HomeTrust’s or TriSummit’s, or their respective Subsidiaries’, as the case may be, customers, jeopardize the attorney-client privilege of the party in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)          TriSummit shall permit, and shall cause its Subsidiaries to permit, HomeTrust and/or an environmental consulting firm selected by HomeTrust, at the sole expense of HomeTrust, to conduct phase I and/or phase II environmental audits, studies and tests on the TriSummit Real Property (but subject to the consent of lessors with respect to TriSummit Leased Properties), and

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HomeTrust shall promptly provide, or shall cause to be promptly provided, to TriSummit the results of any such audits, studies, or tests; provided, however, that prior to conducting any phase II environmental audits, studies or tests, HomeTrust shall consult with TriSummit regarding the scope of the same. In the event any subsurface or phase II site assessments are conducted (which assessments shall be at HomeTrust's sole expense), HomeTrust shall indemnify TriSummit and its Subsidiaries for all costs and expenses associated with returning the property to its previous condition.

(c)          Subject to applicable law and regulations, during the period from the date hereof to the Effective Time, TriSummit shall, upon the reasonable request of HomeTrust, cause one or more of its designated officers to confer on a monthly basis (or more frequently if the Parties reasonably agree that it is necessary) with officers of HomeTrust regarding the financial condition, operations and business of TriSummit and its Subsidiaries and matters relating to the completion of the transactions contemplated by this Agreement. To the extent permissible under applicable law, as soon as reasonably available, but in no event more than five (5) business days after filing, TriSummit will deliver to HomeTrust all reports filed by it or any of its Subsidiaries with any Regulatory Agency or other Governmental Entity subsequent to the date hereof including all TriSummit Bank Call Reports and regulatory information filed with the Federal Reserve Board, the FDIC and the TDFI. TriSummit will also deliver to HomeTrust as soon as reasonably practicable all quarterly and annual financial statements of TriSummit and its Subsidiaries prepared with respect to periods ending after June 30, 2016. As soon as reasonably practicable after the end of each month, TriSummit will deliver to HomeTrust in electronic form (i) the monthly deposit and loan trial balances of TriSummit Bank, (ii) the monthly analysis of TriSummit Bank's investment portfolio, (iii) a monthly balance sheet and income statement of TriSummit and its Subsidiaries, and (iv) an update of all of the information set forth in Section 3.25(a) of the TriSummit Disclosure Schedule for the then current period.

(d)          During the period from the date hereof to the Effective Time, TriSummit shall provide to HomeTrust, within three business days after the subject meeting, the board package submitted to the members of TriSummit’s Board of Directors for each TriSummit board meeting; provided however, that the board packages provided to HomeTrust may exclude (i) any materials relating to the transactions contemplated by this Agreement or an Acquisition Proposal (as defined in Section 6.7(e)), (ii) any materials the disclosure of which to HomeTrust would or could reasonably be expected to result in a violation of applicable law, regulation or orders, decrees or determinations of a Government Entity, or (iii) any materials that are otherwise reasonably deemed by the TriSummit Board of Directors to be confidential.

(e)          All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the Parties as of May 19, 2016 (the “Confidentiality Agreement”).

(f)          No investigation by a party hereto or its representatives shall affect the representations and warranties of the other party set forth in this Agreement.

6.3           Shareholder Meeting. TriSummit shall, and shall cause its Board of Directors to, (i) take all action in accordance with the federal securities laws, the laws of the State of Tennessee, the TriSummit Charter and the TriSummit Bylaws necessary to (A) call and give notice of a special meeting of its shareholders (the “TriSummit Shareholder Meeting”), for the purpose of seeking the TriSummit Shareholder Approval, within ten (10) days following the date the Form S-4 is declared

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effective under the Securities Act and (B) schedule the TriSummit Shareholder Meeting to take place on a date that is within forty (40) days after the notice date; (ii) subject to Section 6.7, use its commercially reasonable efforts to (x) cause the TriSummit Shareholder Meeting to be convened and held on the scheduled date and (y) obtain the TriSummit Shareholder Approval; and (iii) subject to Section 6.7, include in the Proxy Statement and in all communications with shareholders regarding this Agreement or the transactions contemplated herein the recommendation of the TriSummit Board of Directors that the TriSummit shareholders approve this Agreement and the Merger (the “TriSummit Board Recommendation”). Notwithstanding anything to the contrary contained in this Agreement, TriSummit shall not be required to hold the TriSummit Shareholder Meeting if this Agreement is terminated pursuant to Section 8.1 prior to the scheduled time of the TriSummit Shareholder Meeting.

6.4           Reservation of HomeTrust Common Stock; Nasdaq Listing.

(a)          HomeTrust agrees to reserve a sufficient number of shares of HomeTrust Common Stock to fulfill its obligations under this Agreement, including for payment of the stock portion of the aggregate Merger Consideration in the Merger, payment of the stock portion of the Merger Consideration upon the exercise of TriSummit Warrants after completion of the Merger, and to satisfy the exercise of Adjusted Options.

(b)          HomeTrust shall use its best efforts to cause the shares of HomeTrust Common Stock to be issued in the Merger to be authorized for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.

6.5           Employee Matters.

(a)          As soon as practicable following the Effective Time, HomeTrust shall cause HomeTrust Bank to maintain employee benefit plans and compensation opportunities for the benefit of employees who are full-time employees of TriSummit Bank on the Closing Date (“Covered Employees”) that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable (and equivalent) to the employee benefits and compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of HomeTrust Bank; provided that (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of HomeTrust Bank; and (ii) until such time as Covered Employees participate in the benefit plans and compensation opportunities that are made available to similarly situated employees of HomeTrust Bank, a Covered Employee's continued participation in employee benefit plans and compensation opportunities of TriSummit Bank shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the HomeTrust Benefit Plans may commence at different times with respect to each HomeTrust Benefit Plan).

(b)          To the extent that a Covered Employee becomes eligible to participate in a HomeTrust Benefit Plan, HomeTrust Bank shall cause such HomeTrust Benefit Plan to (i) recognize full-time years of prior service from the date of most recent hire of such Covered Employee with Legacy Community National Bank of the Lakeway Area or TriSummit Bank, as applicable, for purposes of eligibility, participation, vesting and, except under any plan that determines benefits on an actuarial basis, for benefit accrual, but only to the extent that such service was recognized immediately prior to the Effective Time under a comparable TriSummit Benefit Plan in which such Covered Employee was eligible to participate immediately prior to the Effective Time; provided that

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such recognition of service shall not operate to duplicate any benefits of a Covered Employee with respect to the same period of service; and (ii) with respect to any HomeTrust Benefit Plan that is a health, dental, vision plan or other welfare plan in which any Covered Employee is actually participating, HomeTrust Bank shall use its commercially reasonable best efforts to cause any pre-existing condition limitations or eligibility waiting periods under such HomeTrust Bank plan to be waived with respect to such Covered Employee and his or her eligible dependents to the extent such condition was or would have been covered under the TriSummit Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time.

(c)          Prior to the Effective Time, and except as set forth in Section 6.5(d), TriSummit shall take, and shall cause its Subsidiaries to take, all actions reasonably requested by HomeTrust that may be necessary or appropriate to (i) cause one or more TriSummit Benefits Plans to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any TriSummit Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any TriSummit Benefit Plan for such period as may be requested by HomeTrust, or (iv) facilitate the merger of any TriSummit Benefit Plan into any employee benefit plan maintained by HomeTrust or a HomeTrust Subsidiary. In furtherance of the foregoing, HomeTrust shall make any such request in a timely manner that permits TriSummit or its Subsidiaries to take the requested action in accordance with the requirements and provisions (including notice requirements) of the applicable TriSummit Benefit Plan, contract, arrangement or insurance policy. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 6.5(c) shall be subject to HomeTrust's reasonable prior review and approval, which shall not be unreasonably withheld or delayed.

(d)          At the Effective Time HomeTrust shall cause HomeTrust Bank to assume and honor the six (6) employment agreements, two (2) supplemental executive retirement agreements and nine (9) split-dollar agreements attached to Section 6.5(d) of the TriSummit Disclosure Schedule.

(e)          HomeTrust shall cause HomeTrust Bank to provide to a Covered Employee who is not otherwise entitled to contractual or other severance or change in control benefits, a severance benefit in the amount of two (2) weeks base pay for each full year of full time employment with TriSummit Bank or legacy Community National Bank of the Lakeway Area from his or her most recent hire date with TriSummit Bank or Legacy Community National Bank of the Lakeway Area, whichever is applicable, with a minimum severance benefit of four (4) weeks base pay and maximum severance benefit of twenty two (22) weeks base pay, if and only if (i) such Covered Employee’s employment is involuntarily terminated by HomeTrust Bank without cause at the time of or within one (1) year following the Effective Time and (ii) such Covered Employee executes a release of all employment claims, which release shall be in a form that complies with Section 409A of the Code and is reasonably acceptable to HomeTrust Bank.

(f)          Nothing in this Section 6.5 shall be construed to limit the right of HomeTrust or any of its Subsidiaries (including, following the Effective Time, any TriSummit Subsidiary) to amend or terminate any TriSummit Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 6.5 be construed to require HomeTrust Bank to retain the employment of any particular Covered Employee for any fixed period of time following the Effective Time.

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6.6           Officers' and Directors' Insurance; Indemnification.

(a)          TriSummit shall purchase, prior to the Effective Time, a prepaid three (3) year "tail" policy providing single limit coverage under its or TriSummit Bank’s current officers’ and directors’ liability and insurance policy covering officers and directors of TriSummit and TriSummit Bank for a premium cost not to exceed 300% of the current annual premium for such insurance (the “Insurance Amount”). If such tail policy cannot be obtained for the Insurance Amount, then HomeTrust shall either authorize TriSummit to purchase such policy for the required premium cost or provide equivalent insurance coverage. At the request of HomeTrust, such tail policy shall be secured by TriSummit for a longer term (not to exceed six (6) years) without being subject to the Insurance Amount. The officers and directors of TriSummit or TriSummit Bank may be required to make application and provide customary representations and warranties to TriSummit's insurance carrier for the purpose of obtaining such insurance.

(b)          For six (6) years from and after the Effective Time, HomeTrust shall indemnify and hold harmless each person who is now, or who has been at any time before the date of this Agreement, or who becomes before the Effective Time, a director or officer of TriSummit or TriSummit Bank (each, a “TriSummit Indemnified Party”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees and court costs), liabilities, judgments and amounts that are paid in settlement (which settlement shall require the prior written consent of HomeTrust, which consent shall not be unreasonably withheld, conditioned, or delayed) of or in connection with any claim, action, suit, proceeding, investigation or other proceeding, whether civil, criminal, administrative or investigative (each, a “Claim”), in which a TriSummit Indemnified Party is, or is threatened to be made, a party or witness or arising out of the fact that such person is or was a director or officer of TriSummit or TriSummit Bank if such Claim pertains to any event, occurrence, or matter of fact arising, existing or occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent permitted under the TriSummit Charter or TriSummit Bylaws and applicable law, including 12 USC 1828(k) and the regulations thereunder.

(c)          In connection with the indemnification provided pursuant to Section 6.6(b), HomeTrust (i) will advance expenses, promptly after statements therefor are received, to each TriSummit Indemnified Party to the fullest extent permitted by law and Governmental Entities (provided the individual to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such individual is not entitled to indemnification), including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such TriSummit Indemnified Party or multiple TriSummit Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between them in which case they may retain separate counsel), with all such counsel to be reasonably satisfactory to HomeTrust, and (ii) will cooperate in the defense of any such matter.

(d)          This Section 6.6 shall survive the Effective Time, is intended to benefit each TriSummit Indemnified Party (each of whom shall be entitled to enforce this Section against HomeTrust), and shall be binding on all successors and assigns of HomeTrust.

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(e)          In the event HomeTrust or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other persons or entities, then, and in each such case, proper provision shall be made so that the successors and assigns of HomeTrust assume the obligations set forth in this Section 6.6.

6.7           No Solicitation.

(a)          TriSummit agrees that, except as expressly permitted by Section 6.7(b), from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 8.1, it will not, and will direct its Subsidiaries and its Subsidiaries’ officers, directors, and employees (the “TriSummit Individuals”) not to, and will use its commercially reasonable best efforts to cause TriSummit’s and its Subsidiaries’ controlled affiliates, accountants, legal counsel, and financial advisors (the “TriSummit Representatives”) not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any discussions or negotiations concerning, or provide any confidential or nonpublic information or data concerning its and/or its Subsidiaries’ business, properties or assets (“TriSummit Confidential Information”) to, or have any discussions with, any person or entity relating to, any Acquisition Proposal (as defined below). TriSummit will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons or entities other than HomeTrust with respect to any Acquisition Proposal and will use its commercially reasonable efforts, subject to applicable law, to enforce any confidentiality or similar agreement relating to such an Acquisition Proposal.

(b)          Notwithstanding anything to the contrary in Section 6.7(a), at any time from the date of this Agreement and prior to obtaining the TriSummit Shareholder Approval, in the event TriSummit receives an unsolicited Acquisition Proposal and the Board of Directors of TriSummit determines in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal, TriSummit may, and may permit its Subsidiaries and the TriSummit Individuals and the TriSummit Representatives to, (i) negotiate the terms of, and enter into, a confidentiality agreement with terms and conditions no less favorable to TriSummit than the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), (ii) furnish or cause to be furnished TriSummit Confidential Information to the person or entity making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement, and (iii) negotiate and participate in such negotiations or discussions with the person or entity making such Acquisition Proposal concerning such Acquisition Proposal, if the Board of Directors of TriSummit determines in good faith (following consultation with counsel) that failure to take such actions would result in a violation of its fiduciary duties under applicable law.

(c)          The Board of Directors of TriSummit shall not (nor shall any committee thereof) withdraw or modify, in a manner adverse to HomeTrust, the TriSummit Board Recommendation or make or cause to be made any third party or public communication proposing or announcing an intention to withdraw or modify in any manner adverse to HomeTrust the TriSummit Board Recommendation (any such action, a “Change in Recommendation”). Notwithstanding the foregoing, the Board of Directors of TriSummit (including any committee thereof) may, at any time prior to obtaining the TriSummit Shareholder Approval, effect a Change in Recommendation in response to a bona fide written unsolicited Acquisition Proposal made after the date of this Agreement that the Board of Directors of TriSummit determines in good faith (after consultation with TriSummit’s outside legal counsel) constitutes a Superior Proposal; provided, however, that the Board of Directors

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of TriSummit may not make a Change in Recommendation, or terminate this Agreement pursuant to Section 8.1(f), with respect to an Acquisition Proposal until it has given HomeTrust at least four (4) business days, following HomeTrust’s initial receipt of written notice that the Board of Directors of TriSummit has determined that such Acquisition Proposal is a Superior Proposal and the reasons therefor, to respond to any such Acquisition Proposal and, taking into account any amendment or modification to this Agreement proposed by HomeTrust, the Board of Directors of TriSummit determines in good faith (after consultation with counsel) that such Acquisition Proposal continues to constitute a Superior Proposal.

(d)          TriSummit will promptly (and in any event within two (2) business days) advise HomeTrust in writing of its receipt of any Acquisition Proposal and the substance thereof (including the identity of the person or entity making such Acquisition Proposal), and will keep HomeTrust reasonably apprised of any related developments, discussions and negotiations (including the terms and conditions, whether written or oral, of the Acquisition Proposal) on a current basis.

(e)          As used in this Agreement, the following terms have the meanings set forth below:

“Acquisition Proposal” means a tender or exchange offer that if consummated would result in any person acquiring more than 24.99% of the voting power in TriSummit or TriSummit Bank, or a proposal for a merger, consolidation or other business combination involving TriSummit or TriSummit Bank or any proposal or offer to acquire in any manner more than 24.99% of the voting power in, or more than 24.99% of the fair market value of the business, assets or deposits of, TriSummit or TriSummit Bank, in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means a written Acquisition Proposal that the Board of Directors of TriSummit concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger, (i) after receiving the advice of its financial advisors (ii) after taking into account the likelihood of consummation of such proposal on the terms set forth therein and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal; provided, however, that for purposes of the definition of “Superior Proposal,” the references to “more than 24.99%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority”.

6.8           Notification of Certain Matters. Each of the Parties shall give prompt written notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. Each of TriSummit and HomeTrust shall promptly inform the other in writing upon receiving notice of any claim, demand, cause of action or investigation by any Governmental Entity or third party against, or threatened against, it or any of its Subsidiaries or any of their respective assets or properties or any of their respective directors, officers or employees in their individual capacities as such.

6.9           Correction of Information. Each of TriSummit and HomeTrust shall promptly correct and supplement in writing any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, without taking into account any Material Adverse Effect qualification, and shall include all facts necessary to make such information

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correct and complete in all material respects at all times; provided, however, that in each case, such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or any failure of a condition under Article VII, or to otherwise limit or affect in any way the remedies available hereunder to any party.

6.10         System Integration. From and after the date hereof, TriSummit shall cause TriSummit Bank and its officers and employees to, and shall use commercially reasonable efforts (without undue disruption to either business) to cause TriSummit Bank's data processing consultants and software providers to, cooperate and assist TriSummit Bank and HomeTrust Bank in connection with the planned electronic and systematic conversion of all applicable data of TriSummit Bank to the HomeTrust Bank system (to occur after the Effective Time), including the training of TriSummit Bank employees without undue disruption to TriSummit Bank's business, during and after normal business hours and at the expense of HomeTrust or HomeTrust Bank (not to include TriSummit Bank's employee payroll).

6.11         Coordination; Integration. Subject to applicable law and regulation, during the period from the date hereof until the Effective Time, TriSummit shall cause the Chief Executive Officer and Chief Financial Officer, Chief Credit Officer and Chief Information Technology Officer (or senior information technology personnel) of TriSummit Bank to reasonably assist and confer with the officers of HomeTrust Bank, on a weekly basis, relating to the development, coordination and implementation of the post-Merger operating and integration plans of HomeTrust Bank, as the Surviving Bank in the Bank Merger.

6.12         Redemption of Preferred Securities. TriSummit shall use its commercially reasonable efforts to redeem all of the outstanding shares of TriSummit Series B Preferred Stock, TriSummit Series C Preferred Stock, and TriSummit Series D Preferred Stock prior to the Effective Time, subject, however, to the receipt of all required consents, approvals, and authorization of, and there being no objection to such redemption by, the Federal Reserve Board or the TDFI. In connection therewith, TriSummit shall timely send redemption notices to the holders of such preferred securities and take all other necessary or appropriate action to cause such redemption to occur no later than the day next preceding the Closing Date, subject, however, to the receipt of all required consents, approvals, and authorization of, and there being no objection to such redemption by, the Federal Reserve Board or the TDFI. Nothing herein is intended to obligate TriSummit to effectuate the redemption of such preferred securities prior to the satisfaction or waiver of all of the conditions under Article VII.

6.13         Community Board. Each current member of the Board of Directors of TriSummit shall, following the Effective Time, be entitled to serve on the HomeTrust Tri-Cities Tennessee Community Board (the “HomeTrust Community Board”), and the current President and Chief Executive Officer of TriSummit will, as soon as practicable following the Effective Time, become the Vice Chairman of the HomeTrust Community Board, if he elects to serve thereon. HomeTrust Community Board service is for a period of one (1) year and may be extended at the pleasure of the Board of Directors of HomeTrust Bank. Regular meetings of the HomeTrust Community Board are held quarterly in Johnson City, Tennessee, and each HomeTrust Community Board director receives a fee of $200 for each meeting attended in person.

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ARTICLE VII

CONDITIONS PRECEDENT

7.1           Conditions to Each Party's Obligations. The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction or, to the extent permitted by law, waiver by each of TriSummit and HomeTrust, at or prior to the Closing Date, of the following conditions:

(a)          Shareholder Approval. The TriSummit Shareholder Approval shall have been obtained.

(b)          Nasdaq Listing. HomeTrust shall have filed with Nasdaq a notification form for the listing of all shares of HomeTrust Common Stock to be delivered as Merger Consideration, and Nasdaq shall not have objected to the listing of such shares of HomeTrust Common Stock.

(c)          Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(d)          No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or law, rule, or regulation preventing or making illegal the consummation of the Merger or the Bank Merger shall be in effect.

(e)          Regulatory Approvals. All regulatory authorizations, consents, orders or approvals from Regulatory Agencies and other Governmental Entities required to consummate the Merger and the Bank Merger shall have been obtained without the imposition of any Unduly Burdensome Condition, and such authorizations, consents, orders and approvals shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”). As used in this Agreement, the term “Unduly Burdensome Condition” means any condition or requirement that (i) is reasonably deemed unduly burdensome by HomeTrust including any condition or requirement that would increase the minimum regulatory capital requirement of HomeTrust or HomeTrust Bank, or (ii) would reasonably be expected to have a Material Adverse Effect on the Surviving Company after giving effect to the Merger; provided, however, that (A) any condition or requirement imposed by a Regulatory Agency or other Governmental Entity which is customarily imposed in published orders or approvals for transactions such as the Merger shall not be deemed to be an Unduly Burdensome Condition and (B) prior to declaring an Unduly Burdensome Condition and electing not to effect the Merger a result thereof, HomeTrust shall negotiate in good faith with the relevant Regulatory Agency or other Governmental Entity to seek a commercially reasonable modification to the condition or requirement to reduce the burdensome nature thereof such that the condition or requirement no longer constitutes an Unduly Burdensome Condition.

7.2           Conditions to Obligations of HomeTrust. The obligation of HomeTrust to effect the Merger is also subject to the satisfaction, or, to the extent permitted by law, waiver by HomeTrust, at or prior to the Closing Date, of the following conditions:

(a)          Representations and Warranties. The representations and warranties of TriSummit contained in Section 3.2 (Capitalization), Section 3.7 (Broker’s Fees), Section 3.8

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(Absence of Changes), and Section 3.24 (TriSummit Information), in each case after giving effect to the lead-in to Article III, shall be true and correct in all respects (other than inaccuracies that are de minimis in amount and effect) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date); the representations and warranties of TriSummit contained in Section 3.3 (Authority; No Violation), after giving effect to the lead-in to Article III, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date); all other representations and warranties of TriSummit contained in Article III of this Agreement (i) shall be true and correct in all material respects as of the date of this Agreement (except that representations and warranties that by their terms speak specifically as of another date shall be true and correct only as of such date) after giving effect to the lean-in to Article III, and (ii) read without giving effect to any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects” or similar terms or phrases) or any Material Adverse Effect qualification, but after giving effect to the lead-in to Article III, shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), provided, however, that for purposes of clause (ii), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on TriSummit; and HomeTrust shall have received a certificate signed on behalf of TriSummit by the Chief Executive Officer or the Chief Financial Officer of TriSummit to the foregoing effect.

(b)          Performance of Obligations of TriSummit. TriSummit shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and HomeTrust shall have received a certificate signed on behalf of TriSummit by the Chief Executive Officer or the Chief Financial Officer of TriSummit to such effect.

(c)          Third Party Consents. TriSummit shall have obtained the written consent (without payment of any fee, penalty or compensation therefor from each person or entity who is a counterparty to any TriSummit Contract set forth in Section 3.3(b) of the TriSummit Disclosure Schedule (or which was required to be set forth in Section 3.3(b) of the TriSummit Disclosure Schedule), other than the agreements disclosed in Section 3.3(b) of the TriSummit Disclosure Schedule with Jack Henry & Associates, Inc.

(d)          Dissenting Shares. Dissenting Shares shall be less than seven and one-half percent (7.5%) of the issued and outstanding TriSummit Common Stock and TriSummit Series A Preferred Stock.

(e)          Opinion of Tax Counsel. HomeTrust shall have received an opinion from Silver, Freedman, Taff & Tiernan, L.L.P., special counsel to HomeTrust, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Silver, Freedman, Taff & Tiernan, L.L.P. may require and rely upon representations contained in letters from each of HomeTrust and TriSummit.

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7.3           Conditions to Obligations of TriSummit. The obligation of TriSummit to effect the Merger is also subject to the satisfaction or waiver by TriSummit, at or prior to the Closing Date, of the following conditions:

(a)          Representations and Warranties. The representations and warranties of HomeTrust contained in Section 4.2 (Capitalization), Section 4.7 (Broker’s Fees), Section 4.8 (Absence of Changes), and Section 4.22 (HomeTrust Information), in each case after giving effect to the lead-in to Article IV, shall be true and correct in all respects (other than inaccuracies that are de minimis in amount and effect) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date); the representations and warranties of HomeTrust contained in Section 4.3 (Authority; No Violation), after giving effect to the lead-in to Article IV, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date); all other representations and warranties of HomeTrust contained in Article IV of this Agreement (i) shall be true and correct in all material respects as of the date of this Agreement (except that representations and warranties that by their terms speak specifically as of another date shall be true and correct only as of such date) after giving effect to the lean-in to Article IV, and (ii) read without giving effect to any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects” or similar terms or phrases) or any Material Adverse Effect qualification, but after giving effect to the lead-in to Article IV, shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), provided, however, that for purposes of clause (ii), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on HomeTrust; and TriSummit shall have received a certificate signed on behalf of HomeTrust by the Chief Executive Officer or the Chief Financial Officer of HomeTrust to the foregoing effect.

(b)          Performance of Obligations of HomeTrust. HomeTrust shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TriSummit shall have received a certificate signed on behalf of HomeTrust by the Chief Executive Officer or the Chief Financial Officer of HomeTrust to such effect.

(c)          Opinion of Tax Counsel. TriSummit shall have received an opinion from Butler Snow LLP, special counsel to TriSummit, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Butler Snow LLP may require and rely upon representations contained in letters from each of HomeTrust and TriSummit.

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ARTICLE VIII

TERMINATION AND AMENDMENT

8.1           Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the TriSummit Shareholder Approval, as follows:

(a)          by the written mutual consent of TriSummit and HomeTrust;

(b)          by either TriSummit or HomeTrust, if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform any covenant or agreement in this Agreement required to be performed prior to the Effective Time;

(c)          by either TriSummit or HomeTrust, if the Merger shall not have been consummated on or before June 30, 2017, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

(d)          by either TriSummit or HomeTrust (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of TriSummit, in the case of a termination by HomeTrust, or HomeTrust, in the case of a termination by TriSummit, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period;

(e)          by HomeTrust if (i) the Board of Directors of TriSummit (or any committee thereof) shall have failed to make the TriSummit Board Recommendation or made a Change in Recommendation or (ii) TriSummit shall have materially breached any of the provisions set forth in Section 6.7;

(f)          by TriSummit prior to obtaining the TriSummit Shareholder Approval in order to enter into an agreement relating to a Superior Proposal in accordance with Section 6.7; provided, however, that TriSummit has (i) not materially breached the provisions of Section 6.7, and (ii) complied with its payment obligation under Section 8.4(a);

(g)          by either TriSummit or HomeTrust, if the provisions of Section 8.1(e) are not applicable and the shareholders of TriSummit fail to provide the TriSummit Shareholder Approval at a duly held meeting of shareholders or at an adjournment or postponement thereof;

(h)          by TriSummit, if both of the following conditions are satisfied:

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(i)          the HomeTrust Average Closing Price is less than $15.24; and

(ii)         the quotient obtained by dividing the HomeTrust Average Closing Price by $19.05 is less than 80% of the quotient obtained by dividing the closing price of the Nasdaq Bank Index on the fifth trading day immediately preceding the Closing Date by $2,968.66 (the closing price of the Nasdaq Bank Index on the date of this Agreement).

If TriSummit elects to exercise its termination right under this Section 8.1(h), it must give HomeTrust written notice of its election to terminate on or before the third business day prior to the Closing Date (provided that such notice of election to terminate may be withdrawn at any time prior to the deadline). During the two-day period commencing on the date of HomeTrust’s receipt of such notice, HomeTrust shall have the option, but not the obligation, to increase the Exchange Ratio with respect to the stock portion of the Merger Consideration to a number equal to the quotient of $4.40 divided by the HomeTrust Average Closing Price.  If HomeTrust so elects within such two-day period, HomeTrust shall give prompt written notice to TriSummit of such election, in which event no termination of this Agreement shall or will have occurred and this Agreement will remain in effect in accordance with its terms, except (i) that the Exchange ratio shall be adjusted as described above and (ii) that HomeTrust may extend the Closing Date for up to ten (10) business days; or

(i)          by either TriSummit or HomeTrust if the HomeTrust Average Closing Price for any five (5) consecutive trading days is less than ten dollars ($10.00).

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f), (g), (h) or (i) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.3, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2           Effect of Termination. In the event of termination of this Agreement by either TriSummit or HomeTrust as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of TriSummit, HomeTrust, any of their respective Subsidiaries or any of the officers, directors or employees of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 8.2, 8.3, 8.4, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9 and 9.10 shall survive any termination of this Agreement, and (ii) if this Agreement is terminated under Section 8.1(d), the non-terminating party shall not, except as provided in Section 8.4(c), be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.3           Fees and Expenses. Except with respect to costs and expenses of printing and mailing the Proxy Statement, which shall be borne by TriSummit, and all filing and other fees in connection with any filing with the SEC, which shall be borne by HomeTrust, all fees and expenses incurred in connection with this Agreement, the Merger, the Bank Merger, and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

8.4           Termination Fee.

(a)          If this Agreement is terminated pursuant to Section 8.1(e) or (f), then (A) in the case of termination under Section 8.1(e), TriSummit shall immediately following such termination pay HomeTrust an amount equal to one million five hundred thousand dollars ($1,500,000) (the

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“Termination Fee”), and (B) in the case of termination under Section 8.1(f), TriSummit shall, simultaneously with such termination and as a condition thereof, pay HomeTrust the Termination Fee, in each case in same-day funds.

(b)          If this Agreement is terminated by either party under Section 8.1(g), and prior thereto there has been publicly announced an Acquisition Proposal, then if within one year of such termination TriSummit or TriSummit Bank either (A) enters into a definitive agreement with respect to an Acquisition Proposal or (B) consummates an Acquisition Proposal, TriSummit shall immediately pay HomeTrust the Termination Fee set forth in Section 8.4(a) in same-day funds. For purposes of clauses (A) and (B) above, the references to “more than 24.99%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority”.

(c)          The payment of the Termination Fee shall fully discharge TriSummit from any and all liability under this Agreement and/or related to the transactions contemplated herein, and HomeTrust shall not be entitled to any other relief or remedy against TriSummit. If the Termination Fee is not payable, HomeTrust may pursue any and all remedies available to it against TriSummit on account of a willful and material breach by TriSummit of any of the provisions of this Agreement. Moreover, if the Termination Fee is payable pursuant to Section 8.1(e)(ii), HomeTrust shall have the right to pursue any and all remedies available to it against TriSummit on account of the willful and material breach by TriSummit of Section 6.7 in lieu of accepting the Termination Fee under Section 8.4(a). TriSummit may pursue any and all remedies available to it against HomeTrust on account of a willful and material breach by HomeTrust of any of the provisions of this Agreement.

8.5           Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of TriSummit; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of TriSummit, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval of or by such shareholders under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.6           Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or (c) waive compliance with any of the agreements of the other party or conditions to the obligations of such party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, and any such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

9.1           Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place on a date no later than the first business day of

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the month next following (but no earlier than five business days after) the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the Parties (the date on which the Closing shall occur, the “Closing Date”).

9.2           Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.5, Section 6.6 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

9.3           Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to HomeTrust, to:

HomeTrust Bancshares, Inc.
10 Woodfin Street

Asheville, N.C. 28801
Attention: Dana Stonestreet, Chief Executive Officer
Email: Dana.Stonetreet@hometrustbanking.com

with a copy to:

Silver, Freedman, Taff & Tiernan, L.L.P.
3299 K Street, N.W., Suite 100

Washington, D.C. 20007
Attention: Barry Taff
Email: barry@sfttlaw.com

(b)	if to TriSummit, to:

TriSummit Bancorp, Inc.
422 Broad Street
Kingsport, Tennessee 37660
Attention: R. Lynn Shipley, Jr., President and Chief Executive Officer
Email: lshipley@trisummitbank.com

with a copy to:

Butler Snow LLP
The Pinnacle at Symphony Place
150 3rd Avenue South, Suite 1600
Nashville, TN 37201
Attention: Adam G. Smith
Email:   adam.smith@butlersnow.com

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9.4           Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, index of defined terms, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason any such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the Parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted.

9.5           Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

9.6           Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior written, and prior or contemporaneous oral, agreements and understandings, between the Parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

9.7           Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles or any other principle that could require the application of the law of any other jurisdiction.

9.8           Publicity. Neither TriSummit nor HomeTrust shall, and neither TriSummit nor HomeTrust shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld or delayed) of HomeTrust, in the case of a proposed announcement or statement by TriSummit, or TriSummit, in the case of a proposed announcement or statement by HomeTrust; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the Nasdaq.

9.9           Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other party (which shall not be unreasonably withheld or delayed). Any purported assignment in contravention hereof shall be null and void. Subject to the two immediately preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties and their

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respective successors and assigns. Except for Section 6.6, which is intended to benefit each TriSummit Indemnified Party, or as otherwise specifically provided herein, this Agreement is not intended to and does not confer upon any person other than the Parties hereto any rights or remedies under this Agreement.

9.10         Specific Performance; Time of the Essence. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled specific performance of the terms hereof, without the necessity of demonstrating irreparable harm or posting of any bond or security, in addition to any other remedies to which they are entitled at law or equity. Time is of the essence for performance of the agreements, covenants and obligations of the Parties herein.

9.11         Attorneys’ Fees. In the event of any claim, action, suit, or proceeding arising out of or in any way relating to this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover from the non-prevailing party all fees, expenses, and disbursements, including without limitation reasonable attorneys’ fees and court costs, incurred by such prevailing party in connection with such claim, action, suit, or proceeding, in addition to any other relief to which such prevailing party may be entitled.

9.12         JURY TRIAL WAIVER. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING UNDER, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(Signature Page Follows)

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HomeTrust and TriSummit have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HOMETRUST BANCSHARES, INC.

By:	/s/ Dana L. Stonestreet

Name: Dana L. Stonestreet
Title: President and Chief Executive Officer

TRISUMMIT BANCORP, INC.

By:	/s/ R. Lynn Shipley, Jr.

Name:	R. Lynn Shipley, Jr.
Title:	President and Chief Executive Officer

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EXHIBIT A

Voting Agreement

September 20, 2016

HomeTrust Bancshares, Inc.

10 Woodfin Street

Asheville, NC 28801

Attention: Dana Stonestreet, Chief Executive Officer

Dear Ladies and Gentlemen:

The undersigned (the “Shareholder”) owns shares, either of record or beneficially, of the common stock and/or Series A preferred stock of TriSummit Bancorp, Inc. (“TriSummit”). The Shareholder understands that HomeTrust Bancshares, Inc. (“you” or “HomeTrust”) and TriSummit are simultaneously herewith entering into an Agreement and Plan of Merger (the “Merger Agreement”) providing for, among other things, the merger of TriSummit with and into HomeTrust (the “Merger”), in which the outstanding shares of common stock and Series A preferred stock of TriSummit will be exchanged for HomeTrust common stock and cash.

The Shareholder is entering into this Voting Agreement to induce HomeTrust to simultaneously enter into the Merger Agreement and to consummate the Merger.

The Shareholder confirms his, her or its agreement with HomeTrust as follows:

1.          The Shareholder represents and warrants that the Shareholder is the record or beneficial owner of that number of shares of common stock and Series A preferred stock of TriSummit which is set forth opposite the Shareholder’s signature on this Voting Agreement (the “Shares”).

2.          The Shareholder agrees that he, she or it will not, and will not permit any company, trust or other entity controlled by the Shareholder to, contract to sell, sell or otherwise transfer or dispose of any of the Shares, other than pursuant to (i) a transfer where the transferee has agreed in writing to abide by the terms of this Voting Agreement in a form reasonably satisfactory to HomeTrust, (ii) a transfer by will or operation of law, or (iii) a transfer made with the prior written consent of HomeTrust.

3.          Except as provided in Section 2 of this Voting Agreement, the Shareholder agrees to vote (or cause to be voted) all of the Shares in favor of the Merger Agreement at any meeting of shareholders of TriSummit called to consider and vote on the Merger Agreement; provided, however, that, if the manner in which the Shares are owned is such that the Shareholder cannot

Appendix A, Exhibit A-1

absolutely cause the Shares to be so voted, the Shareholder shall use the Shareholder’s best efforts to cause the Shares to be so voted.

4.          The Shareholder represents and warrants to HomeTrust that (a) the Shareholder has full legal capacity, power and authority to enter into and perform this Voting Agreement, and (b) this Voting Agreement is the legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.          This Voting Agreement shall automatically terminate upon the first to occur of (a) termination of the Merger Agreement in accordance with its terms; (b) the approval of the Merger Agreement and the transaction contemplated thereby by TriSummit’s shareholders; (c) the effective date of any amendment to the Merger Agreement that reduces the amount of the merger consideration or alters the form of the merger consideration; or (d) mutual agreement in writing of the parties hereto providing for the termination hereof.

6.          This Voting Agreement may be amended, modified or supplemented at any time by mutual agreement in writing of the parties hereto.

7.          This Voting Agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein, and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

8.          The parties agree that, if any provision of this Voting Agreement shall under any circumstances be deemed invalid or inoperative, this Voting Agreement shall be construed with the invalid or inoperative provisions deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

9.          This Voting Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

10.         The validity, construction, enforcement and effect of this Voting Agreement shall be governed by the laws of the State of Tennessee.

11.         This Voting Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and upon their respective executors, personal representatives, administrators, heirs, legatees, guardians, other legal representatives and successors. This Voting Agreement shall survive the death or incapacity of the Shareholder.

12.         Nothing in this Voting Agreement shall be construed to give HomeTrust any rights to exercise or direct the exercise of voting power as owner of the Shares or to vest in HomeTrust any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, notwithstanding the provisions of this Voting Agreement, and HomeTrust shall have no authority to manage, direct, superintend, restrict, regulate, govern or

Appendix A, Exhibit A-2

administer any of the policies or operations of TriSummit or to exercise any power or authority to direct the Shareholder in voting any of the Shares, except as otherwise expressly provided herein.

13.         The Shareholder agrees that, in the event of his, her or its breach of any of the terms of this Voting Agreement, HomeTrust shall be entitled to such remedies and relief against the Shareholder as are available at law or in equity. The Shareholder acknowledges that there is not an adequate remedy at law to compensate HomeTrust for a violation of this Voting Agreement, and irrevocably waives, to the extent permitted by law, any defense that he, she or it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The Shareholder agrees to the granting of injunctive relief, without the posting of any bond, and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

14.         The Shareholder makes no agreement or understanding in this Agreement in the Shareholder’s capacity as a director or officer, as applicable, of TriSummit or TriSummit Bank, and nothing in this Agreement shall limit or affect any actions or omissions by the Shareholder in the Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement. No provision of this Agreement shall preclude or in any way limit the Shareholder (or any representative of the Shareholder) from exercising his or her fiduciary duties as a member of the Board of Directors or an officer of TriSummit or TriSummit Bank.

15.         The Shareholder hereby authorizes TriSummit and HomeTrust to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the proxy statement for the meeting of shareholders of TriSummit called to consider and vote on the Merger Agreement the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Voting Agreement.

Please confirm that the foregoing correctly states the understanding between the Shareholder and HomeTrust by signing and returning to the Shareholder a counterpart hereof.

[Signature Page Follows.]

Appendix A, Exhibit A-3

Signature of Shareholder:

Number of Shares of	Very truly yours,

Common Stock:_____________________	_______________________________ Signature
Number of Shares of Series A Preferred Stock:_______________	_______________________________ (Print Name of Shareholder)

_______________________________ (Print Name of Trust, if applicable)

Accepted and Agreed to as of this

_____ day of September, 2016:

HOMETRUST BANCSHARES, INC.

By:	______________________________
Authorized Officer

_____ day of September ___, 2016:

Appendix A, Exhibit A-4

Addendum to Voting Agreement
(for execution where Shareholder
signs in fiduciary capacity)

This Addendum to Voting Agreement is attached to and made a part of that certain Voting Agreement dated September 19, 2016 (the “Voting Agreement”) between ____________________, as Trustee of the ____________________ Trust dated ____________________ (the “Trust”), and HomeTrust Bancshares Inc. (“HomeTrust”) The undersigned grantor (the “Grantor”) of the Trust hereby represents and warrants to, and agrees with, HomeTrust and the Shareholder as follows:

(1)         Capitalized terms used, but not otherwise defined, in this Addendum shall have the respective meanings specified in the Voting Agreement.

(2)         The Shareholder, as Trustee of the Trust, is the record owner of the Shares.

(3)         The Grantor is the grantor and sole current income beneficiary of the Trust, with full power and authority to revoke the Trust.

(4)         The Grantor ratifies, confirms and approves in all respects the execution and delivery of the Voting Agreement by the Shareholder, as Trustee of the Trust, irrespective of any conflict of interest that the Shareholder may have concerning the Voting Agreement, any such conflict of interest being hereby waived by the Grantor.

Signature of Grantor:

_________________________________________
(Signature)

_________________________________________
(Print Name)

Date Signed:_______________________________

Appendix A, Exhibit A-5

EXHIBIT B

RESIGNATION, NON-COMPETITION, NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT

This Resignation, Non-Competition, Non-Solicitation and Confidentiality Agreement (this "Agreement") is entered into this 20th day of September, 2016 (but shall be effective at the Effective Time (as hereinafter defined)) by and between HomeTrust Bancshares, Inc. (“HomeTrust”) and __________ (the "Undersigned Individual").

WHEREAS, the Undersigned Individual is a member of the boards of directors of TriSummit Bancorp, Inc. (“TriSummit”) and TriSummit Bank (the “Bank”) and/or an executive officer of TriSummit and/or the Bank;

WHEREAS, the Undersigned Individual is the owner of shares of the capital stock of TriSummit;

WHEREAS, TriSummit is simultaneously herewith entering into an Agreement and Plan of Merger (the “Merger Agreement”) with HomeTrust, providing for, among other things, the merger of TriSummit with and into HomeTrust (the “Merger”);

WHEREAS, the Undersigned Individual is entering into this Agreement to induce HomeTrust to simultaneously enter into the Merger Agreement and to consummate the Merger; and

WHEREAS, the Undersigned Individual will receive economic benefit from the consummation of the Merger by virtue of the Undersigned Individual being the owner of shares of capital stock of TriSummit.

NOW THEREFORE, in consideration of the foregoing, HomeTrust and the Undersigned Individual hereby agree as follows:

1.          If the Undersigned Individual is a director of TriSummit and/or the Bank, then the Undersigned Individual does hereby resign as a member of the board of directors of TriSummit at the effective time of the consummation of the Merger (the “Effective Time”) and as a member of the board of directors of the Bank at the time of the consummation of the merger of the Bank with and into HomeTrust Bank, the wholly owned bank subsidiary of HomeTrust.

2.          The Undersigned Individual hereby covenants and agrees that he or she shall not:

(a)          during the eighteen (18) month period next following the Effective Time, or during the Undersigned Individual’s service as an employee of HomeTrust or any of its subsidiaries or as a member of any community board of HomeTrust Bank and for a period of eighteen (18) months thereafter, whichever shall last occur (the “Restriction Period”), (i) render services, within a 50-mile radius of any banking office maintained by HomeTrust or TriSummit

Appendix A, Exhibit B-1

as of the date of this Agreement (but not including, after the date of closure, any such banking office which is closed after the date of this Agreement), as a director, advisory director, officer, or employee of, or service provider to, or (ii) become an owner of, any financial institution or affiliate thereof that maintains an office or otherwise conducts business in the State of Tennessee or the State of North Carolina; provided however, nothing herein shall preclude the Undersigned Individual from (i) owning less than five percent of the outstanding common stock of any company whose common stock is traded on a nationally recognized exchange, or (ii) providing third party vendor services as an independent contractor to any financial institution or affiliate thereof so long as such services do not (x) involve direct contact with customers of such financial institution or its affiliates or (y) violate any of the provisions of Section 2(b) immediately below.

(b)          During the Restriction Period, directly or indirectly (except on behalf of HomeTrust Bank), engage in the sale or marketing of any financial institution products or services, insurance products, investment products (other than real estate investment products), investment advisory services (other than real estate advisory services) or investment brokerage services to any person or entity who is a customer of the Bank on the date hereof, becomes a customer of the Bank after the date hereof, or, to the knowledge of the Undersigned Individual, is a customer of HomeTrust or any of its subsidiaries after the Effective Time; provided nothing herein shall preclude the Undersigned Individual at any time from engaging in the customary activities of a trustee of a charitable organization or a trustee, executor, administrator or other fiduciary under an inter-vivos trust or last will and testament of an individual;

(c)          during the Restriction Period, directly or indirectly, solicit for employment or offer employment to any officer or employee of HomeTrust or any of its subsidiaries, or take any action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of, or person or entity (including but not limited to customers and vendors) doing business with, HomeTrust or any of its subsidiaries to terminate his, her or its employment or business relationship with HomeTrust or any of its subsidiaries; provided that this paragraph shall not prohibit general solicitations through the media (such as newspaper, radio, or television advertisements) or by a search firm or the solicitation or employment of any officer or employee of HomeTrust or any of its subsidiaries that previously has been terminated by HomeTrust or its subsidiaries.

(d)          during the Restriction Period, provide any information, advice or recommendation with respect to any officer or employee of HomeTrust or any of its subsidiaries to any financial institution, or any entity or person engaged in the sale or marketing of financial products, insurance products, investment products, investment advisory services or investment brokerage services, or any direct or indirect subsidiary or affiliate of such entity or person, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any such officer or employee to terminate his or her employment with HomeTrust or any of its subsidiaries and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, such other entity or person; or

(e)          during the Restriction Period, make any remarks or statements, whether orally or in writing, about HomeTrust or any of its subsidiaries, any of their respective products or services, or any of their respective directors, officers, employees, agents or representatives

Appendix A, Exhibit B-2

that are derogatory. The restrictions in this subparagraph, however, do not prohibit the Undersigned Individual from taking any action relating to the enforcement of his or her rights under the Merger Agreement and the related documents.

3.          The Undersigned Individual hereby further covenants and agrees that at all times after the Effective Time, he or she shall not use for his or her personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit, of any person or entity other than HomeTrust and its subsidiaries, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by TriSummit or HomeTrust or any of their respective subsidiaries or any names and addresses of customers or any data on or relating to past, present or prospective customers or any other information relating to or dealing with the business operations or activities of TriSummit, HomeTrust or any of their respective subsidiaries (including that which gives any such entity an opportunity to obtain an advantage over competitors who do not know or use it), made known to the Undersigned Individual or learned or acquired by the Undersigned Individual while an employee, director or service provider of TriSummit, the Bank or HomeTrust or any of its subsidiaries; provided, however, that the foregoing restrictions shall not apply to (a) any such information which is in or comes into the public domain other than through the fault or negligence of the Undersigned Individual, (b) any disclosure ordered by a court of competent jurisdiction or as otherwise required by law, (c) any disclosure in connection with any legal proceedings relating to the enforcement of any rights of the Undersigned Individual under the Merger Agreement and the related documents or (d) any confidential disclosure to legal and tax advisors of the Undersigned Individual for any proper purposes, including, without limitation, preparation of tax returns, and obtaining tax, estate planning and financial advice for the Undersigned Individual and his or her family.

4.          If the Restriction Period should be adjudged to be unreasonable by any court of competent jurisdiction, then the court making such judgment shall have the power to reduce the Restriction Period by such number of months as is required so that such restriction may be enforced for such time as is adjudged to be reasonable. Similarly, if any other portion of paragraph 2 or 3 above is adjudged to be unreasonable by any court of competent jurisdiction, then the court making such judgment shall have the power to, and shall, reduce the scope of the offending restriction so that it shall extend to the maximum extent permissible under the law and no further.

5.          The Undersigned Individual acknowledges that the restraints imposed under paragraphs 2 and 3 of this Agreement are fair and reasonable under the circumstances and that if the Undersigned Individual should commit a breach of any of the provisions of paragraph 2 or 3 of this Agreement HomeTrust’s remedies at law would be inadequate to compensate it for its damages. The parties agree that in the event of any breach by the Undersigned Individual of any of the provisions of paragraph 2 or 3 of this Agreement, HomeTrust shall be entitled to (a) injunctive relief and (b) such other relief as is available at law or in equity. In the event of any legal action between the Undersigned Individual and HomeTrust under this Agreement, the prevailing party in such action shall be entitled to recover reasonable fees and disbursements of his, her, or its counsel (plus any court costs) incurred by such prevailing party in connection with such legal action from the other party. Moreover, if the Undersigned Individual has violated any

Appendix A, Exhibit B-3

of the provisions of paragraph 2, HomeTrust’s right to injunctive relief shall include, without limitation, the imposition of an additional period of time during which the Undersigned Individual will be required to comply with the violated provisions thereof, which period of time shall not be less than the period of time the Undersigned Individual was in violation of said provisions of paragraph 2. If HomeTrust is required in any injunction proceeding to post a bond, the parties agree that it shall be in a nominal amount.

6.          This Agreement shall be governed by the laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Tennessee.

7.          This Agreement represents the entire agreement between HomeTrust and the Undersigned Individual concerning its subject matter and may not be modified except by a written agreement signed by the parties. Nothing in this Agreement is intended to diminish or otherwise affect any of the obligations of the Undersigned Individual under any separate agreement entered into by the Undersigned Individual with TriSummit, HomeTrust or any of their respective subsidiaries.

8.          This Agreement may be executed in counterparts, each of which shall be deemed an original.

9.          This Agreement shall become effective at the Effective Time and shall automatically terminate and be null and void upon any termination of the Merger Agreement in accordance with its terms.

10.         This Agreement shall be binding upon and inure to the benefit of the parties and HomeTrust’s successors in interest.

HOME TRUST BANCSHARES, INC.

___________________________________
By: Dana Stonestreet
Its: President and Chief Executive Officer

Director and/or Executive Officer

___________________________________
[Name]

Appendix A, Exhibit B-4

EXHIBIT C

SECOND AMENDMENT

TO

MANAGEMENT INCENTIVE STOCK OPTION AGREEMENT

THIS SECOND AMENDMENT TO MANAGEMENT INCENTIVE STOCK OPTION AGREEMENT (this “Amendment”) is entered into as of September 20, 2016, to be effective as of the Effective Time (as defined below), by and between TriSummit Bancorp, Inc. (the “Company”), as successor to TriSummit Bank (the “Bank”), and [____] (“Optionee”).

WHEREAS, the Bank and Optionee entered into that certain Management Incentive Stock Option Agreement, effective as of February 26, 2009, as amended by that certain First Amendment to Stock Option Agreement, dated May 30, 2014 (“First Amendment”) (as amended, the “Agreement”), pursuant to which the Bank issued the Optionee the option to purchase [____] shares of the Bank’s [___] stock at an exercise price of $10.00 per share (the “Option”), under that certain TriSummit Bank Stock Option Plan, as amended (the “Stock Option Plan”);

WHEREAS, the Company and the Bank entered into that certain Agreement and Plan of Share Exchange, dated April 21, 2011 (the “Share Exchange Agreement”), pursuant to which, as of May 30, 2014, the Company assumed the Stock Option Plan and all responsibilities and obligations of the Bank with respect to all outstanding Bank Stock Options (as defined in the Share Exchange Agreement);

WHEREAS, pursuant to the First Amendment, the Option granted pursuant to the Agreement shall be exercisable for Company [___] stock, par value $1.00 per share (“[___] Stock”);

WHEREAS, Paragraph 8(c) of the Agreement provides that, in the event of an increase in the number of shares of outstanding Company [___] stock, the Agreement shall be modified so as to grant additional shares subject to the Option in order to bring the total number of shares subject to the Option to the same pro rata percentage of the outstanding shares of [___] Stock of the Bank as of the Grant Date of the Option;

WHEREAS, the Optionee has waived any rights to receive additional shares subject to the Option pursuant to Paragraph 8(c) of the Agreement, and the parties desire to memorialize such waiver in writing and to amend the Agreement to delete Paragraph 8(c) thereof; and

WHEREAS, on September 19, 2016, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), between the Company and HomeTrust Bancshares, Inc. (“HomeTrust”), pursuant to which the Company will be merged with and into HomeTrust (the “Merger”), with HomeTrust to be the surviving corporation of the Merger;

WHEREAS, Section 1.5(a) of the Merger Agreement requires the Company to use commercially reasonable efforts to amend the Agreement so as to cancel and terminate 50% of the shares subject to the Option; and

WHEREAS, the Company and the Optionee desire to amend the Agreement to reduce the number of shares of [___] Stock to subject to such Option as required by the Merger Agreement, to

Appendix A, Exhibit C-1

remove Paragraph 8(c), to alter the vesting of, and the period of time within which the Optionee may exercise, such Option, to remove certain provisions requiring prior notice to the Optionee in the event of a merger, and to make such other changes to the Agreement as may be appropriate to implement and reflect such changes to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the undersigned agree as follows:

1.          Defined Terms. Except as otherwise set forth herein, capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

2.          Waiver. As of the Effective Time, the Optionee waives and relinquishes any and all rights and entitlements that the Optionee currently possesses or will possess in connection with Paragraph 8(c) of the Agreement which provides for a proportional increase in the number of shares subject to the Option in the event of certain increases in the number of outstanding shares of the [___] Stock of the Company.

3.          Agreement Amendments.

(a)          Amendment of Paragraph 1. Paragraph 1 of the Agreement is deleted in its entirety and replaced with the following:

1.          Grant of Option. Subject to the terms and conditions of this Agreement, Bank hereby grants to the Optionee the right and option to purchase [____] shares of [____] Stock (the “Option”). The Option is intended to qualify as an Incentive Stock Option as set forth in Section 422 of the Code.

(b)          Amendment of Paragraph 8(b). Paragraph 8(b) of the Agreement is deleted in its entirety and replaced with the following:

(b)          [intentionally omitted]

(c)          Amendment of Paragraph 8(c). Paragraph 8(c) of the Agreement is deleted in its entirety and replaced with the following:

(c)          [intentionally omitted]

4.          Counterparts. This Amendment may be executed by the parties in any number of counterparts (which may be delivered by facsimile, email, or other similar means of electronic transmission), each of which, when duly executed, shall be deemed an original and all of which together shall constitute one and the same instrument.

5.          Governing Law. This Amendment shall in all respects be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Tennessee, without regard to principles of conflict of laws.

6.          Captions. The captions, headings, and section numbers appearing in this Amendment have been inserted for purposes of convenience of reference only and shall be given no force or effect in the construction or interpretation of this Amendment.

Appendix A, Exhibit C-2

7.          Ratification. Except as expressly amended by this Amendment, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

8.          Effective Date. This Amendment is entered into by the parties on the date first above written to be effective as of the Effective Time (as such term is defined in the Merger Agreement). In the event the Merger Agreement is terminated, this Amendment shall without any further action of the parties become immediately null and void.

[signature page follows]

Appendix A, Exhibit C-3

IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Second Amendment to Management Incentive Stock Option Agreement on the date first above written.

TRISUMMIT BANCORP, INC.	OPTIONEE

_____________________________	___________________________________
R. Lynn Shipley, Jr.	[_____]
President and CEO

Appendix A, Exhibit C-4

SECOND AMENDMENT

TO

STOCK OPTION AGREEMENT

THIS SECOND AMENDMENT TO STOCK OPTION AGREEMENT (this “Amendment”) is entered into as of September 20, 2016, to be effective as of the Effective Time (as defined below), by and between TriSummit Bancorp, Inc. (the “Company”), as successor to TriSummit Bank (the “Bank”), and [____] (“Optionee”).

WHEREAS, the Bank and Optionee entered into that certain Stock Option Agreement, effective as of July 1, 2007, as amended by that certain First Amendment to Stock Option Agreement, dated May 30, 2014 (“First Amendment”) (as amended, the “Agreement”), pursuant to which the Bank issued the Optionee the option to purchase [____] shares of the Bank’s [____] stock at an exercise price of $10.00 per share (the “Option”), under that certain TriSummit Bank Stock Option Plan, as amended (the “Stock Option Plan”);

WHEREAS, the Company and the Bank entered into that certain Agreement and Plan of Share Exchange, dated April 21, 2011 (the “Share Exchange Agreement”), pursuant to which, as of May 30, 2014, the Company assumed the Stock Option Plan and all responsibilities and obligations of the Bank with respect to all outstanding Bank Stock Options (as defined in the Share Exchange Agreement);

WHEREAS, pursuant to the First Amendment, the Option granted pursuant to the Agreement shall be exercisable for Company [____] stock, par value $1.00 per share (“[____] Stock”);

WHEREAS, Paragraph 6(c) of the Agreement provides that, in the event of an increase in the number of shares of outstanding Company [____] stock, the Agreement shall be modified so as to grant additional shares subject to the Option in order to bring the total number of shares subject to the Option to the same pro rata percentage of the outstanding shares of [____] Stock of the Bank as of the Grant Date of the Option;

WHEREAS, the Optionee has waived any rights to receive additional shares subject to the Option pursuant to Paragraph 6(c) of the Agreement, and the parties desire to memorialize such waiver in writing and to amend the Agreement to delete Paragraph 6(c) thereof; and

WHEREAS, on September 19, 2016, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), between the Company and HomeTrust Bancshares, Inc. (“HomeTrust”), pursuant to which the Company will be merged with and into HomeTrust (the “Merger”), with HomeTrust to be the surviving corporation of the Merger;

WHEREAS, Section 1.5(a) of the Merger Agreement requires the Company to use commercially reasonable efforts to amend the Agreement so as to cancel and terminate 50% of the shares subject to the Option; and

WHEREAS, the Company and the Optionee desire to amend the Agreement to reduce the number of shares of [____] Stock to subject to such Option as required by the Merger Agreement, to remove Paragraph 6(c), to alter the vesting of, and the period of time within which the Optionee may exercise, such Option, to remove certain provisions requiring prior notice to the Optionee in the event of a merger, and to make such other changes to the Agreement as may be appropriate to implement and reflect such changes to the Agreement.

Appendix A, Exhibit C-5

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the undersigned agree as follows:

9.          Defined Terms. Except as otherwise set forth herein, capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

10.         Waiver. As of the Effective Time, the Optionee waives and relinquishes any and all rights and entitlements that the Optionee currently possesses or will possess in connection with Paragraph 6(c) of the Agreement which provides for a proportional increase in the number of shares subject to the Option in the event of certain increases in the number of outstanding shares of the [____] Stock of the Company.

11.         Agreement Amendments.

(a)          Amendment of First Paragraph. The first sentence of the first paragraph on Page 1 of the Agreement is deleted in its entirety and replaced with the following:

THIS AGREEMENT is made and entered into effective as of this 1st day of July, 2007, (the “Grant Date”) by and between TriSummit Bank (the “Bank”), a Tennessee-chartered commercial bank, and [____] (“Optionee”).

(b)          Amendment of Paragraph 1. Paragraph 1 of the Agreement is deleted in its entirety and replaced with the following:

2.          Grant of Option. Subject to the terms and conditions of this Agreement, Bank hereby grants to the Optionee the right and option to purchase [____] shares of [____] Stock, at an exercise price of $10.00 per share (the “Option”).

(c)          Amendment of Paragraph 4(c). Paragraph 4(c) of the Agreement is deleted in its entirety and replaced with the following:

(c)          [intentionally omitted]

(d)          Amendment of Paragraph 6(b). Paragraph 6(b) of the Agreement is deleted in its entirety and replaced with the following:

(b)          [intentionally omitted]

(e)          Amendment of Paragraph 6(c). Paragraph 6(c) of the Agreement is deleted in its entirety and replaced with the following:

(c)          [intentionally omitted]

12.         Counterparts. This Amendment may be executed by the parties in any number of counterparts (which may be delivered by facsimile, email, or other similar means of electronic transmission), each of which, when duly executed, shall be deemed an original and all of which together shall constitute one and the same instrument.

13.         Governing Law. This Amendment shall in all respects be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Tennessee, without regard to principles of conflict of laws.

Appendix A, Exhibit C-6

14.         Captions. The captions, headings, and section numbers appearing in this Amendment have been inserted for purposes of convenience of reference only and shall be given no force or effect in the construction or interpretation of this Amendment.

15.         Ratification. Except as expressly amended by this Amendment, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

16.         Effective Date. This Amendment is entered into by the parties on the date first above written to be effective as of the Effective Time (as such term is defined in the Merger Agreement). In the event the Merger Agreement is terminated, this Amendment shall without any further action of the parties become immediately null and void.

17.         Section 409A. The grant of the Option under the Agreement was intended to be excepted from the requirements of Code Section 409A as a nonstatutory stock option that did not provide for the deferral of compensation pursuant to Treasury Regulations section 1.409A-1(b)(5)(i)(A), and the Agreement and this Amendment shall be interpreted consistent with that intent. This Amendment is intended not to constitute a modification or extension of a stock right pursuant to Treasury Regulations section 1.409A-1(b)(5)(v) and shall be interpreted consistent with that intent.

[signature page follows]

Appendix A, Exhibit C-7

IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Second Amendment to Stock Option Agreement on the date first above written.

TRISUMMIT BANCORP, INC.	OPTIONEE

_____________________________	___________________________________
R. Lynn Shipley, Jr.	[____]
President and CEO

Appendix A, Exhibit C-8

SECOND AMENDMENT

TO

ORGANIZERS STOCK OPTION AGREEMENT

THIS SECOND AMENDMENT TO ORGANIZERS STOCK OPTION AGREEMENT (this “Amendment”) is entered into as of September 20, 2016, to be effective as of the Effective Time (as defined below), by and between TriSummit Bancorp, Inc. (the “Company”), as successor to TriSummit Bank (the “Bank”), and [____] (“Optionee”).

WHEREAS, the Bank and Optionee entered into that certain Organizers Stock Option Agreement, effective as of July 1, 2007, as amended by that certain First Amendment to Stock Option Agreement, dated May 30, 2014 (“First Amendment”) (as amended, the “Agreement”), pursuant to which the Bank issued the Optionee the option to purchase [____] shares of the Bank’s common stock at an exercise price of $10.00 per share (the “Option”), under that certain TriSummit Bank Stock Option Plan, as amended (the “Stock Option Plan”);

WHEREAS, the Company and the Bank entered into that certain Agreement and Plan of Share Exchange, dated April 21, 2011 (the “Share Exchange Agreement”), pursuant to which, as of May 30, 2014, the Company assumed the Stock Option Plan and all responsibilities and obligations of the Bank with respect to all outstanding Bank Stock Options (as defined in the Share Exchange Agreement);

WHEREAS, pursuant to the First Amendment, the Option granted pursuant to the Agreement shall be exercisable for Company common stock, par value $1.00 per share (“Common Stock”);

WHEREAS, Paragraph 6(c) of the Agreement provides that, in the event of an increase in the number of shares of outstanding Company Common Stock, the Agreement shall be modified so as to grant additional shares subject to the Option in order to bring the total number of shares subject to the Option to the same pro rata percentage of the outstanding shares of Common Stock of the Bank as of the Grant Date of the Option;

WHEREAS, the Optionee has waived any rights to receive additional shares subject to the Option pursuant to Paragraph 6(c) of the Agreement, and the parties desire to memorialize such waiver in writing and to amend the Agreement to delete Paragraph 6(c) thereof; and

WHEREAS, on September 20, 2016, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), between the Company and HomeTrust Bancshares, Inc. (“HomeTrust”), pursuant to which the Company will be merged with and into HomeTrust (the “Merger”), with HomeTrust to be the surviving corporation of the Merger;

WHEREAS, Section 1.5(a) of the Merger Agreement requires the Company to use commercially reasonable efforts to amend the Agreement so as to cancel and terminate 50% of the shares subject to the Option; and

WHEREAS, the Company and the Optionee desire to amend the Agreement to reduce the number of shares of Common Stock to subject to such Option as required by the Merger Agreement, to remove Paragraph 6(c), to alter the vesting of, and the period of time within which the Optionee may exercise, such Option, to remove certain provisions requiring prior notice to the Optionee in the event of a

Appendix A, Exhibit C-9

merger, and to make such other changes to the Agreement as may be appropriate to implement and reflect such changes to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the undersigned agree as follows:

18.         Defined Terms. Except as otherwise set forth herein, capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

19.         Waiver. As of the Effective Time, the Optionee waives and relinquishes any and all rights and entitlements that the Optionee currently possesses or will possess in connection with Paragraph 6(c) of the Agreement which provides for a proportional increase in the number of shares subject to the Option in the event of certain increases in the number of outstanding shares of the Common Stock of the Company.

20.         Agreement Amendments.

(a)          Amendment of First Paragraph. The first sentence of the first paragraph on Page 1 of the Agreement is deleted in its entirety and replaced with the following:

THIS AGREEMENT is made and entered into effective as of this 1st day of July, 2007, (the “Grant Date”) by and between TriSummit Bank (the “Bank”), a Tennessee-chartered commercial bank, and [____](“Optionee”).

(b)          Amendment of Paragraph 1. Paragraph 1 of the Agreement is deleted in its entirety and replaced with the following:

3.          Grant of Option. Subject to the terms and conditions of this Agreement, Bank hereby grants to the Optionee the right and option to purchase [____] shares of Common Stock, at an exercise price of $10.00 per share (the “Option”).

(c)          Amendment of Paragraph 4(c). Paragraph 4(c) of the Agreement is deleted in its entirety and replaced with the following:

(c)          [intentionally omitted]

(d)          Amendment of Paragraph 6(b). Paragraph 6(b) of the Agreement is deleted in its entirety and replaced with the following:

(b)          [intentionally omitted]

(e)          Amendment of Paragraph 6(c). Paragraph 6(c) of the Agreement is deleted in its entirety and replaced with the following:

(c)          [intentionally omitted]

21.         Counterparts. This Amendment may be executed by the parties in any number of counterparts (which may be delivered by facsimile, email, or other similar means of electronic transmission), each of which, when duly executed, shall be deemed an original and all of which together shall constitute one and the same instrument.

Appendix A, Exhibit C-10

22.         Governing Law. This Amendment shall in all respects be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Tennessee, without regard to principles of conflict of laws.

23.         Captions. The captions, headings, and section numbers appearing in this Amendment have been inserted for purposes of convenience of reference only and shall be given no force or effect in the construction or interpretation of this Amendment.

24.         Ratification. Except as expressly amended by this Amendment, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

25.         Effective Date. This Amendment is entered into by the parties on the date first above written to be effective as of the Effective Time (as such term is defined in the Merger Agreement). In the event the Merger Agreement is terminated, this Amendment shall without any further action of the parties become immediately null and void.

26.         Section 409A. The grant of the Option under the Agreement was intended to be excepted from the requirements of Code Section 409A as a nonstatutory stock option that did not provide for the deferral of compensation pursuant to Treasury Regulations section 1.409A-1(b)(5)(i)(A), and the Agreement and this Amendment shall be interpreted consistent with that intent. This Amendment is intended not to constitute a modification or extension of a stock right pursuant to Treasury Regulations section 1.409A-1(b)(5)(v) and shall be interpreted consistent with that intent.

[signature page follows]

Appendix A, Exhibit C-11

IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Second Amendment to Organizers Stock Option Agreement on the date first above written.

TRISUMMIT BANCORP, INC.	OPTIONEE

_____________________________	___________________________________
R. Lynn Shipley, Jr.	[____]
President and CEO

Appendix A, Exhibit C-12

EXHIBIT D

PLAN OF MERGER

This PLAN OF MERGER (this “Plan”) is made and entered into as of the ___ day of _________, 2016, by and between TriSummit Bank, a Tennessee chartered commercial bank with its principal office located at 422 Broad Street, Kingsport, Tennessee 37660 (“TriSummit”) and HomeTrust Bank, a North Carolina chartered commercial bank with its principal office located at 10 Woodfin Street, Asheville, North Carolina 28801 (“HomeTrust”).

RECITALS

WHEREAS, this Plan is being entered into pursuant to the terms of an Agreement and Plan of Merger dated September 20, 2016 (the “Parent Merger Agreement”) by and between HomeTrust Bancshares, Inc., the sole owner of and holding company of HomeTrust, and TriSummit Bancorp, Inc., the sole owner of and holding company of TriSummit; and

WHEREAS, two mergers are to be consummated pursuant to the Parent Merger Agreement as follows and in the following order: (a) the merger of TriSummit Bancorp, Inc. with and into HomeTrust Bancshares, Inc. (the “Holding Company Merger”); and (b) the merger of TriSummit with and into HomeTrust pursuant to this Plan (the “Bank Merger”).

NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties enter into the following agreement.

AGREEMENT

§ 1          Bank Merger. TriSummit shall merge with and into HomeTrust in the Bank Merger following the approval of the Parent Merger Agreement by the shareholders of TriSummit Bancorp, Inc. and the consummation of the Holding Company Merger.

§ 2          Resulting Institution. The resulting institution of the Bank Merger (the “Resulting Institution”) shall be HomeTrust, which is chartered under North Carolina law.

§ 3          Home or Principal Office of the Resulting Institution. The home or principal office of the Resulting Institution shall be located at 10 Woodfin Street, Asheville, North Carolina 28801. The branch offices of the Resulting Institution shall be the branch offices of HomeTrust and the home and branch offices of TriSummit.

§ 4          Articles of Incorporation and Bylaws of the Resulting Institution. After the Bank Merger, the Resulting Institution shall be operated under the existing Articles of Incorporation and Bylaws of HomeTrust.

§ 5          Directors of the Resulting Institution. The directors of the Resulting Institution shall be the directors of HomeTrust as of immediately prior to the Bank Merger.

Appendix A, Exhibit D-1

§ 6          Accounts. Upon the Effective Date (as defined below), each accountholder of TriSummit shall receive, without payment, a withdrawable account or accounts in the Resulting Institution equal in withdrawal value to the account or accounts held in TriSummit on such date, featuring the same rate, maturity and other terms. The deposit accounts of TriSummit and HomeTrust are insured by the Federal Deposit Insurance Corporation (“FDIC”) and the accounts of the Resulting Institution shall be insured by the FDIC.

§ 7          Effect of the Bank Merger; Transfer of Assets and Liabilities Upon Bank Merger; Liquidation Accounts. Upon the Effective Date, the separate existence of TriSummit shall cease and the Resulting Institution shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of TriSummit and HomeTrust and all obligations belonging or due to each, all of which shall be vested in the Resulting Institution without further act or deed; title to any real estate vested in TriSummit or HomeTrust shall be vested in the Resulting Institution and shall not revert or in any way be impaired by reason of the Bank Merger; the Resulting Institution shall have all the liabilities of TriSummit and of HomeTrust; and all the assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights and credits) then owned by TriSummit and HomeTrust or which would inure to either of them, shall, immediately by operation of law and without any conveyance, transfer, or further action, become the property of the Resulting Institution. The Resulting Institution shall be deemed to be a continuation of the entity of TriSummit and of HomeTrust, and shall succeed to the rights and obligations of TriSummit and of HomeTrust and the duties and liabilities connected therewith, subject to North Carolina law.

§ 8          Capital Stock. As of the Effective Date, the amount of the capital stock of HomeTrust, consisting solely of shares of common stock, par value $.01 per share, issued and outstanding immediately prior to the Bank Merger shall remain issued and outstanding and shall constitute the only shares of capital stock of the Resulting Institution issued and outstanding immediately after the Bank Merger. Each share of the capital stock of TriSummit, consisting solely of common stock with a par value of $1.00 per share, issued and outstanding immediately prior to the Bank Merger, and each share of capital stock of TriSummit held as treasury stock by TriSummit at such time, shall by virtue of the Bank Merger, and without any action by the issuer or holder thereof, be surrendered, retired and cancelled.

§ 9          Approvals. This Plan is subject to approval by the shareholders of TriSummit and HomeTrust. The Bank Merger and this Plan are subject to such notices, applications and regulatory approvals as are required under Tennessee law for the Bank Merger. The Bank Merger is subject to approval by the Board of Governors of the Federal Reserve System and the North Carolina Commissioner of Banks.

§ 10          Effective Date of Bank Merger. The effective date of the Bank Merger (the “Effective Date”) shall be the date upon which the Articles of Merger with respect to the Bank Merger are filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of North Carolina. In no event shall the Bank Merger occur prior to consummation of the Holding Company Merger.

Appendix A, Exhibit D-2

§ 11	Further Actions; Amendment; Headings.

(a)          All of the transactions contemplated by this Plan have been or will be authorized by all necessary corporate action of each institution. Both institutions by their proper officers shall execute and deliver all instruments, certificates and other documents as may be necessary or incidental to the performance of this Plan including, without limitation, Articles of Merger to be filed with the Secretary of State of the State of Tennessee and the Secretary of the State of the State of North Carolina.

(b)          No amendment or modification of this Plan shall be binding unless approved by action of the boards of directors of the parties and executed in writing by the parties or their successors.

(c)          Section headings are not to be considered part of this Plan, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan or any of its provisions.

§ 12          Termination. Prior to the consummation of the Holding Company Merger, this Plan may be terminated by the written consent of the parties upon action of the boards of directors of HomeTrust and TriSummit. This Plan shall terminate automatically without any action by the parties in the event that the Parent Merger Agreement is terminated. After consummation of the Holding Company Merger, this Plan may be terminated by action of HomeTrust Bancshares, Inc., which after consummation of the Holding Company Merger will be the sole shareholder of the parties hereto.

§ 13          Entire Agreement; Severability.

(a)          This Plan, together with any interpretation or understanding agreed to in writing by the parties, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

(b)          If any provision of this Plan is invalid or unenforceable, all of the remaining provisions of this Plan shall remain in full force and effect and shall be binding upon the parties.

§ 14          Governing Law. This Plan and the rights and obligations under it shall be governed by the laws of the State of North Carolina and, to the extent applicable, the laws of the State of Tennessee. Nothing in this Plan shall require any unlawful action or inaction by either party. This Plan is intended to satisfy applicable requirements under Federal law and the requirements of a plan of merger under the laws of the States of North Carolina and Tennessee.

§ 15          Acknowledgment. Each party to this Plan, by the execution of this Plan, acknowledges and affirms that its board of directors has approved this Plan and the Bank Merger, authorized the execution of this Plan, empowered its signatories to execute this Plan, and authorized the filing of this Plan with state officials as required by applicable law.

Appendix A, Exhibit D-3

The parties have on the date first written above caused this Plan to be executed by their duly authorized officers.

TRISUMMIT BANK

By:
R. Lynn Shipley, Jr., President and
Chief Executive Officer

HOMETRUST BANK

By:
Dana L. Stonestreet, President

Appendix A, Exhibit D-4

Appendix B

CHAPTER 23 OF TITLE 48 OF THE TENNESSEE CODE ANNOTATED

DISSENTERS’ RIGHTS

PART I—RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

48-23-101. Chapter definitions. As used in this chapter, unless the context otherwise requires:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, and, for purposes of §§ 48-23-203 — 48-23-302, includes the survivor of a merger or conversion or the acquiring entity in a share exchange of that issuer;

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under § 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

(4) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(5) “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder’s right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

48-23-102. Right to dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A)	If shareholder approval is required for the merger by § 48-21-104 or the charter and the shareholder is entitled to vote on the merger if the merger is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the merger if the merger had been submitted to a vote at a shareholders’ meeting; or

(B)	If the corporation is a subsidiary that is merged with its parent under § 48-21-105;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan if the plan is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the plan if the plan had been submitted to a vote at a shareholders’ meeting;

(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange if the sale or exchange is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the sale or exchange if the sale or exchange had been submitted to a vote at a shareholders’ meeting, including a sale of all, or substantially all, of the property of the corporation in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A) Alters or abolishes a preferential right of the shares;

(B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under § 48-16-104;

(5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(6) Consummation of a conversion of the corporation to another entity pursuant to chapter 21 of this title; or

(7) In accordance with and to the extent provided in § 48-28-104(b), an amendment to the charter of a corporation as described in § 48-28-104(b)(1), or consummation of a merger or plan of share exchange as described in § 48-28-104(b)(2).

(b) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c) Notwithstanding subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters’ rights, is listed on an exchange registered under § 6 of the Securities Exchange Act of 1934, compiled in 15 U.S.C. § 78f, as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, compiled in 15 U.S.C. § 78a, as amended.

Section 48-23-103 Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection (a) are determined as if the shares as to which the partial dissenter dissents and the partial dissenter’s other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares of any one (1) or more classes held on the beneficial shareholder’s behalf only if the beneficial shareholder:

(1) Submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

PART II — PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

48-23-201. Notice of dissenters’ rights.

(a) Where any corporate action specified in § 48-23-102(a) is to be submitted to a vote at a shareholders’ meeting, the meeting notice (including any meeting notice required under chapters 11-27 to be provided to nonvoting shareholders) must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert dissenters’ rights under this chapter. If the corporation concludes that dissenters’ rights are or may be available, a copy of this chapter must accompany the meeting notice sent to those record shareholders entitled to exercise dissenters’ rights.

(b) In a merger pursuant to § 48-21-105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert dissenters rights that the corporate action became effective. Such notice must be sent within ten (10) days after the corporate action became effective and include the materials described in § 48-23-203.

(c) Where any corporate action specified in § 48-23-102(a) is to be approved by written consent of the shareholders pursuant to § 48-17-104(a) or § 48-17-104(b):

(1) Written notice that dissenters’ rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that dissenters’ rights are or may be available, must be accompanied by a copy of this chapter; and

(2) Written notice that dissenters’ rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by § 48-17-104(e) and (f), may include the materials described in § 48-23-203 and, if the corporation has concluded that dissenters’ rights are or may be available, must be accompanied by a copy of this chapter.

(d) A corporation’s failure to give notice pursuant to this section will not invalidate the corporate action.

48-23-202. Notice of intent to demand payment.

(a) If a corporate action specified in § 48-23-102(a) is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights with respect to shares for which dissenters’ rights may be asserted under this chapter:

(1) Must deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) Must not vote, or cause or permit to be voted, any such shares in favor of the proposed action.

(b) If a corporate action specified in § 48-23-102(a) is to be approved by less than unanimous written consent, a shareholder who wishes to assert dissenters’ rights with respect to shares for which dissenters’ rights may be asserted under this chapter must not sign a consent in favor of the proposed action with respect to such shares.

(c) A shareholder who fails to satisfy the requirements of subsection (a) or subsection (b) is not entitled to payment under this chapter.

48-23-203. Dissenters’ notice.

(a) If a corporate action requiring dissenters’ rights under § 48-23-102(a) becomes effective, the corporation must send a written dissenters’ notice and form required by subdivision (b)(1) to all shareholders who satisfy the requirements of § 48-23-202(a) or § 48-23-202(b). In the case of a merger under § 48-21-105, the parent must deliver a dissenters’ notice and form to all record shareholders who may be entitled to assert dissenters’ rights.

(b) The dissenters’ notice must be delivered no earlier than the date the corporate action specified in § 48-23-102(a) became effective, and no later than (10) days after such date, and must:

(1) Supply a form that:

(A) Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action;

(B) If such announcement was made, requires the shareholder asserting dissenters’ rights to certify whether beneficial ownership of those shares for which dissenters’ rights are asserted was acquired before that date; and

(C) Requires the shareholder asserting dissenters’ rights to certify that such shareholder did not vote for or consent to the transaction;

(2) State:

(A) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision (b)(2)(B);

(B) A date by which the corporation must receive the form, which date may not be fewer than forty (40) nor more than sixty (60) days after the date the subsection (a) dissenters’ notice is sent, and state that the shareholder shall have waived the right to demand payment with respect to the shares unless the form is received by the corporation by such specified date;

(C) The corporation’s estimate of the fair value of shares;

(D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten (10) days after the date specified in subdivision (b)(2)(B) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(E) [Deleted by 2015 amendment]

(3) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201.

48-23-204. Duty to demand payment.

(a) A shareholder sent a dissenters’ notice described in § 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to § 48-23-203(b)(2), and deposit the shareholder’s certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this chapter.

(d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

Section 48-23-205 Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under § 48-23-207.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

Section 48-23-206 Payment.

(a) Except as provided in § 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with § 48-23-204 the amount the corporation estimates to be the fair value of each dissenter’s shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to § 48-23-203(b)(2)(C);

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under § 48-23-209; and

(5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201 or § 48-23-203.

Section 48-23-207 Failure to take action.

(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters’ rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters’ notice under § 48-23-203 and repeat the payment demand procedure.

Section 48-23-208 After-acquired shares.

(a) corporation may elect to withhold payment required by § 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under § 48-23-209.

Section 48-23-209 Procedure if shareholder dissatisfied with payment or offer.

(a) dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate (less any payment under § 48-23-206), or reject the corporation’s offer under § 48-23-208 and demand payment of the fair value of the dissenter’s shares and interest due, if:

(1) The dissenter believes that the amount paid under § 48-23-206 or offered under § 48-23-208 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make payment under § 48-23-206 within two (2) months after the date set for demanding payment; or

(3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b) A dissenter waives the dissenter’s right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter’s shares.

PART III — JUDICIAL APPRAISAL OF SHARES

Section 48-23-301. Court Action.

(a) If a demand for payment under § 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment:

(1) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus accrued interest, exceeds the amount paid by the corporation; or

(2) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under § 48-23-208.

Section 48-23-302. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under § 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under § 48-23-209.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

(1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

(2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Appendix C

September 16, 2016

Board of Directors

TriSummit Bancorp, Inc.

422 Broad Street

Kingsport, TN 37660

Members of the Board:

BSP Securities, LLC (“BSP”), a wholly owned broker/dealer subsidiary of Banks Street Partners, LLC, understands that TriSummit Bancorp, Inc. (“Seller” or “TriSummit”) and HomeTrust Bancshares, Inc. (“Acquiror” or “HomeTrust”) have proposed to enter into an Agreement and Plan of Merger, dated as of September 20, 2016 (the “Agreement”, capitalized terms not defined herein, shall have the meaning assigned to them in the Agreement), pursuant to which Seller shall merge with and into Acquiror (the “Merger”). Immediately following the Merger, Seller’s bank subsidiary, TriSummit Bank, shall merge with and into Acquiror’s bank subsidiary, HomeTrust Bank.

In accordance with the terms of the Agreement, each share of TriSummit Common Stock issued and outstanding at the Effective Time, including Trust Account Common Shares and DPC Common shares and each share of TriSummit Series A Preferred Stock issued and outstanding immediately prior to the Effective Time, shall cease to be outstanding and shall be converted into the right to receive (i) $4.40 in cash without interest plus (ii) a fraction of a share of HomeTrust Common Stock equal to the quotient of $4.40 divided by the HomeTrust Average Closing Price, defined as the average of the volume weighted closing sale price of HomeTrust Bancorp, Inc. Common Stock on the Nasdaq Stock Market, Inc. for the twenty (20) trading days ending on and including the fifth trading day immediately preceding the Closing Date (“HomeTrust Average Closing Price”), rounded to the nearest one ten thousandth (the “Exchange Ratio”) (collectively the “Merger Consideration”); provided, however, if the HomeTrust Average Closing Price is equal to or less than $19.05 (which is the amount of the tangible book value per share of the Acquiror as of June 30, 2016), the Exchange Ratio shall be fixed at .2310 and if the HomeTrust Average Closing Price is equal to or greater than $20.96 the Exchange Ratio shall be fixed at .2099. Furthermore, all TriSummit Warrants shall be cashed out at $0.80 each, or assumed by Acquiror for the sole purpose of paying the Merger Consideration in respect of the shares of TriSummit Common Stock subject thereto upon the proper exercise thereof. Subject to amending each option award granted and outstanding under the TriSummit Stock Plan to reduce the award by 50%, TriSummit Option Awards shall be converted into an Adjusted Option to purchase a number of shares of HomeTrust Common Stock based on an Adjusted Option Exchange Ratio calculated as $8.80 divided by the HomeTrust Average

3290 Northside Parkway NW / Suite 800 / Atlanta, GA 30327 (404) 848-1571

Closing Price; provided, however, if the HomeTrust Average Closing Price is equal to or less than $19.05, the Adjusted Option Exchange Ratio shall be fixed at .4619 and if the HomeTrust Average Closing Price is equal to or greater than $20.96 the Adjusted Option Exchange Ratio shall be fixed at .4198. Each Adjusted Option shall have an exercise price per share of HomeTrust Common Stock equal to (x) $10 (the per share exercise price under each TriSummit Option Award) divided by (y) the Adjusted Option Exchange Ratio, rounded to the nearest whole cent.

Seller has requested that BSP render its opinion (the “Opinion”) to Seller’s Board of Directors, as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of TriSummit Common Stock and TriSummit Series A Preferred Stock under the terms of the Agreement.

BSP, as part of its investment banking business, is regularly engaged in the valuation of banks, bank holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, private placements and valuations for corporate and other purposes. In rendering this Opinion, we have acted on behalf of the Board of Directors of Seller and will receive a fee for this Opinion. BSP will also receive compensation for other advisory services related to the Merger, a portion of which is contingent upon the consummation of the Merger. Seller has also agreed to reimburse us for our reasonable out-of-pocket expenses and has agreed to indemnify us for certain liabilities arising out of our engagement by Seller in connection with the Merger. During the past two years, BSP has not provided advisory services to Acquiror for which it has received compensation.

For purposes of this Opinion and in connection with our review of the proposed Merger, we have, among other things:

1.	Reviewed the terms of the Agreement dated September 20, 2016;

2.	Participated in discussions with Seller management concerning Seller’s financial condition, asset quality and regulatory standing, capital position, historical and current earnings, management succession and Seller’s future financial performance;

3.	Participated in discussions with Acquiror management concerning Acquiror’s financial condition, asset quality and regulatory standing, capital position, historical and current earnings, management succession and Acquiror’s future financial performance;

4.	Reviewed Seller’s unaudited financial statements for the quarter ended June 30, 2016 and audited financial statements for the years ended December 31, 2015, 2014 and 2013;

5.	Reviewed Acquiror’s recent filings with the Securities and Exchange

3290 Northside Parkway NW / Suite 800 / Atlanta, GA 30327 (404) 848-1571

Commission including its annual report on Form 10-K for the fiscal year ended June 30, 2016, as well as quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and December 31, 2015;

6.	Reviewed certain financial forecasts and projections of the Seller, prepared by its management, as well as the estimated cost savings and related transaction expenses expected to result from the Merger;

7.	Analyzed certain aspects of Seller’s financial performance and condition and compared such financial performance with similar data of publicly-traded companies we deemed similar to Seller;

8.	Analyzed certain aspects of Acquiror’s financial performance and condition and compared such financial performance with similar data of publicly-traded companies we deemed similar to Acquiror;

9.	Reviewed historical trading activity of Acquiror and analysts’ estimates for Acquiror’s future earnings;

10.	Compared the proposed financial terms of the Merger with the financial terms of certain other recent merger and acquisition transactions, involving companies that we deemed to be relevant; and

11.	Performed such other analyses and considered such other information, financial studies, and investigations and financial, economic and market criteria as we deemed relevant.

In giving our Opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by Seller, and its representatives, and of the publicly available information for Seller and Acquiror that we reviewed. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheet of the Seller at June 30, 2016 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We are not retained to, nor did we conduct a physical inspection of any of the properties or facilities of the Seller, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of the Seller, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any

3290 Northside Parkway NW / Suite 800 / Atlanta, GA 30327 (404) 848-1571

alternative transaction might be more favorable to holders of TriSummit Common Stock TriSummit Series A Preferred Stock than the Merger.

With respect to the financial projections for Seller used by BSP in its analyses, management of Seller confirmed to us that those projections reflected the best currently available estimates and judgments of the future financial performance of Seller. We assumed that the financial performance reflected in all projections and estimates used by us in our analyses would be achieved. We express no opinion as to such financial projections or estimates or the assumptions on which they are based. We have also assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of Seller or Acquiror since the date of the most recent financial statements made available to us, other than those changes which may have been provided by senior management of Seller and Acquiror. We have assumed in all respects material to our analyses that the Seller and Acquiror will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements are not waived. Finally, with your consent, we have relied upon the advice Seller received from its legal, accounting and tax advisors as to all legal, accounting, regulatory and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

BSP’s Opinion as expressed herein is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid by Acquiror to holders of TriSummit Common Stock and TriSummit Series A Preferred Stock in the Merger and does not address Seller’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of Seller, and our opinion does not constitute a recommendation to any director of Seller as to how such director should vote with respect to the Agreement. In rendering the opinion, we express no opinions in respect to the amount or nature of any compensation to any officers, directors, or employees of Seller, or any class of such persons relative to the Merger Consideration to be received by the holders of TriSummit Common Stock and TriSummit Series A Preferred Stock in the Merger or with respect to the fairness of any such compensation.

Except as hereinafter provided, this Opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent. The consent of any such public reference shall be satisfactory to us as set forth in the financial advisory agreement dated March 9, 2016. This letter is addressed and directed to the Board of Directors of Seller in its consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. The Opinion expressed herein is intended solely for the benefit of the Board of Directors and shareholders of the Seller in connection with the matters addressed herein and may not be relied upon by any other person or entity, or for any other purpose without our written consent. This Opinion was approved by the Fairness Opinion Committee of BSP.

3290 Northside Parkway NW / Suite 800 / Atlanta, GA 30327 (404) 848-1571

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Consideration is fair to the holders of TriSummit Common Stock and TriSummit Series A Preferred Stock, from a financial point of view.

Sincerely,

BSP Securities, LLC

3290 Northside Parkway NW / Suite 800 / Atlanta, GA 30327 (404) 848-1571

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation or its stockholders for money damages except:  (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit; or (2) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  The Company’s charter contains such a provision, thereby limiting the liability of its directors and officers to the maximum extent permitted by Maryland law.

Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that his conduct was unlawful.  The Maryland General Corporation Law provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation.  The Maryland General Corporation Law also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received.  A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Section 2-418 of the Maryland General Corporation Law provides that unless limited by the charter of a Maryland corporation, a director or an officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses.  Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The registrant's charter provides for indemnification of directors and officers to the maximum extent permitted by the Maryland General Corporation Law.

Under a directors’ and officers’ liability insurance policy, directors and officers of the registrant are insured against certain liabilities.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits. See Exhibit Index.
(b)	Financial Statement Schedules. Not applicable.
(c)	Reports, Opinions or Appraisals.
(i) Opinion of BSP Securities, LLC (included as Appendix C to the proxy statement/prospectus contained in this Registration Statement).

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Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)       The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid

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by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)       The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on October 20, 2016.

HOMETRUST BANCSHARES, INC.

By:	/s/ Dana L. Stonestreet
Dana L. Stonestreet
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of HomeTrust Bancshares, Inc., hereby severally and individually constitute and appoint Dana L. Stonestreet and Tony J. VunCannon, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dana L. Stonestreet	Chairman of the Board, President and Chief Executive Officer	October 20, 2016
Dana L. Stonestreet	(Principal Executive Officer)

/s/ Tony J. VunCannon	Executive Vice President, Chief Financial Officer and Treasurer	October 20, 2016
Tony J. VunCannon	(Principal Financial and Accounting Officer)

/s/ H. Stanford Allen	Director	October 20, 2016
H. Stanford Allen

/s/ Sidney A. Biesecker	Director	October 20, 2016
Sidney A. Biesecker

/s/ Robert G. Dinsmore, Jr.	Director	October 20, 2016
Robert G. Dinsmore, Jr.

/s/ J. Steven Goforth	Director	October 20, 2016
J. Steven Goforth

/s/ Robert E. James	Director	October 20, 2016
Robert E. James

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/s/ Laura C. Kendall	Director	October 20, 2016
Laura C. Kendall

/s/ Craig C. Koontz	Director	October 20, 2016
Craig C. Koontz

Larry S. McDevitt	Director	October 20, 2016
/s/Larry S. McDevitt

/s/ F.K. McFarland, III	Director	October 20, 2016
F.K. McFarland, III

/s/ Peggy C. Melville	Director	October 20, 2016
Peggy C. Melville

/s/ Anderson L. Smith	Director	October 20, 2016
Anderson L. Smith

/s/ Richard T. Williams	Director	October 20, 2016
Richard T. Williams

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EXHIBIT INDEX

Regulation S-K Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of September 20, 2016, by and between HomeTrust Bancshares, Inc. and TriSummit Bancorp, Inc. (included as Appendix A to the accompanying proxy statement/prospectus and incorporated herein by reference).

3.1	Charter of HomeTrust Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to HomeTrust Bancshares’ Registration Statement on Form S-1 filed on December 29, 2011(File No. 333-178817)).

3.2	Articles Supplementary to the Charter of HomeTrust Bancshares, Inc. for HomeTrust Bancshares, Inc.’s Junior Participating Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 to HomeTrust Bancshares' Current Report on Form 8-K filed on September 25, 2012 (File No. 001-35593)).

3.3	Bylaws of HomeTrust Bancshares, Inc. (incorporated by reference to HomeTrust Bancshares' Current Report on Form 8-K filed on January 29, 2014 (File No. 001-35593)).

4.1	Tax Benefits Preservation Plan, dated as of September 25, 2012, between HomeTrust Bancshares, Inc. and Computershare Trust Company, N.A., as successor rights agent to Registrar and Transfer Company (incorporated by reference to Exhibit 4.1 to HomeTrust Bancshares' Current Report on Form 8-K filed on September 25, 2012 (File No. 001-35593)).

4.2	Amendment No. 1, dated as of August 31, 2015, to Tax Benefits Preservation Plan, dated as of September 25, 2012, between HomeTrust Bancshares, Inc. and Computershare Trust Company, N.A., as successor rights agent to Registrar and Transfer Company (incorporated by reference to Exhibit 4.1 to HomeTrust Bancshares' Current Report on Form 8-K filed on August 31, 2015 (File No. 001-35593)).

5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP as to the legality of the securities being registered.

8.1	Opinion of Silver, Freedman, Taff & Tiernan LLP as to certain federal income tax matters.

8.2	Opinion of Butler Snow LLP as to certain federal income tax matters.

23.0	Consent of Dixon Hughes Goodman LLP.

23.1	Consents of Silver, Freedman, Taff & Tiernan LLP (included in opinions filed as Exhibits 5.1 and 8.1).

23.2	Consent of Butler Snow LLP (included in opinion filed as Exhibit 8.2).

24.1	Powers of Attorney (included as part of signature page).

99.1	Form of common stock proxy card of TriSummit Bancorp, Inc.

99.2	Form of Series A preferred stock proxy card of TriSummit Bancorp, Inc.

99.3	Consent of BSP Securities, LLC.